Form 10-K, Exhibit 13
period 2010-12-31
Millburn Multi-Markets Fund L.P.
filed 2011-03-30
CIK 1468910

EXHIBIT 13.01

Millburn Multi-Markets Fund L.P.

(A Delaware Limited Partnership)
Financial Statements for the Year Ended December 31, 2010 and the Period From August 1, 2009 (Commencement of Operations) to December 31, 2009 and Report of Independent Registered Public Accounting Firm

MILLBURN MULTI-MARKETS FUND L.P.

TABLE OF CONTENTS

Page

THIS ANNUAL REPORT IS COMPRISED OF SECTION I CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS FUND L.P. FOR THE YEAR ENDED DECEMBER 31, 2010 AND THE PERIOD FROM AUGUST 1, 2009 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2009 AND SECTION II, CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P. FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

SECTION I

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2010
AND THE PERIOD FROM AUGUST 1, 2009 (COMMENCEMENT OF OPERATIONS)
TO DECEMBER 31, 2009:

Statements of Financial Condition	2

Statements of Operations	3

Statements of Changes in Partners’ Capital	4

Statements of Financial Highlights	5–6

Notes to Financial Statements	7–10

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Fund L.P., including the related Statements of Operations, Changes in Partners’ Capital, and Financial Highlights as of December 31, 2010 and 2009 and for the year ended December 31, 2010 and the period from August 1, 2009 (commencement of operations) to December 31, 2009, are complete and accurate.

Harvey Beker, Co-Chief Executive Officer
Millburn Ridgefield Corporation
General Partner of Millburn Multi-Markets Fund L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Millburn Multi-Markets Fund L.P.:

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Fund L.P. (the “Partnership”) as of December 31, 2010 and 2009, and the related statements of operations, changes in partners’ capital, and financial highlights for the year ended December 31, 2010 and the period from August 1, 2009 (commencement of operations) to December 31, 2009. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor have we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Fund L.P. as of December 31, 2010 and 2009 and the results of its operations, changes in partners’ capital and financial highlights for the year ended December 31, 2010 and the period from August 1, 2009 (commencement of operations) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
New York, New York

March 18, 2011

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS

INVESTMENT IN MILLBURN MULTI-MARKETS TRADING L.P. (THE “MASTER FUND”)	$111,327,838	$9,284,552

DUE FROM THE MASTER FUND	233,876	-

CASH	7,916,721	2,286,958

TOTAL	$119,478,435	$11,571,510

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Capital contributions received in advance	$7,766,045	$2,286,118
Capital withdrawal payable	233,876	-
Due to the Master Fund	150,676	-
Other liabilities	-	840

Total liabilities	8,150,597	2,286,958

PARTNERS’ CAPITAL:
General Partner	1,447,561	10,159

Limited partners:
Series A (64,756.6985 and 8,081.4364 units outstanding)	71,988,161	8,589,976
Series B (5,662.0645 and 357.9807 units outstanding)	6,405,290	381,711
Series C (27,731.8983 and 283.6015 units outstanding)	31,486,826	302,706

Total limited partners	109,880,277	9,274,393

Total partners’ capital	111,327,838	9,284,552

TOTAL	$119,478,435	$11,571,510

NET ASSET VALUE PER UNIT OUTSTANDING:
Series A	$1,111.67	$1,062.93
Series B	$1,131.26	$1,066.29
Series C	$1,135.40	$1,067.37

See notes to financial statements

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2010 AND THE PERIOD FROM AUGUST 1, 2009
(COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2009

	2010	2009
NET INVESTMENT LOSS ALLOCATED FROM THE MASTER FUND
Income — interest income	$139,079	$8,163

Expenses:
Management fees	1,005,729	40,605
Brokerage commissions	178,062	6,536
Selling commissions and platform fees	774,365	38,527
Administrative and operating expenses	420,277	61,140
Custody fee	7,378	181

Total expenses	2,385,811	146,989

Operating expenses borne by General Partner	(142,136)	(49,520)

Net expenses	2,243,675	97,469

Net investment loss allocated from Master Fund	(2,104,596)	(89,306)

REALIZED AND UNREALIZED GAINS (LOSSES) ALLOCATED FROM THE MASTER FUND
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	3,742,539	634,051
Foreign exchange translation	(32,977)	-
Net change in unrealized:
Futures and forward currency contracts	4,689,239	(307,956)
Foreign exchange translation	(35,430)	(1,364)
Net gains (losses) from U.S. Treasury notes:
Realized	2,500	-
Net change in unrealized	4,631	(3,894)

Net realized and unrealized gains allocated from Master Fund	8,370,502	320,837

NET INCOME	6,265,906	231,531

LESS PROFIT SHARE ALLOCATION FROM MASTER FUND	1,254,093	46,274

NET INCOME AFTER PROFIT SHARE	$5,011,813	$185,257

See notes to financial statements

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEAR ENDED DECEMBER 31, 2010 AND THE PERIOD FROM AUGUST 1, 2009
(COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2009

		Limited Partners
	General
	Partner	Series A		Series B		Series C		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount	Units

PARTNERS’ CAPITAL — August 1, 2009	$-	$-	-	$-	-	$-	-	$-	-

Capital contributions	10,000	8,412,250	8,081.4364	381,045	357.9807	296,000	283.6015	9,099,295	8,723.0186

Net income	159	177,726	-	666	-	6,706	-	185,257	-

PARTNERS’ CAPITAL — December 31, 2009	10,159	8,589,976	8,081.4364	381,711	357.9807	302,706	283.6015	9,284,552	8,723.0186

Capital contributions	1,400,000	61,190,978	57,691.0251	5,855,288	5,460.6179	30,099,201	27,709.9918	98,545,467	90,861.6348
Capital withdrawals	-	(1,073,575)	(1,015.7630)	(166,243)	(156.5341)	(274,176)	(261.6950)	(1,513,994)	(1,433.9921)
Net income	37,402	3,280,782	-	334,534	-	1,359,095	-	5,011,813	-

PARTNERS’ CAPITAL — December 31, 2010	$1,447,561	$71,988,161	64,756.6985	$6,405,290	5,662.0645	$31,486,826	27,731.8983	$111,327,838	98,150.6613

NET ASSET VALUE PER
UNIT — December 31, 2009		$1,062.93		$1,066.29		$1,067.37

NET ASSET VALUE PER
UNIT — December 31, 2010		$1,111.67		$1,131.26		$1,135.40

See notes to financial statements

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
FOR THE YEAR ENDED DECEMBER 31, 2010

The following information presents per unit operating performance data for each series for the year ended December 31, 2010. This information has been derived from information presented in the financial statements.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of year	$1,062.93	$1,066.29	$1,067.37

INCOME (LOSS) ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(49.55)	(31.04)	(31.82)
Total trading and investing gains (1)	121.21	123.74	144.18

Net income before profit share allocation from the Master Fund	71.66	92.70	112.36

Profit share allocation from the Master Fund (1)	(22.92)	(27.73)	(44.33)

Net income from operations after profit share allocation from the Master Fund	48.74	64.97	68.03

NET ASSET VALUE PER UNIT — End of year	$1,111.67	$1,131.26	$1,135.40

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	6.40%	8.27%	8.54%

PROFIT SHARE ALLOCATION FROM THE MASTER FUND	(1.81)	(2.18)	(2.17)

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	4.59%	6.09%	6.37%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (3) (4) (5)	4.92%	3.17%	2.92%
Profit share allocation from Master Fund (2)	2.16	2.75	3.98

Total expenses	7.08%	5.92%	6.90%

Net investment loss (3) (4) (5) (6)	(4.65)%	(2.87)%	(2.67)%

(1)
The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the period. Total trading and investing gains is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Not annualized.
(3)	Annualized.
(4)
Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership and General Partner of the Master Fund. For the year ended December 31, 2010, the ratios are net of the 0.28% effect of the voluntary waivers of operating expenses (not annualized).

(5)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(6)	Excludes profit share allocation from the Master Fund and includes interest income.

See notes to financial statements

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
FOR THE PERIOD FROM AUGUST 1, 2009 (COMMENCEMENT OF OPERATIONS)
TO DECEMBER 31, 2009

The following information presents per unit operating performance data for each series for the period from August 1, 2009 (commencement of operations) to December 31, 2009. This information has been derived from information presented in the financial statements.

Per Unit Performance
(For a Unit Outstanding Throughout the Period)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of period	$1,000.00	$1,000.00	$1,000.00

INCOME (LOSS) ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(11.11)	(11.01)	(11.23)
Total trading and investing gains (1)	84.37	80.49	90.31

Net income before profit share allocation from the Master Fund	73.26	69.48	79.08

Profit share allocation from the Master Fund (1)	(10.33)	(3.19)	(11.71)

Net income from operations after profit share allocation from the Master Fund	62.93	66.29	67.37

NET ASSET VALUE PER UNIT — End of period	$1,062.93	$1,066.29	$1,067.37

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	7.33%	6.95%	7.91%

PROFIT SHARE ALLOCATION FROM THE MASTER FUND	(1.04)	(0.32)	(1.17)

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	6.29%	6.63%	6.74%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (3) (4) (5)	4.94%	3.11%	2.88%
Profit share allocation from the Master Fund (2)	0.97	0.30	1.09

Total expenses	5.91%	3.41%	3.97%

Net investment loss (3) (4) (5) (6)	(4.53)%	(2.74)%	(2.52)%

(1)
The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the period. Total trading and investing gains is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Not annualized.
(3)	Annualized.
(4)
Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership and General Partner of the Master Fund. For the period ended December 31, 2009, the ratios are net of the 0.88% effect of the voluntary waivers of operating expenses (not annualized).

(5)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(6)	Excludes profit share allocation from the Master Fund and includes interest income.
See notes to financial statements

MILLBURN MULTI-MARKETS FUND L.P.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010, AND THE PERIOD FROM AUGUST 1, 2009
(COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2009

1.	ORGANIZATION

Millburn Multi-Markets Fund L.P. (the “Partnership”) is a limited partnership organized September 8, 2008, under the Delaware Revised Uniform Limited Partnership Act. The Limited Partnership Agreement (the “Agreement”) was amended and restated as of November 1, 2009.

The Partnership is a “feeder-fund” and pools partners’ capital contributions for investment in Millburn Multi-Markets Trading L.P. (“Master Fund”). The Master Fund is a limited partnership organized during September 2004 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on October 20, 2004. The Master Fund engages in the trading and investing in futures and forward currency contracts. Millburn Ridgefield Corporation (the “General Partner”) is the General Partner of the Partnership and the Master Fund (collectively, the “Funds”) and manages the business of the Funds. The financial statements of the Master Fund, including the Condensed Schedules of Investments, are included in Section II of this Annual report and should be read in conjunction with the Partnership’s financial statements.

The Partnership offers multiple series of Units, which differ in terms of fees charged at the Master Fund level. Initially, the Partnership offered Series A, Series B and Series C Units (collectively, the “Series”) but may offer additional series in the future.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S.”) as detailed in the Financial Accounting Standards Board Accounting Standards Codification (“Codification”).

Investment — The investment in the Master Fund is reported at fair value in the Partnership’s Statements of Financial Condition. Fair value is the value determined by the Master Fund in accordance with the Master Fund’s valuation policies and reported at the time of the Partnership’s valuation by the General Partner of the Master Fund. Generally, the fair value of the Partnership’s investment in the Master Fund represents the amount that the Partnership could reasonably expect to receive from the Master Fund if the Partnership’s investment were redeemed at the time of valuation based on information available at the time the valuation was made and that the Partnership believes to be reliable. The Partnership records its proportionate share of each item of income and expense from its investment in the Master Fund in the Statements of Operations. The accounting policies of the Master Fund including valuation policies are contained in the notes to the Master Fund’s financial statements included in Section II of this annual report.

Income Taxes — Income taxes have not been provided as partners are individually liable for the taxes, if any, on their share of the Partnership’s income and expenses.

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of a tax position if that position is more likely than not of not being sustained on audit based on the technical merits of the position. Based on a review of the Partnership’s open tax years, 2009 and 2010, for the U.S. Federal jurisdiction, the New York and Connecticut State jurisdictions and the New York City jurisdiction, there is no impact on the Partnership with regard to uncertainty in tax positions. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes.

Cash — Cash is held in a non-interest-bearing account at JPMorgan Chase Bank, N.A.

Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

Fair Value of Financial Instruments — Disclosures under the Fair Value Measurements and Disclosures topic of the Codification relating to the Partnership’s underlying investments held within the Master Fund are included in the attached Master Fund’s financial statements.

3.	INVESTMENT IN MILLBURN MULTI-MARKETS TRADING L.P.

During the year ended December 31, 2010 and the period from August 1, 2009 (commencement of operations) to December 31, 2009, the Partnership invested all of its assets in Millburn Multi-Markets Trading L.P. At December 31, 2010 and 2009, the Partnership’s investment in the Master Fund represents 37.43% and 14.35%, respectively, of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the year ended December 31, 2010 and the period from August 1, 2009 (commencement of operations) to December 31, 2009 consisted of its investment in the Master Fund, all amounts reflected in the Statements of Operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

The Partnership may make additional contributions to or redemptions from its investment in the Master Fund on a monthly basis subject to approval of the General Partner of the Master Fund.

The General Partner of the Master Fund may have different management fee and profit share allocation agreements for the partners of the Partnership as disclosed in the Master Fund’s financial statements included in Section II of this annual report.

4.	MANAGEMENT FEE, SELLING COMMISSION, PLATFORM FEES AND PROFIT SHARE

The Series of Units are each allocated management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of a limited partner’s interest and a 20% profit share. Such management fees and profit share are allocated to the limited partners of the Partnership but charged at the Master Fund level. The management fee and profit share are described in more detail in the Master Fund’s financial statements included in Section II of this annual report.

The terms of the Series issued by the Partnership are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end Net Asset Value of such Series investment; 2) Series B Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to a platform fee of 1/12 of 0.25% (0.25% per annum) based on the month end net asset value of such Series investment and are for those investors participating in asset-based or fixed fee registered investment adviser (“RIA”) platforms; and 3) Series C Units which are subject to the management fees and profit share allocable to the General Partner and are for those investors participating in asset-based or fixed fee RIA platforms not subject to the Platform Fee. For the year ended December 31, 2010, Selling Commissions of $767,009 from the Series A Units and Platform Fees of $7,356 from the Series B Units were charged at the Master Fund level allocated to applicable Partnership investors only. For the year ended December 31, 2009, Selling Commissions of $38,388 from the Series A Units and Platform Fees of $139 from the Series B Units were charged at the Master Fund level allocated to applicable Partnership investors only.

5.	OPERATING EXPENSES AND ADMINISTRATION FEE

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the year ended December 31, 2010, and for the period from August 1, 2009 (commencement of operations) to December 31, 2009, the General Partner chose to directly bear a portion of the Partnership’s operating expenses, totaling $142,136 and $42,435, respectively. In addition, the General Partner waived a portion of the operating expenses at the Master Fund level of which the Partnership’s proportionate shares were $0 and $7,085, respectively.

The General Partner of the Master Fund is paid a monthly administration fee as disclosed in the Master Fund’s financial statements included in Section II of this annual report.

The General Partner has advanced expenses incurred in connection with the organization of the Partnership and the initial offering of the Units. The total amount advanced by the General Partner was $191,967. The Master Fund, on behalf of the Partnership, is reimbursing the General Partner for these costs in 60 equal monthly installments beginning August 1, 2009 provided, however, that to the extent the reimbursement amount of such organizational and initial offering costs exceeds in the aggregate for any month 1/12 of 0.05% of the Partnership’s month-end net asset value (a 0.05% annual rate), such excess will not be reimbursed to, but will be borne by, the General Partner. For the years ended December 31, 2010 and 2009, costs incurred were $25,277 and $1,015, respectively, and are included in “Administrative and operating expenses” in the Master Fund’s Statements of Operations. Further, as of December 31, 2010 and 2009, $4,716 and $1,015, respectively, were payable to the General Partner as reimbursement for such costs and are included in “Accrued expenses” in the Master Fund’s Statements of Financial Condition.

6.	DERIVATIVE INSTRUMENTS

The Partnership’s investment in the Master Fund is subject to the market and credit risk of financial instruments which include exchange-traded futures contracts and over-the-counter forward currency contracts. The Partnership bears the risk of loss only to the extent of the fair value of its investment in the Master Fund.

Millburn Ridgefield Corporation, as the General Partner of Funds, has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will, in fact, succeed in doing so. The partners bear the risk of loss only to the extent of the fair value of their respective investments.

7.	INDEMNIFICATIONS

In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Partnership’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Partnership that have not yet occurred. The Partnership expects the risk of any future obligation under these indemnifications to be remote.

8.	ADMINISTRATOR AGREEMENT

The Funds have engaged CACEIS (USA) Inc. (the “Administrator”) to provide certain administrative services for the Funds including, but not limited to, maintaining the books and records of the Funds and valuation of the Funds’ Net Asset Value. The administration agreement among the Funds and the Administrator became effective November 1, 2009.

9.	FINANCIAL HIGHLIGHTS

The ratios are calculated for each Series and, with the exception of the profit share allocation, have been annualized. The computation of such ratios based on the amount of expenses and profit share allocation assessed to an individual partner’s capital account may vary from these ratios based on the timing of capital transactions.

Returns are calculated for each Series and have not been annualized. An individual partner’s returns may vary from these returns based on the timing of capital transactions.

10.	SUBSEQUENT EVENTS

The Partnership has performed its evaluation of subsequent events through the date the financial statements were available to be issued. Based on such evaluation, no events were discovered that required disclosure nor adjustment to the financial statements.

******

SECTION II

Millburn Multi-Markets Trading L.P.
(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31, 2010 and 2009, and Report of Independent Registered Public Accounting Firm

MILLBURN MULTI-MARKETS TRADING L.P.

TABLE OF CONTENTS

Page

AFFIRMATION OF THE COMMODITY POOL OPERATOR

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009:

Statements of Financial Condition	2

Condensed Schedules of Investments	3–6

Statements of Operations	7

Statements of Changes in Partners’ Capital	8

Statements of Financial Highlights	9–10

Notes to Financial Statements	11–24

AFFIRMATION OF MILLBURN MULTI-MARKETS TRADING L.P.

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Trading L.P., including the Condensed Schedules of Investments, as of December 31, 2010 and 2009, and the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2010, are complete and accurate.

Harvey Beker, Co-Chief Executive Officer
Millburn Ridgefield Corporation
General Partner of Millburn Multi-Markets Trading L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Millburn Multi-Markets Trading L.P.:

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Trading, L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2010 and 2009, and the related statements of operations, changes in partners’ capital, and financial highlights for each of the two years in the period ended December 31, 2010. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Trading, L.P. at December 31, 2010 and 2009, and the results of its operations, changes in partners’ capital and financial highlights for each of the two years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
New York, New York

March 18, 2011

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $51,569,250 and $13,328,155)	$51,585,010	$13,337,020
Net unrealized appreciation on open futures and forward currency contracts	13,312,178	873,845
Due from brokers	3,146,214	282,393
Cash denominated in foreign currencies (cost $2,353,889 and $753,432)	2,324,160	789,097

Total equity in trading accounts	70,367,562	15,282,355

INVESTMENTS IN U.S. TREASURY NOTES — at fair value (amortized cost $218,631,689 and $47,085,777)	218,671,298	47,110,542

CASH AND CASH EQUIVALENTS	14,383,754	3,234,663

ACCRUED INTEREST RECEIVABLE	476,291	550,772

DUE FROM MILLBURN MULTI-MARKETS LTD.	712	-

DUE FROM MILLBURN MULTI-MARKETS FUND L.P.	150,676	-

TOTAL	$304,050,293	$66,178,332

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$-	$963,342
Cash denominated in foreign currencies (cost -$251,028 and -$10,918)	248,557	10,747
Capital contributions received in advance	884,835	-
Capital withdrawal payable	4,726,525	157,898
Management fee payable	418,270	48,951
Selling commissions payable	122,477	14,519
Accrued expenses	122,002	19,522
Due to brokers	-	236,795
Commissions and other trading fees on open futures contracts	67,334	14,296
Due to General Partner	684	-

Total liabilities	6,590,684	1,466,070

PARTNERS' CAPITAL	297,459,609	64,712,262

TOTAL	$304,050,293	$66,178,332

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2010

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
FUTURES AND FORWARD CURRENCY CONTRACTS	Partners' Capital	(Depreciation)

FUTURES CONTRACTS
Long futures contracts:
Energies	0.35%	$1,050,235
Grains	1.09	3,239,089
Interest rates:
2 Year U.S. Treasury Note (244 contracts, settlement date 03/31/2011)	0.00	11,712
Other interest rates	0.14	407,761

Total interest rates	0.14	419,473

Livestock	0.23	684,170
Metals	1.37	4,074,267
Softs	0.76	2,260,705
Stock indices	0.53	1,573,129

Total long futures contracts	4.47	13,301,068

Short futures contracts:
Energies	(0.21)	(616,642)
Grains	(0.40)	(1,199,300)
Interest rates	(0.07)	(215,100)
Livestock	(0.22)	(636,480)
Metals	(0.12)	(362,273)
Softs	(0.19)	(565,117)
Stock indices	0.05	142,434

Total short futures contracts	(1.16)	(3,452,478)

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	3.31	9,848,590

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	1.53	4,559,059
Total short forward currency contracts	(0.36)	(1,095,471)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	1.17	3,463,588

TOTAL	4.48%	$13,312,178

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2010

U.S. TREASURY NOTES
Face Amount	Description	Fair Value as a % of Partners' Capital	Fair Value

$67,330,000	U.S. Treasury notes, 0.875%, 03/31/2011	22.67%	$67,445,723
67,330,000	U.S. Treasury notes, 0.875%, 05/31/2011	22.70	67,529,886
67,330,000	U.S. Treasury notes, 1.000%, 08/31/2011	22.75	67,677,170
67,330,000	U.S. Treasury notes, 0.750%, 11/30/2011	22.73	67,603,529

	TOTAL INVESTMENTS IN U.S. TREASURY NOTES (amortized cost $270,200,939)	90.85%	$270,256,308

See notes to financial statements	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2009

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
FUTURES AND FORWARD CURRENCY CONTRACTS	Partners' Capital	(Depreciation)

FUTURES CONTRACTS
Long futures contracts:
Energies	1.58%	$1,021,376
Grains	0.25	164,455
Interest rates:
2 Year U.S. Treasury Note (113 contracts, settlement date 03/31/2010)	(0.19)	(124,672)
5 Year U.S. Treasury Note (50 contracts, settlement date 03/31/2010)	(0.17)	(107,851)
10 Year U.S. Treasury Note (28 contracts, settlement date 03/31/2010)	(0.07)	(43,703)
Other interest rates	(0.77)	(498,662)

Total interest rates	(1.20)	(774,888)

Livestock	0.05	32,630
Metals	0.39	249,673
Softs	0.60	385,439
Stock indices	1.19	772,225

Total long futures contracts	2.86	1,850,910

Short futures contracts:
Energies	(1.32)	(852,085)
Grains	(0.18)	(115,673)
Interest rates	0.01	2,895
Livestock	(0.06)	(41,890)
Metals	(0.14)	(88,094)
Softs	(0.03)	(16,462)
Stock indices	(0.00)	(1,870)

Total short futures contracts	(1.72)	(1,113,179)

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	1.14	737,731

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	(1.49)	(966,560)
Total short forward currency contracts	0.21	139,332

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	(1.28)	(827,228)

TOTAL	(0.14)%	$(89,497)

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2009

U.S. TREASURY NOTES
		Fair Value
		as a % of
Face		Partners’	Fair
Amount	Description	Capital	Value

$8,500,000	U.S. Treasury notes, 1.750%, 03/31/2010	13.19%	$8,534,530
16,300,000	U.S. Treasury notes, 2.625%, 05/31/2010	25.44	16,463,000
18,200,000	U.S. Treasury notes, 3.875%, 07/15/2010	28.67	18,555,469
16,400,000	U.S. Treasury notes, 4.250%, 10/15/2010	26.11	16,894,563

	TOTAL INVESTMENTS IN U.S. TREASURY NOTES (amortized cost $60,413,932)	93.41%	$60,447,562

See notes to financial statements	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

INVESTMENT INCOME — Interest income	$414,798	$447,081

EXPENSES:
Brokerage commissions	499,876	148,709
Management fees	2,072,410	415,845
Selling commissions and platform fees	774,365	38,527
Administrative and operating expenses	815,543	353,810
Custody fees	20,810	9,787

Total expenses	4,183,004	966,678

Operation expenses borne by General Partner of Investment Adviser	(297,108)	(232,249)

Net expenses	3,885,896	734,429

NET INVESTMENT LOSS	(3,471,098)	(287,348)

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	8,964,691	1,344,264
Foreign exchange translation	(36,326)	(64,965)
Net change in unrealized:
Futures and forward currency contracts	13,401,675	(218,844)
Foreign exchange translation	(63,094)	68,877
Net gains (losses) from U.S. Treasury notes:
Realized	5,806	-
Net change in unrealized	21,739	(237,983)

Total net realized and unrealized gains	22,294,491	891,349

NET INCOME	18,823,393	604,001

LESS PROFIT SHARE TO GENERAL PARTNER	2,949,717	157,898

NET INCOME AFTER PROFIT SHARE TO GENERAL PARTNER	$15,873,676	$446,103

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
YEARS ENDED DECEMBER 31, 2010 AND 2009

	Limited Partners	New Profit Memo Account	General Partner	Total

PARTNERS' CAPITAL — January 1, 2009	$40,946,449	$-	$50,423	$40,996,872
Contributions	30,310,744	-	-	30,310,744
Withdrawals	(7,041,457)	-	(157,898)	(7,199,355)
Transfers	3,000	-	(3,000)	-
Net income (loss)	446,399	-	(296)	446,103
General Partner's allocation — profit share	-	157,898	-	157,898
Transfer of New Profit Memo Account to General Partner	-	(157,898)	157,898	-
PARTNERS' CAPITAL — December 31, 2009	64,665,135	-	47,127	64,712,262

Contributions	256,490,244	-	1,600,000	258,090,244
Withdrawals	(41,207,956)	-	(2,958,334)	(44,166,290)
Net income	18,724,527	8,617	90,249	18,823,393
General Partner's allocation — profit share	(2,949,717)	2,949,717	-	-
Transfer of New Profit Memo Account to General Partner	-	(2,958,334)	2,958,334	-
PARTNERS' CAPITAL- December 31, 2010	$295,722,233	$-	$1,737,376	$297,459,609

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

The following information presents financial highlights of a Limited Partner that is charged  a monthly management fee of 1/12 of 2.00% (2.00% per annum) and an annual profit share of 20% of Trading Profits (as defined in the Limited Partnership Agreement).

	2010	2009

Total return before General Partner profit share allocation	8.74%	(1.98)%
General Partner profit share allocation	(1.24)	-

Total return after General Partner profit share allocation	7.50%	(1.98)%

Ratios to average net asset value:
Expenses (1) (2)	2.62%	2.47%
General Partner profit share allocation	1.35	-

Total expenses (1) (2)	3.97%	2.47%

Net investment loss (1) (2) (3)	(2.32)%	(1.59)%

Total returns and the ratios to average net asset value are calculated for a Limited Partner. An individual Limited Partner’s total returns and ratios may vary from the above total returns and ratios based on different management fee and General Partner profit share allocation agreements and the timing of contributions and withdrawals.

(1) Includes the Partnership’s proportionate share of expenses allocated from the Partnership’s operations.

(2) Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership. For the years ended December 31, 2010 and 2009, the ratios are net of the 0.00% and 0.09% effect of the voluntary waivers of operating expenses, respectively.

(3) Excludes General Partner profit share allocation and includes interest income.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

The following information presents financial highlights for Limited Partners as a whole.

	2010	2009

Total return before General Partner profit share allocation	8.94%	(0.78)%
General Partner profit share allocation	(1.52)	(0.80)

Total return after General Partner profit share allocation	7.42%	(1.58)%

Ratios to average net asset value:
Expenses (1) (2)	2.66%	1.34%
General Partner profit share allocation	2.03	0.29

Total expenses (1) (2)	4.69%	1.63%

Net investment loss (1) (2) (3)	(2.37)%	(0.52)%

Total returns and the ratios to average net asset value are calculated for Limited Partners’ capital taken as a whole. An individual Limited Partner’s total returns and ratios may vary from the above total returns and ratios based on different management fee and General Partner profit share allocation agreements and the timing of contributions and withdrawals.

(1) Includes the Partnership’s proportionate share of expenses allocated from the Partnership’s operations.

(2) Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership. For the years ended December 31, 2010 and 2009, the ratios are net of the 0.00% and 0.09% effect of the voluntary waivers of operating expenses, respectively.

(3) Excludes General Partner profit share allocation and includes interest income.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 AND 2009

1.	ORGANIZATION

Millburn Multi-Markets Trading L.P. (the “Partnership”) is a limited partnership organized during September 2004 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on October 20, 2004. The Partnership engages in the speculative trading of futures and forward currency contracts and also acts as a master fund for Millburn Multi-Markets Ltd., a Cayman Islands exempted company (the “Cayman Feeder”), and Millburn Multi-Markets Fund L.P., a Delaware limited partnership (the “U.S. Feeder”). The U.S. Feeder and Cayman Feeder invest all or substantially all of their assets in the Partnership. The Cayman Feeder and U.S. Feeder commenced operations July 1, 2008 and August 1, 2009, respectively. All feeder fees and expenses will be charged at the master level. The Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (“U.S.”) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of commodity exchanges and futures commission merchants (brokers) through which the Partnership trades.

The Limited Partnership Agreement (the “Agreement”) provides that subject to certain limitations, the General Partner shall conduct and manage the business of the Partnership. The General Partner has the right to make all investment decisions regarding the Partnership, authorize the payments of distributions to partners, enter into customer agreements with brokers and take such other actions, as it deems necessary or desirable, to manage the business of the Partnership.

The limited partners, special limited partners, New Profit Memo Account (see Note 4) and the General Partner share in the profits and losses of the Partnership which are determined before management fees, selling commissions (Note 2) and profit share allocations on the basis of their proportionate interests of Partnership capital (Note 4). The General Partner and special limited partners are charged none or lower management fees than limited partners in accordance with the Agreement. No limited partner or special limited partner shall be liable for Partnership obligations in excess of their capital contribution plus profits allocated to their capital accounts, if any.

Subject to certain conditions, a partner has the right to redeem all or a portion of its partnership capital as of any month-end upon fifteen days’ prior written notice to the General Partner. In its sole discretion, the General Partner may permit redemptions on shorter notice or as of a date other than month-end. Redemptions will be made as of the last day of the month for an amount equal to the Net Asset Value of the portion of a partner’s capital being redeemed. A redeeming partner shall receive such redeemed capital less the redemption fee, if any.

The General Partner, subject to Commodity Futures Trading Commission requirements, may, at its discretion, sell additional Limited Partnership Interests to persons desiring to become limited partners.

The Partnership will dissolve in the event of certain conditions set forth in the Agreement.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The financial statements have been prepared in conformity with accounting principles generally accepted in the U.S. as detailed in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“Codification”).

Investments — The Partnership records its transactions in futures, forward currency contracts and U.S. Treasury notes including related income and expenses on a trade-date basis.

Open futures contracts are valued at quoted market values. Open forward currency contracts are valued at fair value which is based on pricing models that consider the time value of money and the current market and contractual prices of the underlying financial instruments. Realized gains (losses) and changes in unrealized appreciation (depreciation) on futures and forward currency contracts are recognized in the periods in which the contracts are closed or the changes in the value of open contracts occur and are included in net realized and unrealized gains (losses) in the Statements of Operations.

Investments in U.S. Treasury notes are valued at fair value based on the midpoint of bid/ask quotations reported daily at 3pm EST by Bloomberg. The Partnership amortizes premiums and accretes discounts on U.S. Treasury notes. Such securities are normally on deposit with financial institutions as collateral for performance of the Partnership’s trading obligations with respect to derivative contracts or held for safekeeping in a custody account at HSBC Bank USA, N.A.

Cash and Cash Equivalents — Cash and cash equivalents includes cash and investments in short term U.S. government securities and related instruments money market funds: Dreyfus Treasury Prime Cash Management at December 31, 2010 and Dreyfus Treasury & Agency Cash Management at December 31, 2009. The money market fund accounts for 4.5% and 4.8% of partners’ capital at December 31, 2010 and 2009, respectively.

Foreign Currency Translation — Assets and liabilities denominated in foreign currencies are translated to U.S. Dollars at prevailing exchange rates of such currencies. Purchases and sales of investments are translated to U.S. Dollars at the exchange rate prevailing when such transactions occurred.

Management Fees — The Agreement provides that the Partnership shall charge the limited partners’ capital accounts and pay the General Partner management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of limited partnership interests. The General Partner retains the right to charge less than the annual management fee rate except as specified in the Agreement. The Partnership bears all trade-related commission and clearing charges due to third-party brokers.

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum or platform fees of 0.25% per annum. These selling commissions and platform fees are charged at the Partnership level but are allocated only to the applicable U.S. Feeder investors.

Administrative and Operating Expenses — The General Partner of the Partnership is paid a monthly administration fee for certain accounting, tax, legal and operational services it provides to the Partnership (the “Administration Fee”) calculated at a rate based on month-end partners’ capital prior to reduction for capital withdrawals, management fees and the Administrative Fee then being calculated. The rate for such services was up to 0.20% per annum prior to the Partnership engaging a third-party administrator and beginning on November 1, 2009, was reduced to 0.05% upon the engagement of the third-party administrator (see Note 3).

The Partnership bears expenses including, but not limited to, periodic legal, accounting and filing fees up to an amount equal to 1/4 of 1% per annum of average net assets of the Partnership (the “Expense Cap”). Amounts subject to the Expense Cap include expenses incurred at the Partnership level and Cayman Feeder level and the Administration Fee due to the General Partner. The General Partner of the Partnership and the Investment Adviser of the Cayman Feeder bear any excess over such amounts. The Partnership and the Cayman Feeder will pay any extraordinary expenses.

The U.S. Feeder bears its own expenses including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the year ended December 31, 2010, the General Partner of the U.S. Feeder chose to directly bear operating expenses in excess of 1/4 of 1% of average net assets of the U.S. Feeder’s average month-end partners’ capital.

Administrative and operating expenses related to the Partnership are charged pro-rata to all investors. Operating expenses related to the U.S. Feeder and Cayman Feeder are charged at the Partnership level and allocated only to those respective investors.

For the year ended December 31, 2010, operating expenses and administration fee were as follows:

Fund	Operating Expenses	Administration Fee	Total (1)

Partnership	$253,550	$73,244	$326,794
U.S. Feeder	420,277	-	420,277
Cayman Feeder	68,472	-	68,472
Total	$742,299	$73,244	$815,543
Borne by General Partner or Investment Adviser *	$(223,864)	$(73,244)	$(297,108)

For the year ended December 31, 2009, operating expenses and administration fee were as follows:

Fund	Operating Expenses	Administration Fee	Total (1)

Partnership	$155,303	$92,836	$248,139
U.S. Feeder	48,785	-	48,785
Cayman Feeder	56,886	-	56,886
Total	$260,974	$92,836	$353,810
Borne by General Partner or Investment Adviser *	$(210,896)	$(21,353)	$(232,249)

* by General Partner (in the case of the Partnership and U.S. Feeder) or Investment Adviser (Cayman Feeder)

(1) The Partnership, on behalf of the U.S. Feeder, is reimbursing the General Partner for organization and initial offering costs of the Feeder in 60 equal monthly installments, beginning August 1, 2009. For the years ended December 31, 2010 and 2009, costs incurred were $25,277 and $1,015, respectively, and are included in “Administrative and operating expenses” in the Statements of Operations. Further, as of December 31, 2010 and 2009, $4,716 and $1,015, respectively, was payable to the General Partner as reimbursement for such costs and is included in “Accrued expenses” in the Statements of Financial Condition.

Income Taxes — The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of a tax position if that position is more likely than not of not being sustained on audit based on the technical merits of the position. Based on a review of the Partnership’s open tax years, 2007 to 2010, for the U.S. Federal jurisdiction, the New York and Delaware State jurisdictions and the New York City jurisdiction, there is no impact on the Partnership with regard to uncertainty in tax positions. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes and therefore the partners are responsible for the payment of taxes.

Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires the General Partner to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

Right of Offset — The customer agreements between the Partnership and its brokers give the Partnership the legal right to net unrealized gains and losses with each broker. Unrealized gains and losses related to offsetting transactions with these brokers are reflected on a net basis in the equity in trading accounts in the Statements of Financial Condition.

Fair Value of Financial Instruments — The fair value of the Partnership’s assets and liabilities which qualify as financial instruments under the Fair Value Measurements and Disclosures topic of the Codification approximates the carrying amounts presented in the Statements of Financial Condition. The topic defines fair value, establishes a framework for measurement of fair value and expands disclosures about fair value measurements. The three levels of the fair value hierarchy are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

In determining fair value, the Partnership separates its investments into two categories: cash instruments and derivative contracts.

Cash Instruments — The Partnership’s cash instruments are generally classified within Level 1 of the fair value hierarchy because they are typically valued using quoted market prices. The types of instruments valued based on quoted market prices in active markets include U.S. government obligations and a short-term U.S. government and related securities money market fund. The General Partner of the Partnership does not adjust the quoted price for such instruments even in situations where the Partnership holds a large position and a sale could reasonably impact the quoted price.

Derivative Contracts — Derivative contracts can be exchange-traded or over-the-counter (“OTC”). Exchange-traded futures contracts are valued based on quoted closing settlement prices and typically fall within Level 1 of the fair value hierarchy.

OTC derivatives or forward currency contracts are valued based on pricing models that consider the current market prices plus the time value of money (“forward points”) and contractual prices of the underlying financial instruments. The forward points from the quotation service providers are generally in periods of one month, two months, three months and six months forward while the contractual forward delivery dates for the foreign forward currency contracts traded by the Partnership may be in between these periods. The General Partner’s policy is to calculate the forward points for each contract being valued by determining the number of days from the date the forward currency contract is being valued to its maturity date and then using straight-line interpolation to calculate the valuation of forward points for the applicable forward currency contract. Model inputs can generally be verified and model selection does not involve significant management judgment. Such instruments are typically classified within Level 2 of the fair value hierarchy.

In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures — Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 provides amendments that require new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. ASU No. 2010-06 also clarifies existing disclosures about the level of disaggregation and inputs and valuation techniques. Certain disclosure requirements were effective for the Partnership beginning in the first quarter of 2010 while other disclosure requirements are effective for financial statements issued for reporting periods beginning after December 15, 2010. As these amended principles require only additional disclosures concerning fair value measurements, adoption did not and will not affect the Partnership’s financial condition or results of operations. During the year ended December 31, 2010, there were no transfers of assets or liabilities between Level 1 and Level 2.

The following table sets forth by level within the fair value hierarchy.  At December 31, 2010 and 2009, the Partnership held no assets or liabilities classified in Level 3.

Financial assets at fair value as of December 31, 2010

	Level 1	Level 2	Total
Exchange-traded futures contracts
Energies	$433,593	$-	$433,593
Grains	2,039,789	-	2,039,789
Interest rates	204,373	-	204,373
Livestock	47,690	-	47,690
Metals	3,711,994	-	3,711,994
Softs	1,695,588	-	1,695,588
Stock indices	1,715,563	-	1,715,563

Total exchange-traded futures contracts	9,848,590	-	9,848,590

Over-the-counter forward currency contracts	-	3,463,588	3,463,588

Total futures and forward currency contracts	9,848,590	3,463,588	13,312,178

Cash and cash equivalents
Cash	851,071	-	851,071
Short-term money market fund	13,532,683	-	13,532,683

Total cash and cash equivalents	14,383,754	-	14,383,754

U.S. Treasury notes	270,256,308	-	270,256,308

Total financial assets at fair value	$294,488,652	$3,463,588	$297,952,240

Financial assets at fair value as of December 31, 2009

	Level 1	Level 2	Total

U.S. Treasury notes	$60,447,562	$-	$60,447,562
Short-term money market fund	3,109,663	-	3,109,663
Exchange-traded futures contracts	737,731		737,731
Over-the-counter forward currency contracts	-	(827,228)	(827,228)

Total financial assets at fair value	$64,294,956	$(827,228)	$63,467,728

3.	ADMINISTRATOR AGREEMENT

The Partnership, Cayman Feeder and U.S. Feeder (collectively, the “Funds”) have engaged CACEIS (USA) Inc. (the “Administrator”) to provide certain administrative services for the Funds, including, but not limited to, maintaining the books and records of the Funds and valuation of the Funds’ net asset value. The administration agreement among the Funds and the Administrator became effective November 1, 2009.

4.	PROFIT SHARE ALLOCATION

The Agreement provides that the General Partner’s profit share equal to 20% of Trading Profits at the end of each year is charged to the limited partners’ capital accounts. New Trading Profits include realized and unrealized trading profits (losses), interest income, brokerage fees, trading-related expenses and administrative expenses. For limited partners’ withdrawals during the year, the profit share calculation shall be computed as though the withdrawal date was at year-end. Profit share attributable to interests redeemed during a year is tentatively credited to an account maintained for bookkeeping purposes called the New Profit Memo Account. Because limited partners may purchase their partnership interests at different times, they may recognize different amounts of Trading Profits. Each limited partner pays a profit share only on Trading Profits applicable to its partnership interest. Profit share will be determined based on the Trading Profits of each limited partners’ investment in the Partnership as a whole rather than on the Trading Profits of each capital contribution made by a limited partner.

Any profit share charged is added to the General Partner’s capital account to the extent that net taxable capital gains are allocated to the General Partner and the remainder, if any, of such profit share is added to the New Profit Memo Account. The General Partner may not make any withdrawal from the balance in the New Profit Memo Account. If, at the end of a subsequent year, net taxable gains are allocated to the General Partner in excess of such year’s profit share, a corresponding amount is transferred from the New Profit Memo Account to the General Partner’s capital account.

5.	DUE FROM/TO BROKERS

At December 31, 2010 and 2009, due from and due to brokers balances, if any, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively.

6.	TRADING ACTIVITIES

The Partnership conducts its futures trading with various futures commission merchants (“FCMs”) on futures exchanges and its forward currency trading with various banks or dealers (“Dealers”) in the interbank markets. Substantially all assets included in the Partnership’s equity in trading accounts and certain liability accounts, as discussed below, were held as collateral by such FCMs in either U.S. regulated segregated accounts (for futures contracts traded on U.S. exchanges) or non-U.S. secured accounts (for futures contracts traded on non-U.S. exchanges) as required by U.S. Commodity Futures Trading Commission’s regulations, or held as collateral by the counterparty Dealers.

Liabilities in the Statements of Financial Condition that are components of “Total equity in trading accounts” include net unrealized depreciation on open futures and forward currency contracts, cash denominated in foreign currencies and due to brokers.

The Partnership enters into contracts with various financial institutions that contain a variety of indemnifications. The Partnership’s maximum exposure under these arrangements is unknown. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

7.	DERIVATIVE INSTRUMENTS

The Partnership is party to derivative financial instruments in the normal course of its business. These financial instruments include futures and forward currency contracts which may be traded on an exchange (“exchange-traded contracts”) or over-the-counter (“OTC contracts”).

The Partnership records its derivative activities on a mark-to-market basis as described in Note 2. For OTC contracts, the Partnership enters into master netting agreements with its counterparties. Therefore, assets represent the Partnership’s unrealized gains, less unrealized losses for OTC contracts in which the Partnership has a master netting agreement. Similarly, liabilities represent net amounts owed to counterparties on OTC contracts.

Futures contracts are agreements to buy or sell an underlying asset or index for a set price in the future. Initial margin deposits are made upon entering into futures contracts and can be either in cash or treasury securities. Open futures contracts are revalued on a daily basis to reflect the market value of the contracts at the end of each trading day. Variation margin payments are received or made depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Partnership records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the time it was closed. The Partnership bears the market risk that arises from changes in the value of these financial instruments.

Forward currency contracts entered into by the Partnership represent a firm commitment to buy or sell an underlying currency at a specified value and point in time based upon an agreed or contracted quantity. The ultimate gain or loss is equal to the difference between the value of the contract at the onset and the value of the contract at settlement date.

Each of these financial instruments is subject to various risks similar to those related to the underlying financial instruments including market risk, credit risk, concentration risk and sovereign risk.

Market risk is the potential change in the value of the instruments traded by the Partnership due to market changes including interest and foreign exchange rate movements and fluctuations in futures or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded. The financial instruments traded by the Partnership contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures and forward currency contracts and the Partnership’s satisfaction of its obligations related to such market value changes may exceed the amount recognized in the Statements of Financial Condition.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these contracts is limited to the unrealized gains inherent in such contracts which are recognized in the Statements of Financial Condition plus the value of margin or collateral held by the counterparty. The amount of such credit risk was $31,950,348 and $7,346,300 at December 31, 2010 and 2009, respectively.

The General Partner has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will, in fact, succeed in doing so. The General Partner’s market risk control procedures include diversification of the Partnership’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership’s assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Partnership’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Partnership are cleared by major securities firms, pursuant to customer agreements, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), J.P. Morgan Futures Inc. and Newedge USA, LLC (a wholly owned subsidiary of Newedge Group, which is owned by Société Générale (50%) and Calyon (50%)). For all forward currency transactions, the Partnership utilizes two prime brokers: Deutsche Bank AG and Morgan Stanley & Co., Inc.

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at December 31, 2010 and 2009, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	December 31,
	2010		2009
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent	Appreciation	Percent
Currency Type	(Depreciation)	of Total	(Depreciation)	of Total

Australian dollar	$409,632	3.08%	$163,865	(183.10)%
British pound	236,867	1.78	(34,192)	38.20
Canadian dollar	417,753	3.14	(178,694)	199.66
Czech koruna	(40,847)	(0.31)	(25,925)	28.97
Euro	(100,590)	(0.76)	(59,317)	66.28
Hong Kong dollar	165,449	1.24	40,329	(45.06)
Hungarian forint	9,357	0.07	(19,884)	22.22
Japanese yen	(205,060)	(1.54)	23,436	(26.19)
Korean won	601,359	4.52	41,014	(45.83)
Malaysian ringgit	240,684	1.81	26,015	(29.07)
Mexican peso	15,281	0.11	1,123	(1.25)
New Zealand dollar	76,227	0.57	-	-
Norwegian krone	342,134	2.57	(44,210)	49.40
Polish zloty	55,902	0.42	(20,728)	23.16
Romanian leu	26,278	0.20	-	-
Singapore dollar	52,824	0.40	33,227	(37.12)
South African rand	118,331	0.89	55,457	(61.97)
Swedish krona	238,833	1.79	108,177	(120.87)
Swiss franc	(326,784)	(2.45)	87,624	(97.91)
Taiwan dollar	214,590	1.61	72,648	(81.17)
Thai baht	5,107	0.04	195	(0.22)
Turkish lira	(367,360)	(2.76)	51,168	(57.17)
U.S. dollar	11,126,211	83.58	(410,825)	459.04

Total	$13,312,178	100.00%	$(89,497)	100.00%

The Derivatives and Hedging topic of the Codification requires qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements.

The Partnership’s market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Partnership’s open positions and the liquidity of the markets in which it trades.

The Partnership engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals, and stock indicies. The following were the primary trading risk exposures of the Partnership at December 31, 2010 and 2009, by market sector:

Agricultural (grains, livestock and softs) — The Partnership’s primary exposure is to agricultural price movements which are often directly affected by severe or unexpected weather conditions.

Currencies — Exchange rate risk is a principal market exposure of the Partnership. The Partnership’s currency exposure is to exchange rate fluctuations that disrupt the historical pricing relationships between different currencies and currency pairs. The fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Partnership trades in a large number of currencies including cross-rates — e.g., positions between two currencies other than the U.S. dollar.

Energies — The Partnership’s primary energy market exposure is to gas and oil price movements often resulting from political developments in the Middle East and economic conditions worldwide. Energy prices are volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Interest Rates — Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Partnership’s profitability. The Partnership’s primary interest rate exposure is to interest rate fluctuations in countries or regions including Australia, Canada, Japan, Switzerland, the United Kingdom, the U.S., and the Eurozone. However, the Partnership also may take positions in futures contracts on the government debt of other nations. The General Partner anticipates that interest rates in these industrialized countries or areas, both long-term and short-term, will remain the primary market exposure of the Partnership for the foreseeable future.

Metals — The Partnership’s metals market exposure is to fluctuations in the price of aluminum, copper, gold, lead, nickel, platinum, silver, tin and zinc.

Stock Indices — The Partnership’s equity exposure, through stock index futures, is to equity price risk in the major industrialized countries as well as other countries.

The Derivatives and Hedging topic of the Codification requires entities to recognize in the Statements of Financial Condition all derivative contracts as assets or liabilities. Fair value of futures and forward currency contracts are first netted by broker as discussed in Note 2. Futures and forward currency contracts in an asset or liability position are recorded in the Statements of Financial Condition as “Net Unrealized Appreciation on Open Futures and Forward Currency Contracts” or “Net Unrealized Depreciation on Open Futures and Forward Currency Contracts,” respectively. The Partnership’s policy regarding fair value measurement is discussed in Note 2.

Since the derivatives held or sold by the Partnership are for speculative trading purposes, the derivative instruments are not designated as hedging instruments under the provisions of the Derivatives and Hedging guidance. Accordingly, all realized gains and losses, as well as any change in net unrealized gains or losses on open positions from the preceding period, are recognized as part of the Partnership’s trading gains and losses in the Statements of Operations.

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2010 and 2009. Fair value is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2010
					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain on Open
Sector	Gains	Losses	Gains	Losses	Positions

Futures contracts:
Energies	$1,283,210	$(232,975)	$65,500	$(682,142)	$433,593
Grains	3,257,727	(18,638)	11,863	(1,211,163)	2,039,789
Interest rates	429,605	(10,132)	25,283	(240,383)	204,373
Livestock	684,170	-	-	(636,480)	47,690
Metals	4,074,267	-	-	(362,273)	3,711,994
Softs	2,268,915	(8,210)	21,907	(587,024)	1,695,588
Stock indices	2,018,157	(445,028)	144,524	(2,090)	1,715,563
Total futures contracts	14,016,051	(714,983)	269,077	(3,721,555)	9,848,590

Forward currency contracts	5,481,832	(922,773)	1,621,068	(2,716,539)	3,463,588

Total futures and forward currency contracts	$19,497,883	$(1,637,756)	$1,890,145	$(6,438,094)	$13,312,178

Fair Value of Futures and Forward Currency Contracts at December 31, 2009
					Net Unrealized
	Fair Value - Long Positions		Fair Value – Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions

Futures contracts:
Energies	$1,050,946	$(29,570)	$16,470	$(868,555)	$169,291
Grains	164,455	-	7,715	(123,388)	48,782
Interest rates	37,627	(812,515)	6,734	(3,839)	(771,993)
Livestock	32,630	-	-	(41,890)	(9,260)
Metals	320,974	(71,301)	3,175	(91,269)	161,579
Softs	390,464	(5,025)	24,580	(41,042)	368,977
Stock indices	801,792	(29,567)	-	(1,870)	770,355
Total futures contracts	2,798,888	(947,978)	58,674	(1,171,853)	737,731

Forward currency contracts	338,792	(1,305,352)	497,354	(358,022)	(827,228)

Total futures and forward currency contracts	$3,137,680	$(2,253,330)	$556,028	$(1,529,875)	$(89,497)

The effect of trading futures and forward currency contracts is represented on the Statements of Operations for the years ended December 31, 2010 and 2009 as “Net Realized Gains (Losses) on Closed Positions: Futures and Forward Currency Contracts” and “Net Change in Unrealized: Futures and Forward Currency Contracts.” These trading gains and losses are detailed below:

Sector	2010	2009

Futures contracts:
Currencies	$-	$2,613
Energies	(2,739,964)	(828,641)
Grains	4,199,011	(645,847)
Interest rates	6,412,216	(649,119)
Livestock	(15,050)	123,860
Metals	4,412,622	63,229
Softs	4,303,320	256,945
Stock indices	1,149,187	1,568,837

Total futures contracts	17,721,342	(108,123)

Forward currency contracts	4,645,024	1,233,543

Total futures and forward currency contracts	$22,366,366	$1,125,420

For the year ended December 31, 2010, the monthly average number of futures contracts bought and sold was 10,702 and 10,262, respectively, and the monthly average notional value of forward currency contracts traded was approximately $382,000,000.

For the year ended December 31, 2009, the monthly average number of futures contracts bought and sold was 3,052 and 2,869, respectively, and the monthly average notional value of forward currency contracts traded was approximately $60,000,000.

8.	FINANCIAL HIGHLIGHTS

The ratios are calculated based on 1) a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and 20% of Trading Profits and 2) limited partners’ capital taken as a whole. The computation of such ratios based on the amount of expenses and profit share allocation assessed to an individual partner’s capital account may vary from these ratios based on the timing of capital transactions and differences in individual partner’s management fee, selling commission, platform fee and profit share allocation arrangements.

Returns are calculated based on 1) a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and 20% of Trading Profits and 2) limited partners’ capital taken as a whole. An individual partner’s returns may vary from these returns based on the timing of capital transactions and differences in individual partners’ management fee, selling commission, platform fee and profit share allocation arrangements.

9.	INVESTORS IN MILLBURN MULTI-MARKETS TRADING L.P.

The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership. For the years ended December 31, 2010 and 2009, respective ownership percentages of the Partnership are detailed below:

	2010	2009

U.S. Feeder	37.43%	14.35%
Cayman Feeder	45.74%	35.32%

Total	83.17%	49.67%

The remaining interests are held by direct investors in the Partnership.

10.	SUBSEQUENT EVENTS

Based on a review of any events occurring after the balance sheet date that may affect estimates made in the financial statements, the General Partner has determined that the guidance did not have an impact on the Partnership. The Partnership has updated its subsequent events disclosure through the issuance date of the financial statements.