Form 10-K, Exhibit 13
period 2011-12-31
Millburn Multi-Markets Fund L.P.
filed 2012-03-30
CIK 1468910

Exhibit 13.1

Millburn Multi-Markets

Fund L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended

December 31, 2011 and 2010, and Report of

Independent Registered Public Accounting Firm

MILLBURN MULTI-MARKETS FUND L.P.

TABLE OF CONTENTS

Page(s)

THIS ANNUAL REPORT IS COMPRISED OF SECTION I CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS FUND L.P. FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010 AND SECTION II, CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P. FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010.

SECTION I

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010:

Statements of Financial Condition	2

Statements of Operations	3

Statements of Changes in Partners’ Capital	4

Statements of Financial Highlights	5–6

Notes to Financial Statements	7–10

SECTION II — FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Millburn Multi-Markets Fund L.P.:

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Fund L.P. (the “Partnership”) as of December 31, 2011 and 2010, and the related statements of operations, changes in partners’ capital, and financial highlights for each of the two years in the period ended December 31, 2011. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Fund L.P. as of December 31, 2011 and 2010 and the results of its operations, changes in its partners’ capital and its financial highlights for each of the two years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

March 23, 2012

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2011 AND 2010

	2011	2010
ASSETS

INVESTMENT IN MILLBURN MULTI-MARKETS TRADING L.P. (THE “MASTER FUND”)	$236,019,823	$111,327,838

DUE FROM THE MASTER FUND	3,184,538	233,876

CASH	6,164,454	7,916,721

TOTAL	$245,368,815	$119,478,435

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Capital contributions received in advance	$6,163,876	$7,766,045
Capital withdrawal payable	3,184,538	233,876
Due to the Master Fund	578	150,676

Total liabilities	9,348,992	8,150,597

PARTNERS’ CAPITAL:
General Partner	3,463,815	1,447,561

Limited partners:
Series A (159,942.5316 and 64,756.6985 units outstanding)	166,336,096	71,988,161
Series B (21,012.8097 and 5,662.0645 units outstanding)	22,643,903	6,405,290
Series C (40,189.9735 and 27,731.8983 units outstanding)	43,576,009	31,486,826

Total limited partners	232,556,008	109,880,277

Total partners’ capital	236,019,823	111,327,838

TOTAL	$245,368,815	$119,478,435

NET ASSET VALUE PER UNIT OUTSTANDING:
Series A	$1,039.97	$1,111.67
Series B	$1,077.62	$1,131.26
Series C	$1,084.25	$1,135.40

See notes to financial statements

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010

NET INVESTMENT LOSS ALLOCATED FROM THE MASTER FUND
Income — Interest income	$345,473	$139,079

Expenses:
Management fees	3,643,500	1,005,729
Brokerage commissions	494,299	178,062
Selling commissions and platform fees	2,530,363	774,365
Administrative and operating expenses	1,015,504	420,277
Custody fees	31,049	7,378

Total expenses	7,714,715	2,385,811

Operating expenses borne by General Partner	(59,807)	(142,136)

Net expenses	7,654,908	2,243,675

Net investment loss allocated from the Master Fund	(7,309,435)	(2,104,596)

REALIZED AND UNREALIZED GAINS (LOSSES) ALLOCATED FROM THE MASTER FUND
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	(2,954,102)	3,742,539
Foreign exchange translation	301	(32,977)
Net change in unrealized:
Futures and forward currency contracts	(1,198,682)	4,689,239
Foreign exchange translation	(15,382)	(35,430)
Net gains (losses) from U.S. Treasury notes:
Realized	2,823	2,500
Net change in unrealized	(43,230)	4,631

Net realized and unrealized gains (losses) allocated from the Master Fund	(4,208,272)	8,370,502

NET INCOME (LOSS)	(11,517,707)	6,265,906

LESS PROFIT SHARE ALLOCATION FROM THE MASTER FUND	2,595	1,254,093

NET INCOME (LOSS) AFTER PROFIT SHARE	$(11,520,302)	$5,011,813

See notes to financial statements

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2011 AND 2010

		Limited Partners
	General
	Partner	Series A		Series B		Series C		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount

PARTNERS’ CAPITAL — January 1, 2010	$10,159	$8,589,976	8,081.4364	$381,711	357.9807	$302,706	283.6015	$9,284,552

Capital contributions	1,400,000	61,190,978	57,691.0251	5,855,288	5,460.6179	30,099,201	27,709.9918	98,545,467
Capital withdrawals	-	(1,073,575)	(1,015.7630)	(166,243)	(156.5341)	(274,176)	(261.6950)	(1,513,994)
Net income	37,402	3,280,782	-	334,534	-	1,359,095	-	5,011,813

PARTNERS’ CAPITAL — December 31, 2010	1,447,561	71,988,161	64,756.6985	6,405,290	5,662.0645	31,486,826	27,731.8983	111,327,838

Capital contributions	2,000,000	110,423,847	102,014.0806	18,128,844	16,314.7272	14,574,760	13,035.3437	145,127,451
Capital withdrawals	-	(7,229,090)	(6,828.2475)	(1,057,815)	(963.9820)	(628,259)	(577.2685)	(8,915,164)
Net income (loss)	16,254	(8,846,822)	-	(832,416)	-	(1,857,318)	-	(11,520,302)

PARTNERS’ CAPITAL — December 31, 2011	$3,463,815	$166,336,096	159,942.5316	$22,643,903	21,012.8097	$43,576,009	40,189.9735	$236,019,823

NET ASSET VALUE PER
UNIT — December 31, 2010		$1,111.67		$1,131.26		$1,135.40

NET ASSET VALUE PER
UNIT — December 31, 2011		$1,039.97		$1,077.62		$1,084.25

See notes to financial statements

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
YEAR ENDED DECEMBER 31, 2011

The following information presents per unit operating performance data for each series for the year ended December 31, 2011.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of year	$1,111.67	$1,131.26	$1,135.40

LOSS ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(49.32)	(31.36)	(29.13)
Total trading and investing losses (1)	(22.36)	(23.47)	(21.56)

Net loss before profit share allocation from the Master Fund	(71.68)	(54.83)	(50.69)

Profit share allocation from the Master Fund (1) (5)	(0.02)	1.19	(0.46)

Net loss from operations after profit share allocation from the Master Fund	(71.70)	(53.64)	(51.15)

NET ASSET VALUE PER UNIT — End of year	$1,039.97	$1,077.62	$1,084.25

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE
MASTER FUND	(6.45)%	(4.85)%	(4.47)%

PROFIT SHARE ALLOCATION FROM THE MASTER FUND (5)	(0.00)	0.11	(0.04)

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE
MASTER FUND	(6.45)%	(4.74)%	(4.51)%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2) (3)	4.82%	3.05%	2.82%
Profit share allocation from Master Fund (5)	0.00	(0.11)	0.04

Total expenses	4.82%	2.94%	2.86%

Net investment loss (2) (3) (4)	(4.63)%	(2.87)%	(2.62)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership and General Partner of the Master Fund. For the year ended December 31, 2011, the ratios are net of the 0.03% effect of the voluntary waivers of operating expenses.
(3)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(4)	Excludes profit share allocation from the Master Fund and includes interest income.
(5)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

See notes to financial statements

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
YEAR ENDED DECEMBER 31, 2010

The following information presents per unit operating performance data for each series for the year ended December 31, 2010.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of year	$1,062.93	$1,066.29	$1,067.37

INCOME (LOSS) ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(49.55)	(31.04)	(31.82)
Total trading and investing gains (1)	121.21	123.74	144.18

Net income before profit share allocation from the Master Fund	71.66	92.70	112.36

Profit share allocation from the Master Fund (1) (5)	(22.92)	(27.73)	(44.33)

Net income from operations after profit share allocation from the Master Fund	48.74	64.97	68.03

NET ASSET VALUE PER UNIT — End of year	$1,111.67	$1,131.26	$1,135.40

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE
MASTER FUND	6.40%	8.27%	8.54%

PROFIT SHARE ALLOCATION FROM THE MASTER FUND (5)	(1.81)	(2.18)	(2.17)

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE
MASTER FUND	4.59%	6.09%	6.37%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2) (3)	4.92%	3.17%	2.92%
Profit share allocation from Master Fund (5)	2.16	2.75	3.98

Total expenses	7.08%	5.92%	6.90%

Net investment loss (2) (3) (4)	(4.65)%	(2.87)%	(2.67)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing gains is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership and General Partner of the Master Fund. For the year ended December 31, 2010, the ratios are net of the 0.28% effect of the voluntary waivers of operating expenses.
(3)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(4)	Excludes profit share allocation from the Master Fund and includes interest income.
(5)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

See notes to financial statements

MILLBURN MULTI-MARKETS FUND L.P.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2011 AND 2010

1.	ORGANIZATION

Millburn Multi-Markets Fund L.P. (the “Partnership”) is a limited partnership organized on September 8, 2008, under the Delaware Revised Uniform Limited Partnership Act and commenced operations on August 1, 2009. The Limited Partnership Agreement (the “Agreement”) was amended and restated as of August 27, 2010.

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

Investment — The investment in the Master Fund is reported at fair value in the Partnership’s Statements of Financial Condition. Fair value is the value determined by the Master Fund in accordance with the Master Fund’s valuation policies and reported at the time of the Partnership’s valuation by the General Partner of the Master Fund. Generally, the fair value of the Partnership’s investment in the Master Fund represents the amount that the Partnership could reasonably expect to receive from the Master Fund if the Partnership’s investment was redeemed at the time of valuation based on information available at the time the valuation was made and that the Partnership believes to be reliable. The Partnership records its proportionate share of each item of income and expense from its investment in the Master Fund in the Statements of Operations. The accounting policies of the Master Fund including valuation policies are contained in the notes to the Master Fund’s financial statements included in Section II of this annual report.

Income Taxes — Income taxes have not been provided as partners are individually liable for the taxes, if any, on their share of the Partnership’s income and expenses.

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2009 to 2011, for the U.S. Federal jurisdiction, the New York and Connecticut State jurisdictions and the New York City jurisdiction, there are no uncertain tax positions through its investment in the Master Fund. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes.

Cash — Cash is held in a non-interest-bearing account at JP Morgan Chase Bank, N.A.

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

During the years ended December 31, 2011 and 2010, the Partnership invested all of its assets in Millburn Multi-Markets Trading L.P. At December 31, 2011 and 2010, the Partnership’s investment in the Master Fund represents 57.64% and 37.43%, respectively, of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the years ended December 31, 2011 and 2010 consisted of its investment in the Master Fund, all amounts reflected in the Statements of Operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

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

Each Series of Units are allocated management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of a limited partner’s interest and a 20% profit share. Such management fees and profit share are allocated to the limited partners of the Partnership but charged at the Master Fund level. The management fee and profit share are described in more detail in the Master Fund’s financial statements included in Section II of this annual report.

The terms of the Series issued by the Partnership are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end Net Asset Value of such Series investment; 2) Series B Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to a platform fee of 1/12 of 0.25% (0.25% per annum) based on the month end net asset value of such Series investment and are for those investors participating in asset-based or fixed fee registered investment adviser (“RIA”) platforms; and 3) Series C Units which are subject to the management fees and profit share allocable to the General Partner and are for those investors participating in asset-based or fixed fee RIA platforms not subject to the Platform Fee. For the year ended December 31, 2011, Selling Commissions and Platform Fees were as follows:

					Total Selling Commissions
	Selling Commissions		Platform Fees		and Platform Fees
	2011	2010	2011	2010	2011	2010

Series A Units	$2,490,848	$767,009	$-	$-	$2,490,848	$767,009
Series B Units	-	-	39,515	7,356	39,515	7,356

Total	$2,490,848	$767,009	$39,515	$7,356	$2,530,363	$774,365

Amounts were charged at the Master Fund level and allocated to applicable Partnership investors only. No amounts were allocated to Series C Units.

5.	OPERATING EXPENSES AND ADMINISTRATION FEE

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the year ended December 31, 2011, and 2010, the General Partner chose to directly bear a portion of the Partnership’s operating expenses, totaling $59,807 and $142,136, respectively.

The General Partner of the Master Fund is paid a monthly administration fee as disclosed in the Master Fund’s financial statements included in Section II of this annual report.

The General Partner has paid expenses incurred in connection with the organization of the Partnership and the initial offering of the Units. The total amount paid by the General Partner was $191,967. The Master Fund, on behalf of the Partnership, is reimbursing the General Partner for these costs in 60 equal monthly installments of $3,199 which began on August 1, 2009. However, to the extent that for any month the $3,199 exceeds 1/12 of 0.05% of the Partnership’s month-end net asset value (a 0.05% annual rate), such excess will not be reimbursed by the Partnership, but will be absorbed by the General Partner. As of December 31, 2011, pursuant to this calculation, $36,987 has been borne by the General Partner and will not be reimbursed by the Partnership. For the years ended December 31, 2011 and 2010, costs incurred were $38,388 and $25,277, respectively, and are included in “Administrative and operating expenses” in the Master Fund’s Statements of Operations. Further, as of December 31, 2011 and 2010, $9,598 and $4,716, respectively, were payable to the General Partner as reimbursement for such costs and are included in “Accrued expenses” in the Master Fund’s Statements of Financial Condition.

6.	DERIVATIVE INSTRUMENTS

The Partnership’s investment in the Master Fund is subject to the market and credit risk of financial instruments which include exchange-traded futures contracts and over-the-counter forward currency contracts. The Partnership bears the risk of loss only to the extent of the fair value of its investment in the Master Fund.

Millburn Ridgefield Corporation, as the General Partner of the Funds, has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will, in fact, succeed in doing so. The partners bear the risk of loss only to the extent of the fair value of their respective investments.

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

The Partnership and the Master Fund (collectively, the “Funds”) have engaged CACEIS (USA) Inc. to provide certain administrative services for the Funds including, but not limited to, maintaining the books and records of the Funds and valuation of the Funds’ Net Asset Value.

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

* * * * * *

SECTION II

Millburn Multi-Markets

Trading L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31,
2011 and 2010, and Report of Independent Registered
Public Accounting Firm

MILLBURN MULTI-MARKETS TRADING L.P.

TABLE OF CONTENTS

Page(s)

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010:

Statements of Financial Condition	2

Condensed Schedules of Investments	3–6

Statements of Operations	7

Statements of Changes in Partners’ Capital	8

Statements of Financial Highlights	9–10

Notes to Financial Statements	11–23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

Millburn Multi-Markets Trading L.P.:

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Trading L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2011 and 2010, and the related statements of operations, changes in partners’ capital, and financial highlights for each of the two years in the period ended December 31, 2011. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Trading L.P. as of December 31, 2011 and 2010, and the results of its operations, changes in its partners’ capital and its financial highlights for each of the two years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

March 23, 2012

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2011 AND 2010

	2011	2010
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost
$41,272,197 and $51,569,250)	$41,274,794	$51,585,010
Net unrealized appreciation on open futures and forward currency contracts	8,775,049	13,312,178
Due from brokers	3,971,338	3,146,214
Cash denominated in foreign currencies (cost $606,954 and $2,353,889)	604,841	2,324,160

Total equity in trading accounts	54,626,022	70,367,562

INVESTMENTS IN U.S. TREASURY NOTES — at fair value
(amortized cost $344,350,425 and $218,631,689)	344,352,511	218,671,298

CASH AND CASH EQUIVALENTS	18,112,495	14,383,754

ACCRUED INTEREST RECEIVABLE	1,894,957	476,291

DUE FROM MILLBURN MULTI-MARKETS LTD.	61	712

DUE FROM MILLBURN MULTI-MARKETS FUND L.P.	578	150,676

TOTAL	$418,986,624	$304,050,293

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$397,253	$-
Cash denominated in foreign currencies (cost -$1,614,489 and -$251,028)	1,619,538	248,557
Capital contributions received in advance	18,930	884,835
Capital withdrawal payable	5,902,350	4,726,525
Management fee payable	601,992	418,270
Selling commissions payable	286,819	122,477
Accrued expenses	483,424	122,002
Due to brokers	86,753	-
Commissions and other trading fees on open futures contracts	62,997	67,334
Due to General Partner	25,211	684

Total liabilities	9,485,267	6,590,684

PARTNERS’ CAPITAL	409,501,357	297,459,609

TOTAL	$418,986,624	$304,050,293

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2011

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
FUTURES AND FORWARD CURRENCY CONTRACTS	Partners’ Capital	(Depreciation)

FUTURES CONTRACTS
Long futures contracts:
Energies	0.06%	$238,613
Grains	0.21	864,700
Interest rates:
2 Year U.S. Treasury Note (1,300 contracts, settlement date March 2012)	0.05	196,204
5 Year U.S. Treasury Note (1,202 contracts, settlement date March 2012)	0.10	406,950
10 Year U.S. Treasury Note (568 contracts, settlement date March 2012)	0.09	383,375
30 Year U.S. Treasury Bond (141 contracts, settlement date March 2012)	0.02	98,188
Other interest rates	0.73	2,968,903

Total interest rates	0.99	4,053,620

Metals	(0.14)	(574,718)
Softs	0.03	100,093
Stock indices	(0.01)	(36,933)

Total long futures contracts	1.14	4,645,375

Short futures contracts:
Energies	0.10	394,145
Grains	(0.75)	(3,070,466)
Interest rates	(0.00)	(12,800)
Livestock	0.01	56,550
Metals	0.20	829,705
Softs	0.59	2,427,715
Stock indices	(0.10)	(424,691)

Total short futures contracts	0.05	200,158

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	1.19	4,845,533

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	(0.03)	(124,989)
Total short forward currency contracts	0.89	3,657,252

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	0.86	3,532,263

TOTAL	2.05%	$8,377,796

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2011

U.S. TREASURY NOTES

		Fair Value
		as a % of
Face		Partners’	Fair
Amount	Description	Capital	Value

$97,740,000	U.S. Treasury notes, 0.875%, 02/29/2012	23.90%	$97,869,811
122,960,000	U.S. Treasury notes, 0.375%, 08/31/2012	30.08	123,180,944
133,180,000	U.S. Treasury notes, 4.250%, 09/30/2012	33.52	137,248,233
27,240,000	U.S. Treasury notes, 0.500%, 11/30/2012	6.67	27,328,317

	TOTAL INVESTMENTS IN U.S. TREASURY
	NOTES (amortized cost $385,622,622)	94.17%	$385,627,305

See notes to financial statements	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2010

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
FUTURES AND FORWARD CURRENCY CONTRACTS	Partners’ Capital	(Depreciation)

FUTURES CONTRACTS
Long futures contracts:
Energies	0.35%	$1,050,235
Grains	1.09	3,239,089
Interest rates:
2 Year U.S. Treasury Note (244 contracts, settlement date March 2011)	0.00	11,712
Other interest rates	0.14	407,761

Total interest rates	0.14	419,473

Livestock	0.23	684,170
Metals	1.37	4,074,267
Softs	0.76	2,260,705
Stock indices	0.53	1,573,129

Total long futures contracts	4.47	13,301,068

Short futures contracts:
Energies	(0.21)	(616,642)
Grains	(0.40)	(1,199,300)
Interest rates	(0.07)	(215,100)
Livestock	(0.22)	(636,480)
Metals	(0.12)	(362,273)
Softs	(0.19)	(565,117)
Stock indices	0.05	142,434

Total short futures contracts	(1.16)	(3,452,478)

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	3.31	9,848,590

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	1.53	4,559,059
Total short forward currency contracts	(0.36)	(1,095,471)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	1.17	3,463,588

TOTAL	4.48%	$13,312,178

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2010

U.S. TREASURY NOTES

		Fair Value
		as a % of
Face		Partners’	Fair
Amount	Description	Capital	Value

$67,330,000	U.S. Treasury notes, 0.875%, 03/31/2011	22.67%	$67,445,723
67,330,000	U.S. Treasury notes, 0.875%, 05/31/2011	22.70	67,529,886
67,330,000	U.S. Treasury notes, 1.000%, 08/31/2011	22.75	67,677,170
67,330,000	U.S. Treasury notes, 0.750%, 11/30/2011	22.73	67,603,529

	TOTAL INVESTMENTS IN U.S. TREASURY
	NOTES (amortized cost $270,200,939)	90.85%	$270,256,308

See notes to financial statements	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010

INVESTMENT INCOME — Interest income	$703,919	$414,798

EXPENSES:
Brokerage commissions	994,569	499,876
Management fees	6,470,138	2,072,410
Selling commissions and platform fees	2,530,363	774,365
Administrative and operating expenses	1,487,037	815,543
Custody fees	63,347	20,810

Total expenses	11,545,454	4,183,004

Operating expenses borne by General Partner	(75,183)	(297,108)

Net expenses	11,470,271	3,885,896

NET INVESTMENT LOSS	(10,766,352)	(3,471,098)

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	(2,470,436)	8,964,691
Foreign exchange translation	(136,628)	(36,326)
Net change in unrealized:
Futures and forward currency contracts	(4,934,382)	13,401,675
Foreign exchange translation	20,096	(63,094)
Net gains (losses) from U.S. Treasury notes:
Realized	(7,267)	5,806
Net change in unrealized	(50,686)	21,739

Total net realized and unrealized gains (losses)	(7,579,303)	22,294,491

NET INCOME (LOSS)	(18,345,655)	18,823,393

LESS PROFIT SHARE TO GENERAL PARTNER	61,668	2,949,717

NET INCOME (LOSS) AFTER PROFIT SHARE TO GENERAL PARTNER	$(18,407,323)	$15,873,676

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2011 AND 2010

		New Profit
	Limited	Memo	General
	Partners	Account	Partner	Total

PARTNERS’ CAPITAL —
January 1, 2010	$64,665,135	$-	$47,127	$64,712,262

Contributions	256,490,244	-	1,600,000	258,090,244
Withdrawals	(41,207,956)	-	(2,958,334)	(44,166,290)
Net income	18,724,527	8,617	90,249	18,823,393
General Partner’s allocation —
profit share	(2,949,717)	2,949,717	-	-
Transfer of New Profit Memo
Account to General Partner	-	(2,958,334)	2,958,334	-
PARTNERS’ CAPITAL —
December 31, 2010	295,722,233	-	1,737,376	297,459,609

Contributions	159,695,554	-	100,000	159,795,554
Withdrawals	(29,349,575)	-	(58,576)	(29,408,151)
Net loss	(18,306,231)	(3,092)	(36,332)	(18,345,655)
General Partner’s allocation —
profit share	(61,668)	61,668	-	-
Transfer of New Profit Memo
Account to General Partner	-	(58,576)	58,576	-
PARTNERS’ CAPITAL —
December 31, 2011	$407,700,313	$-	$1,801,044	$409,501,357

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2011 AND 2010

The following information presents financial highlights of a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and an annual profit share of 20% of Trading Profits (as defined in the Limited Partnership Agreement).

	2011	2010

Total return before General Partner profit share allocation	(4.18)%	8.74%
General Partner profit share allocation	(0.00)	(1.24)

Total return after General Partner profit share allocation	(4.18)%	7.50%

Ratios to average net asset value:
Expenses (1) (2)	2.49%	2.62%
General Partner profit share allocation	0.00	1.35

Total expenses (1) (2)	2.49%	3.97%

Net investment loss (1) (2) (3)	(2.30)%	(2.32)%

Total returns and the ratios to average net asset value are calculated for a Limited Partner. An individual Limited Partner’s total returns and ratios may vary from the above total returns and ratios based on different management fee and General Partner profit share allocation agreements and the timing of contributions and withdrawals.

(1) Includes the U.S. and Cayman Feeders’ proportionate share of expenses.

(2) Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership. For the years ended December 31, 2011 and 2010, the ratios are net of the 0.02% and 0.00% effect of the voluntary waivers of operating expenses, respectively.

(3) Excludes General Partner profit share allocation and includes interest income.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2011 AND 2010

The following information presents financial highlights of Limited Partners as a whole.

	2011	2010

Total return before General Partner profit share allocation	(4.76)%	8.94%
General Partner profit share allocation	(0.02)	(1.52)

Total return after General Partner profit share allocation	(4.78)%	7.42%

Ratios to average net asset value:
Expenses (1) (2)	3.12%	2.66%
General Partner profit share allocation	0.02	2.03

Total expenses (1) (2)	3.14%	4.69%

Net investment loss (1) (2) (3)	(2.94)%	(2.37)%

Total returns and the ratios to average net asset value are calculated for Limited Partners’ capital taken as a whole. An individual Limited Partner’s total returns and ratios may vary from the above total returns and ratios based on different management fee and General Partner profit share allocation agreement and the timing of contributions and withdrawals.

(1) Includes the U.S. and Cayman Feeders' proportionate share of expenses.

(2) Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership. For the years ended December 31, 2011 and 2010, the ratios are net of the 0.02% and 0.00% effect of the voluntary waivers of operating expenses, respectively.

(3) Excludes General Partner profit share allocation and includes interest income.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2011 AND 2010

1.	ORGANIZATION

Millburn Multi-Markets Trading L.P. (the “Partnership”) is a limited partnership organized in September 2004 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on October 20, 2004. The Partnership engages in the speculative trading of futures and forward currency contracts and also acts as a master fund for Millburn Multi-Markets Ltd., a Cayman Islands exempted company (the “Cayman Feeder”), and Millburn Multi-Markets Fund L.P., a Delaware limited partnership (the “U.S. Feeder”). The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership. The Cayman Feeder and U.S. Feeder commenced operations on July 1, 2008 and August 1, 2009, respectively. All feeder fees and expenses will be charged at the master level. The Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (“U.S.”) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of commodity exchanges and futures commission merchants (brokers) through which the Partnership trades.

The Limited Partnership Agreement (the “Agreement”) provides that subject to certain limitations, Millburn Ridgefield Corporation (the “General Partner”) shall conduct and manage the business of the Partnership. The General Partner has the right to make all investment decisions regarding the Partnership, authorize the payments of distributions to partners, enter into customer agreements with brokers and take such other actions, as it deems necessary or desirable, to manage the business of the Partnership.

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

Basis of Presentation — The financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“Codification”).

Investments — The Partnership records its transactions in futures, forward currency contracts and U.S. Treasury notes including related income and expenses on a trade-date basis.

Open futures contracts are valued at quoted market values. Open forward currency contracts are valued at fair value which is based on pricing models that consider the time value of money and the current market and contractual prices of the underlying financial instruments. Brokerage commissions on open futures contracts are expensed when the contracts are opened. Realized gains (losses) and changes in unrealized appreciation (depreciation) on futures and forward currency contracts are recognized in the periods in which the contracts are closed or the changes in the value of open contracts occur and are included in net realized and unrealized gains (losses) in the Statements of Operations.

Investments in U.S. Treasury notes are valued at fair value based on the midpoint of bid/ask quotations reported daily at 3pm EST by Bloomberg. The Partnership amortizes premiums and accretes discounts on U.S. Treasury notes. Such securities are normally on deposit with financial institutions (see Note 7) as collateral for performance of the Partnership’s trading obligations with respect to derivative contracts or held for safekeeping in a custody account at HSBC Bank USA, N.A.

Cash and Cash Equivalents — Cash and cash equivalents includes cash and an investment in Dreyfus Treasury Prime Cash Management, a short term U.S. government securities and related instruments money market fund. The money market fund accounted for 0.0% and 4.5% of partners’ capital at December 31, 2011 and 2010, respectively. The Partnership liquidated its investment in the money market fund during December 2011.

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

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum or platform fees of 0.25% per annum. These selling commissions and platform fees are charged at the Partnership level but are allocated only to the applicable U.S. Feeder investors. The Cayman Feeder is offering shares that are subject to selling commissions of 2% per annum none of which have been issued as of December 31, 2011.

Administrative and Operating Expenses — The General Partner of the Partnership is paid a monthly administration fee for certain accounting, tax, legal and operational services it provides to the Partnership (the “Administration Fee”) calculated at 0.05% of month-end partners’ capital prior to reduction for capital withdrawals, management fees and the Administrative Fee then being calculated.

The Partnership bears expenses including, but not limited to, periodic legal, accounting and filing fees up to an amount equal to 1/4 of 1% per annum of average Partners’ Capital of the Partnership (the “Expense Cap”). Amounts subject to the Expense Cap include expenses incurred at the Partnership level and Cayman Feeder level and the Administration Fee due to the General Partner. The General Partner of the Partnership and the Investment Adviser of the Cayman Feeder bear any excess over such amounts. The Partnership and the Cayman Feeder will pay any extraordinary expenses.

The U.S. Feeder bears its own expenses including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the year ended December 31, 2011, the General Partner of the U.S. Feeder chose to directly bear operating expenses in excess of 1/4 of 1% of average Partners’ Capital of the U.S. Feeder’s average month-end partners’ capital.

Administrative and operating expenses related to the Partnership are charged pro-rata to all investors. Operating expenses related to the U.S. Feeder and Cayman Feeder are charged at the Partnership level and allocated only to those respective investors.

For the year ended December 31, 2011, operating expenses and administration fee were as follows:

	Operating	Administration	Total
Fund	Expenses	Fee	(1)

Partnership	$493,309	$183,254	$676,563
U.S. Feeder	697,043	-	697,043
Cayman Feeder	113,431	-	113,431
Total	$1,303,783	$183,254	$1,487,037

Borne by General Partner or Investment Adviser *	$(75,183)	$-	$(75,183)

For the year ended December 31, 2010, operating expenses and administration fee were as follows:

	Operating	Administration	Total
Fund	Expenses	Fee	(1)

Partnership	$253,550	$73,244	$326,794
U.S. Feeder	420,277	-	420,277
Cayman Feeder	68,472	-	68,472
Total	$742,299	$73,244	$815,543

Borne by General Partner or Investment Adviser *	$(223,864)	$(73,244)	$(297,108)

* by General Partner (in the case of the Partnership and U.S. Feeder) or Investment Adviser (Cayman Feeder)

(1) The General Partner has paid expenses incurred in connection with the organization of the U.S. Feeder. The total amount paid by the General Partner was $191,967. The Partnership, on behalf of the U.S. Feeder, is reimbursing the General Partner for these costs in 60 equal monthly installments of $3,199 which began on August 1, 2009. However, to the extent that for any month the $3,199 exceeds 1/12 of 0.05% of the U.S. Feeder’s month-end net asset value (a 0.05% annual rate), such excess will not be reimbursed by the Partnership, but will be absorbed by the General Partner. As of December 31, 2011, pursuant to this calculation, $36,987 has been borne by the General Partner and will not be reimbursed by the Partnership. For the years ended December 31, 2011 and 2010, costs incurred were $38,388 and $25,277, respectively, and are included in “Administrative and operating expenses” in the Partnership’s Statements of Operations. Further, as of December 31, 2011 and 2010, $9,598 and $4,716, respectively, were payable to the General Partner as reimbursement for such costs and are included in “Accrued expenses” in the Partnership’s Statements of Financial Condition.

Income Taxes — The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2008 to 2011, for the U.S. Federal jurisdiction, the New York and Delaware State jurisdictions and the New York City jurisdiction, there were no uncertain tax positions. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes and therefore the partners are responsible for the payment of taxes.

Estimates — The preparation of financial statements in conformity with U.S. GAAP requires the General Partner to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

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

Cash Instruments — The Partnership’s cash instruments are generally classified within Level 1 of the fair value hierarchy because they are typically valued using quoted market prices. The types of instruments valued based on quoted market prices in active markets include U.S. government obligations and a short-term U.S. government money market fund. The General Partner of the Partnership does not adjust the quoted price for such instruments even in situations where the Partnership holds a large position and a sale could reasonably impact the quoted price.

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

During the years ended December 31, 2011 and 2010, there were no transfers of assets or liabilities between Level 1 and Level 2. The following table represents the Partnership’s investments by hierarchical level as of December 31, 2011 and 2010 in valuing the Partnership’s investments at fair value. At December 31, 2011 and 2010, the Partnership held no assets or liabilities classified in Level 3.

Financial assets at fair value as of December 31, 2011

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$385,627,305	$-	$385,627,305

Exchange-traded futures contracts
Energies	632,758	-	632,758
Grains	(2,205,766)	-	(2,205,766)
Interest rates	4,040,820	-	4,040,820
Livestock	56,550	-	56,550
Metals	254,987	-	254,987
Softs	2,527,808	-	2,527,808
Stock indices	(461,624)	-	(461,624)

Total exchange-traded futures contracts	4,845,533	-	4,845,533

Over-the-counter forward currency contracts	-	3,532,263	3,532,263

Total futures and forward currency contracts (2)	4,845,533	3,532,263	8,377,796

Total financial assets at fair value	$390,472,838	$3,532,263	$394,005,101

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in brokers’ trading accounts as collateral			$41,274,794
Investments in U.S. Treasury notes held in custody			344,352,511
Total investments in U.S. Treasury notes			$385,627,305

(2)
Net unrealized appreciation on open futures and forward currency contracts			$8,775,049
Net unrealized depreciation on open futures and forward currency contracts			(397,253)
Net unrealized appreciation and depreciation on open futures and forward currency contracts			$8,377,796

Financial assets at fair value as of December 31, 2010

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$270,256,308	$-	$270,256,308

Short-term money market fund*	13,532,683	-	13,532,683

Exchange-traded futures contracts
Energies	433,593	-	433,593
Grains	2,039,789	-	2,039,789
Interest rates	204,373	-	204,373
Livestock	47,690	-	47,690
Metals	3,711,994	-	3,711,994
Softs	1,695,588	-	1,695,588
Stock indices	1,715,563	-	1,715,563

Total exchange-traded futures contracts	9,848,590	-	9,848,590

Over-the-counter forward currency contracts	-	3,463,588	3,463,588

Total futures and forward currency contracts (2)	9,848,590	3,463,588	13,312,178

Total financial assets at fair value	$293,637,581	$3,463,588	$297,101,169

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in brokers’ trading accounts as collateral			$51,585,010
Investments in U.S. Treasury notes held in custody			218,671,298
Total investments in U.S. Treasury notes			$270,256,308

(2)
Net unrealized appreciation on open futures and forward currency contracts			$13,312,178
Net unrealized depreciation on open futures and forward currency contracts			-
Net unrealized appreciation and depreciation on open futures and forward currency contracts			$13,312,178

*The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition

Recent Accounting Standards — In December 2011, FASB issued ASU 2011-11, “Disclosures about Offsetting Assets and Liabilities” which creates a new disclosure requirement about the nature of an entity’s rights of setoff and the related arrangement associated with its financial instruments and derivative instruments. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the Statements of Financial Condition and instruments and transactions subject to an agreement similar to a master netting arrangement. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of International Financial Reporting Standards. The disclosure requirements are effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Partnership should also provide the disclosures retrospectively for all comparative periods presented. The Partnership is currently evaluating the impact that the standard would have on the financial statements.

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

At December 31, 2011 and 2010, due from and due to brokers balances, if any, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively.

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

The Partnership enters into contracts with various institutions that contain a variety of indemnifications. The Partnership’s maximum exposure under these arrangements is unknown. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

7.	DERIVATIVE INSTRUMENTS

The Partnership is party to derivative financial instruments in the normal course of its business. These financial instruments include futures and forward currency contracts which may be traded on an exchange or OTC.

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

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these contracts is limited to the unrealized gains inherent in such contracts which are recognized in the Statements of Financial Condition plus the value of margin or collateral held by the counterparty. The amount of such credit risk was $18,514,952 and $31,950,348 at December 31, 2011 and 2010, respectively.

The General Partner has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will, in fact, succeed in doing so. The General Partner’s market risk control procedures include diversification of the Partnership’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership’s assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Partnership’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Partnership are cleared by major securities firms, pursuant to customer agreements, including Barclays Capital Inc., Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), J.P. Morgan Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Newedge USA, LLC (a wholly owned subsidiary of Newedge Group, which is owned by Société Générale (50%) and Calyon (50%)). For all forward currency transactions, the Partnership utilizes three prime brokers: Barclays Bank PLC, Deutsche Bank AG and Morgan Stanley & Co., LLC.

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at December 31, 2011 and 2010, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	December 31,
	2011		2010
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent	Appreciation	Percent
Currency Type	(Depreciation)	of Total	(Depreciation)	of Total

Australian dollar	$586,248	7.00%	$409,632	3.08%
British pound	1,048,167	12.51	236,867	1.78
Canadian dollar	278,723	3.33	417,753	3.14
Czech koruna	73,327	0.88	(40,847)	(0.31)
Euro	1,581,405	18.88	(100,590)	(0.76)
Hong Kong dollar	(9,567)	(0.11)	165,449	1.24
Hungarian forint	84,721	1.01	9,357	0.07
Japanese yen	1,328,503	15.86	(205,060)	(1.54)
Korean won	(76,817)	(0.92)	601,359	4.52
Malaysian ringgit	-	-	240,684	1.81
Mexican peso	210	0.00	15,281	0.11
New Zealand dollar	331,118	3.95	76,227	0.57
Norwegian krone	(32,125)	(0.38)	342,134	2.57
Polish zloty	265	0.00	55,902	0.42
Romanian leu	(71,941)	(0.86)	26,278	0.20
Singapore dollar	42,706	0.51	52,824	0.40
South African rand	5,957	0.07	118,331	0.89
Swedish krona	(75,934)	(0.91)	238,833	1.79
Swiss franc	765,139	9.13	(326,784)	(2.45)
Taiwan dollar	(74,698)	(0.89)	214,590	1.61
Thai baht	3,377	0.04	5,107	0.04
Turkish lira	(27,175)	(0.32)	(367,360)	(2.76)
U.S. dollar	2,616,187	31.22	11,126,211	83.58

Total	$8,377,796	100.00%	$13,312,178	100.00%

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

The Partnership engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals, and stock indices. The following were the primary trading risk exposures of the Partnership at December 31, 2011 and 2010, by market sector:

Agricultural (grains, livestock and softs) — The Partnership’s primary exposure is to agricultural price movements which are often directly affected by severe or unexpected weather conditions as well as supply and demand factors.

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

Interest Rates — Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Partnership’s profitability. The Partnership’s primary interest rate exposure is to interest rate fluctuations in countries or regions including Australia, Canada, Japan, Switzerland, the United Kingdom, the U.S., and the Eurozone. However, the Partnership also may take positions in futures contracts on the government debt of other nations. The General Partner anticipates that interest rates in these industrialized countries or areas, both long-term and short-term, will remain the primary interest rate market exposure of the Partnership for the foreseeable future.

Metals — The Partnership’s metals market exposure is to fluctuations in the price of aluminum, copper, gold, lead, nickel, palladium, platinum, silver, tin and zinc.

Stock Indices — The Partnership’s equity exposure, through stock index futures, is to equity price risk in the major industrialized countries as well as other countries.

The Derivatives and Hedging topic of the Codification requires entities to recognize in the Statements of Financial Condition all derivative contracts as assets or liabilities. Fair value of futures and forward currency contracts are first netted by the broker as discussed in Note 2. Futures and forward currency contracts in an asset or liability position are recorded in the Statements of Financial Condition as “Net unrealized appreciation on open futures and forward currency contracts” or “Net unrealized depreciation on open futures and forward currency contracts,” respectively. The Partnership’s policy regarding fair value measurement is discussed in Note 2.

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

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2011 and 2010. Fair value is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2011

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions

Futures contracts:
Energies	$438,585	$(199,972)	$898,632	$(504,487)	$632,758
Grains	875,525	(10,825)	-	(3,070,466)	(2,205,766)
Interest rates	4,286,895	(233,275)	8,850	(21,650)	4,040,820
Livestock	-	-	105,290	(48,740)	56,550
Metals	88,086	(662,804)	1,612,529	(782,824)	254,987
Softs	379,604	(279,511)	2,800,700	(372,985)	2,527,808
Stock indices	6,167	(43,100)	406,309	(831,000)	(461,624)

Total futures contracts	6,074,862	(1,429,487)	5,832,310	(5,632,152)	4,845,533

Forward currency contracts	1,756,029	(1,881,018)	5,203,785	(1,546,533)	3,532,263

Total futures and forward currency contracts	$7,830,891	$(3,310,505)	$11,036,095	$(7,178,685)	$8,377,796

Fair Value of Futures and Forward Currency Contracts at December 31, 2010

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain on Open
Sector	Gains	Losses	Gains	Losses	Positions

Futures contracts:
Energies	$1,283,210	$(232,975)	$65,500	$(682,142)	$433,593
Grains	3,257,727	(18,638)	11,863	(1,211,163)	2,039,789
Interest rates	429,605	(10,132)	25,283	(240,383)	204,373
Livestock	684,170	-	-	(636,480)	47,690
Metals	4,074,267	-	-	(362,273)	3,711,994
Softs	2,268,915	(8,210)	21,907	(587,024)	1,695,588
Stock indices	2,018,157	(445,028)	144,524	(2,090)	1,715,563

Total futures contracts	14,016,051	(714,983)	269,077	(3,721,555)	9,848,590

Forward currency contracts	5,481,832	(922,773)	1,621,068	(2,716,539)	3,463,588

Total futures and forward currency contracts	$19,497,883	$(1,637,756)	$1,890,145	$(6,438,094)	$13,312,178

The effect of trading futures and forward currency contracts is represented on the Statements of Operations for the years ended December 31, 2011 and 2010 as “Net realized gains (losses) on closed positions: Futures and forward currency contracts” and “Net change in unrealized: futures and forward currency contracts.” These trading gains and losses are detailed below:

Sector	2011	2010

Futures contracts:
Energies	$(306,750)	$(2,739,964)
Grains	(6,975,535)	4,199,011
Interest rates	34,897,915	6,412,216
Livestock	(2,545,590)	(15,050)
Metals	324,021	4,412,622
Softs	1,354,132	4,303,320
Stock indices	(23,638,126)	1,149,187

Total futures contracts	3,110,067	17,721,342

Forward currency contracts	(10,514,885)	4,645,024

Total futures and forward currency contracts	$(7,404,818)	$22,366,366

For the year ended December 31, 2011, the monthly average number of futures contracts bought and sold was 21,126 and 21,561, respectively, and the monthly average notional value of forward currency contracts traded was approximately $1,062,000,000.

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

The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership. For the years ended December 31, 2011 and 2010, respective ownership percentages of the Partnership are detailed below:

	2011	2010

U.S. Feeder	57.64%	37.43%
Cayman Feeder	31.07%	45.74%

Total	88.71%	83.17%

The remaining interests are held by direct investors in the Partnership.

10.	SUBSEQUENT EVENTS

The Partnership has performed its evaluation of subsequent events through March 23, 2012, the date the financial statements were available to be issued. Based on such evaluation, no events were discovered that required disclosure nor adjustment to the financial statements.

- 23 -