Form 10-K, Exhibit 13
period 2012-12-31
Millburn Multi-Markets Fund L.P.
filed 2013-03-29
CIK 1468910

Millburn Multi-Markets Fund L.P. (A Delaware Limited Partnership) Financial Statements for the Years Ended December 31, 2012 and 2011, and Report of Independent Registered Public Accounting Firm

MILLBURN MULTI-MARKETS FUND L.P.

TABLE OF CONTENTS

Page(s)

THIS ANNUAL REPORT IS COMPRISED OF SECTION I CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS FUND L.P. FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011 AND SECTION II, CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P. FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011.

SECTION I

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011:

Statements of Financial Condition	2

Statements of Operations	3

Statements of Changes in Partners’ Capital	4

Statements of Financial Highlights	5–6

Notes to Financial Statements	7–10

SECTION II — FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P.

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Fund L.P. as of December 31, 2012 and 2011, including the related Statements of Operations, Changes in Partners’ Capital, and Financial Highlights for each of the two years in the period ended December 31, 2012, are complete and accurate.

Harvey Beker, Co-Chief Executive Officer
Millburn Ridgefield Corporation
General Partner of Millburn Multi-Markets Fund L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Millburn Multi-Markets Fund L.P.:

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Fund L.P. (the “Partnership”) as of December 31, 2012 and 2011, and the related statements of operations, changes in partners’ capital, and financial highlights for each of the two years in the period ended December 31, 2012. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

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

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Fund L.P. as of December 31, 2012 and 2011 and the results of its operations, changes in its partners’ capital and its financial highlights for each of the two years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

March 26, 2013

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS

INVESTMENT IN MILLBURN MULTI-MARKETS TRADING L.P. (THE “MASTER FUND”)	$228,943,314	$236,019,823

DUE FROM THE MASTER FUND	5,596,779	3,184,538

CASH	1,516,001	6,164,454

TOTAL	$236,056,094	$245,368,815

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Capital contributions received in advance	$1,513,559	$6,163,876
Capital withdrawal payable	5,596,779	3,184,538
Due to the Master Fund	2,442	578

Total liabilities	7,112,780	9,348,992

PARTNERS’ CAPITAL:
General Partner	3,228,323	3,463,815

Limited partners:
Series A (181,345.3268 and 159,942.5316 units outstanding)	$168,880,502	$166,336,096
Series B (20,671.4907 and 21,012.8097 units outstanding)	20,299,372	22,643,903
Series C (36,885.1442 and 40,189.9735 units outstanding)	36,535,117	43,576,009

Total limited partners	225,714,991	232,556,008

Total partners’ capital	228,943,314	236,019,823

TOTAL	$236,056,094	$245,368,815

NET ASSET VALUE PER UNIT OUTSTANDING:
Series A	$931.26	$1,039.97
Series B	$982.00	$1,077.62
Series C	$990.51	$1,084.25

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

NET INVESTMENT LOSS ALLOCATED FROM THE MASTER FUND

Income — Interest income	$318,147	$345,473

Expenses:
Management fees	4,581,555	3,643,500
Brokerage commissions	796,960	494,299
Selling commissions and platform fees	3,389,251	2,530,363
Administrative and operating expenses	1,072,589	1,015,504
Custody fees	51,065	31,049

Total expenses	9,891,420	7,714,715

Operating expenses borne by General Partner	-	(59,807)

Net expenses	9,891,420	7,654,908

Net investment loss allocated from the Master Fund	(9,573,273)	(7,309,435)

REALIZED AND UNREALIZED GAINS (LOSSES) ALLOCATED FROM THE MASTER FUND
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	(12,924,668)	(2,954,102)
Foreign exchange translation	(97,631)	301
Net change in unrealized:
Futures and forward currency contracts	(1,881,438)	(1,198,682)
Foreign exchange translation	12,466	(15,382)
Net gains (losses) from U.S. Treasury notes:
Realized	(28,432)	2,823
Net change in unrealized	50,323	(43,230)

Net realized and unrealized losses allocated from the Master Fund	(14,869,380)	(4,208,272)

NET LOSS	(24,442,653)	(11,517,707)

LESS PROFIT SHARE ALLOCATION FROM THE MASTER FUND	-	2,595

NET LOSS AFTER PROFIT SHARE	$(24,442,653)	$(11,520,302)

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2012 AND 2011

	General	Limited Partners
	Partner	Series A		Series B		Series C		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount

PARTNERS’ CAPITAL — January 1, 2011	$1,447,561	$71,988,161	64,756.6985	$6,405,290	5,662.0645	$31,486,826	27,731.8983	$111,327,838

Capital contributions	2,000,000	110,423,847	102,014.0806	18,128,844	16,314.7272	14,574,760	13,035.3437	145,127,451
Capital withdrawals	-	(7,229,090)	(6,828.2475)	(1,057,815)	(963.9820)	(628,259)	(577.2685)	(8,915,164)
Net income (loss)	16,254	(8,846,822)	-	(832,416)	-	(1,857,318)	-	(11,520,302)

PARTNERS’ CAPITAL — December 31, 2011	3,463,815	166,336,096	159,942.5316	22,643,903	21,012.8097	43,576,009	40,189.9735	236,019,823

Capital contributions	-	51,687,336	53,707.8502	5,732,891	5,623.6690	2,138,112	2,085.6084	59,558,339
Capital withdrawals	-	(30,744,953)	(32,305.0550)	(5,942,606)	(5,964.9880)	(5,504,636)	(5,390.4377)	(42,192,195)
Net loss	(235,492)	(18,397,977)	-	(2,134,816)	-	(3,674,368)	-	(24,442,653)

PARTNERS’ CAPITAL — December 31, 2012	$3,228,323	$168,880,502	181,345.3268	$20,299,372	20,671.4907	$36,535,117	36,885.1442	$228,943,314

NET ASSET VALUE PER
UNIT — December 31, 2011		$1,039.97		$1,077.62		$1,084.25

NET ASSET VALUE PER
UNIT — December 31, 2012		$931.26		$982.00		$990.51

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
YEAR ENDED DECEMBER 31, 2012

The following information presents per unit operating performance data for each series for the year ended December 31, 2012.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of year	$1,039.97	$1,077.62	$1,084.25

LOSS ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(44.99)	(29.55)	(27.26)
Total trading and investing losses (1)	(63.72)	(66.07)	(66.48)

Net loss before profit share allocation from the Master Fund	(108.71)	(95.62)	(93.74)

Profit share allocation from the Master Fund (1) (4)	0.00	0.00	0.00

Net loss from operations after profit share allocation from the Master Fund	(108.71)	(95.62)	(93.74)

NET ASSET VALUE PER UNIT — End of year	$931.26	$982.00	$990.51

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	(10.45)%	(8.87)%	(8.65)%

PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4)	0.00	0.00	0.00

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	(10.45)%	(8.87)%	(8.65)%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.84%	3.08%	2.83%
Profit share allocation from Master Fund (4)	0.00	0.00	0.00

Total expenses	4.84%	3.08%	2.83%

Net investment loss (2) (3)	(4.70)%	(2.95)%	(2.70)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(3)	Excludes profit share allocation from the Master Fund and includes interest income.
(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

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

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2012 AND 2011

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

Basis of Presentation — The financial statements have been prepared in conformity with accounting principles generally accepted (“U.S. GAAP”) in the United States (“U.S.”) as detailed in the Financial Accounting Standards Board Accounting Standards Codification (“Codification”).

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

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2009 to 2012, for the U.S. Federal jurisdiction, the New York and Connecticut State jurisdictions and the New York City jurisdiction, there are no uncertain tax positions through its investment in the Master Fund. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes.

Cash — Cash is held in a non-interest-bearing account at JP Morgan Chase Bank, N.A.

Estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

Fair Value of Financial Instruments — Disclosures under the Fair Value Measurements and Disclosures topic of the Codification relating to the Partnership’s underlying investments held within the Master Fund are included in the attached Master Fund’s financial statements.

3.	INVESTMENT IN MILLBURN MULTI-MARKETS TRADING L.P.

During the years ended December 31, 2012 and 2011, the Partnership invested substantially all of its assets in Millburn Multi-Markets Trading L.P. At December 31, 2012 and 2011, the Partnership’s investment in the Master Fund represents 68.43% and 57.64%, respectively, of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the years ended December 31, 2012 and 2011 consisted of its investment in the Master Fund, all amounts reflected in the Statements of Operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

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

The terms of the Series issued by the Partnership are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end Net Asset Value of such Series investment; 2) Series B Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to a platform fee of 1/12 of 0.25% (0.25% per annum) based on the month end net asset value of such Series investment and are for those investors participating in asset-based or fixed fee registered investment adviser (“RIA”) platforms; and 3) Series C Units which are subject to the management fees and profit share allocable to the General Partner and are for those investors participating in asset-based or fixed fee RIA platforms not subject to the Platform Fee. For the year ended December 31, 2012, Selling Commissions and Platform Fees were as follows:

					Total Selling Commissions
	Selling Commissions		Platform Fees		and Platform Fees
	2012	2011	2012	2011	2012	2011

Series A Units	$3,332,891	$2,490,848	$-	$-	$3,332,891	$2,490,848
Series B Units	-	-	56,360	39,515	56,360	39,515

Total	$3,332,891	$2,490,848	$56,360	$39,515	$3,389,251	$2,530,363

Amounts were charged at the Master Fund level and allocated to applicable Partnership investors only. No amounts were allocated to Series C Units.

5.	OPERATING EXPENSES AND ADMINISTRATION FEE

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the year ended December 31, 2011, the General Partner chose to directly bear a portion of the Partnership’s operating expenses, totaling $59,807. The General Partner did not directly bear any of the Partnership’s operating expenses for the year ended December 31, 2012.

The General Partner of the Master Fund is paid a monthly administration fee as disclosed in the Master Fund’s financial statements included in Section II of this annual report.

The General Partner has paid expenses incurred in connection with the organization of the Partnership and the initial offering of the Units. The total amount paid by the General Partner was $191,967. The Master Fund, on behalf of the Partnership, is reimbursing the General Partner for these costs in 60 equal monthly installments of $3,199 which began on August 1, 2009. However, to the extent that for any month the $3,199 exceeds 1/12 of 0.05% of the Partnership’s month-end net asset value (a 0.05% annual rate), such excess will not be reimbursed by the Partnership, but will be absorbed by the General Partner. As of December 31, 2012, pursuant to this calculation, $36,987 has been borne by the General Partner and will not be reimbursed by the Partnership. For each of the two years ended December 31, 2012 and 2011, costs incurred were $38,388, and are included in “Administrative and operating expenses” in the Master Fund’s Statements of Operations. Further, as of December 31, 2012 and 2011, $9,598 were payable to the General Partner as reimbursement for such costs and are included in “Accrued expenses” in the Master Fund’s Statements of Financial Condition.

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

During the period from January 1, 2013 to March 26, 2013, contributions of $3,770,020 were made to the Partnership and redemptions of $39,019,292 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 26, 2013, the date the financial statements were available to be issued. Based on such evaluation, no further events were discovered that required disclosure or adjustment to the financial statements.

* * * * * *

SECTION II

Millburn Multi-Markets

Trading L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31,
2012 and 2011, and Report of Independent Registered Public Accounting Firm

MILLBURN MULTI-MARKETS TRADING L.P.

TABLE OF CONTENTS

Page(s)

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011:

Statements of Financial Condition	2

Condensed Schedules of Investments	3–6

Statements of Operations	7

Statements of Changes in Partners’ Capital	8

Statements of Financial Highlights	9–10

Notes to Financial Statements	11–24

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Trading L.P., including the Condensed Schedules of Investments, as of December 31, 2012 and 2011, and the related Statements of Operations, Changes in Partners’ Capital, and Financial Highlights for each of the two years in the period ended December 31, 2012, are complete and accurate.

Harvey Beker, Co-Chief Executive Officer
Millburn Ridgefield Corporation
General Partner of Millburn Multi-Markets Trading L.P.

INDEPENDENT AUDITORS’ REPORT

To the Partners of Millburn Multi-Markets Trading L.P.:

We have audited the accompanying financial statements of Millburn Multi-Markets Trading L.P. (the “Partnership”), which comprise the statements of financial condition, including the condensed schedules of investments, as of December 31, 2012 and 2011, and the related statements of operations, changes in partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements and financial highlights in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements and financial highlights that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and financial highlights. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements and financial highlights, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Partnership's preparation and fair presentation of the financial statements and financial highlights in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2012 and 2011, and the results of its operations, changes in its partners’ capital and its financial highlights for each of the two years in the period ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

March 26, 2013

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $57,790,260 and $41,272,197)	$57,802,756	$41,274,794
Net unrealized appreciation on open futures and forward currency contracts	4,087,228	8,775,049
Due from brokers	5,627,293	3,971,338
Cash denominated in foreign currencies (cost $4,037,140 and $606,954)	4,058,372	604,841

Total equity in trading accounts	71,575,649	54,626,022

INVESTMENTS IN U.S. TREASURY NOTES — at fair value (amortized cost $252,630,704 and $344,350,425)	252,687,230	344,352,511

CASH	17,495,371	18,112,495

ACCRUED INTEREST RECEIVABLE	1,702,482	1,894,957

DUE FROM MILLBURN MULTI-MARKETS LTD.	150	61

DUE FROM MILLBURN MULTI-MARKETS FUND L.P.	2,442	578

TOTAL	$343,463,324	$418,986,624

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$829,940	$397,253
Cash denominated in foreign currencies (cost -$527,192 and -$1,614,489)	531,601	1,619,538
Capital contributions received in advance	88,061	18,930
Capital withdrawal payable	6,313,976	5,902,350
Management fee payable	458,893	601,992
Selling commissions payable	296,630	286,819
Accrued expenses	206,798	483,424
Due to brokers	96,357	86,753
Commissions and other trading fees on open futures contracts	74,020	62,997
Due to General Partner	2,510	25,211

Total liabilities	8,898,786	9,485,267

PARTNERS’ CAPITAL	334,564,538	409,501,357

TOTAL	$343,463,324	$418,986,624

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2012

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
FUTURES AND FORWARD CURRENCY CONTRACTS	Partners’ Capital	(Depreciation)

FUTURES CONTRACTS
Long futures contracts:
Energies	0.42%	$1,402,416
Grains	(0.30)	(996,610)
Interest rates:
2 Year U.S. Treasury Note (2,580 contracts, settlement date March 2013)	0.03	110,717
5 Year U.S. Treasury Note (1,008 contracts, settlement date March 2013)	0.01	17,273
10 Year U.S. Treasury Note (480 contracts, settlement date March 2013)	(0.03)	(99,844)
30 Year U.S. Treasury Bond (165 contracts, settlement date March 2013)	(0.01)	(30,375)
Other interest rates	0.39	1,306,819

Total interest rates	0.39	1,304,590

Livestock	(0.04)	(149,420)
Metals	0.09	293,489
Softs	0.01	26,112
Stock indices	0.54	1,829,181

Total long futures contracts	1.11	3,709,758

Short futures contracts:
Energies	(0.51)	(1,699,188)
Grains	0.22	720,496
Interest rates	0.00	2,288
Livestock	(0.00)	(7,380)
Metals	(0.24)	(816,189)
Softs	0.05	177,792
Stock indices	(0.03)	(86,840)

Total short futures contracts	(0.51)	(1,709,021)

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	0.60	2,000,737

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	(0.05)	(153,212)
Total short forward currency contracts	0.42	1,409,763

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	0.37	1,256,551

TOTAL	0.97%	$3,257,288

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2012

U.S. TREASURY NOTES

		Fair Value
		as a % of
Face		Partners’	Fair
Amount	Description	Capital	Value

$67,740,000	U.S. Treasury notes, 0.625%, 02/28/2013	20.27%	$67,800,860
106,700,000	U.S. Treasury notes, 3.375%, 07/31/2013	32.49	108,696,457
106,700,000	U.S. Treasury notes, 0.125%, 09/30/2013	31.88	106,674,992
27,240,000	U.S. Treasury notes, 0.500%, 11/15/2013	8.16	27,317,677

	TOTAL INVESTMENTS IN U.S. TREASURY
	NOTES (amortized cost $310,420,964)	92.80%	$310,489,986

See notes to financial statements	(Concluded)

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

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2011

U.S. TREASURY NOTES

		Fair Value
		as a % of
Face		Partners’	Fair
Amount	Description	Capital	Value

$97,740,000	U.S. Treasury notes, 0.875%, 02/29/2012	23.90%	$97,869,811
122,960,000	U.S. Treasury notes, 0.375%, 08/31/2012	30.08	123,180,944
133,180,000	U.S. Treasury notes, 4.250%, 09/30/2012	33.52	137,248,233
27,240,000	U.S. Treasury notes, 0.500%, 11/30/2012	6.67	27,328,317

	TOTAL INVESTMENTS IN U.S. TREASURY
	NOTES (amortized cost $385,622,622)	94.17%	$385,627,305

See notes to financial statements	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

INVESTMENT INCOME — Interest income	$475,720	$703,919

EXPENSES:
Brokerage commissions	1,173,331	994,569
Management fees	6,107,782	6,470,138
Selling commissions and platform fees	3,423,339	2,530,363
Administrative fee and operating expenses	1,430,338	1,487,037
Custody fees	73,896	63,347

Total expenses	12,208,686	11,545,454

Operating expenses borne by General Partner	(66,814)	(75,183)

Net expenses	12,141,872	11,470,271

NET INVESTMENT LOSS	(11,666,152)	(10,766,352)

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized losses on closed positions:
Futures and forward currency contracts	(19,392,968)	(2,470,436)
Foreign exchange translation	(144,948)	(136,628)
Net change in unrealized:
Futures and forward currency contracts	(5,120,508)	(4,934,382)
Foreign exchange translation	23,985	20,096
Net gains (losses) from U.S. Treasury notes:
Realized	(37,060)	(7,267)
Net change in unrealized	64,339	(50,686)

Total net realized and unrealized losses	(24,607,160)	(7,579,303)

NET LOSS	(36,273,312)	(18,345,655)

LESS PROFIT SHARE TO GENERAL PARTNER	249,770	61,668

NET LOSS AFTER PROFIT SHARE TO GENERAL PARTNER	$(36,523,082)	$(18,407,323)

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2012 AND 2011

		New Profit
	Limited	Memo	General
	Partners	Account	Partner	Total

PARTNERS’ CAPITAL — January 1, 2011	$295,722,233	$-	$1,737,376	$297,459,609

Contributions	159,695,554	-	100,000	159,795,554
Withdrawals	(29,349,575)	-	(58,576)	(29,408,151)
Net loss	(18,306,231)	(3,092)	(36,332)	(18,345,655)
General Partner’s allocation — profit share	(61,668)	61,668	-	-
Transfer of New Profit Memo Account to General Partner	-	(58,576)	58,576	-
PARTNERS’ CAPITAL — December 31, 2011	407,700,313	-	1,801,044	409,501,357

Contributions	115,958,983	-	-	115,958,983
Withdrawals	(154,372,704)	-	(249,786)	(154,622,490)
Net income (loss)	(36,154,612)	16	(118,716)	(36,273,312)
General Partner’s allocation — profit share	(249,770)	249,770	-	-
Transfer of New Profit Memo Account to General Partner	-	(249,786)	249,786	-
PARTNERS’ CAPITAL — December 31, 2012	$332,882,210	$-	$1,682,328	$334,564,538

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2012 AND 2011

The following information presents financial highlights of a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and an annual profit share of 20% of Trading Profits (as defined in the Limited Partnership Agreement).

	2012	2011

Total return before General Partner profit share allocation	(8.44)%	(4.18)%
Less: General Partner profit share allocation	0.00	0.00

Total return after General Partner profit share allocation	(8.44)%	(4.18)%

Ratios to average net asset value:
Expenses (1) (2)	2.65%	2.49%
General Partner profit share allocation	0.00	0.00

Total expenses (1) (2)	2.65%	2.49%

Net investment loss (1) (2) (3)	(2.52)%	(2.30)%

Total returns and the ratios to average net asset value are calculated for a Limited Partner. An individual Limited Partner’s total returns and ratios may vary from the above total returns and ratios based on different management fee and General Partner profit share allocation agreements and the timing of contributions and withdrawals.

(1) Includes the proportionate share of expenses of the U.S. Feeder, Cayman Feeder and Cayman SPC Feeder (as defined in Footnote 1).

(2) Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership. For each of the two years ended December 31, 2012 and 2011, the ratios are net of the 0.02% effect of the voluntary waivers of operating expenses.

(3) Excludes General Partner profit share allocation and includes interest income.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2012 AND 2011

The following information presents financial highlights of Limited Partners as a whole.

	2012	2011

Total return before General Partner profit share allocation	(9.34)%	(4.76)%
Less: General Partner profit share allocation	0.07	0.02

Total return after General Partner profit share allocation	(9.41)%	(4.78)%

Ratios to average net asset value:
Expenses (1) (2)	3.58%	3.12%
General Partner profit share allocation	0.07	0.02

Total expenses (1) (2)	3.65%	3.14%

Net investment loss (1) (2) (3)	(3.45)%	(2.94)%

Total returns and the ratios to average net asset value are calculated for Limited Partners’ capital taken as a whole. An individual Limited Partner’s total returns and ratios may vary from the above total returns and ratios based on different management fee and General Partner profit share allocation agreement and the timing of contributions and withdrawals.

(1) Includes the proportionate share of expenses of the U.S. Feeder, Cayman Feeder and Cayman SPC Feeder (as defined in Footnote 1).

(2) Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership. For each of the two years ended December 31, 2012 and 2011, the ratios are net of the 0.02% effect of the voluntary waivers of operating expenses.

(3) Excludes General Partner profit share allocation and includes interest income.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2012 AND 2011

1.	ORGANIZATION

Millburn Multi-Markets Trading L.P. (the “Partnership”) is a limited partnership organized in September 2004 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on October 20, 2004. The Partnership engages in the speculative trading of futures and forward currency contracts and also acts as a master fund for Millburn Multi-Markets Ltd., a Cayman Islands exempted company (the “Cayman Feeder”), Millburn Multi-Markets Fund L.P., a Delaware limited partnership (the “U.S. Feeder”) and Millburn Multi-Markets Low Vol SPC, a Cayman Islands Segregated Portfolio Company (the “Cayman SPC Feeder”). The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership and the Cayman SPC Feeder invests approximately two-thirds of its assets in the Partnership. The Cayman Feeder, U.S. Feeder and Cayman SPC Feeder commenced operations on July 1, 2008, August 1, 2009 and November 1, 2012, respectively. All feeder fees and expenses will be charged at the master level. The Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (“U.S.”) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of commodity exchanges and futures commission merchants (brokers) through which the Partnership trades.

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

Investments — The Partnership records its transactions in futures, forward currency contracts and U.S. Treasury notes including related income and expenses on a trade-date basis. The Partnership bears all trade-related commission and clearing charges due to third party brokers.

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

Cash — Cash includes cash held at J.P. Morgan Chase Bank, N.A.

Foreign Currency Translation — Assets and liabilities denominated in foreign currencies are translated to U.S. Dollars at prevailing exchange rates of such currencies. Purchases and sales of investments are translated to U.S. Dollars at the exchange rate prevailing when such transactions occurred.

Management Fees — The Agreement provides that the Partnership shall charge the limited partners’ capital accounts and pay the General Partner management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of limited partnership interests. The General Partner retains the right to charge less than the annual management fee rate except as specified in the Agreement. Management fees for the years ended December 31, 2012 and 2011 were as follows:

	2012	2011

US Feeder	$4,581,555	$3,643,500
Cayman Feeder	1,239,434	2,592,615
SPC Cayman Feeder (1)	101,496	-
Other (2)	185,297	234,023
Total	$6,107,782	$6,470,138

(1) for the period from November 1, 2012 through December 31, 2012

(2) direct investors in the Partnership

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum or platform fees of 0.25% per annum. These selling commissions and platform fees are charged at the Partnership level but are allocated only to the applicable U.S. Feeder investors. On March 1, 2012, The Cayman Feeder began offering shares that are subject to selling commissions of 2% per annum. The Cayman SPC is not charged selling commissions or platform fees. Selling commissions and platform fees for the years ended December 31, 2012 and 2011 were as follows:

					Total Selling Commissions
	Selling Commissions		Platform Fees		and Platform Fees
	2012	2011	2012	2011	2012	2011

U.S. Feeder	$3,332,891	$2,490,848	$56,360	$39,515	$3,389,251	$2,530,363
Cayman Feeder (1)	34,088	-	-	-	34,088	-

Total	$3,366,979	$2,490,848	$56,360	$39,515	$3,423,339	$2,530,363

(1) For the period from March 1, 2012 through December 31, 2012

Administrative and Operating Expenses — The General Partner of the Partnership is paid a monthly administration fee for certain accounting, tax, legal and operational services it provides to the Partnership (the “Administration Fee”) calculated at 0.05% of month-end partners’ capital prior to reduction for capital withdrawals, management fees and the Administrative Fee then being calculated.

The Partnership bears expenses including, but not limited to, periodic legal, accounting and filing fees up to an amount equal to 1/4 of 1% per annum of average Partners’ Capital of the Partnership (the “Expense Cap”). Amounts subject to the Expense Cap include expenses incurred at the Partnership level, Cayman Feeder level and Cayman SPC Feeder Level, and the Administration Fee due to the General Partner. The General Partner of the Partnership and the Investment Adviser of the Cayman Feeder and Cayman SPC Feeder bear any excess over such amounts. The Partnership, the Cayman Feeder and the Cayman SPC Feeder will pay any extraordinary expenses. The Investment Adviser of the Cayman Feeder chose to directly bear operating expenses in excess of 1/4 of 1% of average stockholders’ equity for the year ended December 31, 2012 and 2011 as well as for the Cayman SPC Feeder for the period ended December 31, 2012.

The U.S. Feeder bears its own expenses including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the year ended December 31, 2011, the General Partner of the U.S. Feeder chose to directly bear operating expenses in excess of 1/4 of 1% of average Partners’ Capital of the U.S. Feeder.

Administrative and operating expenses related to the Partnership are charged pro-rata to all investors. Operating expenses related to the U.S. Feeder, Cayman Feeder and Cayman SPC Feeder are charged at the Partnership level and allocated only to those respective investors.

For the year ended December 31, 2012, operating expenses and the administration fee were as follows:

Fund	Operating	Administration	Total
	Expenses	Fee	(1)

Partnership	$670,907	$166,778	$837,685
U.S. Feeder	514,466	-	514,466
Cayman Feeder	56,006	-	56,006
Cayman SPC Feeder	22,181	-	22,181
Total	$1,263,560	$166,778	$1,430,338

Borne by General Partner or Investment Adviser *	$(66,814)	$-	$(66,814)

For the year ended December 31, 2011, operating expenses and administration fee were as follows:

Fund	Operating	Administration	Total
	Expenses	Fee	(1)

Partnership	$493,309	$183,254	$676,563
U.S. Feeder	697,043	-	697,043
Cayman Feeder	113,431	-	113,431
Total	$1,303,783	$183,254	$1,487,037

Borne by General Partner or Investment Adviser *	$(75,183)	$-	$(75,183)

* by General Partner (in the case of the Partnership and U.S. Feeder) or Investment Adviser (Cayman Feeder and Cayman SPC Feeder)

The General Partner has paid expenses incurred in connection with the organization of the U.S. Feeder. The total amount paid by the General Partner was $191,967. The Partnership, on behalf of the U.S. Feeder, is reimbursing the General Partner for these costs in 60 equal monthly installments of $3,199 which began on August 1, 2009. However, to the extent that for any month the $3,199 exceeds 1/12 of 0.05% of the U.S. Feeder’s month-end net asset value (a 0.05% annual rate), such excess will not be reimbursed by the Partnership, but will be absorbed by the General Partner. As of December 31, 2012, pursuant to this calculation, $36,987 has been borne by the General Partner and will not be reimbursed by the Partnership. For each of the two years ended December 31, 2012 and 2011, costs incurred were $38,388 and are included in “Administrative and operating expenses” in the Partnership’s Statements of Operations. Further, as of December 31, 2012 and 2011, $9,598, were payable to the General Partner as reimbursement for such costs and are included in “Accrued expenses” in the Partnership’s Statements of Financial Condition.

The General Partner has paid expenses incurred in connection with the organization of the Cayman SPC Feeder. The total amount paid by the General Partner was $40,383. The Partnership, on behalf of the Cayman SPC Feeder, is reimbursing the General Partner for these costs in 60 equal monthly installments of $673 which began on November 1, 2012. Accordingly, for the period from November 1, 2012 (commencement of operations) to December 31, 2012, costs incurred were $1,346 and are including in “Administrative and operating expenses” in the Partnership’s Statement of Operations as of December 31, 2012. As of December 31, 2012, this amount was payable to the General Partner and is included in “Accrued expenses” in the Partnership’s Statements of Financial Condition.

Income Taxes — The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2009 to 2012, for the U.S. Federal jurisdiction, the New York and Delaware State jurisdictions and the New York City jurisdiction, there were no uncertain tax positions. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes and therefore the partners are responsible for the payment of taxes.

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

Cash Instruments — The Partnership’s cash instruments are generally classified within Level 1 of the fair value hierarchy because they are typically valued using quoted market prices. The types of instruments valued based on quoted market prices in active markets include U.S. government obligations. The General Partner of the Partnership does not adjust the quoted price for such instruments even in situations where the Partnership holds a large position and a sale could reasonably impact the quoted price.

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

During the years ended December 31, 2012 and 2011, there were no transfers of assets or liabilities between Level 1 and Level 2. The following table represents the Partnership’s investments by hierarchical level as of December 31, 2012 and 2011 in valuing the Partnership’s investments at fair value. At December 31, 2012 and 2011, the Partnership held no assets or liabilities classified in Level 3.

Financial assets at fair value as of December 31, 2012

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$310,489,986	$-	$310,489,986

Exchange-traded futures contracts
Energies	(296,772)	-	(296,772)
Grains	(276,114)	-	(276,114)
Interest rates	1,306,878	-	1,306,878
Livestock	(156,800)	-	(156,800)
Metals	(522,700)	-	(522,700)
Softs	203,904	-	203,904
Stock indices	1,742,341	-	1,742,341

Total exchange-traded futures contracts	2,000,737	-	2,000,737

Over-the-counter forward currency contracts	-	1,256,551	1,256,551

Total futures and forward currency contracts (2)	2,000,737	1,256,551	3,257,288

Total financial assets at fair value	$312,490,723	$1,256,551	$313,747,274

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in brokers’ trading accounts as collateral			$57,802,756
Investments in U.S. Treasury notes held in custody			252,687,230
Total investments in U.S. Treasury notes			$310,489,986

(2)
Net unrealized appreciation on open futures and forward currency contracts			$4,087,228
Net unrealized depreciation on open futures and forward currency contracts			(829,940)
Net unrealized appreciation on open futures and forward currency contracts			$3,257,288

Financial assets at fair value as of December 31, 2011

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$385,627,305	$-	$385,627,305

Exchange-traded futures contracts
Energies	632,758	-	632,758
Grains	(2,205,766)	-	(2,205,766)
Interest rates	4,040,820	-	4,040,820
Livestock	56,550	-	56,550
Metals	254,987	-	254,987
Softs	2,527,808	-	2,527,808
Stock indices	(461,624)	-	(461,624)

Total exchange-traded futures contracts	4,845,533	-	4,845,533

Over-the-counter forward currency contracts	-	3,532,263	3,532,263

Total futures and forward currency contracts (2)	4,845,533	3,532,263	8,377,796

Total financial assets at fair value	$390,472,838	$3,532,263	$394,005,101

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in brokers’ trading accounts as collateral			$41,274,794
Investments in U.S. Treasury notes held in custody			344,352,511
Total investments in U.S. Treasury notes			$385,627,305

(2)
Net unrealized appreciation on open futures and forward currency contracts			$8,775,049
Net unrealized depreciation on open futures and forward currency contracts			(397,253)
Net unrealized appreciation on open futures and forward currency contracts			$8,377,796

Recent Accounting Standards — In December 2011, FASB issued ASU 2011-11, “Disclosures about Offsetting Assets and Liabilities” which creates a new disclosure requirement about the nature of an entity’s rights of setoff and the related arrangement associated with its financial instruments and derivative instruments. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the Statements of Financial Condition and instruments and transactions subject to an agreement similar to a master netting arrangement. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of International Financial Reporting Standards. The disclosure requirements are effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Partnership should also provide the disclosures retrospectively for all comparative periods presented. The General Partner does not expect the adoption of ASU 2011-11 to materially impact the Partnership’s financial statements.

3.	ADMINISTRATOR AGREEMENT

The Partnership, U.S. Feeder, Cayman Feeder, and Cayman SPC Feeder (collectively, the “Funds”) have engaged CACEIS (USA) Inc. (the “Administrator”) to provide certain administrative services for the Funds, including, but not limited to, maintaining the books and records of the Funds and valuation of the Funds’ net asset value.

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

At December 31, 2012 and 2011, due from and due to brokers balances, if any, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively.

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

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these contracts is limited to the unrealized gains inherent in such contracts which are recognized in the Statements of Financial Condition plus the value of margin or collateral held by the counterparty. The amount of such credit risk was $32,592,105 and $18,514,952 at December 31, 2012 and 2011, respectively.

The General Partner has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will, in fact, succeed in doing so. The General Partner’s market risk control procedures include diversification of the Partnership’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership’s assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Partnership’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Partnership are cleared by major securities firms, pursuant to customer agreements, including Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), J.P. Morgan Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Newedge USA, LLC (a wholly owned subsidiary of Newedge Group, which is owned by Société Générale (50%) and Calyon (50%)). The Partnership ceased clearing trades through Newedge USA, LLC during September 2012. For all forward currency transactions, the Partnership utilizes three prime brokers: Barclays Bank PLC, Deutsche Bank AG and Morgan Stanley & Co., LLC.

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at December 31, 2012 and 2011, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	December 31,
	2012		2011
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent	Appreciation	Percent
Currency Type	(Depreciation)	of Total	(Depreciation)	of Total

Australian dollar	$(481,764)	(14.79)%	$586,248	7.00%
British pound	(186,988)	(5.74)	1,048,167	12.51
Canadian dollar	23,507	0.72	278,723	3.33
Czech koruna	68,801	2.11	73,327	0.88
Euro	1,874,079	57.54	1,581,405	18.88
Hong Kong dollar	200,275	6.15	(9,567)	(0.11)
Hungarian forint	(617,967)	(18.97)	84,721	1.01
Japanese yen	621,328	19.08	1,328,503	15.86
Korean won	58,995	1.81	(76,817)	(0.92)
Malaysian ringgit	(171,493)	(5.26)	-	-
Mexican peso	4,075	0.13	210	0.00
New Zealand dollar	-	-	331,118	3.95
Norwegian krone	(11,676)	(0.36)	(32,125)	(0.38)
Polish zloty	226,541	6.95	265	0.00
Romanian leu	126,292	3.88	(71,941)	(0.86)
Singapore dollar	12,410	0.38	42,706	0.51
South African rand	(99,853)	(3.07)	5,957	0.07
Swedish krona	(51,726)	(1.59)	(75,934)	(0.91)
Swiss franc	-	-	765,139	9.13
Taiwan dollar	31,655	0.97	(74,698)	(0.89)
Thai baht	31,018	0.95	3,377	0.04
Turkish lira	(174,801)	(5.37)	(27,175)	(0.32)
U.S. dollar	1,774,580	54.48	2,616,187	31.22

Total	$3,257,288	100.00%	$8,377,796	100.00%

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

The Partnership engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals, and stock indices. The following were the primary trading risk exposures of the Partnership at December 31, 2012 and 2011, by market sector:

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

The Derivatives and Hedging topic of the Codification requires entities to recognize in the Statements of Financial Condition all derivative contracts as assets or liabilities. Fair value of futures and forward currency contracts are first netted by the broker as discussed in Note 2. Futures and forward currency contracts in a net asset or liability position are recorded in the Statements of Financial Condition as “Net unrealized appreciation on open futures and forward currency contracts” or “Net unrealized depreciation on open futures and forward currency contracts,” respectively. The Partnership’s policy regarding fair value measurement is discussed in Note 2.

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

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2012 and 2011. Fair value is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2012

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions

Futures contracts:
Energies	$1,475,418	$(73,002)	$11,630	$(1,710,818)	$(296,772)
Grains	-	(996,610)	720,496	-	(276,114)
Interest rates	2,327,068	(1,022,478)	2,288	-	1,306,878
Livestock	-	(149,420)	-	(7,380)	(156,800)
Metals	506,951	(213,462)	-	(816,189)	(522,700)
Softs	27,532	(1,420)	581,411	(403,619)	203,904
Stock indices	2,089,846	(260,665)	-	(86,840)	1,742,341

Total futures contracts	6,426,815	(2,717,057)	1,315,825	(3,024,846)	2,000,737

Forward currency contracts	3,645,759	(3,798,971)	3,974,478	(2,564,715)	1,256,551

Total futures and forward currency contracts	$10,072,574	$(6,516,028)	$5,290,303	$(5,589,561)	$3,257,288

Fair Value of Futures and Forward Currency Contracts at December 31, 2011

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions

Futures contracts:
Energies	$438,585	$(199,972)	$898,632	$(504,487)	$632,758
Grains	875,525	(10,825)	-	(3,070,466)	(2,205,766)
Interest rates	4,286,895	(233,275)	8,850	(21,650)	4,040,820
Livestock	-	-	105,290	(48,740)	56,550
Metals	88,086	(662,804)	1,612,529	(782,824)	254,987
Softs	379,604	(279,511)	2,800,700	(372,985)	2,527,808
Stock indices	6,167	(43,100)	406,309	(831,000)	(461,624)

Total futures contracts	6,074,862	(1,429,487)	5,832,310	(5,632,152)	4,845,533

Forward currency contracts	1,756,029	(1,881,018)	5,203,785	(1,546,533)	3,532,263

Total futures and forward currency contracts	$7,830,891	$(3,310,505)	$11,036,095	$(7,178,685)	$8,377,796

The effect of trading futures and forward currency contracts is represented on the Statements of Operations for the years ended December 31, 2012 and 2011 as “Net realized gains (losses) on closed positions: Futures and forward currency contracts” and “Net change in unrealized: futures and forward currency contracts.” These trading gains and losses are detailed below:

Sector	2012	2011

Futures contracts:
Energies	$(6,421,675)	$(306,750)
Grains	(2,622,608)	(6,975,535)
Interest rates	12,086,851	34,897,915
Livestock	(2,151,520)	(2,545,590)
Metals	(9,610,253)	324,021
Softs	(839,594)	1,354,132
Stock indices	(1,784,145)	(23,638,126)

Total futures contracts	(11,342,944)	3,110,067

Forward currency contracts	(13,170,532)	(10,514,885)

Total futures and forward currency contracts	$(24,513,476)	$(7,404,818)

For the year ended December 31, 2012, the monthly average number of futures contracts bought and sold was 26,745 and 25,220, respectively, and the monthly average notional value of forward currency contracts traded was approximately $1,245,000,000.

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

The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership, and the Cayman SPC Feeder invests approximately two-thirds of its assets in the Partnership. For the years ended December 31, 2012 and 2011, respective ownership percentages of the Partnership are detailed below:

	December 31, 2012	December 31, 2011

U.S. Feeder	68.43%	57.64%
Cayman Feeder	3.32%	31.07%
Cayman SPC Feeder	16.26%	-%

Total	88.01%	88.71%

The remaining interests are held by direct investors in the Partnership.

The capital withdrawals payable at December 31, 2012 and 2011 were $6,313,976 and $5,902,350, respectively, detailed below. There were no redemptions payable to the Cayman SPC Feeder at December 31, 2012.

	December 31, 2012	December 31, 2011
Direct investors (1)	$719,707	$2,058,576
U.S. Feeder (2)	5,594,269	3,159,327
Cayman Feeder	-	684,447

Total	$6,313,976	$5,902,350

(1)	Includes General Partner redemptions at December 31, 2012 and 2011 of $249,786 and $58,576, respectively
(2)	Net of redemption penalty payable at December 31, 2012 and 2012 of $2,510 and $25,211, respectively

10.	SUBSEQUENT EVENTS

During the period from January 1, 2013 to March 26, 2013, contributions of $4,402,429 were made to the Partnership and redemptions of $43,013,236 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 26, 2013, the date the financial statements were available to be issued. Based on such evaluation, no further events were discovered that required disclosure or adjustment to the financial statements.

- 24 -