Form 10-K, Exhibit 13
period 2013-12-31
Millburn Multi-Markets Fund L.P.
filed 2014-03-28
CIK 1468910

Exhibit 13.1

Millburn Multi-Markets

Fund L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended

December 31, 2013 and 2012, and Report of

Independent Registered Public Accounting Firm

MILLBURN MULTI-MARKETS FUND L.P.

TABLE OF CONTENTS

Page(s)

THIS ANNUAL REPORT IS COMPRISED OF SECTION I CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS FUND L.P. FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 AND SECTION II, CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P. FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012.

SECTION I

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION	3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	4

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012:

Statements of Financial Condition	5

Statements of Operations	6

Statements of Changes in Partners’ Capital	7

Statements of Financial Highlights	8–9

Notes to Financial Statements	10–13

SECTION II — FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P.

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Fund L.P. as of December 31, 2013 and 2012, including the related Statements of Operations, Changes in Partners’ Capital, and Financial Highlights for each of the two years in the period ended December 31, 2013, are complete and accurate.

Harvey Beker, Co-Chief Executive Officer

Millburn Ridgefield Corporation

General Partner of Millburn Multi-Markets Fund L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Fund L.P.:

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Fund L.P. (the “Partnership”) as of December 31, 2013 and 2012, and the related statements of operations, changes in partners’ capital and financial highlights for each of the two years in the period ended December 31, 2013. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Fund L.P. as of December 31, 2013 and 2012, and the results of its operations, changes in its partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

March 26, 2014

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2013 AND 2012

	2013	2012
ASSETS

INVESTMENT IN MILLBURN MULTI-MARKETS TRADING L.P. (THE “MASTER FUND”)	$134,225,312	$228,943,314

DUE FROM THE MASTER FUND	7,461,925	5,596,779

CASH	45,325	1,516,001

TOTAL	$141,732,562	$236,056,094

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Capital contributions received in advance	$43,000	$1,513,559
Capital withdrawal payable	7,461,925	5,596,779
Due to the Master Fund	2,325	2,442

Total liabilities	7,507,250	7,112,780

PARTNERS’ CAPITAL:
General Partner	2,572,915	3,228,323

Limited partners:
Series A (137,419.5284 and 181,345.3268 units oustanding)	116,781,042	168,880,502
Series B (11,797.5645 and 20,671.4907 units oustanding)	10,758,367	20,299,372
Series C (4,460.4110 and 36,885.1442 units oustanding)	4,112,988	36,535,117

Total limited partners	131,652,397	225,714,991

Total partners’ capital	134,225,312	228,943,314

TOTAL	$141,732,562	$236,056,094

NET ASSET VALUE PER UNIT OUTSTANDING:
Series A	$849.81	$931.26
Series B	$911.91	$982.00
Series C	$922.11	$990.51

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012

NET INVESTMENT LOSS

Income — interest income (allocated from the Master Fund)	$287,273	$318,147

Expenses:
Management fees (see note 4)	3,519,872	4,581,555
Brokerage commissions (allocated from the Master Fund)	949,326	796,960
Selling commissions and platform fees (see note 4)	3,063,298	3,389,251
Administrative and operating expenses (see note 5)	880,918	1,072,589
Custody fees (allocated from the Master Fund)	38,385	51,065

Total expenses	8,451,799	9,891,420

Net investment loss	(8,164,526)	(9,573,273)

REALIZED AND UNREALIZED GAINS (LOSSES)
ALLOCATED FROM THE MASTER FUND
Net realized losses on closed positions:
Futures and forward currency contracts	(8,472,132)	(12,924,668)
Foreign exchange translation	(128,019)	(97,631)
Net change in unrealized:
Futures and forward currency contracts	1,329,068	(1,881,438)
Foreign exchange translation	(9,784)	12,466
Net gains (losses) from U.S. Treasury notes:
Realized	3,784	(28,432)
Net change in unrealized	(24,108)	50,323

Net realized and unrealized losses allocated from the Master Fund	(7,301,191)	(14,869,380)

NET LOSS	(15,465,717)	(24,442,653)

LESS PROFIT SHARE ALLOCATION FROM THE MASTER FUND	-	-

NET LOSS AFTER PROFIT SHARE	$(15,465,717)	$(24,442,653)

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2013 AND 2012

	General	Limited Partners
	Partner	Series A		Series B		Series C		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount

PARTNERS’ CAPITAL — January 1, 2012	$3,463,815	$166,336,096	159,942.5316	$22,643,903	21,012.8097	$43,576,009	40,189.9735	$236,019,823

Capital contributions	-	51,687,336	53,707.8502	5,732,891	5,623.6690	2,138,112	2,085.6084	59,558,339
Capital withdrawals	-	(30,744,953)	(32,305.0550)	(5,942,606)	(5,964.9880)	(5,504,636)	(5,390.4377)	(42,192,195)
Net loss	(235,492)	(18,397,977)	-	(2,134,816)	-	(3,674,368)	-	(24,442,653)

PARTNERS’ CAPITAL — December 31, 2012	3,228,323	168,880,502	181,345.3268	20,299,372	20,671.4907	36,535,117	36,885.1442	228,943,314

Capital contributions		14,027,967	15,258.4550	931,000	966.3400	172,131	173.0280	15,131,098
Capital withdrawals	(500,000)	(51,804,740)	(59,184.2534)	(9,259,180)	(9,840.2662)	(32,819,463)	(32,597.7612)	(94,383,383)
Net income (loss)	(155,408)	(14,322,687)	-	(1,212,825)	-	225,203	-	(15,465,717)

PARTNERS’ CAPITAL — December 31, 2013	$2,572,915	$116,781,042	137,419.5284	$10,758,367	11,797.5645	$4,112,988	4,460.4110	$134,225,312

NET ASSET VALUE PER UNIT — December 31, 2012		$931.26		$982.00		$990.51

NET ASSET VALUE PER UNIT — December 31, 2013		$849.81		$911.91		$922.11

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
YEAR ENDED DECEMBER 31, 2013

The following information presents per unit operating performance data for each series for the year ended December 31, 2013.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of year	$931.26	$982.00	$990.51

LOSS ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(43.52)	(29.78)	(27.64)
Total trading and investing losses (1)	(37.93)	(40.31)	(40.76)

Net loss before profit share allocation from the Master Fund	(81.45)	(70.09)	(68.40)

Profit share allocation from the Master Fund (1) (4)	-	-	-

Net loss after profit share allocation from the Master Fund	(81.45)	(70.09)	(68.40)

NET ASSET VALUE PER UNIT — End of year	$849.81	$911.91	$922.11

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	(8.75)%	(7.14)%	(6.91)%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4)	-	-	-

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	(8.75)%	(7.14)%	(6.91)%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	5.06%	3.30%	3.02%
Profit share allocation from Master Fund (4)	-	-	-

Total expenses	5.06%	3.30%	3.02%

Net investment loss (2) (3)	(4.89)%	(3.14)%	(2.86)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(3)	Excludes profit share allocation from the Master Fund and includes interest income.
(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly captial activity.

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
YEAR ENDED DECEMBER 31, 2012

The following information presents per unit operating performance data for each series for the year ended December 31, 2012.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of year	$1,039.97	$1,077.62	$1,084.25

LOSS ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(44.99)	(29.55)	(27.26)
Total trading and investing losses (1)	(63.72)	(66.07)	(66.48)

Net loss before profit share allocation from the Master Fund	(108.71)	(95.62)	(93.74)

Profit share allocation from the Master Fund (1) (4)	-	-	-

Net loss after profit share allocation from the Master Fund	(108.71)	(95.62)	(93.74)

NET ASSET VALUE PER UNIT — End of year	$931.26	$982.00	$990.51

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	(10.45)%	(8.87)%	(8.65)%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4)	-	-	-

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	(10.45)%	(8.87)%	(8.65)%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.84%	3.08%	2.83%
Profit share allocation from Master Fund (4)	-	-	-

Total expenses	4.84%	3.08%	2.83%

Net investment loss (2) (3)	(4.70)%	(2.95)%	(2.70)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(3)	Excludes profit share allocation from the Master Fund and includes interest income.
(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly captial activity.

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2013 AND 2012

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

Investment — The investment in the Master Fund is reported at fair value in the Partnership’s Statements of Financial Condition. Fair value is the value determined by the Master Fund in accordance with the Master Fund’s valuation policies and reported at the time of the Partnership’s valuation by the General Partner of the Master Fund. Generally, the fair value of the Partnership’s investment in the Master Fund represents the amount that the Partnership could reasonably expect to receive from the Master Fund if the Partnership’s investment was redeemed at the time of valuation based on information available at the time the valuation was made and that the Partnership believes to be reliable. The Partnership records its proportionate share of each item of income, expense and net realized and unrealized losses from its investment in the Master Fund in the Statements of Operations. The accounting policies of the Master Fund including valuation policies are contained in the notes to the Master Fund’s financial statements included in Section II of this annual report.

Income Taxes — Income taxes have not been provided as partners are individually liable for the taxes, if any, on their share of the Partnership’s income and expenses.

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2010 to 2013, for the U.S. Federal jurisdiction, the New York and Connecticut State jurisdictions and the New York City jurisdiction, there are no uncertain tax positions through its investment in the Master Fund. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes.

Cash — Cash is held in a non-interest-bearing account at JP Morgan Chase Bank, N.A.

Estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

Fair Value of Financial Instruments — Disclosures under the Fair Value Measurement topic of the Codification relating to the Partnership’s underlying investments held within the Master Fund are included in the attached Master Fund’s financial statements.

3.	INVESTMENT IN MILLBURN MULTI-MARKETS TRADING L.P.

During the years ended December 31, 2013 and 2012, the Partnership invested substantially all of its assets in Millburn Multi-Markets Trading L.P. At December 31, 2013 and 2012, the Partnership’s investment in the Master Fund represents 59.64% and 68.43%, respectively, of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the years ended December 31, 2013 and 2012 consisted of its investment in the Master Fund, all amounts reflected in the Statements of Operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

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

Each Series of Units are allocated management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of a limited partner’s interest and a 20% profit share. Such management fees and profit share are allocated to the limited partners of the Partnership but charged at the Master Fund level. For the years ended December 31, 2013 and 2012, the Partnership incurred Partnership-level management fees of $3,519,872 and $4,581,555, respectively. These amounts are included in the Statements of Operations under “Management fees.” The management fee and profit share are described in more detail in the Master Fund’s financial statements included in Section II of this annual report.

The terms of the Series issued by the Partnership are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end Net Asset Value of such Series investment; 2) Series B Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to a platform fee of 1/12 of 0.25% (0.25% per annum) based on the month end net asset value of such Series investment and are for those investors participating in asset-based or fixed fee registered investment adviser (“RIA”) platforms; and 3) Series C Units which are subject to the management fees and profit share allocable to the General Partner and are for those investors participating in asset-based or fixed fee RIA platforms not subject to the Platform Fee. For the years ended December 31, 2013 and 2012, Selling Commissions and Platform Fees were as follows:

					Selling Commissions
	Selling Commissions		Platform Fees		and Platform Fees
	2013	2012	2013	2012	2013	2012

Series A Units	$3,023,015	$3,332,891	$-	$-	$3,023,015	$3,332,891
Series B Units	-	-	40,283	56,360	40,283	56,360

	$3,023,015	$3,332,891	$40,283	$56,360	$3,063,298	$3,389,251

Amounts were charged at the Master Fund level and allocated to applicable Partnership investors only. No amounts were allocated to Series C Units.

5.	OPERATING EXPENSES AND ADMINISTRATION FEE

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the years ended December 31, 2013 and 2012, the Partnership incurred Partnership-level administrative and operating expenses of $502,043 and $514,466, respectively. These amounts are included in the Statements of Operations under “Administrative and operating expenses.”

The General Partner of the Master Fund is paid a monthly administration fee as disclosed in the Master Fund’s financial statements included in Section II of this annual report.

The General Partner has paid expenses incurred in connection with the organization of the Partnership and the initial offering of the Units. The total amount paid by the General Partner was $191,967. The Master Fund, on behalf of the Partnership, is reimbursing the General Partner for these costs in 60 equal monthly installments of $3,199 which began on August 1, 2009. However, to the extent that for any month the $3,199 exceeds 1/12 of 0.05% of the Partnership’s month-end net asset value (a 0.05% annual rate), such excess will not be reimbursed by the Partnership, but will be absorbed by the General Partner. As of December 31, 2013, pursuant to this calculation, $36,987 has been borne by the General Partner and will not be reimbursed by the Partnership. For each of the two years ended December 31, 2013 and 2012, costs incurred were $38,388, and are included in “Administrative and operating expenses” in the Master Fund’s Statements of Operations. Further, as of December 31, 2013 and 2012, $3,199 and $9,598, respectively, were payable to the General Partner as reimbursement for such costs and are included in “Accrued expenses” in the Master Fund’s Statements of Financial Condition.

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

During the period from January 1, 2014 to March 26, 2014, contributions of $336,900 were made to the Partnership and withdrawals of $16,555,229 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 26, 2014, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required disclosure or adjustment to the financial statements.

******

SECTION II

Millburn Multi-Markets

Trading L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31,
2013 and 2012, and Report of Independent Registered
Public Accounting Firm

MILLBURN MULTI-MARKETS TRADING L.P.

TABLE OF CONTENTS

Page(s)

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION	3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	4

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012:

Statements of Financial Condition	5

Condensed Schedules of Investments	6–9

Statements of Operations	10

Statements of Changes in Partners’ Capital	11

Statements of Financial Highlights	12–13

Notes to Financial Statements	14–32

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Trading L.P., including the Condensed Schedules of Investments, as of December 31, 2013 and 2012, and the related Statements of Operations, Changes in Partners’ Capital, and Financial Highlights for each of the two years in the period ended December 31, 2013, are complete and accurate.

Harvey Beker, Co-Chief Executive Officer
Millburn Ridgefield Corporation
General Partner of Millburn Multi-Markets Trading L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Trading L.P.:

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Trading L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2013 and 2012, and the related statements of operations, changes in partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2013. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2013 by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Trading L.P. as of December 31, 2013 and 2012, and the results of its operations, changes in its partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

March 26, 2014

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2013 AND 2012

	2013	2012
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $52,439,595 and $57,790,260)	$52,444,713	$57,802,756
Net unrealized appreciation on open futures and forward currency contracts	5,422,647	4,087,228
Due from brokers	1,015,003	5,627,293
Cash denominated in foreign currencies (cost $7,036,099 and $4,037,140)	7,037,511	4,058,372

Total equity in trading accounts	65,919,874	71,575,649

INVESTMENTS IN U.S. TREASURY NOTES — at fair value
(amortized cost $165,525,889 and $252,630,704)	165,550,471	252,687,230

CASH	6,375,769	17,495,371

ACCRUED INTEREST RECEIVABLE	517,220	1,702,482

DUE FROM MILLBURN MULTI-MARKETS LTD.	1,730	150

DUE FROM MILLBURN MULTI-MARKETS FUND L.P.	2,325	2,442

TOTAL	$238,367,389	$343,463,324

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$100,584	$829,940
Cash denominated in foreign currencies (cost $0 and -$527,192)	-	531,601
Capital contributions received in advance	-	88,061
Capital withdrawal payable	8,971,204	6,313,976
Management fee payable	297,685	458,893
Selling commissions payable	208,312	296,630
Accrued expenses	257,634	206,798
Due to brokers	3,412,494	96,357
Commissions and other trading fees on open futures contracts	43,361	74,020
Due to General Partner	-	2,510

Total liabilities	13,291,274	8,898,786

PARTNERS’ CAPITAL	225,076,115	334,564,538

TOTAL	$238,367,389	$343,463,324

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2013

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
FUTURES AND FORWARD CURRENCY CONTRACTS	Partners’ Capital	(Depreciation)

FUTURES CONTRACTS
Long futures contracts:
Energies	(0.05)%	$(113,824)
Grains	(0.31)	(688,487)
Interest rates	(0.76)	(1,698,101)
Livestock	0.03	57,200
Metals	1.20	2,702,747
Softs	(0.02)	(47,908)
Stock indices	2.47	5,556,187

Total long futures contracts	2.56	5,767,814

Short futures contracts:
Energies	(0.05)	(110,994)
Grains	0.25	562,205
Interest rates:
5 Year U.S. Treasury Note (-460 contracts, settlement date March 2014)	0.00	6,281
10 Year U.S. Treasury Note (-89 contracts, settlement date March 2014)	0.01	12,047
30 Year U.S. Treasury Bond (-9 contracts, settlement date March 2014)	0.00	1,094
Other interest rates	(0.05)	(117,832)

Total interest rates	(0.04)	(98,410)

Livestock	(0.01)	(12,350)
Metals	(0.44)	(997,297)
Softs	0.05	112,455
Stock indices	0.06	127,200

Total short futures contracts	(0.18)	(417,191)

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	2.38	5,350,623

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	(0.15)	(335,431)
Total short forward currency contracts	0.13	306,871

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	(0.02)	(28,560)

TOTAL	2.36%	$5,322,063

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2013

U.S. TREASURY NOTES

		Fair Value
		as a % of
Face		Partners’	Fair
Amount	Description	Capital	Value

$64,750,000	U.S. Treasury notes, 1.250%, 03/15/2014	28.84%	$64,904,287
27,240,000	U.S. Treasury notes, 1.000%, 05/15/2014	12.14	27,332,042
68,540,000	U.S. Treasury notes, 0.625%, 07/15/2014	30.53	68,735,446
56,970,000	U.S. Treasury notes, 0.250%, 09/15/2014	25.34	57,023,409

	TOTAL INVESTMENTS IN U.S. TREASURY
	NOTES (amortized cost $217,965,484)	96.85%	$217,995,184

See notes to financial statements	(Concluded)

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

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2012

U.S. TREASURY NOTES

		Fair Value
		as a % of
Face		Partners’	Fair
Amount	Description	Capital	Value

$67,740,000	U.S. Treasury notes, 0.625%, 02/28/2013	20.27%	$67,800,860
106,700,000	U.S. Treasury notes, 3.375%, 07/31/2013	32.49	108,696,457
106,700,000	U.S. Treasury notes, 0.125%, 09/30/2013	31.88	106,674,992
27,240,000	U.S. Treasury notes, 0.500%, 11/15/2013	8.16	27,317,677

	TOTAL INVESTMENTS IN U.S. TREASURY
	NOTES (amortized cost $310,420,964)	92.80%	$310,489,986

See notes to financial statements	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012

INVESTMENT INCOME — Interest income	$442,045	$475,720

EXPENSES:
Brokerage commissions	1,465,468	1,173,331
Management fees	4,385,318	6,107,782
Selling commissions and platform fees	3,095,844	3,423,339
Administrative fee and operating expenses	1,215,297	1,430,338
Custody fees	58,483	73,896

Total expenses	10,220,410	12,208,686

Operating expenses borne by General Partner	(52,085)	(66,814)

Net expenses	10,168,325	12,141,872

NET INVESTMENT LOSS	(9,726,280)	(11,666,152)

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized losses on closed positions:
Futures and forward currency contracts	(13,147,152)	(19,392,968)
Foreign exchange translation	(189,970)	(144,948)
Net change in unrealized:
Futures and forward currency contracts	2,064,775	(5,120,508)
Foreign exchange translation	(15,411)	23,985
Net gains (losses) from U.S. Treasury notes:
Realized	5,463	(37,060)
Net change in unrealized	(39,322)	64,339

Total net realized and unrealized losses	(11,321,617)	(24,607,160)

NET LOSS	(21,047,897)	(36,273,312)

LESS PROFIT SHARE TO GENERAL PARTNER	9,932	249,770

NET LOSS AFTER PROFIT SHARE TO GENERAL PARTNER	$(21,057,829)	$(36,523,082)

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

YEARS ENDED DECEMBER 31, 2013 AND 2012

		New Profit
	Limited	Memo	General
	Partners	Account	Partner	Total

PARTNERS’ CAPITAL — January 1, 2012	$407,700,313	$-	$1,801,044	$409,501,357

Contributions	115,958,983	-	-	115,958,983
Withdrawals	(154,372,704)	-	(249,786)	(154,622,490)
Net income (loss)	(36,154,612)	16	(118,716)	(36,273,312)
General Partner’s allocation — profit share	(249,770)	249,770	-	-
Transfer of New Profit Memo Account to General Partner	-	(249,786)	249,786	-
PARTNERS’ CAPITAL — December 31, 2012	332,882,210	-	1,682,328	334,564,538

Contributions	22,246,533	-	-	22,246,533
Withdrawals	(110,477,780)	-	(209,279)	(110,687,059)
Net loss	(20,969,905)	(653)	(77,339)	(21,047,897)
General Partner’s allocation — profit share	(9,932)	9,932	-	-
Transfer of New Profit Memo Account to General Partner	-	(9,279)	9,279	-
PARTNERS’ CAPITAL — December 31, 2013	$223,671,126	$	$1,404,989	$225,076,115

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS

YEARS ENDED DECEMBER 31, 2013 AND 2012

The following information presents financial highlights of a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and an annual profit share of 20% of Trading Profits (as defined in the Limited Partnership Agreement).

	2013	2012

Total return before General Partner profit share allocation	(6.64)%	(8.44)%
Less: General Partner profit share allocation	-	-

Total return after General Partner profit share allocation	(6.64)%	(8.44)%

Ratios to average net asset value:
Expenses (1) (2)	2.74%	2.65%
General Partner profit share allocation	-	-

Total expenses (1) (2)	2.74%	2.65%

Net investment loss (1) (2) (3)	(2.58)%	(2.52)%

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

(1) Includes the proportionate share of expenses of the U.S. Feeder, Cayman Feeder and Cayman SPC Feeder (as defined in Footnote 1).

(2) Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership. For each of the years ended December 31, 2013 and 2012, the ratios are net of the 0.02% effect of the voluntary waivers of operating expenses.

(3) Excludes General Partner profit share allocation and includes interest income.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS

YEARS ENDED DECEMBER 31, 2013 AND 2012

The following information presents financial highlights of Limited Partners as a whole.

	2013	2012

Total return before General Partner profit share allocation	(7.51)%	(9.34)%
Less: General Partner profit share allocation	-	0.07

Total return after General Partner profit share allocation	(7.51)%	(9.41)%

Ratios to average net asset value:
Expenses (1) (2)	3.70%	3.58%
General Partner profit share allocation	-	0.07

Total expenses (1) (2)	3.70%	3.65%

Net investment loss (1) (2) (3)	(3.54)%	(3.45)%

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

(1) Includes the proportionate share of expenses of the U.S. Feeder, Cayman Feeder and Cayman SPC Feeder (as defined in Footnote 1).

(2) Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership. For each of the two years ended December 31, 2013 and 2012, the ratios are net of the 0.02% effect of the voluntary waivers of operating expenses.

(3) Excludes General Partner profit share allocation and includes interest income.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2013 AND 2012

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

Cash — Cash includes cash held at J.P. Morgan Chase Bank, N.A.

Foreign Currency Cash — Includes foreign currency cash held at the Partnership’s trading counterparties.

Foreign Currency Translation — Assets and liabilities denominated in foreign currencies are translated to U.S. Dollars at prevailing exchange rates of such currencies. Purchases and sales of investments are translated to U.S. Dollars at the exchange rate prevailing when such transactions occurred.

Management Fees — The Agreement provides that the Partnership shall charge the limited partners’ capital accounts and pay the General Partner management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of limited partnership interests. The General Partner retains the right to charge less than the annual management fee rate except as specified in the Agreement. Management fees for the years ended December 31, 2013 and 2012 were as follows:

	2013	2012

US Feeder	$3,519,872	$4,581,555
Cayman Feeder	196,024	1,239,434
SPC Cayman Feeder (1)	574,319	101,496
Other (2)	95,103	185,297
Total	$4,385,318	$6,107,782

(1) For the year ended December 31, 2013, and the period from November 1, 2012 through December 31, 2012

(2) Direct investors in the Partnership

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum or platform fees of 0.25% per annum. These selling commissions and platform fees are charged at the Partnership level but are allocated only to the applicable U.S. Feeder investors. On March 1, 2012, The Cayman Feeder began offering shares that are subject to selling commissions of 2% per annum. The Cayman SPC is not charged selling commissions or platform fees. Selling commissions and platform fees for the years ended December 31, 2013 and 2012 were as follows:

	Selling Commissions		Platform Fees		Total Selling Commissions and Platform Fees
	2013	2012	2013	2012	2013	2012

U.S. Feeder	$3,023,015	$3,332,891	$40,283	$56,360	$3,063,298	$3,389,251
Cayman Feeder (1)	32,546	34,088	-	-	32,546	34,088

Total	$3,055,561	$3,366,979	$40,283	$56,360	$3,095,844	$3,423,339

(1) For the year ended December 31, 2013, and the period from March 1, 2012 through December 31, 2012

Administrative and Operating Expenses — The General Partner of the Partnership is paid a monthly administration fee for certain accounting, tax, legal and operational services it provides to the Partnership (the “Administration Fee”) calculated at 0.05% of month-end partners’ capital prior to reduction for capital withdrawals, management fees and the Administrative Fee then being calculated.

The Partnership bears expenses including, but not limited to, periodic legal, accounting and filing fees up to an amount equal to 1/4 of 1% per annum of average Partners’ Capital of the Partnership (the “Expense Cap”). Amounts subject to the Expense Cap include expenses incurred at the Partnership level, Cayman Feeder level and Cayman SPC Feeder Level, and the Administration Fee due to the General Partner. The General Partner of the Partnership and the Investment Adviser of the Cayman Feeder and Cayman SPC Feeder bear any excess over such amounts. The Partnership, the U.S. Feeder, the Cayman Feeder and the Cayman SPC Feeder will pay any extraordinary expenses. The Investment Adviser of the Cayman Feeder directly paid operating expenses in excess of 1/4 of 1% of average stockholders’ equity for the year ended December 31, 2013 and 2012 as well as for the Cayman SPC Feeder for the period ended December 31, 2012. The Investment Adviser of the Cayman SPC did not pay expenses in excess of 1/4 of 1% of average stockholders’ equity for the year ended December 31, 2013.

The U.S. Feeder bears its own expenses including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the year ended December 31,2013, such operating expenses did not exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital.

Administrative and operating expenses related to the Partnership are charged pro-rata to all investors. Operating expenses related to the U.S. Feeder, Cayman Feeder and Cayman SPC Feeder are charged at the Partnership level and allocated only to those respective investors.

For the year ended December 31, 2013, operating expenses and the administration fee were as follows:

Fund	Operating	Administration	Total
	Expenses	Fee

Partnership	$450,436	$130,010	$580,446
U.S. Feeder	502,043	-	502,043
Cayman Feeder	52,085	-	52,085
Cayman SPC Feeder	80,723	-	80,723
Total	$1,085,287	$130,010	$1,215,297

Borne by General Partner or Investment Adviser *	$(52,085)	$-	$(52,085)

For the year ended December 31, 2012, operating expenses and the administration fee were as follows:

Fund	Operating	Administration	Total
	Expenses	Fee

Partnership	$670,907	$166,778	$837,685
U.S. Feeder	514,466	-	514,466
Cayman Feeder	56,006	-	56,006
Cayman SPC Feeder	22,181	-	22,181
Total	$1,263,560	$166,778	$1,430,338

Borne by General Partner or Investment Adviser *	$(66,814)	$-	$(66,814)

* by General Partner (in the case of the Partnership and U.S. Feeder) or Investment Adviser (Cayman Feeder and Cayman SPC Feeder)

The General Partner has paid expenses incurred in connection with the organization of the U.S. Feeder. The total amount paid by the General Partner was $191,967. The Partnership, on behalf of the U.S. Feeder, is reimbursing the General Partner for these costs in 60 equal monthly installments of $3,199 which began on August 1, 2009. However, to the extent that for any month the $3,199 exceeds 1/12 of 0.05% of the U.S. Feeder’s month-end net asset value (a 0.05% annual rate), such excess will not be reimbursed by the Partnership, but will be absorbed by the General Partner. For the period August 1, 2009, through December 31, 2013, pursuant to this calculation, $36,987 has been borne by the General Partner and will not be reimbursed by the Partnership. For each of the two years ended December 31, 2013 and 2012, costs incurred were $38,388 and are included in “Administrative and operating expenses” in the Partnership’s Statements of Operations. Further, as of December 31, 2013 and 2012, $3,199 and $9,598, respectively, were payable to the General Partner as reimbursement for such costs and are included in “Accrued expenses” in the Partnership’s Statements of Financial Condition.

The General Partner has paid expenses incurred in connection with the organization of the Cayman SPC Feeder. The total amount paid by the General Partner was $40,383. The Partnership, on behalf of the Cayman SPC Feeder, is reimbursing the General Partner for these costs in 60 equal monthly installments of $673 which began on November 1, 2012. Accordingly, for the year ended December 31, 2013 and for the period from November 1, 2012 (commencement of operations) to December 31, 2012, costs incurred were $8,076 and $1,346, respectively, and are included in “Administrative and operating expenses” in the Partnership’s Statement of Operations for the periods ended December 31, 2013 and 2012. As of December 31, 2013 and 2012, $673 and $1,346, respectively, were payable to the General Partner and are included in “Accrued expenses” in the Partnership’s Statements of Financial Condition.

Income Taxes — The Partnership is treated as a limited partnership for federal and state income tax reporting purposes. Accordingly, the Partnership prepares calendar year U.S. federal and applicable state tax returns and reports to the partners their allocable shares of the Partnership’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as the partners are responsible for the payment of taxes.

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2010 to 2013, the General Partner has determined that no reserves for uncertain tax positions were required.

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

During the years ended December 31, 2013 and 2012, there were no transfers of assets or liabilities between Level 1 and Level 2. The following table represents the Partnership’s investments by hierarchical level as of December 31, 2013 and 2012 in valuing the Partnership’s investments at fair value. At December 31, 2013 and 2012, the Partnership held no assets or liabilities classified in Level 3.

Financial assets at fair value as of December 31, 2013

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$217,995,184	$-	$217,995,184

Exchange-traded futures contracts
Energies	(224,818)	-	(224,818)
Grains	(126,282)	-	(126,282)
Interest rates	(1,796,511)	-	(1,796,511)
Livestock	44,850	-	44,850
Metals	1,705,450	-	1,705,450
Softs	64,547	-	64,547
Stock indices	5,683,387	-	5,683,387

Total exchange-traded futures contracts	5,350,623	-	5,350,623

Over-the-counter forward currency contracts	-	(28,560)	(28,560)

Total futures and forward currency contracts (2)	5,350,623	(28,560)	5,322,063

Total financial assets at fair value	$223,345,807	$(28,560)	$223,317,247

Per line item in Statements of Financial Condition
(1)

Investments in U.S. Treasury notes held in equity trading accounts (as collateral)			$52,444,713
Investments in U.S. Treasury notes			165,550,471
Total investments in U.S. Treasury notes			$217,995,184

(2)

Net unrealized appreciation on open futures and forward currency contracts			$5,422,647
Net unrealized depreciation on open futures and forward currency contracts			(100,584)
Net unrealized appreciation on open futures and forward currency contracts			$5,322,063

Financial assets at fair value as of December 31, 2012

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$310,489,986	$-	$310,489,986

Exchange-traded futures contracts
Energies	(296,772)	-	(296,772)
Grains	(276,114)	-	(276,114)
Interest rates	1,306,878	-	1,306,878
Livestock	(156,800)	-	(156,800)
Metals	(522,700)	-	(522,700)
Softs	203,904	-	203,904
Stock indices	1,742,341	-	1,742,341

Total exchange-traded futures contracts	2,000,737	-	2,000,737

Over-the-counter forward currency contracts	-	1,256,551	1,256,551

Total futures and forward currency contracts (2)	2,000,737	1,256,551	3,257,288

Total financial assets at fair value	$312,490,723	$1,256,551	$313,747,274

Per line item in Statements of Financial Condition
(1)

Investments in U.S. Treasury notes held in equity trading accounts (as collateral)			$57,802,756
Investments in U.S. Treasury notes			252,687,230
Total investments in U.S. Treasury notes			$310,489,986

(2)

Net unrealized appreciation on open futures and forward currency contracts			$4,087,228
Net unrealized depreciation on open futures and forward currency contracts			(829,940)
Net unrealized appreciation on open futures and forward currency contracts			$3,257,288

3.	ADMINISTRATOR AGREEMENT

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

At December 31, 2013 and 2012, due from and due to brokers balances, if any, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively.

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

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these forward currency contracts is limited to the unrealized gains inherent in such contracts which are recognized in the Statements of Financial Condition plus the value of margin or collateral held in cash and U.S. Treasury Notes by the counterparty. The amount of such credit risk was $16,770,954 and $32,592,105 at December 31, 2013 and 2012, respectively.

The General Partner has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will, in fact, succeed in doing so. The General Partner’s market risk control procedures include diversification of the Partnership’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership’s assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Partnership’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Partnership are cleared by major securities firms, pursuant to customer agreements, including Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), J.P. Morgan Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, collectively the “Futures Clearing Brokers.” The Partnership ceased clearing trades through Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Newedge USA, LLC during July 2013, June 2013 and September 2012, respectively. For all forward currency transactions, the Partnership utilizes three prime brokers: Barclays Bank PLC, Deutsche Bank AG and Morgan Stanley & Co., LLC, collectively the “FX Prime Brokers.”

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at December 31, 2013 and 2012, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	December 31,
	2013		2012
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent	Appreciation	Percent
Currency Type	(Depreciation)	of Total	(Depreciation)	of Total

Australian dollar	$395,265	7.43%	$(481,764)	(14.79)%
British pound	106,934	2.01	(186,988)	(5.74)
Canadian dollar	331,913	6.24	23,507	0.72
Czech koruna	(7,770)	(0.15)	68,801	2.11
Euro	1,418,971	26.66	1,874,079	57.54
Hong Kong dollar	241,577	4.54	200,275	6.15
Hungarian forint	38,431	0.72	(617,967)	(18.97)
Japanese yen	836,696	15.72	621,328	19.08
Korean won	189,965	3.57	58,995	1.81
Malaysian ringgit	118,255	2.22	(171,493)	(5.26)
Mexican peso	-	-	4,075	0.13
Norwegian krone	(26,065)	(0.49)	(11,676)	(0.36)
Polish zloty	107,076	2.01	226,541	6.95
Romanian leu	-	-	126,292	3.88
Singapore dollar	60,757	1.14	12,410	0.38
South African rand	273,202	5.13	(99,853)	(3.07)
Swedish krona	(61,438)	(1.15)	(51,726)	(1.59)
Taiwan dollar	-	-	31,655	0.97
Thai baht	-	-	31,018	0.95
Turkish lira	443,341	8.33	(174,801)	(5.37)
U.S. dollar	854,953	16.07	1,774,580	54.48

Total	$5,322,063	100.00%	$3,257,288	100.00%

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

The Partnership engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals, and stock indices. The following were the primary trading risk exposures of the Partnership at December 31, 2013 and 2012, by market sector:

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

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2013 and 2012. Fair value is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2013

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions

Futures contracts:
Energies	$324,204	$(438,028)	$116,564	$(227,558)	$(224,818)
Grains	13,743	(702,230)	572,390	(10,185)	(126,282)
Interest rates	269,826	(1,967,927)	75,706	(174,116)	(1,796,511)
Livestock	61,020	(3,820)	8,290	(20,640)	44,850
Metals	3,040,144	(337,397)	150,605	(1,147,902)	1,705,450
Softs	117,351	(165,259)	138,379	(25,924)	64,547
Stock indices	5,585,169	(28,982)	146,700	(19,500)	5,683,387

Total futures contracts	9,411,457	(3,643,643)	1,208,634	(1,625,825)	5,350,623

Forward currency contracts	1,735,216	(2,070,647)	757,083	(450,212)	(28,560)

Total futures and forward currency contracts	$11,146,673	$(5,714,290)	$1,965,717	$(2,076,037)	$5,322,063

Fair Value of Futures and Forward Currency Contracts at December 31, 2012

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions

Futures contracts:
Energies	$1,475,418	$(73,002)	$11,630	$(1,710,818)	$(296,772)
Grains	-	(996,610)	720,496	-	(276,114)
Interest rates	2,327,068	(1,022,478)	2,288	-	1,306,878
Livestock	-	(149,420)	-	(7,380)	(156,800)
Metals	506,951	(213,462)	-	(816,189)	(522,700)
Softs	27,532	(1,420)	581,411	(403,619)	203,904
Stock indices	2,089,846	(260,665)	-	(86,840)	1,742,341

Total futures contracts	6,426,815	(2,717,057)	1,315,825	(3,024,846)	2,000,737

Forward currency contracts	3,645,759	(3,798,971)	3,974,478	(2,564,715)	1,256,551

Total futures and forward currency contracts	$10,072,574	$(6,516,028)	$5,290,303	$(5,589,561)	$3,257,288

The effect of trading futures and forward currency contracts is presented on the Statements of Operations for the years ended December 31, 2013 and 2012 as “Net realized losses on closed positions: Futures and forward currency contracts” and “Net change in unrealized: Futures and forward currency contracts.” These trading gains and losses are detailed below:

Sector	2013	2012

Futures contracts:
Energies	$(5,558,370)	$(6,421,675)
Grains	2,231,768	(2,622,608)
Interest rates	(22,799,279)	12,086,851
Livestock	(1,020,430)	(2,151,520)
Metals	(1,863,568)	(9,610,253)
Softs	334,750	(839,594)
Stock indices	26,916,795	(1,784,145)

Total futures contracts	(1,758,334)	(11,342,944)

Forward currency contracts	(9,324,043)	(13,170,532)

Total futures and forward currency contracts	$(11,082,377)	$(24,513,476)

For the year ended December 31, 2013, the monthly average number of futures contracts bought and sold was 34,170 and 35,026, respectively, and the monthly average notional value of forward currency contracts traded was approximately $1,315,000,000.

For the year ended December 31, 2012, the monthly average number of futures contracts bought and sold was 26,745 and 25,220, respectively, and the monthly average notional value of forward currency contracts traded was approximately $1,245,000,000.

The Customer Agreement between the Partnership, the Futures Clearing Brokers and the FX Prime Brokers gives the Partnership the legal right to net unrealized gains and losses on open futures and foreign currency contracts. The Partnership netted, for financial reporting purposes, the unrealized gains and losses on open futures and forward currency contracts on the Statements of Financial Condition as the criteria under ASC 210-20, “Balance Sheet,” were met.

On January 1, 2013, the Partnership adopted ASU 2011-11, “Disclosure about Offsetting Assets and Liabilities” and ASU 2013-01, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.” ASU 2011-11 created a new disclosure requirement about the nature of an entity’s rights to offset and the related arrangements associated with its financial instruments and derivative instruments, while ASU 2013-01 clarified the types of instruments and transactions that are subject to the offsetting disclosure requirements established by ASU 2011-11. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the Statement of Financial Position and instruments and transactions subject to an agreement similar to a master netting arrangement. The objective of these disclosures is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The new guidance did not have a significant impact on the Partnership’s financial statements.

The following tables summarize the valuation of the Partnership’s investments as December 31, 2013 and 2012.

   Offsetting of derivative assets and liabilities at December 31, 2013

		Gross amounts	Net amounts of
		offset in the	assets presented in
	Gross amounts of	Statement of	the Statement of
Assets	recognized assets	Financial Condition	Financial Condition

Futures contracts
Counterparty A	$2,277,503	$(400,071)	$1,877,432
Counterparty C	6,037,494	(3,092,216)	2,945,278
Counterparty D	2,305,094	(1,777,181)	527,913
Total futures contracts	10,620,091	(5,269,468)	5,350,623

Forward currency contracts
Counterparty F	229,752	(207,282)	22,470
Counterparty G	53,380	(3,826)	49,554
Total forward currency contracts	283,132	(211,108)	72,024

Total assets	$10,903,223	$(5,480,576)	$5,422,647

		Gross amounts	Net amounts of
		offset in the	liabilities presented in
	Gross amounts of	Statement of	the Statement of
Liabilities	recognized liabilities	Financial Condition	Financial Condition

Forward currency contracts
Counterparty H	$2,309,751	$(2,209,167)	$100,584

Total liabilities	$2,309,751	$(2,209,167)	$100,584

(Continued)

		Amounts Not Offset in the
		Statement of Financial
		Condition
	Net amounts of
	Assets
	presented in the
	Statement
	of Financial	Financial	Collateral	Net
Counterparty	Condition	Instruments	Received(1)(2)	Amount(3)(4)

Counterparty A	$1,877,432	$-	$(1,877,432)	$-
Counterparty C	2,945,278	-	(2,945,278)	-
Counterparty D	527,913	-	(527,913)	-
Counterparty F	22,470	-	(22,470)	-
Counterparty G	49,554	-	(49,554)	-

Total	$5,422,647	$-	$(5,422,647)	$-

		Amounts Not Offset in the
		Statement of Financial
		Condition
	Net amounts of
	Liabilities
	presented in the
	Statement
	of Financial	Financial	Collateral	Net
Counterparty	Condition	Instruments	Pledged(1)(2)	Amount(3)(4)

Counterparty H	$100,584	$-	$(100,584)	$-

Total	$100,584	$-	$(100,584)	$-

(1)	Collateral received and pledged includes both cash and U.S. Treasury notes held at each broker.
(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of assets the Statement of Financial Condition, for each respective counterparty.
(3)	Net amount represents the amount that is subject to loss in the event of a counterparty December 31, 2013.
(4)	Net amount represents the amounts owed by the Partnership to each counterparty as of 2013.

(Concluded)

Offsetting of derivative assets and liabilities at December 31, 2012

		Gross amounts	Net amounts of
		offset in the	assets presented in
	Gross amounts of	Statement of	the Statement of
Assets	recognized assets	Financial Condition	Financial Condition

Futures contracts
Counterparty A	$711,097	$(379,852)	$331,245
Counterparty B	3,544,066	(2,246,977)	1,297,089
Counterparty D	1,382,796	(424,989)	957,807
Total futures contracts	5,637,959	(3,051,818)	2,586,141

Forward currency contracts
Counterparty F	2,097,368	(596,281)	1,501,087

Total assets	$7,735,327	$(3,648,099)	$4,087,228

		Gross amounts	Net amounts of
		offset in the	liabilities presented in
	Gross amounts of	Statement of	the Statement of
Liabilities	recognized liabilities	Financial Condition	Financial Condition

Futures contracts
Counterparty C	$2,695,736	$(2,400,831)	$294,905
Counterparty E	665,485	(374,986)	290,499
Total futures contracts	3,361,221	(2,775,817)	585,404

Forward currency contracts
Counterparty G	17,311	(6,174)	11,137
Counterparty H	6,484,028	(6,250,629)	233,399
Total forward currency contracts	6,501,339	(6,256,803)	244,536
Total liabilities	$9,862,560	$(9,032,620)	$829,940

(Continued)

		Amounts Not Offset in the
		Statement of Financial
		Condition
	Net amounts of
	Assets
	presented in the
	Statement
	of Financial	Financial	Collateral	Net
Counterparty	Condition	Instruments	Received (1)(2)	Amount(3)(4)

Counterparty A	$331,245	$-	$(331,245)	$-
Counterparty B	1,297,089	-	(1,297,089)	-
Counterparty D	957,807	-	(957,807)	-
Counterparty F	1,501,087	-	(1,501,087)	-

Total	$4,087,228	$-	$(4,087,228)	$-

		Amounts Not Offset in the
		Statement of Financial
		Condition
	Net amounts of
	Liabilities
	presented in the
	Statement
	of Financial	Financial	Collateral	Net
Counterparty	Condition	Instruments	Pledged(1)(2)	Amount(3)(4)

Counterparty C	$294,905	$-	$(294,905)	$-
Counterparty E	290,499	-	(290,499)	-
Counterparty G	11,137	-	(11,137)	-
Counterparty H	233,399	-	(233,399)	-

Total	$829,940	$-	$(829,940)	$-

(1)	Collateral received and pledged includes both cash and U.S. Treasury notes held at each broker.
(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of assets the Statement of Financial Condition, for each respective counterparty.
(3)	Net amount represents the amount that is subject to loss in the event of a counterparty December 31, 2012.
(4)	Net amount represents the amounts owed by the Partnership to each counterparty as of 2012.

(Concluded)

8.	FINANCIAL HIGHLIGHTS

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

The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership, and the Cayman SPC Feeder invests approximately two-thirds of its assets in the Partnership. For the years ended December 31, 2013 and 2012, respective ownership percentages of the Partnership are detailed below:

	2013	2012

U.S. Feeder	59.64%	68.43%
Cayman Feeder	3.60	3.32
Cayman SPC Feeder	23.54	16.26

Total	86.78%	88.01%

The remaining interests are held by direct investors in the Partnership.

The capital withdrawals payable at December 31, 2013 and 2012 were $8,971,204 and $6,313,976, respectively, detailed below. There were no redemptions payable to the Cayman SPC Feeder at December 31, 2013 and 2012.

	2013	2012

Direct investors (1)	$1,509,279	$719,707
U.S. Feeder (2)	7,461,925	5,594,269

Total	$8,971,204	$6,313,976

(1) Includes General Partner redemptions at December 31, 2013 and 2012 of $9,279 and $249,786, respectively

(2) Net of redemption penalty payable at December 31, 2013 and 2012 of $0 and $2,510, respectively

10.	SUBSEQUENT EVENTS

During the period from January 1, 2014 to March 26, 2014, contributions of $3,396,900 were made to the Partnership and withdrawals of $16,979,794 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 26, 2014, the date the financial statements were available to be issued. Based on such evaluation, no further events were discovered that required disclosure or adjustment to the financial statements.

- 32 -