Form 10-K, Exhibit 13
period 2014-12-31
Millburn Multi-Markets Fund L.P.
filed 2015-03-30
CIK 1468910

Exhibit 13.1

Millburn Multi-Markets

Fund L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31,

2014 and 2013, and Report of Independent Registered

Public Accounting Firm

MILLBURN MULTI-MARKETS FUND L.P.

TABLE OF CONTENTS

Page(s)

THIS ANNUAL REPORT IS COMPRISED OF SECTION I CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS FUND L.P. FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND SECTION II, CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P. FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013.

SECTION I

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013:

Statements of Financial Condition	2

Statements of Operations	3

Statements of Changes in Partners’ Capital	4

Statements of Financial Highlights	5–6

Notes to Financial Statements	7–10

SECTION II — FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P.

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Fund L.P. as of December 31, 2014 and 2013, including the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2014, are complete and accurate.

Harvey Beker, Co-Chief Executive Officer

Millburn Ridgefield Corporation

General Partner of Millburn Multi-Markets Fund L.P.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS

Investment in Millburn Multi-Markets
Trading L.P. (the “Master Fund”)	$118,612,452	$134,225,312

Due from the Master Fund	838,054	7,461,925
Cash	746,100	45,325

Total assets	$120,196,606	$141,732,562

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Capital contributions received in advance	$743,209	$43,000
Capital withdrawal payable	838,054	7,461,925
Due to the Master Fund	2,863	2,325

Total liabilities	1,584,126	7,507,250

PARTNERS’ CAPITAL:
General Partner	3,073,797	2,572,915

Limited partners:
Series A (107,745.6394 and 137,419.5284 units outstanding)	105,099,830	116,781,042
Series B (7,011.0183 and 11,797.5645 units outstanding)	7,468,031	10,758,367
Series C (2,751.2975 and 4,460.4100 units outstanding)	2,970,822	4,112,988

Total limited partners	115,538,683	131,652,397

Total partners’ capital	118,612,480	134,225,312

TOTAL	$120,196,606	$141,732,562

NET ASSET VALUE PER UNIT OUTSTANDING:
Series A	$975.44	$849.81
Series B	$1,065.18	$911.91
Series C	$1,079.79	$922.11

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

NET INVESTMENT LOSS

Income — interest income (allocated from the Master Fund)	$134,440	$287,273

Expenses:
Management fees (see note 4)	2,344,823	3,519,872
Brokerage commissions (allocated from the Master Fund)	460,073	949,326
Selling commissions and platform fees (see note 4)	2,124,522	3,063,298
Administrative fee and operating expenses (see note 5)	614,707	880,918
Custody fees (allocated from the Master Fund)	28,159	38,385

Total expenses	5,572,284	8,451,799

Net investment loss	(5,437,844)	(8,164,526)

REALIZED AND UNREALIZED GAINS (LOSSES)
ALLOCATED FROM THE MASTER FUND
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	23,211,774	(8,472,132)
Foreign exchange translation	27,516	(128,019)
Net change in unrealized:
Futures and forward currency contracts	(1,302,718)	1,329,068
Foreign exchange translation	(122,549)	(9,784)
Net gains (losses) from U.S. Treasury notes:
Realized	7,041	3,784
Net change in unrealized	(18,154)	(24,108)

Net realized and unrealized gains (losses) allocated from the Master Fund	21,802,910	(7,301,191)

NET INCOME (LOSS)	16,365,066	(15,465,717)

LESS PROFIT SHARE ALLOCATION FROM THE MASTER FUND	-	-

NET INCOME (LOSS) AFTER PROFIT SHARE	$16,365,066	$(15,465,717)

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2014 AND 2013

		Limited Partners
	General
	Partner	Series A		Series B		Series C		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount

PARTNERS’ CAPITAL — January 1, 2013	$3,228,323	$168,880,502	181,345.3268	$20,299,372	20,671.4907	$36,535,117	36,885.1442	$228,943,314

Capital contributions	-	14,027,967	15,258.4550	931,000	966.3400	172,131	173.0280	15,131,098
Capital withdrawals	(500,000)	(51,804,740)	(59,184.2534)	(9,259,180)	(9,840.2662)	(32,819,463)	(32,597.7612)	(94,383,383)
Net income (loss)	(155,408)	(14,322,687)	-	(1,212,825)	-	225,203	-	(15,465,717)

PARTNERS’ CAPITAL — December 31, 2013	2,572,915	116,781,042	137,419.5284	10,758,367	11,797.5645	4,112,988	4,460.4110	134,225,312

Capital contributions	-	4,421,175	4,729.3870	235,000	223.6920	-	-	4,656,175
Capital withdrawals	-	(30,239,318)	(34,403.2760)	(4,733,876)	(5,010.2382)	(1,660,879)	(1,709.1135)	(36,634,073)
Net income	500,882	14,136,931	-	1,208,540	-	518,713	-	16,365,066

PARTNERS’ CAPITAL — December 31, 2014	$3,073,797	$105,099,830	107,745.6394	$7,468,031	7,011.0183	$2,970,822	2,751.2975	$118,612,480

NET ASSET VALUE PER UNIT — December 31, 2013		$849.81		$911.91		$922.11

NET ASSET VALUE PER UNIT — December 31, 2014		$975.44		$1,065.18		$1,079.79

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
YEAR ENDED DECEMBER 31, 2014

The following information presents per unit operating performance data for each series for the year ended December 31, 2014.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of year	$849.81	$911.91	$922.11

LOSS ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(44.15)	(30.30)	(28.18)
Total trading and investing gains (1)	169.78	183.57	185.86

Net income before profit share allocation from the Master Fund	125.63	153.27	157.68

Profit share allocation from the Master Fund (1) (4)	-	-	-

Net income after profit share allocation from the Master Fund	125.63	153.27	157.68

NET ASSET VALUE PER UNIT — End of year	$975.44	$1,065.18	$1,079.79

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	14.78%	16.81%	17.10%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4)	-	-	-

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	14.78%	16.81%	17.10%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.93%	3.18%	2.93%
Profit share allocation from Master Fund (4)	-	-	-

Total expenses	4.93%	3.18%	2.93%

Net investment loss (2) (3)	(4.82)%	(3.07)%	(2.82)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(3)	Excludes profit share allocation from the Master Fund and includes interest income.
(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

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

YEARS ENDED DECEMBER 31, 2014 AND 2013

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

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2010 to 2014, for the U.S. Federal jurisdiction, the New York and Connecticut State jurisdictions and the New York City jurisdiction, there are no uncertain tax positions through its investment in the Master Fund. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes.

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

Effective January 1, 2014, the Partnership adopted ASU 2013-08, “Financial Services – Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements.” ASU 2013-08 changes the approach to the investment company assessment, requires non-controlling ownership interests in other investment companies to be measured at fair value, and requires additional disclosures about the investment company’s status as an investment company. ASU 2013-08 is effective for interim and annual reporting periods beginning after December 15, 2013. The adoption of this ASU did not have a material impact on the Partnership’s financial statements. Based on management’s assessment, the Partnership has been deemed to be an investment company since inception. It has all of the fundamental characteristics of an investment company. Although the Partnership does not possess all of the typical characteristics of an investment company, its activities are consistent with those of an investment company.

3.	INVESTMENT IN MILLBURN MULTI-MARKETS TRADING L.P.

During the years ended December 31, 2014 and 2013, the Partnership invested substantially all of its assets in Millburn Multi-Markets Trading L.P. At December 31, 2014 and 2013, the Partnership’s investment in the Master Fund represents 73.17% and 59.64%, respectively, of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the years ended December 31, 2014 and 2013 consisted of its investment in the Master Fund, all amounts reflected in the Statements of Operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

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

Each Series of Units are allocated management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of a limited partner’s interest and a 20% profit share. Such management fees and profit share are allocated to the limited partners of the Partnership but charged at the Master Fund level. For the years ended December 31, 2014 and 2013, the Partnership incurred Partnership-level management fees of $2,344,823 and $3,519,872, respectively. These amounts are included in the Statements of Operations under “Management fees.” The management fee and profit share are described in more detail in the Master Fund’s financial statements included in Section II of this annual report.

The terms of the Series issued by the Partnership are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end Net Asset Value of such Series investment; 2) Series B Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to a platform fee of 1/12 of 0.25% (0.25% per annum) based on the month end net asset value of such Series investment and are for those investors participating in asset-based or fixed fee registered investment adviser (“RIA”) platforms; and 3) Series C Units which are subject to the management fees and profit share allocable to the General Partner and are for those investors participating in asset-based or fixed fee RIA platforms not subject to the Platform Fee. For the years ended December 31, 2014 and 2013, Selling Commissions and Platform Fees were as follows:

					Selling Commissions
	Selling Commissions		Platform Fees		and Platform Fees
	2014	2013	2014	2013	2014	2013

Series A Units	$2,103,773	$3,023,015	$-	$-	$2,103,773	$3,023,015
Series B Units	-	-	20,749	40,283	20,749	40,283
	$2,103,773	$3,023,015	$20,749	$40,283	$2,124,522	$3,063,298

Amounts were charged at the Master Fund level and allocated to applicable Partnership investors only. No amounts were allocated to Series C Units.

5.	OPERATING EXPENSES AND ADMINISTRATION FEE

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the years ended December 31, 2014 and 2013, the Partnership incurred Partnership-level administrative and operating expenses of $365,540 and $502,043, respectively. These amounts are included in the Statements of Operations under “Administrative and operating expenses.”

The General Partner of the Master Fund is paid a monthly administration fee as disclosed in the Master Fund’s financial statements included in Section II of this annual report.

The General Partner has paid expenses incurred in connection with the organization of the Partnership and the initial offering of the Units. The total amount paid by the General Partner was $191,967. The Master Fund, on behalf of the Partnership, is reimbursing the General Partner for these costs in 60 equal monthly installments of $3,199 which began on August 1, 2009. However, to the extent that for any month the $3,199 exceeds 1/12 of 0.05% of the Partnership’s month-end net asset value (a 0.05% annual rate), such excess will not be reimbursed by the Partnership, but will be absorbed by the General Partner. As of December 31, 2014, pursuant to this calculation, $30,987 has been borne by the General Partner and will not be reimbursed by the Partnership. For each of the two years ended December 31, 2014 and 2013, costs incurred were $22,396 and $38,388, respectively and are included in “Administrative fee and operating expenses” in the Master Fund’s Statements of Operations. Further, as of December 31, 2014 and 2013, $0 and $3,199, respectively, were payable to the General Partner as reimbursement for such costs and are included in “Accrued expenses” in the Master Fund’s Statements of Financial Condition. The final accrual period was July 31, 2014.

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

During the period from January 1, 2015 to March 20, 2015, contributions of $4,311,570 were made to the Partnership and withdrawals of $1,764,066 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 20, 2015, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required disclosure or adjustment to the financial statements.

******

SECTION II

Millburn Multi-Markets

Trading L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31,
2014 and 2013, and Independent Auditors’ Report

MILLBURN MULTI-MARKETS TRADING L.P.

TABLE OF CONTENTS

Page(s)

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

INDEPENDENT AUDITORS’ REPORT

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013:

Statements of Financial Condition	2

Condensed Schedules of Investments	3–6

Statements of Operations	7

Statements of Changes in Partners’ Capital	8

Statements of Financial Highlights	9–10

Notes to Financial Statements	11–29

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Trading L.P., including the Condensed Schedules of Investments, as of December 31, 2014 and 2013, and the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2014, are complete and accurate.

Harvey Beker, Co-Chief Executive Officer
Millburn Ridgefield Corporation
General Partner of Millburn Multi-Markets Trading L.P.

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $19,091,112 and $52,439,595)	$19,093,847	$52,444,713
Net unrealized appreciation on open futures and forward currency contracts	2,196,537	5,422,647
Due from brokers	4,026,058	1,015,003
Cash denominated in foreign currencies (cost $1,775,062 and $7,036,099)	1,616,642	7,037,511

Total equity in trading accounts	26,933,084	65,919,874

INVESTMENTS IN U.S. TREASURY NOTES — at fair value (amortized cost $119,856,983 and $165,525,889)	119,858,882	165,550,471

CASH AND CASH EQUIVALENTS	18,207,276	6,375,769

ACCRUED INTEREST RECEIVABLE	121,954	517,220

DUE FROM MILLBURN MULTI-MARKETS LTD.	1,846	1,730

DUE FROM MILLBURN MULTI-MARKETS FUND L.P.	2,863	2,325

TOTAL	$165,125,905	$238,367,389

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$560,581	$100,584
Cash denominated in foreign currencies (cost $81,699 and $0)	86,428	-
Capital withdrawal payable	1,739,879	8,971,204
Management fee payable	214,360	297,685
Selling commissions payable	179,026	208,312
Accrued expenses	220,060	257,634
Due to brokers	-	3,412,494
Commissions and other trading fees on open futures contracts	14,490	43,361

Total liabilities	3,014,824	13,291,274

PARTNERS’ CAPITAL	162,111,081	225,076,115

TOTAL	$165,125,905	$238,367,389

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2014

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
FUTURES AND FORWARD CURRENCY CONTRACTS	Partners’ Capital	(Depreciation)

FUTURES CONTRACTS
Long futures contracts:
Grains	(0.10)%	$(161,378)
Interest rates:
5 Year U.S. Treasury Note (504 contracts, settlement date March 2015)	0.01	12,359
30 Year U.S. Treasury Bond (40 contracts, settlement date March 2015)	0.03	51,094
Other interest rates	0.46	742,377

Total interest rates	0.50	805,830

Livestock	(0.01)	(14,690)
Metals	(0.70)	(1,129,554)
Softs	0.02	32,956
Stock indices	0.41	656,236

Total long futures contracts	0.12	189,400

Short futures contracts:
Energies	0.31	500,398
Grains	0.00	678
Interest rates	(0.10)	(160,599)
Livestock	0.10	167,720
Metals	0.49	796,529
Softs	0.29	460,177
Stock indices	0.06	101,126

Total short futures contracts	1.15	1,866,029

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	1.27	2,055,429

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	(0.69)	(1,117,993)
Total short forward currency contracts	0.43	698,520

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	(0.26)	(419,473)

TOTAL	1.01%	$1,635,956

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2014

U.S. TREASURY NOTES

		Fair Value
		as a % of
Face		Partners’	Fair
Amount	Description	Capital	Value

$41,750,000	U.S. Treasury notes, 0.375%, 03/15/2015	25.77%	$41,780,171
27,240,000	U.S. Treasury notes, 0.250%, 05/15/2015	16.81	27,260,217
43,140,000	U.S. Treasury notes, 0.250%, 07/15/2015	26.63	43,170,333
26,730,000	U.S. Treasury notes, 0.250%, 09/15/2015	16.50	26,742,008

	TOTAL INVESTMENTS IN U.S. TREASURY NOTES (amortized cost $138,948,095)	85.71%	$138,952,729

See notes to financial statements	(Concluded)

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

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2013

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners' Capital	Fair Value

$64,750,000	U.S. Treasury notes, 0.375%, 03/15/2014	28.84%	$64,904,287
27,240,000	U.S. Treasury notes, 0.250%, 05/15/2014	12.14	27,332,042
68,540,000	U.S. Treasury notes, 0.250%, 07/15/2014	30.53	68,735,446
56,970,000	U.S. Treasury notes, 0.250%, 09/15/2014	25.34	57,023,409
	Total investments in U.S. Treasury notes (amortized cost $217,965,484)	96.85%	$217,995,184

See notes to financial statements.	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

INVESTMENT INCOME — Interest income	$219,069	$442,045

EXPENSES:
Brokerage commissions	750,088	1,465,468
Management fees	2,947,702	4,385,318
Selling commissions and platform fees	2,140,468	3,095,844
Administrative fee and operating expenses	962,330	1,215,297
Custody fees	45,322	58,483

Total expenses	6,845,910	10,220,410

Operating expenses borne by General Partner	(123,162)	(52,085)

Net expenses	6,722,748	10,168,325

NET INVESTMENT LOSS	(6,503,679)	(9,726,280)

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	39,486,646	(13,147,152)
Foreign exchange translation	36,034	(189,970)
Net change in unrealized:
Futures and forward currency contracts	(3,686,107)	2,064,775
Foreign exchange translation	(164,561)	(15,411)
Net gains (losses) from U.S. Treasury notes:
Realized	12,739	5,463
Net change in unrealized	(25,066)	(39,322)

Total net realized and unrealized gains (losses)	35,659,685	(11,321,617)

NET INCOME (LOSS)	29,156,006	(21,047,897)

LESS PROFIT SHARE TO GENERAL PARTNER	463,212	9,932

NET INCOME (LOSS) AFTER PROFIT SHARE TO GENERAL PARTNER	$28,692,794	$(21,057,829)

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2014 AND 2013

		New Profit
	Limited	Memo	General
	Partners	Account	Partner	Total

PARTNERS’ CAPITAL — January 1, 2013	$332,882,210	$-	$1,682,328	$334,564,538

Contributions	22,246,533	-	-	22,246,533
Withdrawals	(110,477,780)	-	(209,279)	(110,687,059)
Net loss	(20,969,905)	(653)	(77,339)	(21,047,897)
General Partner’s allocation — profit share	(9,932)	9,932	-	-
Transfer of New Profit Memo Account to General Partner	-	(9,279)	9,279	-
PARTNERS’ CAPITAL — December 31, 2013	223,671,126	-	1,404,989	225,076,115

Contributions	8,701,175	-	-	8,701,175
Withdrawals	(99,521,289)	-	(1,300,926)	(100,822,215)
Net income	28,862,443	37,714	255,849	29,156,006
General Partner’s allocation — profit share	(463,212)	463,212	-	-
Transfer of New Profit Memo Account to General Partner	-	(500,926)	500,926	-
PARTNERS’ CAPITAL — December 31, 2014	$161,250,243	$-	$860,838	$162,111,081

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2014 AND 2013

The following information presents financial highlights of a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and an annual profit share of 20% of Trading Profits (as defined in the Limited Partnership Agreement).

	2014	2013

Total return before General Partner profit share allocation	17.43%	(6.64)%
Less: General Partner profit share allocation	-	-

Total return after General Partner profit share allocation	17.43%	(6.64)%

Ratios to average net asset value:
Expenses (1) (2)	2.63%	2.74%
General Partner profit share allocation	-	-

Total expenses (1) (2)	2.63%	2.74%

Net investment loss (1) (2) (3)	(2.52)%	(2.58)%

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

(1) Includes the proportionate share of expenses of the U.S. Feeder, Cayman Feeder and Cayman SPC Feeder (as defined in Footnote 1).

(2) Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership. For each of the years ended December 31, 2014 and 2013, the ratios are net of the 0.06% and 0.02% effect of the voluntary waivers of operating expenses, respectively.

(3) Excludes General Partner profit share allocation and includes interest income.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2014 AND 2013

The following information presents financial highlights of Limited Partners as a whole.

	2014	2013

Total return before General Partner profit share allocation	16.42%	(7.51)%
Less: General Partner profit share allocation	0.24	-

Total return after General Partner profit share allocation	16.18%	(7.51)%

Ratios to average net asset value:
Expenses (1) (2)	3.49%	3.70%
General Partner profit share allocation	0.24	-

Total expenses (1) (2)	3.73%	3.70%

Net investment loss (1) (2) (3)	(3.38)%	(3.54)%

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

(1) Includes the proportionate share of expenses of the U.S. Feeder, Cayman Feeder and Cayman SPC Feeder (as defined in Footnote 1).

(2) Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership. For each of the two years ended December 31, 2014 and 2013, the ratios are net of the 0.06% and 0.02% effect of the voluntary waivers of operating expenses, respectively.

(3) Excludes General Partner profit share allocation and includes interest income.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2014 AND 2013

1.	ORGANIZATION

Millburn Multi-Markets Trading L.P. (the “Partnership”) is a limited partnership organized in September 2004 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on October 20, 2004. The Partnership engages in the speculative trading of futures and forward currency contracts and also acts as a master fund for Millburn Multi-Markets Ltd., a Cayman Islands exempted company (the “Cayman Feeder”), Millburn Multi-Markets Fund L.P., a Delaware limited partnership (the “U.S. Feeder”) and until its liquidation on September 30, 2014, Millburn Multi-Markets Low Vol SPC, a Cayman Islands Segregated Portfolio Company (the “Cayman SPC Feeder”). The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership and the Cayman SPC Feeder, prior to its liquidation, invested approximately two-thirds of its assets in the Partnership. The Cayman Feeder, U.S. Feeder and Cayman SPC Feeder commenced operations on July 1, 2008, August 1, 2009 and November 1, 2012, respectively. All feeder fees and expenses will be charged at the master level. The Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (“U.S.”) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of commodity exchanges and futures commission merchants (brokers) through which the Partnership trades. On September 30, 2014, the Cayman SPC Feeder fully redeemed 100% of its partnership interest in the Master Fund.

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

The limited partners, special limited partners, New Profit Memo Account (Note 4) and the General Partner share in the profits and losses of the Partnership which are determined before management fees, selling commissions (Note 2) and profit share allocations on the basis of their proportionate interests of Partnership capital (Note 4). The General Partner and special limited partners are charged none or lower management fees than limited partners in accordance with the Agreement. No limited partner or special limited partner shall be liable for Partnership obligations in excess of their capital contribution plus profits allocated to their capital accounts, if any.

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

The General Partner, subject to Commodity Futures Trading Commission requirements, may, at its discretion, sell additional limited partnership interests to investors desiring to become limited partners.

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

Management Fees — The Agreement provides that the Partnership shall charge the limited partners’ capital accounts and pay the General Partner management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of limited partnership interests. The General Partner retains the right to charge less than the annual management fee rate except as specified in the Agreement. Management fees for the years ended December 31, 2014 and 2013 were as follows:

	2014	2013

US Feeder	$2,344,823	$3,519,872
Cayman Feeder	177,682	196,024
SPC Cayman Feeder (1)	367,859	574,319
Other (2)	57,338	95,103
Total	$2,947,702	$4,385,318

(1) For the period from January 1, 2014 through September 30, 2014 and for the year ended December 31, 2013.

(2) Direct investors in the Partnership

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum or platform fees of 0.25% per annum. These selling commissions and platform fees are charged at the Partnership level but are allocated only to the applicable U.S. Feeder investors. On March 1, 2012, The Cayman Feeder began offering shares that are subject to selling commissions of 2% per annum. The Cayman SPC was not charged selling commissions or platform fees. Selling commissions and platform fees for the years ended December 31, 2014 and 2013 were as follows:

					Total Selling Commissions
	Selling Commissions		Platform Fees		and Platform Fees
	2014	2013	2014	2013	2014	2013

U.S. Feeder	$2,103,773	$3,023,015	$20,749	$40,283	$2,124,522	$3,063,298
Cayman Feeder	15,946	32,546	-	-	15,946	32,546

Total	$2,119,719	$3,055,561	$20,749	$40,283	$2,140,468	$3,095,844

Administrative and Operating Expenses — The General Partner of the Partnership is paid a monthly administration fee for certain accounting, tax, legal and operational services it provides to the Partnership (the “Administration Fee”) calculated at 0.05% of month-end partners’ capital prior to reduction for capital withdrawals, management fees and the Administrative Fee then being calculated.

The Partnership bears expenses including, but not limited to, periodic legal, accounting and filing fees up to an amount equal to 1/4 of 1% per annum of average Partners’ Capital of the Partnership (the “Expense Cap”). Amounts subject to the Expense Cap include expenses incurred at the Partnership level, Cayman Feeder level and Cayman SPC Feeder Level, and the Administration Fee due to the General Partner. The General Partner of the Partnership and the Investment Adviser of the Cayman Feeder and Cayman SPC Feeder bear any excess over such amounts. The Partnership, the U.S. Feeder, the Cayman Feeder and the Cayman SPC Feeder will pay any extraordinary expenses. The Investment Adviser of the Cayman Feeder directly paid operating expenses in excess of 1/4 of 1% of average stockholders’ equity for the year ended December 31, 2014 and 2013 as well as for the Cayman SPC Feeder for the period ended December 31, 2013. The Investment Adviser of the Cayman SPC did not pay expenses in excess of 1/4 of 1% of average stockholders’ equity for the period ended September 30, 2014.

The U.S. Feeder bears its own expenses including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the year ended December 31, 2014, such operating expenses did not exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital.

Administrative and operating expenses related to the Partnership are charged pro-rata to all investors. Operating expenses related to the U.S. Feeder, Cayman Feeder and Cayman SPC Feeder are charged at the Partnership level and allocated only to those respective investors.

For the year ended December 31, 2014, operating expenses and the administration fee were as follows:

Fund	Operating	Administration	Total
	Expenses	Fee

Partnership	$333,749	$90,704	$424,453
U.S. Feeder	388,707	-	388,707
Cayman Feeder	58,314	-	58,314
Cayman SPC Feeder (1)	90,856	-	90,856
Total	$871,626	$90,704	$962,330

Borne by General Partner or Investment Adviser *	$(123,162)	$-	$(123,162)

For the year ended December 31, 2013, operating expenses and the administration fee were as follows:

Fund	Operating	Administration	Total
	Expenses	Fee

Partnership	$450,436	$130,010	$580,446
U.S. Feeder	502,043	-	502,043
Cayman Feeder	52,085	-	52,085
Cayman SPC Feeder	80,723	-	80,723
Total	$1,085,287	$130,010	$1,215,297

Borne by General Partner or Investment Adviser *	$(52,085)	$-	$(52,085)

* by General Partner (in the case of the Partnership and U.S. Feeder) or Investment Adviser (Cayman Feeder and Cayman SPC Feeder)

(1) For the period from January 1, 2014, through September 30, 2014.

The General Partner has paid expenses incurred in connection with the organization of the U.S. Feeder. The total amount paid by the General Partner was $191,967. The Partnership, on behalf of the U.S. Feeder, is reimbursing the General Partner for these costs in 60 equal monthly installments of $3,199 which began on August 1, 2009. However, to the extent that for any month the $3,199 exceeds 1/12 of 0.05% of the U.S. Feeder’s month-end net asset value (a 0.05% annual rate), such excess will not be reimbursed by the Partnership, but will be absorbed by the General Partner. For the period August 1, 2009 through December 31, 2014, pursuant to this calculation, $30,987 has been borne by the General Partner and will not be reimbursed by the Partnership. For the years ended December 31, 2014 and 2013, costs incurred were $22,396 and $38,388, respectively and are included in “Administrative and operating expenses” in the Partnership’s Statements of Operations. Further, as of December 31, 2014 and 2013, $0 and $3,199, respectively, were payable to the General Partner as reimbursement for such costs and are included in “Accrued expenses” in the Partnership’s Statements of Financial Condition. The final accrual period was July 31, 2014.

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

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2011 to 2014, the General Partner has determined that no reserves for uncertain tax positions were required.

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

Effective January 1, 2014, the Partnership adopted ASU 2013-08, “Financial Services – Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements.” ASU 2013-08 changes the approach to the investment company assessment, requires non-controlling ownership interests in other investment companies to be measured at fair value, and requires additional disclosures about the investment company’s status as an investment company. ASU 2013-08 is effective for interim and annual reporting periods beginning after December 15, 2013. The adoption of this ASU did not have a material impact on the Partnership’s financial statements. Based on management’s assessment, the Partnership has been deemed to be an investment company since inception. It has all of the fundamental characteristics of an investment company. Although the Partnership does not possess all of the typical characteristics of an investment company, its activities are consistent with those of an investment company.

During the years ended December 31, 2014 and 2013, there were no transfers of assets or liabilities between Level 1 and Level 2. The following table represents the Partnership’s investments by hierarchical level as of December 31, 2014 and 2013 in valuing the Partnership’s investments at fair value. At December 31, 2014 and 2013, the Partnership held no assets or liabilities classified in Level 3.

   Financial assets at fair value as of December 31, 2014

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$138,952,729	$-	$138,952,729

Exchange-traded futures contracts
Energies	500,398	-	500,398
Grains	(160,700)	-	(160,700)
Interest rates	645,231	-	645,231
Livestock	153,030	-	153,030
Metals	(333,025)	-	(333,025)
Softs	493,133	-	493,133
Stock indices	757,362	-	757,362

Total exchange-traded futures contracts	2,055,429	-	2,055,429

Over-the-counter forward currency contracts	-	(419,473)	(419,473)

Total futures and forward currency contracts (2)	2,055,429	(419,473)	1,635,956

Total financial assets at fair value	$141,008,158	$(419,473)	$140,588,685

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts (as collateral)	$19,093,847
Investments in U.S. Treasury notes	119,858,882
Total investments in U.S. Treasury notes	$138,952,729

(2)

Net unrealized appreciation on open futures and forward currency contracts	$2,196,537
Net unrealized depreciation on open futures and forward currency contracts	(560,581)
Net unrealized appreciation on open futures and forward currency contracts	$1,635,956

   Financial assets at fair value as of December 31, 2013

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$217,995,184	$-	$217,995,184

Exchange-traded futures contracts
Energies	(224,818)	-	(224,818)
Grains	(126,282)	-	(126,282)
Interest rates	(1,796,511)	-	(1,796,511)
Livestock	44,850	-	44,850
Metals	1,705,450	-	1,705,450
Softs	64,547	-	64,547
Stock indices	5,683,387	-	5,683,387

Total exchange-traded futures contracts	5,350,623	-	5,350,623

Over-the-counter forward currency contracts	-	(28,560)	(28,560)

Total futures and forward currency contracts (2)	5,350,623	(28,560)	5,322,063

Total financial assets at fair value	$223,345,807	$(28,560)	$223,317,247

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts (as collateral)	$52,444,713
Investments in U.S. Treasury notes	165,550,471
Total investments in U.S. Treasury notes	$217,995,184

(2)

Net unrealized appreciation on open futures and forward currency contracts	$5,422,647
Net unrealized depreciation on open futures and forward currency contracts	(100,584)
Net unrealized appreciation on open futures and forward currency contracts	$5,322,063

3.	ADMINISTRATOR AGREEMENT

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

At December 31, 2014 and 2013, due from and due to brokers balances, if any, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively.

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

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these forward currency contracts is limited to the unrealized gains inherent in such contracts which are recognized in the Statements of Financial Condition plus the value of margin or collateral held in cash and U.S. Treasury Notes by the counterparty. The amount of such credit risk was $9,145,400 and $16,770,954 at December 31, 2014 and 2013, respectively.

The General Partner has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will, in fact, succeed in doing so. The General Partner’s market risk control procedures include diversification of the Partnership’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership’s assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Partnership’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Partnership are cleared by major securities firms, pursuant to customer agreements, including Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), J.P. Morgan Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, collectively the “Futures Clearing Brokers.” The Partnership ceased clearing trades through Barclays Capital Inc., Credit Suisse Securities (USA) LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated during April 2014, July 2013, and June 2013, respectively. For all forward currency transactions, the Partnership utilizes three prime brokers: Barclays Bank PLC, Deutsche Bank AG and Morgan Stanley & Co., LLC, collectively the “FX Prime Brokers.” The Partnership ceased clearing trades through Barclays Bank PLC during October 2014.

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at December 31, 2014 and 2013, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	As of December 31,
	2014		2013
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent	Appreciation	Percent
Currency Type	(Depreciation)	of Total	(Depreciation)	of Total

Australian dollar	$84,864	5.19%	$395,265	7.43%
British pound	591,288	36.14	106,934	2.01
Canadian dollar	95,447	5.83	331,913	6.24
Czech koruna	7,069	0.43	(7,770)	(0.15)
Euro	429,014	26.22	1,418,971	26.66
Hong Kong dollar	27,900	1.71	241,577	4.54
Hungarian forint	(164,979)	(10.08)	38,431	0.72
Japanese yen	47,203	2.89	836,696	15.72
Korean won	143,204	8.75	189,965	3.57
Malaysian ringgit	(7,508)	(0.46)	118,255	2.22
Norwegian krone	6,903	0.42	(26,065)	(0.49)
Polish zloty	(216,991)	(13.26)	107,076	2.01
Singapore dollar	5,197	0.32	60,757	1.14
South African rand	(9,011)	(0.55)	273,202	5.13
Swedish krona	19,463	1.19	(61,438)	(1.15)
Turkish lira	(131,074)	(8.01)	443,341	8.33
U.S. dollar	707,967	43.27	854,953	16.07

Total	$1,635,956	100.00%	$5,322,063	100.00%

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

The Partnership engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals, and stock indices. The following were the primary trading risk exposures of the Partnership at December 31, 2014 and 2013, by market sector:

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

Interest Rates — Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Partnership’s profitability. The Partnership’s primary interest rate exposure is to interest rate fluctuations in countries or regions including Australia, Canada, Japan, Switzerland, the United Kingdom, the U.S., and the Eurozone. However, the Partnership also may take positions in futures contracts on the government debt of other countries. The General Partner anticipates that interest rates in these industrialized countries or areas, both long-term and short-term, will remain the primary interest rate market exposure of the Partnership for the foreseeable future.

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

Since the derivatives held or sold by the Partnership are for speculative trading purposes, the derivative instruments are not designated as hedging instruments under the provisions of the Derivatives and Hedging Topic of the Codification. Accordingly, all realized gains and losses, as well as any change in net unrealized gains or losses on open positions from the preceding period, are recognized as part of the Partnership’s trading gains and losses in the Statements of Operations.

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2014 and 2013. Fair value is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2014

	Fair Value - Long Positions		Fair Value - Short Positions		Net Unrealized Gain (Loss)on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$-	$-	$524,710	$(24,312)	$500,398
Grains	11,552.00	(172,930)	852	(174)	(160,700)
Interest rates	1,373,183	(567,353)	-	(160,599)	645,231
Livestock	2,670	(17,360)	167,720	-	153,030
Metals	11,216	(1,140,770)	820,318	(23,789)	(333,025)
Softs	43,201	(10,245)	475,037	(14,860)	493,133
Stock indices	970,972	(314,736)	143,204	(42,078)	757,362
Total futures contracts	2,412,794	(2,223,394)	2,131,841	(265,812)	2,055,429

Forward currency contracts	424,804	(1,542,797)	1,670,536	(972,016)	(419,473)

Total futures and forward currency contracts	$2,837,598	$(3,766,191)	$3,802,377	$(1,237,828)	$1,635,956

Fair Value of Futures and Forward Currency Contracts at December 31, 2013

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$324,204	$(438,028)	$116,564	$(227,558)	$(224,818)
Grains	13,743	(702,230)	572,390	(10,185)	(126,282)
Interest rates	269,826	(1,967,927)	75,706	(174,116)	(1,796,511)
Livestock	61,020	(3,820)	8,290	(20,640)	44,850
Metals	3,040,144	(337,397)	150,605	(1,147,902)	1,705,450
Softs	117,351	(165,259)	138,379	(25,924)	64,547
Stock indices	5,585,169	(28,982)	146,700	(19,500)	5,683,387
Total futures contracts	9,411,457	(3,643,643)	1,208,634	(1,625,825)	5,350,623

Forward currency contracts	1,735,216	(2,070,647)	757,083	(450,212)	(28,560)

Total futures and forward currency contracts	$11,146,673	$(5,714,290)	$1,965,717	$(2,076,037)	$5,322,063

The effect of trading futures and forward currency contracts is presented on the Statements of Operations for the years ended December 31, 2014 and 2013 as “Net realized gains (losses) on closed positions: Futures and forward currency contracts” and “Net change in unrealized: Futures and forward currency contracts.” These trading gains and losses are detailed below:

Sector	2014	2013

Futures contracts:
Energies	$2,173,971	$(5,558,370)
Grains	2,087,569	2,231,768
Interest rates	26,163,425	(22,799,279)
Livestock	1,043,952	(1,020,430)
Metals	(1,798,631)	(1,863,568)
Softs	2,249,736	334,750
Stock indices	3,089,451	26,916,795

Total futures contracts	35,009,473	(1,758,334)

Forward currency contracts	791,066	(9,324,043)

Total futures and forward currency contracts	$35,800,539	$(11,082,377)

For the year ended December 31, 2014, the monthly average number of futures contracts bought and sold was 18,575 and 19,013, respectively, and the monthly average notional value of forward currency contracts traded was approximately $565,000,000.

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

On January 1, 2013, the Partnership adopted ASU 2011-11, “Disclosure about Offsetting Assets and Liabilities” and ASU 2013-01, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.” ASU 2011-01 and ASU 2013-01 did not have a significant impact on the Partnership’s financial statements.

The following tables summarize the valuation of the Partnership’s investments as of December 31, 2014 and 2013.

Offsetting of derivative assets and liabilities at December 31, 2014
		Gross amounts	Net amounts of
		offset in the	assets presented in
	Gross amounts of	Statement of	the Statement of
Assets	recognized assets	Financial Condition	Financial Condition

Futures contracts
Counterparty C	$1,796,920	$(684,174)	$1,112,746
Counterparty D	2,747,715	(1,805,032)	942,683
Total futures contracts	4,544,635	(2,489,206)	2,055,429

Forward currency contracts
Counterparty G	798,097	(656,989)	141,108
Total assets	$5,342,732	$(3,146,195)	$2,196,537

		Gross amounts	Net amounts of
		offset in the	liabilities presented in
	Gross amounts of	Statement of	the Statement of
Liabilities	recognized liabilities	Financial Condition	Financial Condition

Forward currency contracts
Counterparty H	$1,857,824	$(1,297,243)	$560,581
Total liabilities	$1,857,824	$(1,297,243)	$560,581

(Continued)

		Amounts Not Offset in the Statement of Financial Condition
	Net amounts of
	Assets
	presented in the
Counterparty	Statement of Financial	Financial	Collateral
	Condition	Instruments	Received(1)(2)	Net Amount(3)

Counterparty C	$1,112,746	$-	$(1,112,746)	$-
Counterparty D	942,683	-	(942,683)	-
Counterparty G	141,108	-	(141,108)	-
Total	$2,196,537	$-	$(2,196,537)	$-

		Amounts Not Offset in the Statement of Financial Condition
	Net amounts of
	Liabilities
	presented in the
Counterparty	Statement of Financial	Financial	Collateral
	Condition	Instruments	Pledged(1)(2)	Net Amount(4)

Counterparty H	$560,581	$-	$(560,581)	$-
Total	$560,581	$-	$(560,581)	$-

(1) Collateral received and pledged includes both cash and U.S. Treasury notes held at each broker.

(2) Collateral disclosed is limited to an amount not to exceed 100% of the net amount of assets the Statement of Financial Condition, for each respective counterparty.

(3) Net amount represents the amounts owed to the Partnership by each counterparty as of December 31, 2014. Net amount represents the amount that is subject to loss in the event of a counterparty December 31, 2014.

(4) Net amount represents the amounts owed by the Partnership to each counterparty as of December 31, 2014.

(Concluded)

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

(Continued)

	Amounts Not Offset in the Statement
	of Financial Condition
	Net amounts of
	Assets
	presented in the
Counterparty	Statement of Financial	Financial	Collateral
	Condition	Instruments	Received(1)(2)	Net Amount(3)

Counterparty A	$1,877,432	$-	$(1,877,432)	$-
Counterparty C	2,945,278	-	(2,945,278)
Counterparty D	527,913	-	(527,913)
Counterparty F	22,470	-	(22,470)	-
Counterparty G	49,554	-	(49,554)	-

Total	$5,422,647	$-	$(5,422,647)	$-

	Amounts Not Offset in the Statement
	of Financial Condition
	Net amounts of
	Liabilities
	presented in the
Counterparty	Statement of Financial	Financial	Collateral
	Condition	Instruments	Pledged(1)(2)	Net Amount(4)

Counterparty H	$100,584	$-	$(100,584)	$-
Total	$100,584	$-	$(100,584)	$-

(1) Collateral received and pledged includes both cash and U.S. Treasury notes held at each broker.

(2) Collateral disclosed is limited to an amount not to exceed 100% of the net amount of assets the Statement of Financial Condition, for each respective counterparty.

(3)Net amount represents the amounts owed to the Partnership by each counterparty as of December 31, 2013. Net amount represents the amount that is subject to loss in the event of a counterparty December 31, 2013.

(4) Net amount represents the amounts owed by the Partnership to each counterparty as of December 31, 2013.

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

The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership, and the Cayman SPC Feeder invests approximately two-thirds of its assets in the Partnership. For the years ended December 31, 2014 and 2013, respective ownership percentages of the Partnership are detailed below:

	2014	2013

U.S. Feeder	73.17%	59.64%
Cayman Feeder	5.51	3.60
Cayman SPC Feeder (1)	-	23.54

Total	78.68%	86.78%

(1) For the period January 1, 2014 , through September 30, 2014.

The remaining interests are held by direct investors in the Partnership.

The capital withdrawals payable at December 31, 2014 and 2013 were $1,739,879 and $8,971,204, respectively, detailed below. There were no redemptions payable to the Cayman SPC Feeder at December 31, 2014 and 2013.

	2014	2013

Direct investors (2)	$800,925	$1,509,279
U.S. Feeder	838,054	7,461,925
Cayman Feeder	100,900	-

Total	$1,739,879	$8,971,204

(2) Includes General Partner redemptions, of $300,000 and profit share of $500,925, totaling $800,925, at December 31, 2014, and $9,279, at December 31, 2013.

10.	SUBSEQUENT EVENTS

During the period from January 1, 2015 to March 20, 2015, contributions of $4,311,570 were made to the Partnership and withdrawals of $1,746,066 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 20, 2015, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required disclosure or adjustment to the financial statements.

-29-