Form 10-K/A, Exhibit 13
period 2014-12-31
Millburn Multi-Markets Fund L.P.
filed 2015-05-26
CIK 1468910

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

Deloitte & Touche LLP

30 Rockefeller Plaza
New York, NY 10112-0015 USA
Tel: +1 212 492 4000
Fax: +1 212 489 1687
www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Fund L.P.:

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Fund L.P. (the “Partnership”) as of December 31, 2014 and 2013, and the related statements of operations, changes in partners’ capital and financial highlights for each of the two years in the period ended December 31, 2014. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

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

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Fund L.P. as of December 31, 2014 and 2013, and the results of its operations, changes in its partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

March 20, 2015

Member of Deloitte Touche Tohmatsu Limited

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

Harvey Beker, Co-Chief Executive Officer
Millburn Ridgefield Corporation
General Partner of Millburn Multi-Markets Trading L.P.

Deloitte & Touche LLP

30 Rockefeller Plaza
New York, NY 10112-0015 USA
Tel: +1 212 492 4000
Fax: +1 212 489 1687
www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Trading L.P.:

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Trading L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2014 and 2013, and the related statements of operations, changes in partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2014. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2014 by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Trading L.P. as of December 31, 2014 and 2013, and the results of its operations, changes in its partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

March 20, 2015

Member of Deloitte Touche Tohmatsu Limited

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