Form 10-K, Exhibit 13
period 2015-12-31
Millburn Multi-Markets Fund L.P.
filed 2016-03-29
CIK 1468910

Exhibit 13.1

Millburn Multi-Markets Fund L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31, 2015 and 2014, and Report of Independent Registered Public Accounting Firm

MILLBURN MULTI-MARKETS FUND L.P.

TABLE OF CONTENTS

Page(s)

THIS ANNUAL REPORT IS COMPRISED OF SECTION I CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS FUND L.P. FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014 AND SECTION II, CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P. FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014.

SECTION I

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2015 AND 2014 AND FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014:

Statements of Financial Condition	2

Statements of Operations	3

Statements of Changes in Partners’ Capital	4

Statements of Financial Highlights	5–6

Notes to Financial Statements	7–10

SECTION II — FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P.

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Fund L.P. as of December 31, 2015 and 2014, including the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2015, are complete and accurate.

Gregg Buckbinder, President
Millburn Ridgefield Corporation
General Partner of Millburn Multi-Markets Fund L.P.

Deloitte & Touche LLP
30 Rockefeller Plaza
New York, NY 10112-0015 USA

Tel: +1 212 492 4000
Fax: +1 212 489 1687
www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Fund L.P.:

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Fund L.P. (the “Partnership”), as of December 31, 2015 and 2014, and the related statements of operations, changes in partners’ capital and financial highlights for each of the two years in the period ended December 31, 2015. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2015, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Fund L.P. as of December 31, 2015 and 2014, the results of its operations, changes in its partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

March 25, 2016

Member of Deloitte Touche Tohmatsu Limited

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS

Investment in Millburn Multi-Markets
Trading L.P. (the “Master Fund”)	$122,195,202	$118,612,452

Due from the Master Fund	1,304,389	838,054
Cash	52,684	746,100

Total assets	$123,552,275	$120,196,606

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Capital contributions received in advance	$50,000	$743,209
Capital withdrawal payable to Limited Partners	1,004,389	838,054
Capital withdrawal payable to General Partner	300,000	-
Due to the Master Fund	2,654	2,863

Total liabilities	1,357,043	1,584,126

PARTNERS’ CAPITAL:
General Partner	3,041,602	3,073,797

Limited partners:
Series A (106,145.4501 and 107,745.6394 units outstanding)	108,146,251	105,099,830
Series B (7,449.1566 and 7,011.0183 units outstanding)	8,380,703	7,468,031
Series C (2,297.6071 and 2,751.2975 units outstanding)	2,626,676	2,970,822

Total limited partners	119,153,630	115,538,683

Total partners’ capital	122,195,232	118,612,480

TOTAL	$123,552,275	$120,196,606

NET ASSET VALUE PER UNIT OUTSTANDING:
Series A	$1,018.85	$975.44
Series B	$1,125.05	$1,065.18
Series C	$1,143.22	$1,079.79

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

NET INVESTMENT LOSS

Income — interest income (allocated from the Master Fund)	$258,158	$134,440

Expenses:
Management fees (see note 4)	2,406,417	2,344,823
Brokerage commissions (allocated from the Master Fund)	300,410	460,073
Selling commissions and platform fees (see note 4)	2,196,227	2,124,522
Administrative fee and operating expenses (see note 5)	706,957	657,424
Custody fees and other expenses (allocated from the Master Fund)	22,150	28,159

Total expenses	5,632,161	5,615,001

Operating expenses borne by General Partner (see note 5)	(94,023)	(42,717)

Net expenses	5,538,138	5,572,284

Net investment loss	(5,279,980)	(5,437,844)

REALIZED AND UNREALIZED GAINS (LOSSES)
ALLOCATED FROM THE MASTER FUND
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	9,706,981	23,211,774
Foreign exchange translation	(323,932)	27,516
Net change in unrealized:
Futures and forward currency contracts	1,546,774	(1,302,718)
Foreign exchange translation	67,450	(122,549)
Net gains (losses) from U.S. Treasury notes:
Realized	-	7,041
Net change in unrealized	(102,624)	(18,154)

Net realized and unrealized gains allocated from the Master Fund	10,894,649	21,802,910

NET INCOME	5,614,669	16,365,066

LESS PROFIT SHARE ALLOCATION FROM THE MASTER FUND	71,934	-

NET INCOME AFTER PROFIT SHARE	$5,542,735	$16,365,066

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2015 AND 2014

		Limited Partners
	General
	Partner	Series A		Series B		Series C		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount

PARTNERS’ CAPITAL — January 1, 2014	$2,572,915	$116,781,042	137,419.5284	$10,758,367	11,797.5645	$4,112,988	4,460.4110	$134,225,312

Capital contributions	-	4,421,175	4,729.3870	235,000	223.6920	-	-	4,656,175
Capital withdrawals	-	(30,239,318)	(34,403.2760)	(4,733,876)	(5,010.2382)	(1,660,879)	(1,709.1135)	(36,634,073)
Net income	500,882	14,136,931	-	1,208,540	-	518,713	-	16,365,066

PARTNERS’ CAPITAL — December 31, 2014	3,073,797	105,099,830	107,745.6394	7,468,031	7,011.0183	2,970,822	2,751.2975	118,612,480

Capital contributions	-	9,818,216	9,854.2002	971,192	892.1194	50,000	45.7731	10,839,408
Capital withdrawals	(300,000)	(11,439,987)	(11,454.3895)	(495,767)	(453.9811)	(563,637)	(499.4635)	(12,799,391)
Net income	267,805	4,668,192	-	490,449	-	188,223	-	5,614,669
Profit share	-	-	-	(53,202)	-	(18,732)	-	(71,934)

PARTNERS’ CAPITAL — December 31, 2015	$3,041,602	$108,146,251	106,145.4501	$8,380,703	7,449.1566	$2,626,676	2,297.6071	$122,195,232

NET ASSET VALUE PER UNIT — December 31, 2014		$975.44		$1,065.18		$1,079.79

NET ASSET VALUE PER UNIT — December 31, 2015		$1,018.85		$1,125.05		$1,143.22

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
YEAR ENDED DECEMBER 31, 2015

The following information presents per unit operating performance data for each series for the year ended December 31, 2015.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of year	$975.44	$1,065.18	$1,079.79

GAIN (LOSS) ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(45.32)	(30.70)	(28.41)
Total trading and investing gains (1)	88.73	97.67	98.94

Net income before profit share allocation from the Master Fund	43.41	66.97	70.53

Less profit share allocation from the Master Fund (1) (4)	-	7.10	7.10

Net income after profit share allocation from the Master Fund	43.41	59.87	63.43

NET ASSET VALUE PER UNIT — End of year	$1,018.85	$1,125.05	$1,143.22

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	4.45%	6.27%	6.52%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4)	-	0.65	0.65

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	4.45%	5.62%	5.87%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.77%	3.02%	2.77%
Profit share allocation from Master Fund (4)	-	0.65	0.65

Total expenses	4.77%	3.67%	3.42%

Net investment loss (2) (3)	(4.56)%	(2.81)%	(2.56)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(3)	Excludes profit share allocation from the Master Fund and includes interest income.
(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
YEAR ENDED DECEMBER 31, 2014

The following information presents per unit operating performance data for each series for the year ended December 31, 2014.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of year	$849.81	$911.91	$922.11

GAIN (LOSS) ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(44.15)	(30.30)	(28.18)
Total trading and investing losses (1)	169.78	183.57	185.86

Net income before profit share allocation from the Master Fund	125.63	153.27	157.68

Less profit share allocation from the Master Fund (1) (4)	-	-	-

Net income after profit share allocation from the Master Fund	125.63	153.27	157.68

NET ASSET VALUE PER UNIT — End of year	$975.44	$1,065.18	$1,079.79

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	14.78%	16.81%	17.10%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4)	-	-	-

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	14.78%	16.81%	17.10%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.93%	3.18%	2.93%
Profit share allocation from Master Fund (4)	-	-	-

Total expenses	4.93%	3.18%	2.93%

Net investment loss (2) (3)	(4.82)%	(3.07)%	(2.82)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(3)	Excludes profit share allocation from the Master Fund and includes interest income.
(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2015 AND 2014

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

Basis of Presentation — The financial statements have been prepared in conformity with accounting principles generally accepted (“U.S. GAAP”) in the United States (“U.S.”) as detailed in the Financial Accounting Standards Board Accounting Standards Codification (“Codification”). Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

Investment Company Status: The Partnership adopted Accounting Standard Update (“ASU”) 2013-08, “Financial Services — Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements” and based on the General Partner’s assessment, the Partnership has been deemed to be an investment company since inception. Accordingly, the Partnership follows the investment company accounting and reporting guidance of Topic 946 and reflects its investments at fair value with unrealized gains and losses resulting from changes in fair value reflected in the Statements of Operations and Changes in Partners’ Capital.

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

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2012 to 2015, for the U.S. Federal jurisdiction, the New York and Connecticut State jurisdictions and the New York City jurisdiction, there are no uncertain tax positions through its investment in the Master Fund. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes.

Cash — Cash is held in a non-interest-bearing account at First Republic Bank.

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

During the years ended December 31, 2015 and 2014, the Partnership invested substantially all of its assets in Millburn Multi-Markets Trading L.P. At December 31, 2015 and 2014, the Partnership’s investment in the Master Fund represents 72.71% and 73.17%, respectively, of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the years ended December 31, 2015 and 2014 consisted of its investment in the Master Fund, all amounts reflected in the Statements of Operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

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

4.	MANAGEMENT FEES, SELLING COMMISSIONS, PLATFORM FEES AND PROFIT SHARE

Each Series of Units are allocated management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of a limited partner’s interest and a 20% profit share. Such management fees and profit share are allocated to the limited partners of the Partnership but charged at the Master Fund level. For the years ended December 31, 2015 and 2014, the Partnership incurred Partnership-level management fees of $2,406,417 and $2,344,823, respectively. These amounts are included in the Statements of Operations under “Management fees.” The management fee and profit share are described in more detail in the Master Fund’s financial statements included in Section II of this annual report.

The terms of the Series issued by the Partnership are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end Net Asset Value of such Series investment; 2) Series B Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to a platform fee of 1/12 of 0.25% (0.25% per annum) based on the month end net asset value of such Series investment and are for those investors participating in asset-based or fixed fee registered investment adviser (“RIA”) platforms; and 3) Series C Units which are subject to the management fees and profit share allocable to the General Partner and are for those investors participating in asset-based or fixed fee RIA platforms not subject to the Platform Fee. For the years ended December 31, 2015 and 2014, Selling Commissions and Platform Fees were as follows:

					Selling Commissions
	Selling Commissions		Platform Fees		and Platform Fees
	2015	2014	2015	2014	2015	2014

Series A Units	$2,175,891	$2,103,773	$-	$-	$2,175,891	$2,103,773
Series B Units	-	-	20,336	20,749	20,336	20,749
	$2,175,891	$2,103,773	$20,336	$20,749	$2,196,227	$2,124,522

Amounts were charged at the Master Fund level and allocated to applicable Partnership investors only. No amounts were allocated to Series C Units.

5.	OPERATING EXPENSES AND ADMINISTRATION FEE

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the years ended December 31, 2015 and 2014, the Partnership incurred Partnership-level administrative and operating expenses of $311,120 and $365,540, respectively. These amounts are included in the Statements of Operations under “Administrative fee and operating expenses.” For the years ended December 31, 2015 and 2014, the General Partner waived Partnership-level operating expenses of $94,023 and $42,717, respectively.

The General Partner of the Master Fund is paid a monthly administration fee as disclosed in the Master Fund’s financial statements included in Section II of this annual report.

The General Partner has paid expenses incurred in connection with the organization of the Partnership and the initial offering of the Units. The total amount paid by the General Partner was $191,967. The Master Fund, on behalf of the Partnership, reimbursed the General Partner for these costs in 60 equal monthly installments of $3,199 which began on August 1, 2009. However, to the extent that for any month the $3,199 exceeded 1/12 of 0.05% of the Partnership’s month-end net asset value (a 0.05% annual rate), such excess was not to be reimbursed by the Partnership, but was to be absorbed by the General Partner. As of December 31, 2014, pursuant to this calculation, $30,987 were borne by the General Partner and were not reimbursed by the Partnership. For the year ended December 31, 2014, costs incurred were $22,396 and were included in “Administrative fee and operating expenses” in the Master Fund’s Statements of Operations. The final accrual period was July 31, 2014.

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

In August 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance on management’s responsibility in evaluating whether there is substantial doubt about an entity’s ability to continue as a going concern and related footnote disclosures. For each reporting period, management is required to evaluate whether there are conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern within one year from the date the financial statements are issued. The guidance is effective for the Partnership on January 1, 2017 (early adoption permitted). The Partnership is currently evaluating the impact of this guidance on future financial statements.

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

During the period from January 1, 2016 to March 25, 2016, contributions of $4,164,000 were made to the Partnership and withdrawals of $2,073,550 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 25, 2016, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required disclosure or adjustment to the financial statements.

******

SECTION II

Millburn Multi-Markets Trading L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31, 2015 and 2014, and Independent Auditors’ Report

MILLBURN MULTI-MARKETS TRADING L.P.

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Trading L.P., including the Condensed Schedules of Investments, as of December 31, 2015 and 2014, and the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2015, are complete and accurate.

Gregg Buckbinder, President
Millburn Ridgefield Corporation
General Partner of Millburn Multi-Markets Trading L.P.

Deloitte & Touche LLP
30 Rockefeller Plaza
New York, NY 10112-0015 USA

Tel: +1 212 492 4000
Fax: +1 212 489 1687
www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Trading L.P.:

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Trading L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2015 and 2014, and the related statements of operations, changes in partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2015. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2015, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Trading L.P. as of December 31, 2015 and 2014, the results of its operations, changes in its partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

March 25, 2016

Member of Deloitte Touche Tohmatsu Limited

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $30,540,808 and $19,091,112)	$30,521,416	$19,093,847
Net unrealized appreciation on open futures and forward currency contracts	4,044,127	2,196,537
Due from brokers	6,174,878	4,026,058
Cash denominated in foreign currencies (cost $4,266,766 and $1,775,062)	4,195,504	1,616,642

Total equity in trading accounts	44,935,925	26,933,084

INVESTMENTS IN U.S. TREASURY NOTES — at fair value (amortized cost $118,488,573 and $119,856,983)	118,372,238	119,858,882

CASH AND CASH EQUIVALENTS	6,904,511	18,207,276

ACCRUED INTEREST RECEIVABLE	244,041	121,954

DUE FROM MILLBURN MULTI-MARKETS LTD.	1,770	1,846

DUE FROM MILLBURN MULTI-MARKETS FUND L.P.	2,654	2,863

TOTAL	$170,461,139	$165,125,905

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$322,688	$560,581
Cash denominated in foreign currencies (cost $0 and $81,699)	-	86,428
Capital withdrawal payable to Limited Partners	1,409,085	1,238,954
Capital withdrawal payable to General Partner	142,581	500,925
Management fee payable	221,009	214,360
Selling commissions payable	184,527	179,026
Accrued expenses	116,361	220,060
Commissions and other trading fees on open futures contracts	17,673	14,490

Total liabilities	2,413,924	3,014,824

PARTNERS’ CAPITAL	168,047,215	162,111,081

TOTAL	$170,461,139	$165,125,905

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2015

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
FUTURES AND FORWARD CURRENCY CONTRACTS	Partners’ Capital	(Depreciation)

FUTURES CONTRACTS
Long futures contracts:
Energies	(0.02)%	$(28,090)
Interest rates	(0.15)	(246,519)
Metals	0.22	362,631
Softs	0.04	61,106
Stock indices	0.29	486,949

Total long futures contracts	0.38	636,077

Short futures contracts:
Energies	0.75	1,268,803
Grains	0.28	478,333
Interest rates	(0.00)	(925)
Livestock	(0.06)	(104,550)
Metals	0.07	119,525
Softs	(0.06)	(109,099)
Stock indices	0.04	67,778

Total short futures contracts	1.02	1,719,865

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	1.40	2,355,942

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	(0.52)	(867,640)
Total short forward currency contracts	1.33	2,233,137

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	0.81	1,365,497

TOTAL	2.21%	$3,721,439

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2015

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners' Capital	Fair Value

$41,750,000	U.S. Treasury notes, 0.375%, 04/30/2016	24.84%	$41,746,738
32,240,000	U.S. Treasury notes, 0.250%, 05/15/2016	19.17	32,221,739
43,140,000	U.S. Treasury notes, 0.625%, 07/15/2016	25.68	43,151,796
31,730,000	U.S. Treasury notes, 0.875%, 09/15/2016	18.91	31,773,381
	Total investments in U.S. Treasury notes (amortized cost $149,029,381)	88.60%	$148,893,654

See notes to financial statements.	(Concluded)

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

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2014

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners' Capital	Fair Value

$41,750,000	U.S. Treasury notes, 0.375%, 03/15/2015	25.77%	$41,780,171
27,240,000	U.S. Treasury notes, 0.250%, 05/15/2015	16.81	27,260,217
43,140,000	U.S. Treasury notes, 0.250%, 07/15/2015	26.63	43,170,333
26,730,000	U.S. Treasury notes, 0.250%, 09/15/2015	16.50	26,742,008
	Total investments in U.S. Treasury notes (amortized cost $138,948,095)	85.71%	$138,952,729

See notes to financial statements.	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

INVESTMENT INCOME — Interest income	$352,450	$219,069

EXPENSES:
Brokerage commissions	409,775	750,088
Management fees	2,646,789	2,947,702
Selling commissions and platform fees	2,210,705	2,140,468
Administrative fee and operating expenses	874,155	962,330
Custody fees and other expenses	30,234	45,322

Total expenses	6,171,658	6,845,910

Operating expenses borne by General Partner	(151,294)	(123,162)

Net expenses	6,020,364	6,722,748

NET INVESTMENT LOSS	(5,667,914)	(6,503,679)

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	13,299,609	39,486,646
Foreign exchange translation	(441,611)	36,034
Net change in unrealized:
Futures and forward currency contracts	2,085,483	(3,686,107)
Foreign exchange translation	91,887	(164,561)
Net gains (losses) from U.S. Treasury notes:
Realized	-	12,739
Net change in unrealized	(140,361)	(25,066)

Total net realized and unrealized gains	14,895,007	35,659,685

NET INCOME	9,227,093	29,156,006

LESS PROFIT SHARE TO GENERAL PARTNER	142,549	463,212

NET INCOME AFTER PROFIT SHARE TO GENERAL PARTNER	$9,084,544	$28,692,794

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2015 AND 2014

		New Profit
	Limited	Memo	General
	Partners	Account	Partner	Total

PARTNERS’ CAPITAL — January 1, 2014	$223,671,126	$-	$1,404,989	$225,076,115

Contributions	8,701,175	-	-	8,701,175
Withdrawals	(99,521,289)	-	(1,300,926)	(100,822,215)
Net income	28,862,443	37,714	255,849	29,156,006
General Partner’s allocation — profit share	(463,212)	463,212	-	-
Transfer of New Profit Memo
Account to General Partner	-	(500,926)	500,926	-
PARTNERS’ CAPITAL — December 31, 2014	161,250,243	-	860,838	162,111,081

Contributions	10,839,408	-	-	10,839,408
Withdrawals	(13,987,786)	-	(142,581)	(14,130,367)
Net income	9,149,693	32	77,368	9,227,093
General Partner’s allocation — profit share	(142,549)	142,549	-	-
Transfer of New Profit Memo Account to General Partner	-	(142,581)	142,581	-
PARTNERS’ CAPITAL — December 31, 2015	$167,109,009	$-	$938,206	$168,047,215

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2015 AND 2014

The following information presents financial highlights of a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and an annual profit share of 20% of Trading Profits (as defined in the Limited Partnership Agreement).

	2015	2014

Total return before General Partner profit share allocation	6.82%	17.43%
Less: General Partner profit share allocation	0.56	-

Total return after General Partner profit share allocation	6.26%	17.43%

Ratios to average net asset value:
Expenses (1) (2)	2.52%	2.63%
General Partner profit share allocation	0.56	-

Total expenses (1) (2)	3.08%	2.63%

Net investment loss (1) (2) (3)	(2.31)%	(2.52)%

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

(1) Includes the proportionate share of expenses of the U.S. Feeder, Cayman Feeder and Cayman SPC Feeder (as defined in Footnote 1).

(2) Ratios are computed net of involuntary waivers of operating expenses borne by the General Partner of the Partnership. For each of the years ended December 31, 2015 and 2014, the ratios are net of the 0.10% and 0.06% effect of the involuntary waivers of operating expenses, respectively.

(3) Excludes General Partner profit share allocation and includes interest income.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2015 AND 2014

The following information presents financial highlights of Limited Partners as a whole.

	2015	2014

Total return before General Partner profit share allocation	5.67%	16.42%
Less: General Partner profit share allocation	0.09	0.24

Total return after General Partner profit share allocation	5.58%	16.18%

Ratios to average net asset value:
Expenses (1) (2)	3.59%	3.49%
General Partner profit share allocation	0.09	0.24

Total expenses (1) (2)	3.68%	3.73%

Net investment loss (1) (2) (3)	(3.38)%	(3.38)%

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

(1) Includes the proportionate share of expenses of the U.S. Feeder, Cayman Feeder and Cayman SPC Feeder (as defined in Footnote 1).

(2) Ratios are computed net of involuntary waivers of operating expenses borne by the General Partner of the Partnership. For each of the two years ended December 31, 2015 and 2014, the ratios are net of the 0.10% and 0.06% effect of the involuntary waivers of operating expenses, respectively.

(3) Excludes General Partner profit share allocation and includes interest income.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2015 AND 2014

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

Basis of Presentation — The financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“Codification”). Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

Investment Company Status: The Partnership adopted Accounting Standard Update (“ASU”) 2013-08, “Financial Services — Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements” and based on the General Partner’s assessment, the Partnership has been deemed to be an investment company since inception. Accordingly, the Partnership follows the investment company accounting and reporting guidance of Topic 946 and reflects its investments at fair value with unrealized gains and losses resulting from changes in fair value reflected in the Statements of Operations and Changes in Partners’ Capital.

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

Cash and Cash Equivalents — Cash includes cash held at First Republic Bank.

Foreign Currency Cash — Includes foreign currency cash held at the Partnership’s trading counterparties. Foreign cash deficits, if applicable, are presented in the liabilities section of the Statements of Financial Condition.

Foreign Currency Translation — Assets and liabilities denominated in foreign currencies are translated to U.S. Dollars at prevailing exchange rates of such currencies. Purchases and sales of investments are translated to U.S. Dollars at the exchange rate prevailing when such transactions occurred.

Management Fees — The Agreement provides that the Partnership shall charge the limited partners’ capital accounts and pay the General Partner management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of limited partnership interests. The General Partner retains the right to charge less than the annual management fee rate except as specified in the Agreement. Management fees for the years ended December 31, 2015 and 2014 were as follows:

	2015	2014

US Feeder	$2,406,417	$2,344,823
Cayman Feeder	184,492	177,682
SPC Cayman Feeder (1)	-	367,859
Other (2)	55,880	57,338
Total	$2,646,789	$2,947,702

(1) For the period from January 1, 2014 through September 30, 2014.

(2) Direct investors in the Partnership

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum or platform fees of 0.25% per annum. These selling commissions and platform fees are charged at the Partnership level but are allocated only to the applicable U.S. Feeder investors. On March 1, 2012, the Cayman Feeder began offering shares that are subject to selling commissions of 2% per annum. The Cayman SPC was not charged selling commissions or platform fees. Selling commissions and platform fees for the years ended December 31, 2015 and 2014 were as follows:

					Total Selling Commissions
	Selling Commissions		Platform Fees		and Platform Fees
	2015	2014	2015	2014	2015	2014

U.S. Feeder	$2,175,892	$2,103,773	$20,335	$20,749	$2,196,227	$2,124,522
Cayman Feeder	14,478	15,946	-	-	14,478	15,946

Total	$2,190,370	$2,119,719	$20,335	$20,749	$2,210,705	$2,140,468

Administrative and Operating Expenses — The General Partner of the Partnership is paid a monthly administration fee for certain accounting, tax, legal and operational services it provides to the Partnership (the “Administration Fee”) calculated at 0.05% of month-end partners’ capital prior to reduction for capital withdrawals, management fees and the Administrative Fee then being calculated.

The Partnership bears expenses including, but not limited to, periodic legal, accounting and filing fees up to an amount equal to 1/4 of 1% per annum of average Partners’ Capital of the Partnership (the “Expense Cap”). Amounts subject to the Expense Cap include expenses incurred at the Partnership level, Cayman Feeder level and Cayman SPC Feeder Level, and the Administration Fee due to the General Partner. The General Partner of the Partnership and the Investment Adviser of the Cayman Feeder and Cayman SPC Feeder bear any excess over such amounts. The Partnership, the U.S. Feeder, the Cayman Feeder and the Cayman SPC Feeder will pay any extraordinary expenses. The Investment Adviser of the Cayman Feeder directly paid operating expenses in excess of 1/4 of 1% of average shareholders’ equity for the years ended December 31, 2015 and 2014. The Investment Adviser of the Cayman SPC did not pay expenses in excess of 1/4 of 1% of average stockholders’ equity for the period ended September 30, 2014.

The U.S. Feeder bears its own expenses including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the years ended December 31, 2015, and 2014, such operating expenses did not exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital.

Administrative and operating expenses related to the Partnership are charged pro-rata to all investors. Operating expenses related to the U.S. Feeder, Cayman Feeder and Cayman SPC Feeder are charged at the Partnership level and allocated only to those respective investors.

For the year ended December 31, 2015, operating expenses and the administration fee were as follows:

	Operating	Administration
Fund	Expenses	Fee	Total

Partnership	$326,956	$84,298	$411,254
U.S. Feeder	405,142	-	405,142
Cayman Feeder	57,759	-	57,759
Total	$789,857	$84,298	$874,155

Borne by General Partner or Investment Adviser *	$(151,294)	$-	$(151,294)

For the year ended December 31, 2014, operating expenses and the administration fee were as follows:

	Operating	Administration
Fund	Expenses	Fee	Total

Partnership	$333,749	$90,704	$424,453
U.S. Feeder	388,707	-	388,707
Cayman Feeder	58,314	-	58,314
Cayman SPC Feeder (1)	90,856	-	90,856
Total	$871,626	$90,704	$962,330

Borne by General Partner or Investment Adviser *	$(123,162)	$-	$(123,162)

* by General Partner (in the case of the Partnership and U.S. Feeder) or Investment Adviser (Cayman
Feeder and Cayman SPC Feeder)

(1) For the period from January 1, 2014, through September 30, 2014.

The General Partner has paid expenses incurred in connection with the organization of the U.S. Feeder. The total amount paid by the General Partner was $191,967. The Partnership, on behalf of the U.S. Feeder, reimbursed the General Partner for these costs in 60 equal monthly installments of $3,199 which began on August 1, 2009. However, to the extent that for any month the $3,199 exceeded 1/12 of 0.05% of the U.S. Feeder’s month-end net asset value (a 0.05% annual rate), such excess was not to be reimbursed by the Partnership, but was to be absorbed by the General Partner. For the period August 1, 2009 through December 31, 2014, pursuant to this calculation, $30,987 were borne by the General Partner and were not reimbursed by the Partnership. For the year ended December 31, 2014, costs incurred were $22,396 and were included in “Administrative Fee and operating expenses” in the Partnership’s Statements of Operations. The final accrual period was July 31, 2014.

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

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2012 to 2015, the General Partner has determined that no reserves for uncertain tax positions were required.

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

During the years ended December 31, 2015 and 2014, there were no transfers of assets or liabilities between Level 1 and Level 2. The following table represents the Partnership’s investments by hierarchical level as of December 31, 2015 and 2014 in valuing the Partnership’s investments at fair value. At December 31, 2015 and 2014, the Partnership held no assets or liabilities classified in Level 3.

Financial assets at fair value as of December 31, 2015

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$148,893,654	$-	$148,893,654

Exchange-traded futures contracts
Energies	1,240,713	-	1,240,713
Grains	478,333	-	478,333
Interest rates	(247,444)	-	(247,444)
Livestock	(104,550)	-	(104,550)
Metals	482,156	-	482,156
Softs	(47,993)	-	(47,993)
Stock indices	554,727	-	554,727

Total exchange-traded futures contracts	2,355,942	-	2,355,942

Over-the-counter forward currency contracts	-	1,365,497	1,365,497

Total futures and forward currency contracts (2)	2,355,942	1,365,497	3,721,439

Total financial assets and liabilities at fair value	$151,249,596	$1,365,497	$152,615,093

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$30,521,416
Investments in U.S. Treasury notes			118,372,238
Total investments in U.S. Treasury notes			$148,893,654

(2)
Net unrealized appreciation on open futures and forward currency contracts			$4,044,127
Net unrealized depreciation on open futures and forward currency contracts			(322,688)
Total net unrealized appreciation on open futures and forward currency contracts			$3,721,439

Financial assets at fair value as of December 31, 2014

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$138,952,729	$-	$138,952,729

Exchange-traded futures contracts
Energies	500,398	-	500,398
Grains	(160,700)	-	(160,700)
Interest rates	645,231	-	645,231
Livestock	153,030	-	153,030
Metals	(333,025)	-	(333,025)
Softs	493,133	-	493,133
Stock indices	757,362	-	757,362

Total exchange-traded futures contracts	2,055,429	-	2,055,429

Over-the-counter forward currency contracts	-	(419,473)	(419,473)

Total futures and forward currency contracts (2)	2,055,429	(419,473)	1,635,956

Total financial assets and liabilities at fair value	$141,008,158	$(419,473)	$140,588,685

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$19,093,847
Investments in U.S. Treasury notes			119,858,882
Total investments in U.S. Treasury notes			$138,952,729

(2)
Net unrealized appreciation on open futures and forward currency contracts			$2,196,537
Net unrealized depreciation on open futures and forward currency contracts			(560,581)
Total net unrealized appreciation on open futures and forward currency contracts			$1,635,956

3.	ADMINISTRATOR AGREEMENT

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

Profit share allocation for the years ended December 31, 2015 and 2014 were as follows:

	2015	2014

US Feeder	$71,934	$-
Cayman Feeder	62,828	26,537
SPC Cayman Feeder (1)	-	436,433
Other (2)	7,787	242
Total	$142,549	$463,212

(1) For the period from January 1, 2014 through September 30, 2014.

(2) Direct investors in the Partnership

5.	DUE FROM/TO BROKERS

At December 31, 2015 and 2014, due from and due to brokers balances, if any, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively.

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

Liabilities in the Statements of Financial Condition that are components of “Total equity in trading accounts” include net unrealized depreciation on open futures and forward currency contracts, cash denominated in foreign currencies and due to brokers, if any.

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

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these forward currency contracts is limited to the unrealized gains inherent in such contracts which are recognized in the Statements of Financial Condition plus the value of margin or collateral held in cash and U.S. Treasury Notes by the counterparty. The amount of such credit risk was $18,848,878 and $9,145,400 at December 31, 2015 and 2014, respectively.

The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will in fact succeed in doing so. The General Partner’s market risk control procedures include diversification of the Partnership’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership’s assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Partnership’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Partnership are cleared by major securities firms, pursuant to customer agreements, including Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), J.P. Morgan Securities LLC., Barclays Capital Inc., and SG Americas Securities, LLC., collectively the “Futures Clearing Brokers.” The Partnership ceased clearing trades through J.P. Morgan Securities LLC., and Barclays Capital Inc. during September 2015 and April 2014, respectively. For all forward currency transactions, the Partnership utilizes three banks, Barclays Bank PLC, Deutsche Bank AG and Morgan Stanley & Co., LLC, (“MS”) collectively the “FX Prime Brokers.” The Partnership ceased clearing trades through Barclays Bank PLC during October 2014. MS ceased providing prime broker services during January 2015. The Partnership continues to clear trades through MS, utilizing MS as a swap dealer.

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at December 31, 2015 and 2014, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	As of December 31,
	2015		2014
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent	Appreciation	Percent
Currency Type	(Depreciation)	of Total	(Depreciation)	of Total

Australian dollar	$45,833	1.23%	$84,864	5.19%
British pound	(55,000)	(1.48)	591,288	36.14
Canadian dollar	320,499	8.61	95,447	5.83
Czech koruna	-	-	7,069	0.43
Euro	298,266	8.01	429,014	26.22
Hong Kong dollar	61,654	1.66	27,900	1.71
Hungarian forint	-	-	(164,979)	(10.08)
Japanese yen	141,419	3.80	47,203	2.89
Korean won	9,592	0.26	143,204	8.75
Malaysian ringgit	19,879	0.53	(7,508)	(0.46)
Norwegian krone	(45,395)	(1.22)	6,903	0.42
Polish zloty	(118,064)	(3.17)	(216,991)	(13.26)
Singapore dollar	(9,452)	(0.25)	5,197	0.32
South African rand	65,440	1.76	(9,011)	(0.55)
Swedish krona	41,104	1.10	19,463	1.19
Turkish lira	(9,356)	(0.25)	(131,074)	(8.01)
U.S. dollar	2,955,020	79.41	707,967	43.27

Total	$3,721,439	100.00%	$1,635,956	100.00%

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

The Partnership engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals, and stock indices. The following were the primary trading risk exposures of the Partnership at December 31, 2015 and 2014, by market sector:

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

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2015 and 2014. Fair value, below, is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2015

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$10,310	$(38,400)	$1,633,223	$(364,420)	$1,240,713
Grains	-	-	487,520	(9,187)	478,333
Interest rates	814,802	(1,061,321)	-	(925)	(247,444)
Livestock	-	-	-	(104,550)	(104,550)
Metals	407,419	(44,788)	543,624	(424,099)	482,156
Softs	171,009	(109,903)	100	(109,199)	(47,993)
Stock indices	708,220	(221,271)	94,368	(26,590)	554,727
Total futures contracts	2,111,760	(1,475,683)	2,758,835	(1,038,970)	2,355,942

Forward currency contracts	596,972	(1,464,612)	3,130,304	(897,167)	1,365,497

Total futures and forward currency contracts	$2,708,732	$(2,940,295)	$5,889,139	$(1,936,137)	$3,721,439

Fair Value of Futures and Forward Currency Contracts at December 31, 2014

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$-	$-	$524,710	$(24,312)	$500,398
Grains	11,552	(172,930)	852	(174)	(160,700)
Interest rates	1,373,183	(567,353)	-	(160,599)	645,231
Livestock	2,670	(17,360)	167,720	-	153,030
Metals	11,216	(1,140,770)	820,318	(23,789)	(333,025)
Softs	43,201	(10,245)	475,037	(14,860)	493,133
Stock indices	970,972	(314,736)	143,204	(42,078)	757,362
Total futures contracts	2,412,794	(2,223,394)	2,131,841	(265,812)	2,055,429

Forward currency contracts	424,804	(1,542,797)	1,670,536	(972,016)	(419,473)

Total futures and forward currency contracts	$2,837,598	$(3,766,191)	$3,802,377	$(1,237,828)	$1,635,956

The effect of trading futures and forward currency contracts is presented on the Statements of Operations for the years ended December 31, 2015 and 2014 as “Net realized gains (losses) on closed positions: Futures and forward currency contracts” and “Net change in unrealized: Futures and forward currency contracts.” These trading gains and losses are detailed below:

Sector	2015	2014

Futures contracts:
Energies	$7,915,903	$2,173,971
Grains	(1,709,649)	2,087,569
Interest rates	4,748,257	26,163,425
Livestock	290,270	1,043,952
Metals	4,115,414	(1,798,631)
Softs	383,721	2,249,736
Stock indices	(543,455)	3,089,451

Total futures contracts	15,200,461	35,009,473

Forward currency contracts	184,631	791,066

Total futures and forward currency contracts	$15,385,092	$35,800,539

For the years ended December 31, 2015 and 2014, the monthly average number of future contracts bought and sold and the monthly average notional value of forward currency contracts traded are detailed below:

	2015	2014

Average bought	9,831	18,575
Average sold	9,934	19,013
Average notional	$1,134,000,000	$565,000,000

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

In August 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance on management’s responsibility in evaluating whether there is substantial doubt about an entity’s ability to continue as a going concern and related footnote disclosures. For each reporting period, management is required to evaluate whether there are conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern within one year from the date the financial statements are issued. The guidance is effective for the Partnership on January 1, 2017 (early adoption permitted). The Partnership is currently evaluating the impact of this guidance on future financial statements.

The following tables summarize the valuation of the Partnership’s investments as of December 31, 2015 and 2014.

Offsetting of derivative assets and liabilities at December 31, 2015

		Gross amounts	Net amounts of
		offset in the	assets presented in
	Gross amounts of	Statement of	the Statement of
Assets	recognized assets	Financial Condition	Financial Condition

Futures contracts
Counterparty C	$1,841,417	$(1,090,906)	$750,511
Counterparty I	3,029,178	(1,423,747)	1,605,431
Total futures contracts	4,870,595	(2,514,653)	2,355,942

Forward currency contracts
Counterparty G	2,843,717	(1,155,532)	1,688,185
Total assets	7,714,312	(3,670,185)	4,044,127

		Gross amounts	Net amounts of
		offset in the	liabilities presented in
	Gross amounts of	Statement of	the Statement of
Liabilities	recognized liabilities	Financial Condition	Financial Condition

Forward currency contracts
Counterparty H	$1,206,247	$(883,559)	$322,688
Total liabilities	$1,206,247	$(883,559)	$322,688

(Continued)

		Amounts Not Offset in the Statement of Financial Condition
	Net amounts of
	Assets
	presented in the
	Statement of Financial	Financial	Collateral
Counterparty	Condition	Instruments	Received(1)(2)	Net Amount(3)

Counterparty C	$750,511	$-	$(750,511)	$-
Counterparty I	1,605,431	-	(1,605,431)	-
Counterparty G	1,688,185	-	-	1,688,185
Total	$4,044,127	$-	$(2,355,942)	$1,688,185

		Amounts Not Offset in the Statement of Financial Condition
	Net amounts of
	Liabilities
	presented in the
	Statement of Financial	Financial	Collateral
Counterparty	Condition	Instruments	Pledged(1)(2)	Net Amount(4)

Counterparty H	$322,688	$-	$(322,688)	$-
Total	$322,688	$-	$(322,688)	$-

(1) Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.
(2) Collateral disclosed is limited to an amount not to exceed 100% of the net amount of assets presented in the Statements of Financial Condition, for each respective counterparty.
(3) Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2015.
(4) Net amount represents the amounts owed by the Partnership to each counterparty as of December 31, 2015.

(Concluded)

Offsetting of derivative assets and liabilities at December 31, 2014

		Gross amounts	Net amounts of
		offset in the	assets presented in
	Gross amounts of	Statement of	the Statement of
Assets	recognized assets	Financial Condition	Financial Condition

Futures contracts
Counterparty C	$1,796,920	$(684,174)	$1,112,746
Counterparty D	2,747,715	(1,805,032)	942,683
Total futures contracts	4,544,635	(2,489,206)	2,055,429

Forward currency contracts
Counterparty G	798,097	(656,989)	141,108
Total assets	5,342,732	(3,146,195)	2,196,537

		Gross amounts	Net amounts of
		offset in the	liabilities presented in
	Gross amounts of	Statement of	the Statement of
Liabilities	recognized liabilities	Financial Condition	Financial Condition

Forward currency contracts
Counterparty H	$1,857,824	$(1,297,243)	$560,581
Total liabilities	$1,857,824	$(1,297,243)	$560,581

(Continued)

		Amounts Not Offset in the Statement of Financial Condition
	Net amounts of
	Assets
	presented in the
	Statement of Financial	Financial	Collateral
Counterparty	Condition	Instruments	Received(1)(2)	Net Amount(3)

Counterparty C	$1,112,746	$-	$(1,112,746)	$-
Counterparty D	942,683	-	(942,683)	-
Counterparty G	141,108	-	(141,108)	-
Total	$2,196,537	$-	$(2,196,537)	$-

		Amounts Not Offset in the Statement of Financial Condition
	Net amounts of
	Liabilities
	presented in the
	Statement of Financial	Financial	Collateral
Counterparty	Condition	Instruments	Pledged(1)(2)	Net Amount(4)

Counterparty H	$560,581	$-	$(560,581)	$-
Total	$560,581	$-	$(560,581)	$-

(1) Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.
(2) Collateral disclosed is limited to an amount not to exceed 100% of the net amount of assets presented in the Statements of Financial Condition, for each respective counterparty.
(3) Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2014.
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

The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership. For the years ended December 31, 2015 and 2014, respective ownership percentages of the Partnership are detailed below:

	2015	2014

U.S. Feeder	72.71%	73.17%
Cayman Feeder	5.57	5.51

Total	78.28%	78.68%

The remaining interests are held by direct investors in the Partnership.

The capital withdrawals payable at December 31, 2015 and 2014 were $1,551,666 and $1,739,879, respectively, detailed below. There were no redemptions payable to the Cayman SPC Feeder at December 31, 2014.

	2015	2014
Direct investors (2)	$142,581	$800,925
U.S. Feeder	1,304,389	838,054
Cayman Feeder	104,696	100,900

Total	$1,551,666	$1,739,879

(2) Represents solely profit share of $142,581 at December 31, 2015 and includes profit share of $500,925 and General Partner redemptions of $300,000, totaling $800,925, at December 31, 2014.

10.	SUBSEQUENT EVENTS

During the period from January 1, 2016 to March 25, 2016, contributions of $4,164,000 were made to the Partnership and withdrawals of $2,073,550 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 25, 2016, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required disclosure or adjustment to the financial statements.

- 30 -