Form 10-K, Exhibit 13
period 2016-12-31
Millburn Multi-Markets Fund L.P.
filed 2017-03-29
CIK 1468910

Exhibit 13.1

Millburn Multi-Markets
Fund L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31,
2016 and 2015, and Report of Independent Registered
Public Accounting Firm

MILLBURN MULTI-MARKETS FUND L.P.

TABLE OF CONTENTS

Page(s)

THIS ANNUAL REPORT IS COMPRISED OF SECTION I CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS FUND L.P. FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015 AND SECTION II, CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P. FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015.

SECTION I

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016 AND 2015 AND FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015:

Statements of Financial Condition	2

Statements of Operations	3

Statements of Changes in Partners’ Capital	4

Statements of Financial Highlights	5–6

Notes to Financial Statements	7–10

SECTION II — FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P.

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Fund L.P. as of December 31, 2016 and 2015, including the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2016, are complete and accurate.

Gregg Buckbinder, President

Millburn Ridgefield Corporation
General Partner of Millburn Multi-Markets Fund L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Millburn Multi-Markets Fund L.P.:

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Fund L.P. (the “Partnership”), as of December 31, 2016 and 2015, and the related statements of operations and changes in partners’ capital and financial highlights for each of the two years in the period ended December 31, 2016. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2016, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Fund L.P. as of December 31, 2016 and 2015, the results of its operations, changes in its partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

March 22, 2017

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2016 AND 2015

	2016	2015
ASSETS

Investment in Millburn Multi-Markets
Trading L.P. (the “Master Fund”)	$172,886,333	$122,195,202
Due from the Master Fund	2,876,148	1,304,389
Cash	2,119,000	52,684

Total assets	$177,881,481	$123,552,275

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Capital contributions received in advance	$2,119,000	$50,000
Capital withdrawal payable to Limited Partners	2,076,148	1,004,389
Capital withdrawal payable to General Partner	800,000	300,000
Due to the Master Fund	-	2,654

Total liabilities	4,995,148	1,357,043

PARTNERS’ CAPITAL:
General Partner	2,779,224	3,041,602

Limited partners:
Series A (140,590.2950 and 106,145.4501 units outstanding)	158,782,193	108,146,251
Series B (7,017.8811 and 7,449.1566 units outstanding)	8,846,058	8,380,703
Series C (1,930.6399 and 2,297.6071 units outstanding)	2,478,858	2,626,676

Total limited partners	170,107,109	119,153,630

Total partners’ capital	172,886,333	122,195,232

TOTAL	$177,881,481	$123,552,275

NET ASSET VALUE PER UNIT OUTSTANDING:
Series A	$1,129.40	$1,018.85
Series B	$1,260.50	$1,125.05
Series C	$1,283.96	$1,143.22

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

NET INVESTMENT LOSS

Income — interest income (allocated from the Master Fund)	$591,444	$258,158

Expenses:
Management fees (see note 4)	2,952,133	2,406,417
Brokerage commissions (allocated from the Master Fund)	360,004	300,410
Selling commissions and platform fees (see note 4)	2,690,103	2,196,227
Administrative fee and operating expenses (see note 5)	727,524	706,957
Custody fees and other expenses (allocated from the Master Fund)	25,878	22,150

Total expenses	6,755,642	5,632,161

Operating expenses borne by General Partner (see note 5)	-	(94,023)

Net expenses	6,755,642	5,538,138

Net investment loss	(6,164,198)	(5,279,980)

REALIZED AND UNREALIZED GAINS (LOSSES) ALLOCATED FROM THE MASTER FUND
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	21,459,454	9,706,981
Foreign exchange translation	(199,268)	(323,932)
Net change in unrealized:
Futures and forward currency contracts	1,151,080	1,546,774
Foreign exchange translation	(136,475)	67,450
Net gains (losses) from U.S. Treasury notes:
Net change in unrealized	24,035	(102,624)

Net realized and unrealized gains allocated from the Master Fund	22,298,826	10,894,649

NET INCOME	16,134,628	5,614,669

LESS PROFIT SHARE ALLOCATION FROM THE MASTER FUND	2,716,451	71,934

NET INCOME AFTER PROFIT SHARE	$13,418,177	$5,542,735

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2016 AND 2015

		Limited Partners
	General
	Partner	Series A		Series B		Series C		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount

PARTNERS’ CAPITAL — January 1, 2015	$3,073,797	$105,099,830	107,745.6394	$7,468,031	7,011.0183	$2,970,822	2,751.2975	$118,612,480

Capital contributions	-	9,818,216	9,854.2002	971,192	892.1194	50,000	45.7731	10,839,408
Capital withdrawals	(300,000)	(11,439,987)	(11,454.3895)	(495,767)	(453.9811)	(563,637)	(499.4635)	(12,799,391)
Net income	267,805	4,668,192	-	490,449	-	188,223	-	5,614,669
Profit share	-	-	-	(53,202)	-	(18,732)	-	(71,934)

PARTNERS’ CAPITAL — December 31, 2015	3,041,602	108,146,251	106,145.4501	8,380,703	7,449.1566	2,626,676	2,297.6071	122,195,232

Capital contributions	-	50,735,385	44,912.7487	773,876	614.0657	75,000	58.7028	51,584,261
Capital withdrawals	(800,000)	(11,664,667)	(10,467.9038)	(1,319,948)	(1,045.3412)	(526,722)	(425.6700)	(14,311,337)
Net income	537,622	13,952,843	-	1,265,345	-	378,818	-	16,134,628
Profit share	-	(2,387,619)	-	(253,918)	-	(74,914)	-	(2,716,451)

PARTNERS’ CAPITAL — December 31, 2016	$2,779,224	$158,782,193	140,590.2950	$8,846,058	7,017.8811	$2,478,858	1,930.6399	$172,886,333

NET ASSET VALUE PER UNIT — December 31, 2015		$1,018.85		$1,125.05		$1,143.22

NET ASSET VALUE PER UNIT — December 31, 2016		$1,129.40		$1,260.50		$1,283.96

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
YEAR ENDED DECEMBER 31, 2016

The following information presents per unit operating performance data for each series for the year ended December 31, 2016.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of year	$1,018.85	$1,125.05	$1,143.22

GAIN (LOSS) ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(49.20)	(33.08)	(30.49)
Total trading and investing gains (1)	179.84	203.50	206.92

Net income before profit share allocation from the Master Fund	130.64	170.42	176.43

Less profit share allocation from the Master Fund (1) (4)	20.09	34.97	35.69

Net income after profit share allocation from the Master Fund	110.55	135.45	140.74

NET ASSET VALUE PER UNIT — End of year	$1,129.40	$1,260.50	$1,283.96

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	12.64%	14.86%	15.13%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4)	1.79	2.82	2.82

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	10.85%	12.04%	12.31%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.79%	3.06%	2.81%
Profit share allocation from Master Fund (4)	1.79	2.82	2.82

Total expenses	6.58%	5.88%	5.63%

Net investment loss (2) (3)	(4.39)%	(2.67)%	(2.42)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(3)	Excludes profit share allocation from the Master Fund.
(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
YEAR ENDED DECEMBER 31, 2015

The following information presents per unit operating performance data for each series for the year ended December 31, 2015.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of year	$975.44	$1,065.18	$1,079.79

GAIN (LOSS) ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(45.32)	(30.70)	(28.41)
Total trading and investing losses (1)	88.73	97.67	98.94

Net income before profit share allocation from the Master Fund	43.41	66.97	70.53

Less profit share allocation from the Master Fund (1) (4)	-	7.10	7.10

Net income after profit share allocation from the Master Fund	43.41	59.87	63.43

NET ASSET VALUE PER UNIT — End of year	$1,018.85	$1,125.05	$1,143.22

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	4.45%	6.27%	6.52%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4)	-	0.65	0.65

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	4.45%	5.62%	5.87%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.77%	3.02%	2.77%
Profit share allocation from Master Fund (4)	-	0.65	0.65

Total expenses	4.77%	3.67%	3.42%

Net investment loss (2) (3)	(4.56)%	(2.81)%	(2.56)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(3)	Excludes profit share allocation from the Master Fund.
(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

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

The Partnership is an investment company following the accounting and reporting guidance put forth in Accounting Standard Update (“ASU”) 2013-08, “Financial Services — Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements”.

Investment — The investment in the Master Fund is reported at fair value in the Partnership’s Statements of Financial Condition. Fair value is the value determined by the Master Fund in accordance with the Master Fund’s valuation policies and reported at the time of the Partnership’s valuation by the General Partner of the Master Fund. Generally, the fair value of the Partnership’s investment in the Master Fund represents the amount that the Partnership could reasonably expect to receive from the Master Fund if the Partnership’s investment was redeemed at the time of valuation based on information available at the time the valuation was made and that the Partnership believes to be reliable. The Partnership records its proportionate share of each item of income, expense and net realized and unrealized gains (losses) from its investment in the Master Fund in the Statements of Operations. The accounting policies of the Master Fund including valuation policies are contained in the notes to the Master Fund’s financial statements included in Section II of this annual report.

Income Taxes — Income taxes have not been provided as partners are individually liable for the taxes, if any, on their share of the Partnership’s income and expenses.

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2013 to 2016, for the U.S. Federal jurisdiction, the New York and Connecticut State jurisdictions and the New York City jurisdiction, there are no uncertain tax positions through its investment in the Master Fund. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes.

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

During the years ended December 31, 2016 and 2015, the Partnership invested substantially all of its assets in Millburn Multi-Markets Trading L.P. At December 31, 2016 and 2015, the Partnership’s investment in the Master Fund represents 74.91% and 72.71%, respectively, of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the years ended December 31, 2016 and 2015 consisted of its investment in the Master Fund, all amounts reflected in the Statements of Operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

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

Each Series of Units are allocated management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of a limited partner’s interest and a 20% profit share. Such management fees and profit share are allocated to the limited partners of the Partnership but charged at the Master Fund level. For the years ended December 31, 2016 and 2015, the Partnership incurred Partnership-level management fees of $2,952,133 and $2,406,417, respectively. These amounts are included in the Statements of Operations under “Management fees.” The management fee and profit share are described in more detail in the Master Fund’s financial statements included in Section II of this annual report.

The terms of the Series issued by the Partnership are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end Net Asset Value of such Series investment; 2) Series B Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to a platform fee of 1/12 of 0.25% (0.25% per annum) based on the month end net asset value of such Series investment and are for those investors participating in asset-based or fixed fee registered investment adviser (“RIA”) platforms; and 3) Series C Units which are subject to the management fees and profit share allocable to the General Partner and are for those investors participating in asset-based or fixed fee RIA platforms not subject to the Platform Fee. For the years ended December 31, 2016 and 2015, Selling Commissions and Platform Fees were as follows:

					Selling Commissions
	Selling Commissions		Platform Fees		and Platform Fees
	2016	2015	2016	2015	2016	2015

Series A Units	$2,667,559	$2,175,891	$-	$-	$2,667,559	$2,175,891
Series B Units	-	-	22,544	20,336	22,544	20,336
	$2,667,559	$2,175,891	$22,544	$20,336	$2,690,103	$2,196,227

Amounts were charged at the Master Fund level and allocated to applicable Partnership investors only. No amounts were allocated to Series C Units.

5.	OPERATING EXPENSES AND ADMINISTRATION FEE

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the years ended December 31, 2016 and 2015, the Partnership incurred Partnership-level administrative and operating expenses of $395,947 and $311,120, respectively. These amounts are included in the Statements of Operations under “Administrative fee and operating expenses.” For the years ended December 31, 2016 and 2015, the General Partner waived Partnership-level operating expenses of $0 and $94,023, respectively.

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

During the period from January 1, 2017 to March 22, 2017, contributions of $9,339,400 were made to the Partnership and withdrawals of $3,090,221 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 22, 2017, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required disclosure or adjustment to the financial statements.

******

SECTION II

Millburn Multi-Markets

Trading L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31,
2016 and 2015, and Report of Independent Registered

Public Accounting Firm

MILLBURN MULTI-MARKETS TRADING L.P.

TABLE OF CONTENTS

Page(s)

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016 AND 2015 AND FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015:

Statements of Financial Condition	2

Condensed Schedules of Investments	3–6

Statements of Operations	7

Statements of Changes in Partners’ Capital	8

Statements of Financial Highlights	9–10

Notes to Financial Statements	11–28

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Trading L.P., including the Condensed Schedules of Investments, as of December 31, 2016 and 2015, and the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2016, are complete and accurate.

Gregg Buckbinder, President

Millburn Ridgefield Corporation
General Partner of Millburn Multi-Markets Trading L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Trading L.P.:

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Trading L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2016 and 2015, and the related statements of operations and changes in partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2016. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2016, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Trading L.P. as of December 31, 2016 and 2015, the results of its operations, changes in its partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

March 22, 2017

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2016 AND 2015

	2016	2015
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $27,441,546 and $30,540,808)	$27,428,997	$30,521,416
Net unrealized appreciation on open futures and forward currency contracts	5,155,330	4,044,127
Due from brokers	547,898	6,174,878
Cash denominated in foreign currencies (cost $6,590,374 and $4,266,766)	6,335,327	4,195,504

Total equity in trading accounts	39,467,552	44,935,925

INVESTMENTS IN U.S. TREASURY NOTES — at fair value (amortized cost $179,527,858 and $118,488,573)	179,440,654	118,372,238

CASH AND CASH EQUIVALENTS	19,892,072	6,904,511

ACCRUED INTEREST RECEIVABLE	414,884	244,041

DUE FROM MILLBURN MULTI-MARKETS LTD.	100	1,770

DUE FROM MILLBURN MULTI-MARKETS FUND L.P.	-	2,654

TOTAL	$239,215,262	$170,461,139

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$-	$322,688
Capital withdrawal payable to Limited Partners	2,929,148	1,409,085
Capital withdrawal payable to General Partner	3,294,748	142,581
Management fee payable	320,223	221,009
Selling commissions payable	271,795	184,527
Accrued expenses	184,565	116,361
Due to brokers	1,390,404	-
Commissions and other trading fees on open futures contracts	24,334	17,673

Total liabilities	8,415,217	2,413,924

PARTNERS’ CAPITAL	230,800,045	168,047,215

TOTAL	$239,215,262	$170,461,139

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2016

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
FUTURES AND FORWARD CURRENCY CONTRACTS	Partners’ Capital	(Depreciation)

FUTURES CONTRACTS
Long futures contracts:
Energies	0.05%	$115,591
Grains	(0.00)	(2,980)
Interest rates:
10 Year U.S. Treasury Note (4 contracts, settlement date March 2017)	0.00	3,188
Other interest rates	0.96	2,222,359

Total interest rates	0.96	2,225,547

Livestock	0.00	2,280
Metals	(0.01)	(22,535)
Softs	(0.04)	(87,444)
Stock indices	0.53	1,211,342

Total long futures contracts	1.49	3,441,801

Short futures contracts:
Energies	(0.03)	(75,226)
Grains	0.02	51,885
Interest rates	(0.01)	(31,802)
Metals	0.12	288,271
Softs	0.02	52,670
Stock indices	(0.14)	(319,227)

Total short futures contracts	(0.02)	(33,429)

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	1.47	3,408,372

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	(0.34)	(784,446)
Total short forward currency contracts	1.10	2,531,404

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	0.76	1,746,958

TOTAL	2.23%	$5,155,330

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2016

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners' Capital	Fair Value

$51,750,000	U.S. Treasury notes, 0.625%, 02/15/2017	22.43%	$51,755,054
51,140,000	U.S. Treasury notes, 0.875%, 05/15/2017	22.18	51,192,938
53,140,000	U.S. Treasury notes, 0.875%, 08/15/2017	23.04	53,186,705
50,730,000	U.S. Treasury notes, 0.875%, 11/15/2017	21.98	50,734,954
	Total investments in U.S. Treasury notes
	(amortized cost $206,969,404)	89.63%	$206,869,651

See notes to financial statements.	(Concluded)

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

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2015

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners' Capital	Fair Value

$41,750,000	U.S. Treasury notes, 0.375%, 04/30/2016	24.84%	$41,746,738
32,240,000	U.S. Treasury notes, 0.250%, 05/15/2016	19.17	32,221,739
43,140,000	U.S. Treasury notes, 0.625%, 07/15/2016	25.68	43,151,796
31,730,000	U.S. Treasury notes, 0.875%, 09/15/2016	18.91	31,773,381
	Total investments in U.S. Treasury notes
	(amortized cost $149,029,381)	88.60%	$148,893,654

See notes to financial statements.	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

INVESTMENT INCOME — Interest income	$795,695	$352,450

EXPENSES:
Brokerage commissions	485,886	409,775
Management fees	3,213,117	2,646,789
Selling commissions and platform fees	2,704,286	2,210,705
Administrative fee and operating expenses	952,830	874,155
Custody fees and other expenses	34,672	30,234

Total expenses	7,390,791	6,171,658

Operating expenses borne by General Partner	(104,187)	(151,294)

Net expenses	7,286,604	6,020,364

NET INVESTMENT LOSS	(6,490,909)	(5,667,914)

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	29,182,390	13,299,609
Foreign exchange translation	(265,318)	(441,611)
Net change in unrealized:
Futures and forward currency contracts	1,433,891	2,085,483
Foreign exchange translation	(183,785)	91,887
Net gains (losses) from U.S. Treasury notes:
Net change in unrealized	35,974	(140,361)

Total net realized and unrealized gains	30,203,152	14,895,007

NET INCOME	23,712,243	9,227,093

LESS PROFIT SHARE TO GENERAL PARTNER	2,985,754	142,549

NET INCOME AFTER PROFIT SHARE TO GENERAL PARTNER	$20,726,489	$9,084,544

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2016 AND 2015

		New Profit
	Limited	Memo	General
	Partners	Account	Partner	Total

PARTNERS’ CAPITAL —
January 1, 2015	$161,250,243	$-	$860,838	$162,111,081

Contributions	10,839,408	-	-	10,839,408
Withdrawals	(13,987,786)	-	(142,581)	(14,130,367)
Net income	9,149,693	32	77,368	9,227,093
General Partner’s allocation —
profit share	(142,549)	142,549	-	-
Transfer of New Profit Memo
Account to General Partner	-	(142,581)	142,581	-
PARTNERS’ CAPITAL —
December 31, 2015	167,109,009	-	938,206	168,047,215

Contributions	60,797,262	-	-	60,797,262
Withdrawals	(18,461,927)	-	(3,294,748)	(21,756,675)
Net income	23,534,572	8,994	168,677	23,712,243
General Partner’s allocation —
profit share	(2,985,754)	2,985,754	-	-
Transfer of New Profit Memo
Account to General Partner	-	(2,994,748)	2,994,748	-
PARTNERS’ CAPITAL —
December 31, 2016	$229,993,162	$-	$806,883	$230,800,045

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2016 AND 2015

The following information presents financial highlights of a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and an annual profit share of 20% of Trading Profits (as defined in the Limited Partnership Agreement).

	2016	2015

Total return before General Partner profit share allocation	15.35%	6.82%
Less: General Partner profit share allocation	2.83	0.56

Total return after General Partner profit share allocation	12.52%	6.26%

Ratios to average net asset value:
Expenses (1) (2)	2.55%	2.52%
General Partner profit share allocation	2.83	0.56

Total expenses (1) (2)	5.38%	3.08%

Net investment loss (1) (2) (3)	(2.15)%	(2.31)%

Total returns and the ratios to average net asset value are calculated for a Limited Partner. An individual Limited Partner’s total returns and ratios may vary from the above total returns and ratios based on different management fee and General Partner profit share allocation agreements and the timing of contributions and withdrawals.

(1) Includes the proportionate share of expenses of the U.S. Feeder and Cayman Feeder (as defined in Footnote 1).

(2) Ratios are computed net of involuntary waivers of operating expenses borne by the General Partner of the Partnership. For each of the years ended December 31, 2016 and 2015, the ratios are net of the 0.05% and 0.10% effect of the involuntary waivers of operating expenses, respectively.

(3) Excludes General Partner profit share allocation.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2016 AND 2015

The following information presents financial highlights of Limited Partners as a whole.

	2016	2015

Total return before General Partner profit share allocation	14.03%	5.67%
Less: General Partner profit share allocation	1.49	0.09

Total return after General Partner profit share allocation	12.54%	5.58%

Ratios to average net asset value:
Expenses (1) (2)	3.65%	3.59%
General Partner profit share allocation	1.49	0.09

Total expenses (1) (2)	5.14%	3.68%

Net investment loss (1) (2) (3)	(3.25)%	(3.38)%

Total returns and the ratios to average net asset value are calculated for Limited Partners’ capital taken as a whole. An individual Limited Partner’s total returns and ratios may vary from the above total returns and ratios based on different management fee and General Partner profit share allocation agreement and the timing of contributions and withdrawals.

(1) Includes the proportionate share of expenses of the U.S. Feeder and Cayman Feeder (as defined in Footnote 1).

(2) Ratios are computed net of involuntary waivers of operating expenses borne by the General Partner of the Partnership. For each of the two years ended December 31, 2016 and 2015, the ratios are net of the 0.05% and 0.10% effect of the involuntary waivers of operating expenses, respectively.

(3) Excludes General Partner profit share allocation.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2016 AND 2015

1.	ORGANIZATION

Millburn Multi-Markets Trading L.P. (the “Partnership”) is a limited partnership organized in September 2004 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on October 20, 2004. The Partnership engages in the speculative trading of futures and forward currency contracts and also acts as a master fund for Millburn Multi-Markets Ltd., a Cayman Islands exempted company (the “Cayman Feeder”), and Millburn Multi-Markets Fund L.P., a Delaware limited partnership (the “U.S. Feeder”). The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership. The Cayman Feeder and U.S. Feeder commenced operations on July 1, 2008, and August 1, 2009, respectively. All feeder fees and expenses will be charged at the master level. The Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (“U.S.”) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of commodity exchanges and futures commission merchants (brokers) through which the Partnership trades.

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

The Partnership is an investment company following the accounting and reporting guidance put forth in Accounting Standard Update (“ASU”) 2013-08, “Financial Services — Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements”.

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

Management Fees — The Agreement provides that the Partnership shall charge the limited partners’ capital accounts and pay the General Partner management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of limited partnership interests. The General Partner retains the right to charge less than the annual management fee rate except as specified in the Agreement. Management fees for the years ended December 31, 2016 and 2015 were as follows:

	Management Fees
	2016	2015

US Feeder	$2,952,133	$2,406,417
Cayman Feeder	205,708	184,492
Other (1)	55,276	55,880
Total	$3,213,117	$2,646,789

(1) Direct investors in the Partnership

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum or platform fees of 0.25% per annum. These selling commissions and platform fees are charged at the Partnership level but are allocated only to the applicable U.S. Feeder investors. On March 1, 2012, the Cayman Feeder began offering shares that are subject to selling commissions of 2% per annum. Selling commissions and platform fees for the years ended December 31, 2016 and 2015 were as follows:

					Total Selling Commissions
	Selling Commissions		Platform Fees		and Platform Fees
	2016	2015	2016	2015	2016	2015

U.S. Feeder	$2,667,559	$2,175,892	$22,544	$20,335	$2,690,103	$2,196,227
Cayman Feeder	14,183	14,478	-	-	14,183	14,478

Total	$2,681,742	$2,190,370	$22,544	$20,335	$2,704,286	$2,210,705

Administrative and Operating Expenses — The General Partner of the Partnership is paid a monthly administration fee for certain accounting, tax, legal and operational services it provides to the Partnership (the “Administration Fee”) calculated at 0.05% of month-end partners’ capital prior to reduction for capital withdrawals, management fees and the Administrative Fee then being calculated.

The Partnership bears expenses including, but not limited to, periodic legal, accounting and filing fees up to an amount equal to 1/4 of 1% per annum of average Partners’ Capital of the Partnership (the “Expense Cap”). Amounts subject to the Expense Cap include expenses incurred at the Partnership level and Cayman Feeder level and the Administration Fee due to the General Partner. The General Partner of the Partnership and the Investment Adviser of the Cayman Feeder bear any excess over such amounts. The Partnership, the U.S. Feeder, and the Cayman Feeder will pay any extraordinary expenses. The Investment Adviser of the Cayman Feeder directly paid operating expenses in excess of 1/4 of 1% of average shareholders’ equity for the years ended December 31, 2016 and 2015.

The U.S. Feeder bears its own expenses including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the year ended December 31, 2015 such operating expenses exceeded 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital and the excess of approximately $94,000 was absorbed by the General Partner. For the year ended December 31, 2016, such operating expenses did not exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital.

Administrative and operating expenses related to the Partnership are charged pro-rata to all investors. Operating expenses related to the U.S. Feeder and Cayman Feeder are charged at the Partnership level and allocated only to those respective investors.

For the year ended December 31, 2016, operating expenses and the administration fee were as follows:

Fund	Operating	Administration	Total
	Expenses	Fee

Partnership	$349,150	$100,308	$449,458
U.S. Feeder	395,947	-	395,947
Cayman Feeder	107,425	-	107,425
Total	$852,522	$100,308	$952,830

Borne by General Partner or Investment Adviser *	$(104,187)	$-	$(104,187)

For the year ended December 31, 2015, operating expenses and the administration fee were as follows:

Fund	Operating	Administration	Total
	Expenses	Fee

Partnership	$326,956	$84,298	$411,254
U.S. Feeder	405,142	-	405,142
Cayman Feeder	57,759	-	57,759
Total	$789,857	$84,298	$874,155

Borne by General Partner or Investment Adviser *	$(151,294)	$-	$(151,294)

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

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2013 to 2016, the General Partner has determined that no reserves for uncertain tax positions were required.

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

During the years ended December 31, 2016 and 2015, there were no transfers of assets or liabilities between Level 1 and Level 2. The following table represents the Partnership’s investments by hierarchical level as of December 31, 2016 and 2015 in valuing the Partnership’s investments at fair value. At December 31, 2016 and 2015, the Partnership held no assets or liabilities classified in Level 3.

Financial assets at fair value as of December 31, 2016

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$206,869,651	$-	$206,869,651

Exchange-traded futures contracts
Energies	40,365	-	40,365
Grains	48,905	-	48,905
Interest rates	2,193,745	-	2,193,745
Livestock	2,280	-	2,280
Metals	265,736	-	265,736
Softs	(34,774)	-	(34,774)
Stock indices	892,115	-	892,115

Total exchange-traded futures contracts	3,408,372	-	3,408,372

Over-the-counter forward currency contracts	-	1,746,958	1,746,958

Total futures and forward currency contracts (2)	3,408,372	1,746,958	5,155,330

Total financial assets and liabilities at fair value	$210,278,023	$1,746,958	$212,024,981

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$27,428,997
Investments in U.S. Treasury notes			179,440,654
Total investments in U.S. Treasury notes			$206,869,651

(2)
Net unrealized appreciation on open futures and forward currency contracts			$5,155,330
Net unrealized depreciation on open futures and forward currency contracts			-
Total net unrealized appreciation on open futures and forward currency contracts			$5,155,330

Financial assets at fair value as of December 31, 2015

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$148,893,654	$-	$148,893,654

Exchange-traded futures contracts
Energies	1,240,713	-	1,240,713
Grains	478,333	-	478,333
Interest rates	(247,444)	-	(247,444)
Livestock	(104,550)	-	(104,550)
Metals	482,156	-	482,156
Softs	(47,993)	-	(47,993)
Stock indices	554,727	-	554,727

Total exchange-traded futures contracts	2,355,942	-	2,355,942

Over-the-counter forward currency contracts	-	1,365,497	1,365,497

Total futures and forward currency contracts (2)	2,355,942	1,365,497	3,721,439

Total financial assets and liabilities at fair value	$151,249,596	$1,365,497	$152,615,093

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$30,521,416
Investments in U.S. Treasury notes			118,372,238
Total investments in U.S. Treasury notes			$148,893,654

(2)
Net unrealized appreciation on open futures and forward currency contracts			$4,044,127
Net unrealized depreciation on open futures and forward currency contracts			(322,688)
Total net unrealized appreciation on open futures and forward currency contracts			$3,721,439

3.	ADMINISTRATOR AGREEMENT

The Partnership, U.S. Feeder, and Cayman Feeder (collectively, the “Funds”) have engaged CACEIS (USA) Inc. (the “Administrator”) to provide certain administrative services for the Funds, including, but not limited to, maintaining the books and records of the Funds and valuation of the Funds’ net asset value.

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

Profit share allocation for the years ended December 31, 2016 and 2015 were as follows:

	Profit Share
	2016	2015

US Feeder	$2,716,451	$71,934
Cayman Feeder	239,199	62,828
Other (1)	30,104	7,787
Total	$2,985,754	$142,549

(1) Direct investors in the Partnership

5.	DUE FROM/TO BROKERS

At December 31, 2016 and 2015, due from and due to brokers balances, if any, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively.

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

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these forward currency contracts is limited to the unrealized gains inherent in such contracts which are recognized in the Statements of Financial Condition plus the value of margin or collateral held in cash and U.S. Treasury Notes by the counterparty. The amount of such credit risk was $12,232,055 and $18,848,878 at December 31, 2016 and 2015, respectively.

The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will in fact succeed in doing so. The General Partner’s market risk control procedures include diversification of the Partnership’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership’s assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Partnership’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Partnership are cleared by major securities firms, pursuant to customer agreements, including Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), J.P. Morgan Securities LLC., and SG Americas Securities, LLC., collectively the “Futures Clearing Brokers.” The Partnership ceased clearing trades through J.P. Morgan Securities LLC during September 2015. For all forward currency transactions, the Partnership utilizes two prime brokers, Deutsche Bank AG and Morgan Stanley & Co., LLC, (“MS”) collectively the “FX Prime Brokers.” MS ceased providing prime broker services during January 2015. The Partnership continues to clear trades through MS, utilizing MS as a swap dealer.

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at December 31, 2016 and 2015, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	As of December 31,
	2016		2015
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent	Appreciation	Percent
Currency Type	(Depreciation)	of Total	(Depreciation)	of Total

Australian dollar	$128,539	2.49%	$45,833	1.23%
British pound	558,726	10.84	(55,000)	(1.48)
Canadian dollar	(6,500)	(0.13)	320,499	8.61
Euro	2,687,273	52.13	298,266	8.01
Hong Kong dollar	46,550	0.90	61,654	1.66
Japanese yen	490,906	9.52	141,419	3.80
Korean won	269,231	5.22	9,592	0.26
Malaysian ringgit	(74,203)	(1.44)	19,879	0.53
Norwegian krone	(108,330)	(2.10)	(45,395)	(1.22)
Polish zloty	(44,969)	(0.87)	(118,064)	(3.17)
Singapore dollar	(4,520)	(0.09)	(9,452)	(0.25)
South African rand	17,049	0.33	65,440	1.76
Swedish krona	(136,742)	(2.65)	41,104	1.10
Turkish lira	(38,566)	(0.75)	(9,356)	(0.25)
U.S. dollar	1,370,886	26.60	2,955,020	79.41

Total	$5,155,330	100.00%	$3,721,439	100.00%

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

The Partnership engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals, and stock indices. The following were the primary trading risk exposures of the Partnership at December 31, 2016 and 2015, by market sector:

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

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2016 and 2015. Fair value, below, is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2016

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$125,805	$(10,214)	$23,840	$(99,066)	$40,365
Grains	-	(2,980)	122,923	(71,038)	48,905
Interest rates	2,658,089	(432,542)	104	(31,906)	2,193,745
Livestock	5,130	(2,850)	-	-	2,280
Metals	750,102	(772,637)	545,558	(257,287)	265,736
Softs	547	(87,991)	156,789	(104,119)	(34,774)
Stock indices	1,876,503	(665,161)	22,049	(341,276)	892,115
Total futures contracts	5,416,176	(1,974,375)	871,263	(904,692)	3,408,372

Forward currency contracts	476,460	(1,260,906)	3,059,242	(527,838)	1,746,958

Total futures and forward currency contracts	$5,892,636	$(3,235,281)	$3,930,505	$(1,432,530)	$5,155,330

Fair Value of Futures and Forward Currency Contracts at December 31, 2015

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$10,310	$(38,400)	$1,633,223	$(364,420)	$1,240,713
Grains	-	-	487,520	(9,187)	478,333
Interest rates	814,802	(1,061,321)	-	(925)	(247,444)
Livestock	-	-	-	(104,550)	(104,550)
Metals	407,419	(44,788)	543,624	(424,099)	482,156
Softs	171,009	(109,903)	100	(109,199)	(47,993)
Stock indices	708,220	(221,271)	94,368	(26,590)	554,727
Total futures contracts	2,111,760	(1,475,683)	2,758,835	(1,038,970)	2,355,942

Forward currency contracts	596,972	(1,464,612)	3,130,304	(897,167)	1,365,497

Total futures and forward currency contracts	$2,708,732	$(2,940,295)	$5,889,139	$(1,936,137)	$3,721,439

The effect of trading futures and forward currency contracts is presented on the Statements of Operations for the years ended December 31, 2016 and 2015 as “Net realized gains (losses) on closed positions: Futures and forward currency contracts” and “Net change in unrealized: Futures and forward currency contracts.” These trading gains and losses are detailed below:

Trading gains (losses) of futures and forward currency contracts for the years ended December 31, 2016 and 2015

Sector	2016	2015

Futures contracts:
Energies	$(6,466,624)	$7,915,903
Grains	2,864,072	(1,709,649)
Interest rates	10,837,509	4,748,257
Livestock	139,270	290,270
Metals	(916,623)	4,115,414
Softs	(1,026,914)	383,721
Stock indices	17,017,329	(543,455)

Total futures contracts	22,448,019	15,200,461

Forward currency contracts	8,168,262	184,631

Total futures and forward currency contracts	$30,616,281	$15,385,092

For the years ended December 31, 2016 and 2015, the monthly average number of future contracts bought and sold and the monthly average notional value of forward currency contracts traded are detailed below:

	2016	2015

Average bought	12,089	9,831
Average sold	11,834	9,934
Average notional	$1,360,000,000	$1,134,000,000

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

The following tables summarize the valuation of the Partnership’s investments as of December 31, 2016 and 2015.

Offsetting of derivative assets and liabilities at December 31, 2016
		Gross amounts	Net amounts of
		offset in the	assets presented in
	Gross amounts of	Statement of	the Statement of
Assets	recognized assets	Financial Condition	Financial Condition

Futures contracts
Counterparty C	$3,612,002	$(1,405,548)	$2,206,454
Counterparty I	2,675,437	(1,473,519)	1,201,918
Total futures contracts	6,287,439	(2,879,067)	3,408,372

Forward currency contracts
Counterparty G	1,707,952	(615,087)	1,092,865
Counterparty H	1,827,750	(1,173,657)	654,093
Total forward contracts	3,535,702	(1,788,744)	1,746,958
Total assets	$9,823,141	$(4,667,811)	$5,155,330

(Continued)

		Amounts Not Offset in the Statement of Financial Condition
	Net amounts of
	Assets
	presented in the
Counterparty	Statement of Financial	Financial	Collateral
	Condition	Instruments	Received(1)(2)	Net Amount(3)

Counterparty C	$2,206,454	$-	$(2,206,454)	$-
Counterparty I	1,201,918	-	(1,201,918)	-
Counterparty G	1,092,865	-	-	1,092,865
Counterparty H	654,093	-	-	654,093
Total	$5,155,330	$-	$(3,408,372)	$1,746,958

(1) Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange.

(2) Collateral disclosed is limited to an amount not to exceed 100% of the net amount of assets presented in the Statements of Financial Condition, for each respective counterparty.

(3) Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2016.

(Concluded)

Offsetting of derivative assets and liabilities at December 31, 2015
		Gross amounts	Net amounts of
		offset in the	assets presented in
	Gross amounts of	Statement of	the Statement of
Assets	recognized assets	Financial Condition	Financial Condition

Futures contracts
Counterparty C	$1,841,417	$(1,090,906)	$750,511
Counterparty I	3,029,178	(1,423,747)	1,605,431
Total futures contracts	4,870,595	(2,514,653)	2,355,942

Forward currency contracts
Counterparty G	2,843,717	(1,155,532)	1,688,185
Total assets	$7,714,312	$(3,670,185)	$4,044,127

		Gross amounts	Net amounts of
		offset in the	liabilities presented in
	Gross amounts of	Statement of	the Statement of
Liabilities	recognized liabilities	Financial Condition	Financial Condition

Forward currency contracts
Counterparty H	$1,206,247	$(883,559)	$322,688
Total liabilities	$1,206,247	$(883,559)	$322,688

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

The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership. For the years ended December 31, 2016 and 2015, respective ownership percentages of the Partnership are detailed below:

	2016	2015

U.S. Feeder	74.91%	72.71%
Cayman Feeder	6.68	5.57

Total	81.59%	78.28%

The remaining interests are held by direct investors in the Partnership.

The capital withdrawals payable at December 31, 2016 and 2015 were $6,223,896 and $1,551,666, respectively, detailed below.

	2016	2015
Direct investors (1)	$3,294,748	$142,581
U.S. Feeder	2,876,148	1,304,389
Cayman Feeder	53,000	104,696

Total	$6,223,896	$1,551,666

(1) Includes profit share of $2,994,748 and General Partner redemptions of $300,000, totaling $3,294,748 at December 31, 2016 and represents solely profit share of $142,581 at December 31, 2015.

10. SUBSEQUENT EVENTS

During the period from January 1, 2017 to March 22, 2017, contributions of $160,539,400 were made to the Partnership and withdrawals of $3,090,221 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 22, 2017, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required disclosure or adjustment to the financial statements.

- 28 -