Form 10-K, Exhibit 13
period 2017-12-31
Millburn Multi-Markets Fund L.P.
filed 2018-03-29
CIK 1468910

Exhibit 13.01

Millburn Multi-Markets Fund L.P.
(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31,
2017 and 2016, and Report of Independent Registered
Public Accounting Firm

MILLBURN MULTI-MARKETS FUND L.P.

TABLE OF CONTENTS

Page(s)

THIS ANNUAL REPORT IS COMPRISED OF SECTION I CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS FUND L.P. FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016 AND SECTION II, CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P. FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016.

SECTION I

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND 2016 AND FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016:

Statements of Financial Condition	2

Statements of Operations	3

Statements of Changes in Partners’ Capital	4

Statements of Financial Highlights	5–6

Notes to Financial Statements	7–10

SECTION II — FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P.

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Fund L.P. as of December 31, 2017 and 2016, including the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2017, are complete and accurate.

Gregg Buckbinder, President
Millburn Ridgefield Corporation
General Partner of Millburn Multi-Markets Fund L.P.

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112-0015 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Fund L.P.:

Opinion on the Financial Statements and Financial Highlights

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Fund L.P. (the “Partnership”), as of December 31, 2017 and 2016, the related statements of operations and changes in partners’ capital and the financial highlights for each of the two years in the period then ended, and the related notes. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Partnership as of December 31, 2017 and 2016, and the results of its operations, the changes in its partners’ capital, and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements and financial highlights based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2017, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP
March 19, 2018

We have served as the auditor of one or more Millburn Ridgefield Corporation investment companies since 2004.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS

Investment in Millburn Multi-Markets
Trading L.P. (the “Master Fund”)	$180,404,424	$172,886,333
Due from the Master Fund	1,565,482	2,876,148
Cash and cash equivalents	1,283,292	2,119,000

Total assets	$183,253,198	$177,881,481

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Capital contributions received in advance	$1,283,000	$2,119,000
Capital withdrawal payable to Limited Partners	1,165,481	2,076,148
Capital withdrawal payable to General Partner	400,000	800,000
Due to the Master Fund	292	—

Total liabilities	2,848,773	4,995,148

PARTNERS’ CAPITAL:
General Partner	2,597,268	2,779,224

Limited partners:
Series A (140,430.1803 and 140,590.2950 units outstanding)	163,192,225	158,782,193
Series B (7,036.0325 and 7,017.8811 units outstanding)	9,255,157	8,846,058
Series C (3,956.9329 and 1,930.6399 units outstanding)	5,310,547	2,478,858
Series D (37.5601 and 0.0000 units outstanding)	49,228	—

Total limited partners	177,807,157	170,107,109

Total partners’ capital	180,404,425	172,886,333

TOTAL	$183,253,198	$177,881,481

NET ASSET VALUE PER UNIT OUTSTANDING:
Series A	$1,162.09	$1,129.40
Series B	$1,315.39	$1,260.50
Series C	$1,342.09	$1,283.96
Series D	$1,310.65	$—

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

NET INVESTMENT LOSS

Income — interest income (allocated from the Master Fund)	$1,488,520	$591,444

Expenses:
Management fees (see note 4)	3,624,623	2,952,133
Brokerage commissions (allocated from the Master Fund)	560,113	360,004
Selling commissions and platform fees (see note 4)	3,357,673	2,690,103
Administrative fee and operating expenses (see note 5)	741,338	727,524
Custody fees and other expenses (allocated from the Master Fund)	32,344	25,878

Total expenses	8,316,091	6,755,642

Net investment loss	(6,827,571)	(6,164,198)

REALIZED AND UNREALIZED GAINS (LOSSES)
ALLOCATED FROM THE MASTER FUND
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	20,713,744	21,459,454
Foreign exchange translation	332,136	(199,268)
Net change in unrealized:
Futures and forward currency contracts	(7,672,114)	1,151,080
Foreign exchange translation	476,161	(136,475)
Net gains (losses) from U.S. Treasury notes:
Net change in unrealized	(211,817)	24,035

Net realized and unrealized gains allocated from the Master Fund	13,638,110	22,298,826

NET INCOME	6,810,539	16,134,628

LESS PROFIT SHARE ALLOCATION FROM THE MASTER FUND	1,338,994	2,716,451

NET INCOME AFTER PROFIT SHARE	$5,471,545	$13,418,177

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2017 AND 2016

		Limited Partners
	General
	Partner	Series A		Series B		Series C		Series D		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount

PARTNERS’ CAPITAL — January 1, 2016	$3,041,602	$108,146,251	106,145.4501	$8,380,703	7,449.1566	$2,626,676	2,297.6071			$122,195,232

Capital contributions	—	50,735,385	44,912.7487	773,876	614.0657	75,000	58.7028			51,584,261
Capital withdrawals	(800,000)	(11,664,667)	(10,467.9038)	(1,319,948)	(1,045.3412)	(526,722)	(425.6700)			(14,311,337)
Net income	537,622	13,952,843	—	1,265,345	—	378,818	—			16,134,628
Profit share	—	(2,387,619)	—	(253,918)	—	(74,914)	—			(2,716,451)

PARTNERS’ CAPITAL — December 31, 2016	2,779,224	158,782,193	140,590.2950	8,846,058	7,017.8811	2,478,858	1,930.6399	—	—	172,886,333

Capital contributions	—	25,986,904	22,579.9651	1,152,000	907.8384	390,000	297.7927	50,000	37.5601	27,578,904
Capital withdrawals	(400,000)	(23,421,474)	(20,261.5310)	(1,134,248)	(880.6830)	(576,635)	(434.0680)	—	—	(25,532,357)
Transfers between Series		(2,815,400)	(2,478.5488)	(11,677)	(9.0040)	2,827,077	2,162.5683	—	—	—
Net income (loss)	218,044	5,842,314	—	511,778	—	239,175	—	(772)	—	6,810,539
Profit share	—	(1,182,312)	—	(108,754)	—	(47,928)	—	—	—	(1,338,994)

PARTNERS’ CAPITAL — December 31, 2017	$2,597,268	$163,192,225	140,430.1803	$9,255,157	7,036.0325	$5,310,547	3,956.9329	$49,228	37.5601	$180,404,425

NET ASSET VALUE PER UNIT — December 31, 2016		$1,129.40		$1,260.50		$1,283.96		$—

NET ASSET VALUE PER UNIT — December 31, 2017		$1,162.09		$1,315.39		$1,342.09		$1,310.65

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

 MILLBURN MULTI-MARKETS FUND L.P.

 STATEMENT OF FINANCIAL HIGHLIGHTS

 YEAR ENDED DECEMBER 31, 2017

 The following information presents per unit operating performance data for each series for the year ended December 31, 2017.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C	Series D (5)

NET ASSET VALUE PER UNIT — Beginning of year	$1,129.40	$1,260.50	$1,283.96	$1,331.20

GAIN (LOSS) ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(45.17)	(27.14)	(25.43)	(35.82)
Total trading and investing gains (1)	85.99	97.47	101.94	15.27

Net income (loss) before profit share allocation from the Master Fund	40.82	70.33	76.51	(20.55)

Less profit share allocation from the Master Fund (1) (4)	8.13	15.44	18.38	—

Net income (loss) after profit share allocation from the Master Fund	32.69	54.89	58.13	(20.55)

NET ASSET VALUE PER UNIT — End of year	$1,162.09	$1,315.39	$1,342.09	$1,310.65

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	3.60%	5.54%	5.92%	(1.54)%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4)	0.71	1.19	1.39	—

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	2.89%	4.35%	4.53%	(1.54)%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.75%	2.91%	2.79%	3.83%
Profit share allocation from Master Fund (4)	0.71	1.19	1.39	—

Total expenses	5.46%	4.10%	4.18%	3.83%

Net investment loss (2) (3)	(3.93)%	(2.10)%	(1.92)%	(2.73)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.

(3)	Excludes profit share allocation from the Master Fund.

(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

(5)	Initial offering price for Series D is $1,331.20 as of November 1, 2017.

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS YEAR
ENDED DECEMBER 31, 2016

The following information presents per unit operating performance data for each series for the year ended December 31, 2016.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of year	$1,018.85	$1,125.05	$1,143.22

GAIN (LOSS) ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(49.20)	(33.08)	(30.49)
Total trading and investing losses (1)	179.84	203.50	206.92

Net income before profit share allocation from the Master Fund	130.64	170.42	176.43

Less profit share allocation from the Master Fund (1) (4)	20.09	34.97	35.69

Net income after profit share allocation from the Master Fund	110.55	135.45	140.74

NET ASSET VALUE PER UNIT — End of year	$1,129.40	$1,260.50	$1,283.96

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	12.64%	14.86%	15.13%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4)
	1.79	2.82	2.82

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	10.85%	12.04%	12.31%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.79%	3.06%	2.81%
Profit share allocation from Master Fund (4)	1.79	2.82	2.82

Total expenses	6.58%	5.88%	5.63%

Net investment loss (2) (3)	(4.39)%	(2.67)%	(2.42)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.

(3)	Excludes profit share allocation from the Master Fund.

(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

NOTES TO FINANCIAL STATEMENTS YEARS
ENDED DECEMBER 31, 2017 AND 2016

1.	ORGANIZATION

Millburn Multi-Markets Fund L.P. (the “Partnership”) is a limited partnership organized on September 8, 2008, under the Delaware Revised Uniform Limited Partnership Act and commenced operations on August 1, 2009. The Limited Partnership Agreement (the “Agreement”) was amended and restated as of August 24, 2017.

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

The Partnership offers multiple series of Units, which differ in terms of fees charged at the Master Fund level. Initially, the Partnership offered Series A, Series B and Series C Units. On November 1, 2017 the Partnership offered Series D (collectively, the “Series”) and may offer additional series in the future.

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

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2014 to 2017, for the U.S. Federal jurisdiction, the New York and Connecticut State jurisdictions and the New York City jurisdiction, there are no uncertain tax positions through its investment in the Master Fund. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes.

Cash and Cash Equivalents — Cash includes cash held at First Republic Bank. Cash equivalents includes cash and investments in Dreyfus Treasury Prime Cash Management, a short term U.S. government securities money market fund, that is readily convertible to cash and has an original maturity of 90 days or less.

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

During the years ended December 31, 2017 and 2016, the Partnership invested substantially all of its assets in Millburn Multi-Markets Trading L.P. At December 31, 2017 and 2016, the Partnership’s investment in the Master Fund represents 35.47% and 74.91%, respectively, of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the years ended December 31, 2017 and 2016 consisted of its investment in the Master Fund, all amounts reflected in the Statements of Operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

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

Each Series of Units are allocated management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of a limited partner’s interest and a 20% profit share. Such management fees and profit share are allocated to the limited partners of the Partnership but charged at the Master Fund level. For the years ended December 31, 2017 and 2016, the Partnership incurred Partnership-level management fees of $3,624,623 and $2,952,133, respectively. These amounts are included in the Statements of Operations under “Management fees.” The management fee and profit share are described in more detail in the Master Fund’s financial statements included in Section II of this annual report.

The original terms of the Series issued by the Partnership are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end Net Asset Value of such Series investment; 2) Series B Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to a platform fee of 1/12 of 0.25% (0.25% per annum) based on the month end net asset value of such Series investment and are for those investors participating in asset-based or fixed fee registered investment adviser (“RIA”) platforms; and 3) Series C Units which are subject to the management fees and profit share allocable to the General Partner and are for those investors participating in asset-based or fixed fee RIA platforms not subject to the Platform Fee.

The amended terms of the Series issued by the Partnership per the restated LPA dated August 24, 2017 are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end Net Asset Value of such Series investment; 2) Series B Units and Series C Units which are subject to management fees and profit share allocable to the General Partner, are not subject to any fees payable to Selling Agents; and 3) Series D Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 0.75% (0.75% per annum) based on the month-end Net Asset Value of such Series investment. For the years ended December 31, 2017 and 2016, Selling Commissions and Platform Fees were as follows:

	Selling Commissions		Platform Fees		Selling Commissions and Platform Fees
	2017	2016	2017	2016	2017	2016

Series A Units	$3,342,675	$2,667,559	$—	$—	$3,342,675	$2,667,559
Series B Units	14,936	—	—	22,544	14,936	22,544
Series D Units	62	—	—	—	62	—
	$3,357,673	$2,667,559	$—	$22,544	$3,357,673	$2,690,103

Amounts were charged at the Master Fund level and allocated to applicable Partnership investors only. No amounts were allocated to Series C Units.

5.	OPERATING EXPENSES AND ADMINISTRATION FEE

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the years ended December 31, 2017 and 2016, the Partnership incurred Partnership-level administrative and operating expenses of $486,931 and $395,947, respectively. These amounts are included in the Statements of Operations under “Administrative fee and operating expenses.” As of January 1, 2017, The Millburn Corporation no longer charges the Partnership for providing legal and accounting services.

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

During the period from January 1, 2018 to March 19, 2018, contributions of $5,148,820 were made to the Partnership and withdrawals of $3,342,251 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 19, 2018, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required adjustment to or disclosure in the financial statements.

* * * * * *

SECTION II

Millburn Multi-Markets

Trading L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31,
2017 and 2016, and Independent Auditors’ Report

MILLBURN MULTI-MARKETS TRADING L.P.

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Trading L.P., including the Condensed Schedules of Investments, as of December 31, 2017 and 2016, and the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2017, are complete and accurate.

Gregg Buckbinder, President

Millburn Ridgefield Corporation

General Partner of Millburn Multi-Markets Trading L.P.

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112-0015 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Trading L.P.:

Opinion on the Financial Statements and Financial Highlights

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Trading L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2017 and 2016, the related statements of operations and changes in partners’ capital and the financial highlights for each of the two years in the period then ended, and the related notes. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Partnership as of December 31, 2017 and 2016, and the results of its operations, the changes in its partners’ capital, and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements and financial highlights based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2017, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

March 19, 2018

We have served as the auditor of one or more Millburn Ridgefield Corporation investment companies since 2004.

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $128,131,904 and $27,441,546)	$127,971,156	$27,428,997
Net unrealized appreciation on open futures and forward currency contracts	2,145,457	5,155,330
Due from brokers	289,111	547,898
Cash denominated in foreign currencies (cost $27,839,061 and $6,590,374)	28,534,515	6,335,327

Total equity in trading accounts	158,940,239	39,467,552

INVESTMENTS IN U.S. TREASURY NOTES — at fair value (amortized cost $358,764,241 and $179,527,858)	358,229,399	179,440,654

CASH AND CASH EQUIVALENTS	75,905,244	19,892,072

ACCRUED INTEREST RECEIVABLE	1,364,398	414,884

DUE FROM MILLBURN MULTI-MARKETS LTD.	2,750	100

DUE FROM MILLBURN MULTI-MARKETS FUND L.P.	292	—

TOTAL	$594,442,322	$239,215,262

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$11,713,535	$—
Subscriptions in advance	2,430,000	—
Capital withdrawal payable to Limited Partners	64,127,936	2,929,148
Capital withdrawal payable to General Partner	3,734,700	3,294,748
Management fee payable	708,614	320,223
Selling commissions payable	275,139	271,795
Accrued expenses	222,956	184,565
Due to brokers	2,519,264	1,390,404
Commissions and other trading fees on open futures contracts	82,629	24,334

Total liabilities	85,814,773	8,415,217

PARTNERS’ CAPITAL	508,627,549	230,800,045

TOTAL	$594,442,322	$239,215,262

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2017

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
FUTURES AND FORWARD CURRENCY CONTRACTS	Partners’ Capital	(Depreciation)

FUTURES CONTRACTS
Long futures contracts:
Energies	1.39%	$7,066,650
Grains	(0.00)	(20,390)
Interest rates:
10 Year U.S. Treasury Note (111 contracts, settlement date March 2018)	0.01	43,344
30 Year U.S. Treasury Bond (209 contracts, settlement date March 2018)	0.06	291,406
Other interest rates	(1.31)	(6,661,826)

Total interest rates	(1.24)	(6,327,076)

Metals	1.66	8,491,751
Softs	0.07	350,420
Stock indices	0.32	1,647,379

Total long futures contracts	2.20	11,208,734

Short futures contracts:
Energies	(0.17)	(896,980)
Grains	0.02	104,011
Interest rates	0.15	764,885
Livestock	(0.01)	(66,920)
Metals	(1.73)	(8,777,976)
Softs	0.08	404,426
Stock indices	(0.12)	(594,723)

Total short futures contracts	(1.78)	(9,063,277)

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	0.42	2,145,457

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	0.32	1,616,927
Total short forward currency contracts	(2.62)	(13,330,462)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	(2.30)	(11,713,535)

TOTAL	(1.88)%	$(9,568,078)

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2017

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners’ Capital	Fair Value

$116,040,000	U.S. Treasury notes, 1.000%, 02/15/2018	22.81%	$115,994,672
115,440,000	U.S. Treasury notes, 1.000%, 05/15/2018	22.67	115,293,445
140,540,000	U.S. Treasury notes, 1.000%, 08/15/2018	27.52	139,991,016
115,440,000	U.S. Treasury notes, 1.250%, 11/15/2018	22.59	114,921,422
	Total investments in U.S. Treasury notes
	(amortized cost $486,896,145)	95.59%	$486,200,555

See notes to financial statements.	(Concluded)

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

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2016

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners’ Capital	Fair Value

$51,750,000	U.S. Treasury notes, 0.625%, 02/15/2017	22.43%	$51,755,054
51,140,000	U.S. Treasury notes, 0.875%, 05/15/2017	22.18	51,192,938
53,140,000	U.S. Treasury notes, 0.875%, 08/15/2017	23.04	53,186,705
50,730,000	U.S. Treasury notes, 0.875%, 11/15/2017	21.98	50,734,954
	Total investments in U.S. Treasury notes
	(amortized cost $206,969,404)	89.63%	$206,869,651

See notes to financial statements.	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

INVESTMENT INCOME — Interest income	$3,762,433	$795,695

EXPENSES:
Brokerage commissions	1,390,339	485,886
Management fees	6,579,624	3,213,117
Selling commissions and platform fees	3,378,797	2,704,286
Administrative fee and operating expenses	1,163,307	952,830
Custody fees and other expenses	73,575	34,672

Total expenses	12,585,642	7,390,791

Operating expenses borne by General Partner	—	(104,187)

Net expenses	12,585,642	7,286,604

NET INVESTMENT LOSS	(8,823,209)	(6,490,909)

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	45,909,333	29,182,390
Foreign exchange translation	933,084	(265,318)
Net change in unrealized:
Futures and forward currency contracts	(14,723,408)	1,433,891
Foreign exchange translation	950,501	(183,785)
Net gains (losses) from U.S. Treasury notes:
Net change in unrealized	(595,837)	35,974

Total net realized and unrealized gains	32,473,673	30,203,152

NET INCOME	23,650,464	23,712,243

LESS PROFIT SHARE TO GENERAL PARTNER	3,732,701	2,985,754

NET INCOME AFTER PROFIT SHARE TO GENERAL PARTNER	$19,917,763	$20,726,489

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

 STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

 YEARS ENDED DECEMBER 31, 2017 AND 2016

		New Profit
	Limited	Memo	General
	Partners	Account	Partner	Total

PARTNERS’ CAPITAL — January 1, 2016	$167,109,009	$—	$938,206	$168,047,215

Contributions	60,797,262	—	—	60,797,262
Withdrawals	(18,461,927)	—	(3,294,748)	(21,756,675)
Net income	23,534,572	8,994	168,677	23,712,243
General Partner’s allocation — profit share	(2,985,754)	2,985,754	—	—
Transfer of New Profit Memo Account to General Partner	—	(2,994,748)	2,994,748	—
PARTNERS’ CAPITAL — December 31, 2016	229,993,162	—	806,883	230,800,045

Contributions	348,496,195	—	—	348,496,195
Withdrawals	(90,584,455)	—	(3,734,700)	(94,319,155)
Net income	23,582,855	1,999	65,610	23,650,464
General Partner’s allocation — profit share	(3,732,701)	3,732,701	—	—
Transfer of New Profit Memo Account to General Partner	—	(3,734,700)	3,734,700	—
PARTNERS’ CAPITAL — December 31, 2017	$507,755,056	$—	$872,493	$508,627,549

 See notes to financial statements

 MILLBURN MULTI-MARKETS TRADING L.P.

 STATEMENTS OF FINANCIAL HIGHLIGHTS

 YEARS ENDED DECEMBER 31, 2017 AND 2016

The following information presents financial highlights of a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and an annual profit share of 20% of Trading Profits (as defined in the Limited Partnership Agreement).

	2017	2016

Total return before General Partner profit share allocation	5.96%	15.35%
Less: General Partner profit share allocation	1.17	2.83

Total return after General Partner profit share allocation	4.79%	12.52%

Ratios to average net asset value:
Expenses (1) (2)	2.48%	2.55%
General Partner profit share allocation	1.17	2.83

Total expenses (1) (2)	3.65%	5.38%

Net investment loss (1) (2) (3)	(1.67)%	(2.15)%

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

(2) Ratios are computed net of involuntary waivers of operating expenses borne by the General Partner of the Partnership. For each of the years ended December 31, 2017 and 2016, the ratios are net of the 0.00% and 0.05% effect of the involuntary waivers of operating expenses, respectively.

(3) Excludes General Partner profit share allocation.

See notes to financial statements

 MILLBURN MULTI-MARKETS TRADING L.P.

 STATEMENTS OF FINANCIAL HIGHLIGHTS

 YEARS ENDED DECEMBER 31, 2017 AND 2016

 The following information presents financial highlights of Limited Partners as a whole.

	2017	2016

Total return before General Partner profit share allocation	5.43%	14.03%
Less: General Partner profit share allocation	0.85	1.49

Total return after General Partner profit share allocation	4.58%	12.54%

Ratios to average net asset value:
Expenses (1) (2)	2.86%	3.65%
General Partner profit share allocation	0.85	1.49

Total expenses (1) (2)	3.71%	5.14%

Net investment loss (1) (2) (3)	(2.00)%	(3.25)%

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

(2) Ratios are computed net of involuntary waivers of operating expenses borne by the General Partner of the Partnership. For each of the two years ended December 31, 2017 and 2016, the ratios are net of the 0.00% and 0.05% effect of the involuntary waivers of operating expenses, respectively.

(3) Excludes General Partner profit share allocation.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016

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

Cash and Cash Equivalents — Cash includes cash held at First Republic Bank. Cash equivalents includes cash and investments in Dreyfus Treasury Prime Cash Management, a short term U.S. government securities money market fund, that is readily convertible to cash and has an original maturity of 90 days or less.

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

Management Fees — The Agreement provides that the Partnership shall charge the limited partners’ capital accounts and pay the General Partner management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of limited partnership interests. The General Partner retains the right to charge less than the annual management fee rate except as specified in the Agreement. Management fees for the years ended December 31, 2017 and 2016 were as follows:

	2017	2016

US Feeder	$3,624,623	$2,952,133
Cayman Feeder	2,883,089	205,708
Other (1)	71,912	55,276
Total	$6,579,624	$3,213,117

 (1) Direct investors in the Partnership

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum or platform fees of 0.25% per annum. These selling commissions and platform fees are charged at the Partnership level but are allocated only to the applicable U.S. Feeder investors. On March 1, 2012, the Cayman Feeder began offering shares that are subject to selling commissions of 2% per annum. Selling commissions and platform fees for the years ended December 31, 2017 and 2016 were as follows:

	Selling Commissions		Platform Fees		Total Selling Commissions and Platform Fees
	2017	2016	2017	2016	2017	2016

U.S. Feeder	$3,342,736	$2,667,559	$14,937	$22,544	$3,357,673	$2,690,103
Cayman Feeder	21,124	14,183	—	—	21,124	14,183

Total	$3,363,860	$2,681,742	$14,937	$22,544	$3,378,797	$2,704,286

Administrative and Operating Expenses — Prior to January 1, 2017, the General Partner of the Partnership was paid a monthly administration fee for certain accounting, tax, legal and operational services it provided to the Partnership (the “Administration Fee”) calculated at 0.05% of month-end partners’ capital prior to reduction for capital withdrawals, management fees and the Administrative Fee then being calculated. As of January 1, 2017, the Administrative Fee was no longer being charged.

The Partnership bears expenses including, but not limited to, periodic legal, accounting and filing fees up to an amount equal to 1/4 of 1% per annum of average Partners’ Capital of the Partnership (the “Expense Cap”). Amounts subject to the Expense Cap include expenses incurred at the Partnership level and Cayman Feeder level and the Administration Fee due to the General Partner. The General Partner of the Partnership and the Investment Adviser of the Cayman Feeder bear any excess over such amounts. The Partnership, the U.S. Feeder, and the Cayman Feeder will pay any extraordinary expenses. The Investment Adviser of the Cayman Feeder directly paid operating expenses in excess of 1/4 of 1% of average shareholders’ equity for the year ended December 31, 2016.

The U.S. Feeder bears its own expenses including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the years ended December 31, 2017 and 2016, such operating expenses did not exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital.

Administrative and operating expenses related to the Partnership are charged pro-rata to all investors. Operating expenses related to the U.S. Feeder and Cayman Feeder are charged at the Partnership level and allocated only to those respective investors.

For the year ended December 31, 2017, operating expenses were as follows:

Operating
Fund	Expenses

Partnership	$551,775
U.S. Feeder	486,931
Cayman Feeder	124,601
Total	$1,163,307

For the year ended December 31, 2016, operating expenses and the Administration Fee were as follows:

	Operating	Administration	Total
Fund	Expenses	Fee

Partnership	$349,150	$100,308	$449,458
U.S. Feeder	395,947	—	395,947
Cayman Feeder	107,425	—	107,425
Total	$852,522	$100,308	$952,830

Borne by General Partner or Investment Adviser *	$(104,187)	$—	$(104,187)

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

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2014 to 2017, the General Partner has determined that no reserves for uncertain tax positions were required.

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

During the years ended December 31, 2017 and 2016, there were no transfers of assets or liabilities between Level 1 and Level 2. The following table represents the Partnership’s investments by hierarchical level as of December 31, 2017 and 2016 in valuing the Partnership’s investments at fair value. At December 31, 2017 and 2016, the Partnership held no assets or liabilities classified in Level 3.

Financial assets at fair value as of December 31, 2017
	Level 1	Level 2	Total

U.S. Treasury notes (1)	$486,200,555	$—	$486,200,555

Short-Term Money Market Fund*	75,655,244	—	75,655,244
Exchange-traded futures contracts
Energies	6,169,670	—	6,169,670
Grains	83,621	—	83,621
Interest rates	(5,562,191)	—	(5,562,191)
Livestock	(66,920)	—	(66,920)
Metals	(286,225)	—	(286,225)
Softs	754,846	—	754,846
Stock indices	1,052,656	—	1,052,656

Total exchange-traded futures contracts	2,145,457	—	2,145,457

Over-the-counter forward currency contracts	—	(11,713,535)	(11,713,535)

Total futures and forward currency contracts (2)	2,145,457	(11,713,535)	(9,568,078)

Total financial assets and liabilities at fair value	$564,001,256	$(11,713,535)	$552,287,721

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral	$127,971,156
Investments in U.S. Treasury notes	358,229,399
Total investments in U.S. Treasury notes	$486,200,555

(2)
Net unrealized appreciation on open futures and forward currency contracts	$2,145,457
Net unrealized depreciation on open futures and forward currency contracts	(11,713,535)
Total net unrealized depreciation on open futures and forward currency contracts	$(9,568,078)

 * The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

Financial assets at fair value as of December 31, 2016

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$206,869,651	$—	$206,869,651

Exchange-traded futures contracts
Energies	40,365	—	40,365
Grains	48,905	—	48,905
Interest rates	2,193,745	—	2,193,745
Livestock	2,280	—	2,280
Metals	265,736	—	265,736
Softs	(34,774)	—	(34,774)
Stock indices	892,115	—	892,115

Total exchange-traded futures contracts	3,408,372	—	3,408,372

Over-the-counter forward currency contracts	—	1,746,958	1,746,958

Total futures and forward currency contracts (2)	3,408,372	1,746,958	5,155,330

Total financial assets and liabilities at fair value	$210,278,023	$1,746,958	$212,024,981

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$27,428,997
Investments in U.S. Treasury notes			179,440,654
Total investments in U.S. Treasury notes			$206,869,651

(2)
Net unrealized appreciation on open futures and forward currency contracts			$5,155,330
Net unrealized depreciation on open futures and forward currency contracts			—
Total net unrealized appreciation on open futures and forward currency contracts			$5,155,330

3.	ADMINISTRATOR AGREEMENT

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

Profit share allocation for the years ended December 31, 2017 and 2016 were as follows:

	2017	2016

US Feeder	$1,338,994	$2,716,451
Cayman Feeder	2,376,745	239,199
Other (1)	16,962	30,104
Total	$3,732,701	$2,985,754

(1)	Direct investors in the Partnership

5.	DUE FROM/TO BROKERS

At December 31, 2017 and 2016, due from and due to brokers balances, if any, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively.

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

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these forward currency contracts is limited to the unrealized gains inherent in such contracts which are recognized in the Statements of Financial Condition plus the value of margin or collateral held in cash and U.S. Treasury Notes by the counterparty. The amount of such credit risk was $49,457,913 and $12,232,055 at December 31, 2017 and 2016, respectively.

The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will in fact succeed in doing so. The General Partner’s market risk control procedures include diversification of the Partnership’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership’s assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Partnership’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Partnership are cleared by major securities firms, pursuant to customer agreements, including Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), and SG Americas Securities, LLC., collectively the “Futures Clearing Brokers.”. For all forward currency transactions, the Partnership utilizes one prime broker, Deutsche Bank AG. In addition, the Partnership clears trades through Morgan Stanley & Co., LLC (“MS”), utilizing MS as a swap dealer.

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at December 31, 2017 and 2016, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	As of December 31,
	2017		2016
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent	Appreciation	Percent
Currency Type	(Depreciation)	of Total	(Depreciation)	of Total

Australian dollar	$(671,838)	7.02%	$128,539	2.49%
British pound	2,903,486	(30.35)	558,726	10.84
Canadian dollar	47,569	(0.50)	(6,500)	(0.13)
Euro	(9,368,585)	97.92	2,687,273	52.13
Hong Kong dollar	18,681	(0.20)	46,550	0.90
Japanese yen	1,438,203	(15.03)	490,906	9.52
Korean won	340,400	(3.56)	269,231	5.22
Malaysian ringgit	20,435	(0.21)	(74,203)	(1.44)
Norwegian krone	(566,513)	5.92	(108,330)	(2.10)
Polish zloty	151,032	(1.58)	(44,969)	(0.87)
Singapore dollar	25,755	(0.27)	(4,520)	(0.09)
South African rand	45,803	(0.48)	17,049	0.33
Swedish krona	(493,314)	5.16	(136,742)	(2.65)
Turkish lira	(557,950)	5.83	(38,566)	(0.75)
U.S. dollar	(2,901,242)	30.33	1,370,886	26.60

Total	$(9,568,078)	100.00%	$5,155,330	100.00%

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

The Partnership engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals, and stock indices. The following were the primary trading risk exposures of the Partnership at December 31, 2017 and 2016, by market sector:

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

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2017 and 2016. Fair value, below, is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2017

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$7,084,104	$(17,454)	$115,340	$(1,012,320)	$6,169,670
Grains	100	(20,490)	274,100	(170,089)	83,621
Interest rates	1,344,904	(7,671,980)	829,470	(64,585)	(5,562,191)
Livestock	—	—	6,260	(73,180)	(66,920)
Metals	8,558,331	(66,580)	22,964	(8,800,940)	(286,225)
Softs	357,125	(6,705)	679,252	(274,826)	754,846
Stock indices	4,844,811	(3,197,432)	858,712	(1,453,435)	1,052,656
Total futures contracts	22,189,375	(10,980,641)	2,786,098	(11,849,375)	2,145,457

Forward currency contracts	5,225,346	(3,608,419)	2,226,484	(15,556,946)	(11,713,535)

Total futures and forward currency contracts	$27,414,721	$(14,589,060)	$5,012,582	$(27,406,321)	$(9,568,078)

Fair Value of Futures and Forward Currency Contracts at December 31, 2016

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$125,805	$(10,214)	$23,840	$(99,066)	$40,365
Grains	—	(2,980)	122,923	(71,038)	48,905
Interest rates	2,658,089	(432,542)	104	(31,906)	2,193,745
Livestock	5,130	(2,850)	—	—	2,280
Metals	750,102	(772,637)	545,558	(257,287)	265,736
Softs	547	(87,991)	156,789	(104,119)	(34,774)
Stock indices	1,876,503	(665,161)	22,049	(341,276)	892,115
Total futures contracts	5,416,176	(1,974,375)	871,263	(904,692)	3,408,372

Forward currency contracts	476,460	(1,260,906)	3,059,242	(527,838)	1,746,958

Total futures and forward currency contracts	$5,892,636	$(3,235,281)	$3,930,505	$(1,432,530)	$5,155,330

The effect of trading futures and forward currency contracts is presented on the Statements of Operations for the years ended December 31, 2017 and 2016 as “Net realized gains (losses) on closed positions: Futures and forward currency contracts” and “Net change in unrealized: Futures and forward currency contracts.” These trading gains and losses are detailed below:

Trading gains (losses) of futures and forward currency contracts for the years ended December 31, 2017 and 2016

Sector	2017	2016

Futures contracts:
Energies	$(4,125,803)	$(6,466,624)
Grains	(2,701,652)	2,864,072
Interest rates	(3,601,865)	10,837,509
Livestock	(434,030)	139,270
Metals	604,208	(916,623)
Softs	2,476,401	(1,026,914)
Stock indices	67,182,560	17,017,329

Total futures contracts	59,399,819	22,448,019

Forward currency contracts	(28,213,894)	8,168,262

Total futures and forward currency contracts	$31,185,925	$30,616,281

For the years ended December 31, 2017 and 2016, the monthly average number of future contracts bought and sold and the monthly average notional value of forward currency contracts traded are detailed below:

	2017	2016

Average bought	35,579	12,089
Average sold	34,774	11,834
Average notional	$3,685,000,000	$1,360,000,000

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

The following tables summarize the valuation of the Partnership’s investments as of December 31, 2017 and 2016.

Offsetting of derivative assets and liabilities at December 31, 2017

Assets	Gross amounts of recognized assets	Gross amounts offset in the Statement of Financial Condition	Net amounts of assets presented in the Statement of Financial Condition

Futures contracts
Counterparty C	$8,020,778	$(7,204,167)	$816,611
Counterparty I	16,954,695	(15,625,849)	1,328,846
Total futures contracts	24,975,473	(22,830,016)	2,145,457

Total assets	$24,975,473	$(22,830,016)	$2,145,457

Liabilities	Gross amounts of recognized liabilities	Gross amounts offset in the Statement of Financial Condition	Net amounts of liabilities presented in the Statement of Financial Condition

Forward currency contracts
Counterparty G	$7,086,206	$(2,515,193)	$4,571,013
Counterparty H	12,079,159	(4,936,637)	7,142,522
Total forward contracts	19,165,365	(7,451,830)	11,713,535

Total liabilities	$19,165,365	$(7,451,830)	$11,713,535

(Continued)

	Amounts Not Offset in the Statement of Financial Condition

	Net amounts of
	Assets
	presented in the
Counterparty	Statement of Financial	Financial	Collateral
	Condition	Instruments	Received(1)(2)	Net Amount(3)

Counterparty C	$816,611	$—	$(816,611)	$—
Counterparty I	1,328,846	—	(1,328,846)	—
Total	$2,145,457	$—	$(2,145,457)	$—

	Amounts Not Offset in the Statement of Financial Condition

	Net amounts of
	Liabilities
	presented in the
Counterparty	Statement of Financial	Financial	Collateral
	Condition	Instruments	Pledged(1)(2)	Net Amount(4)

Counterparty G	$4,571,013	$—	$4,571,013	$—
Counterparty H	7,142,522	—	7,142,522	—
Total	$11,713,535	$—	$11,713,535	$—

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.

(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of liabilities presented in the Statement of Financial Condition, for each respective counterparty.

(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2017.

(4)	Net amount represents the amounts owed by the Partnership to each counterparty as of December 31, 2017.

(Concluded)

Offsetting of derivative assets and liabilities at December 31, 2016

		Gross amounts	Net amounts of
		offset in the	assets presented in
	Gross amounts of	Statement of	the Statement of
Assets	recognized assets	Financial Condition	Financial Condition

Futures contracts
Counterparty C	$3,612,002	$(1,405,548)	$2,206,454
Counterparty I	2,675,437	(1,473,519)	1,201,918
Total futures contracts	6,287,439	(2,879,067)	3,408,372

Forward currency contracts
Counterparty G	1,707,952	(615,087)	1,092,865
Counterparty H	1,827,750	(1,173,657)	654,093
Total forward contracts	3,535,702	(1,788,744)	1,746,958
Total assets	$9,823,141	$(4,667,811)	$5,155,330

	Amounts Not Offset in the Statement of Financial Condition

	Net amounts of
	Assets
	presented in the
Counterparty	Statement of Financial	Financial	Collateral
	Condition	Instruments	Received(1)(2)	Net Amount(3)

Counterparty C	$2,206,454	$—	$(2,206,454)	$—
Counterparty I	1,201,918	—	(1,201,918)	—
Counterparty G	1,092,865	—	—	1,092,865
Counterparty H	654,093	—	—	654,093
Total	$5,155,330	$—	$(3,408,372)	$1,746,958

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange.
(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of assets presented in the Statements of Financial Condition, for each respective counterparty.
(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2016.

8.	FINANCIAL HIGHLIGHTS

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

The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership. For the years ended December 31, 2017 and 2016, respective ownership percentages of the Partnership are detailed below:

	2017	2016

U.S. Feeder	35.47%	74.91%
Cayman Feeder	55.14	6.68

Total	90.61%	81.59%

The remaining interests are held by direct investors in the Partnership.

The capital withdrawals payable at December 31, 2017 and 2016 were $67,862,636 and $6,223,896, respectively, detailed below.

	2017	2016
Direct investors (1)	$3,934,700	$3,294,748
U.S. Feeder	1,565,482	2,876,148
Cayman Feeder	62,362,454	53,000

Total	$67,862,636	$6,223,896

(1)	Includes profit share to the General Partner of $3,734,700 and a limited partner redemption of $200,000, totaling $3,934,700 at December 31, 2017. Includes profit share of $2,994,748 and General Partner redemptions of $300,000, totaling $3,294,748 at December 31, 2016.

10.	SUBSEQUENT EVENTS

During the period from January 1, 2018 to March 19, 2018, contributions of $93,703,649 were made to the Partnership and withdrawals of $5,160,923 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 19, 2018, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required adjustment to or disclosure in the financial statements.