Form 10-K, Exhibit 13
period 2018-12-31
Millburn Multi-Markets Fund L.P.
filed 2019-03-28
CIK 1468910

Exhibit 13.1

Millburn Multi-Markets

Fund L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31,

2018 and 2017, and Report of Independent Registered

Public Accounting Firm

MILLBURN MULTI-MARKETS FUND L.P.

TABLE OF CONTENTS

Page

THIS ANNUAL REPORT IS COMPRISED OF SECTION I CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS FUND L.P. FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017 AND SECTION II, CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P. FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017.

SECTION I

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION	1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017:

Statements of Financial Condition	3

Statements of Operations	4

Statements of Changes in Partners’ Capital	5

Statements of Financial Highlights	6

Notes to Financial Statements	8

SECTION II — FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P.

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Fund L.P. as of December 31, 2018 and 2017, including the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2018, are complete and accurate.

Gregg Buckbinder, President and Chief Financial Officer

Millburn Ridgefield Corporation

General Partner of Millburn Multi-Markets Fund L.P.

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112-0015 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Fund L.P.:

Opinion on the Financial Statements and Financial Highlights

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Fund L.P. (the “Partnership”), as of December 31, 2018 and 2017, the related statements of operations and changes in partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2018, and the related notes. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Partnership as of December 31, 2018 and 2017, and the results of its operations, the changes in its partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements and financial highlights are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the Partnership's financial statements and financial highlights based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

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

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2018, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP
March 19, 2019

We have served as the auditor of one or more Millburn Ridgefield Corporation investment companies since 2004.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2018 AND 2017

	2018	2017
ASSETS

Investment in Millburn Multi-Markets
Trading L.P. (the “Master Fund”)	$159,519,606	$180,404,424
Due from the Master Fund	659,683	1,565,482
Cash and cash equivalents	2,480,000	1,283,292

Total assets	$162,659,289	$183,253,198

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Capital contributions received in advance	$2,480,000	$1,283,000
Capital withdrawal payable to Limited Partners	659,683	1,165,481
Capital withdrawal payable to General Partner	—	400,000
Due to the Master Fund	—	292

Total liabilities	3,139,683	2,848,773

PARTNERS’ CAPITAL:
General Partner	2,788,913	2,597,268

Limited partners:
Series A (121,399.2481 and 140,430.1803 units outstanding)	144,621,713	163,192,225
Series B (6,794.4628 and 7,036.0325 units outstanding)	9,305,965	9,255,157
Series C (1,437.1195 and 3,956.9329 units outstanding)	2,008,278	5,310,547
Series D (593.8529 and 37.5601 units outstanding)	794,737	49,228

Total limited partners	156,730,693	177,807,157

Total partners’ capital	159,519,606	180,404,425

TOTAL	$162,659,289	$183,253,198

NET ASSET VALUE PER UNIT OUTSTANDING:
Series A	$1,191.29	$1,162.09
Series B	$1,369.64	$1,315.39
Series C	$1,397.43	$1,342.09
Series D	$1,338.27	$1,310.65

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

NET INVESTMENT LOSS

Income — interest income (allocated from the Master Fund)	$2,732,462	$1,488,520

Expenses:
Management fees (see note 4)	3,220,274	3,624,623
Brokerage commissions (allocated from the Master Fund)	584,765	560,113
Selling commissions and platform fees (see note 4)	2,939,263	3,357,673
Operating expenses (see note 5)	590,508	741,338
Custody fees and other expenses (allocated from the Master Fund)	27,562	32,344

Total expenses	7,362,372	8,316,091

Net investment loss	(4,629,910)	(6,827,571)

REALIZED AND UNREALIZED GAINS (LOSSES)
ALLOCATED FROM THE MASTER FUND
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	1,802,699	20,713,744
Foreign exchange translation	109,599	332,136
Net change in unrealized:
Futures and forward currency contracts	6,841,321	(7,672,114)
Foreign exchange translation	(213,944)	476,161
Net gains (losses) from U.S. Treasury notes:
Realized	(35,164)
Net change in unrealized	170,692	(211,817)

Net realized and unrealized gains allocated from the Master Fund	8,675,203	13,638,110

NET INCOME	4,045,293	6,810,539

LESS PROFIT SHARE ALLOCATION FROM THE MASTER FUND	1,075,724	1,338,994

NET INCOME AFTER PROFIT SHARE	$2,969,569	$5,471,545

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

YEARS ENDED DECEMBER 31, 2018 AND 2017

		Limited Partners
	General
	Partner	Series A		Series B		Series C		Series D		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount

PARTNERS’ CAPITAL — January 1, 2017	$2,779,224	$158,782,193	140,590.2950	$8,846,058	7,017.8811	$2,478,858	1,930.6399	$—	—	$172,886,333

Capital contributions	—	25,986,904	22,579.9651	1,152,000	907.8384	390,000	297.7927	50,000	37.5601	27,578,904
Capital withdrawals	(400,000)	(23,421,474)	(20,261.5310)	(1,134,248)	(880.6830)	(576,635)	(434.0680)	—	—	(25,532,357)
Transfers between Series		(2,815,400)	(2,478.5488)	(11,677)	(9.0040)	2,827,077	2,162.5683	—	—	—
Net income (loss)	218,044	5,842,314	—	511,778	—	239,175	—	(772)	—	6,810,539
Profit share	—	(1,182,312)	—	(108,754)	—	(47,928)	—	—	—	(1,338,994)

PARTNERS’ CAPITAL — December 31, 2017	2,597,268	163,192,225	140,430.1803	9,255,157	7,036.0325	5,310,547	3,956.9329	49,228	37.5601	180,404,425

Capital contributions	—	4,251,000	3,819.6169	903,657	698.0114	999,000	771.0349	679,526	556.2928	6,833,183
Capital withdrawals		(24,976,787)	(22,601.8260)	(1,230,726)	(983.5380)	(4,480,058)	(3,461.2940)	—	—	(30,687,571)
Transfers between Series		(277,846)	(248.7231)	54,207	43.9569	223,639	170.4457	—	—	—
Net income (loss)	191,645	3,366,112	—	424,630	—	(19,380)	—	82,286	—	4,045,293
Profit share	—	(932,991)	—	(100,960)	—	(25,470)	—	(16,303)	—	(1,075,724)

PARTNERS’ CAPITAL — December 31, 2018	$2,788,913	$144,621,713	121,399.2481	$9,305,965	6,794.4628	$2,008,278	1,437.1195	$794,737	593.8529	$159,519,606

NET ASSET VALUE PER UNIT — December 31, 2017		$1,162.09		$1,315.39		$1,342.09		$1,310.65

NET ASSET VALUE PER UNIT — December 31, 2018		$1,191.29		$1,369.64		$1,397.43		$1,338.27

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS

YEAR ENDED DECEMBER 31, 2018

The following information presents per unit operating performance data for each series for the year ended December 31, 2018.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C	Series D

NET ASSET VALUE PER UNIT — Beginning of year	$1,162.09	$1,315.39	$1,342.09	$1,310.65

GAIN (LOSS) ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(34.26)	(13.55)	(15.01)	(21.14)
Total trading and investing gains (1)	70.56	82.00	78.58	88.99

Net income before profit share allocation from the Master Fund	36.30	68.45	63.57	67.85

Less profit share allocation from the Master Fund (1) (4)	7.10	14.20	8.23	40.23

Net income after profit share allocation from the Master Fund	29.20	54.25	55.34	27.62

NET ASSET VALUE PER UNIT — End of year	$1,191.29	$1,369.64	$1,397.43	$1,338.27

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	3.15%	5.23%	4.76%	5.29%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4) (5)	0.64	1.11	0.64	3.18

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	2.51%	4.12%	4.12%	2.11%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.75%	2.74%	2.74%	3.53%
Profit share allocation from Master Fund (4) (5)	0.64	1.11	0.64	3.18

Total expenses	5.39%	3.85%	3.38%	6.71%

Net investment loss (2) (3)	(3.07)%	(1.06)%	(1.16)%	(1.67)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(3)	Excludes profit share allocation from the Master Fund.
(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.
(5)	The timing of capital contributions to the Series D during March through September 2018 resulted in gross dollar profits and a related profit share for the Series prior the percentage rate of return turning positive for these Units. This resulted in a larger profit share ratio for the Series D compared with the other Series in 2018.

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

YEARS ENDED DECEMBER 31, 2018 AND 2017

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

The Partnership is for U.S. GAAP purposes an investment company in accordance with FASB Codification 946 Financial Services – Investment Companies.

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

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2015 to 2018, for the U.S. Federal jurisdiction, the New York and Connecticut State jurisdictions and the New York City jurisdiction, there are no uncertain tax positions through its investment in the Master Fund. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes.

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

During the years ended December 31, 2018 and 2017, the Partnership invested substantially all of its assets in Millburn Multi-Markets Trading L.P. At December 31, 2018 and 2017, the Partnership’s investment in the Master Fund represents 33.60% and 35.47%, respectively, of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the years ended December 31, 2018 and 2017 consisted of its investment in the Master Fund, all amounts reflected in the Statements of Operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

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

Each Series of Units are allocated management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of a limited partner’s interest and a 20% profit share. Such management fees and profit share are allocated to the limited partners of the Partnership but charged at the Master Fund level. For the years ended December 31, 2018 and 2017, the Partnership incurred Partnership-level management fees of $3,220,274 and $3,624,623, respectively. These amounts are included in the Statements of Operations under “Management fees.” The management fee and profit share are described in more detail in the Master Fund’s financial statements included in Section II of this annual report.

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

The amended terms of the Series issued by the Partnership per the Private Placement Memorandum dated August 24, 2017 are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end Net Asset Value of such Series investment; 2) Series B Units and Series C Units which are subject to management fees and profit share allocable to the General Partner, are not subject to any fees payable to Selling Agents; and 3) Series D Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 0.75% (0.75% per annum) based on the month-end Net Asset Value of such Series investment. For the years ended December 31, 2018 and 2017, there were no Platform Fees and Selling Commissions were as follows:

	Selling Commissions
	2018	2017

Series A Units	$2,935,404	$3,342,675
Series B Units	—	14,936
Series D Units	3,859	62
	$2,939,263	$3,357,673

Amounts were charged at the Master Fund level and allocated to applicable Partnership investors only. No amounts were allocated to Series C Units.

5.	OPERATING EXPENSES

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the years ended December 31, 2018 and 2017, the Partnership incurred Partnership-level administrative and operating expenses of $401,328 and $486,931, respectively. These amounts are included in the Statements of Operations under “Operating expenses.”

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

The Partnership and the Master Fund (collectively, the “Funds”) have engaged SS&C (USA) Inc. (formerly CACEIS (USA) Inc.) to provide certain administrative services for the Funds including, but not limited to, maintaining the books and records of the Funds and calculation of the Funds’ Net Asset Value.

9.	FINANCIAL HIGHLIGHTS

The computation of such ratios based on the amount of expenses and profit share allocation assessed to an individual partner’s capital account may vary from these ratios based on the timing of capital transactions. An individual partner’s returns may vary from these returns based on the timing of capital transactions.

10.	SUBSEQUENT EVENTS

During the period from January 1, 2019 to March 19, 2019, contributions of $4,341,500 were made to the Partnership and withdrawals of $1,722,827 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 19, 2019, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required adjustment to or disclosure in the financial statements.

* * * * * *

SECTION II

Millburn Multi-Markets

Trading L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31,
2018 and 2017, and Independent Auditors’ Report

MILLBURN MULTI-MARKETS TRADING L.P.

TABLE OF CONTENTS

Page(s)

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND 2017 AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017:

Statements of Financial Condition	2

Condensed Schedules of Investments	3–6

Statements of Operations	7

Statements of Changes in Partners’ Capital	8

Statements of Financial Highlights	9–10

Notes to Financial Statements	11–30

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Trading L.P., including the Condensed Schedules of Investments, as of December 31, 2018 and 2017, and the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2018, are complete and accurate.

Gregg Buckbinder, President and Chief Financial Officer
Millburn Ridgefield Corporation
General Partner of Millburn Multi-Markets Trading L.P.

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112-0015 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Trading L.P.:

Opinion on the Financial Statements and Financial Highlights

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Trading L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2018 and 2017, the related statements of operations, changes in partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2018, and the related notes. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Partnership as of December 31, 2018 and 2017, and the results of its operations, the changes in its partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements and financial highlights are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the Partnership's financial statements and financial highlights based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

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

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2018, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

March 19, 2019

We have served as the auditor of one or more Millburn Ridgefield Corporation investment companies since 2004.

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2018 AND 2017

	2018	2017
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $72,751,039 and $128,131,904)	$72,705,286	$127,971,156
Net unrealized appreciation on open futures and forward currency contracts	15,031,193	2,145,457
Due from brokers	18,741,601	289,111
Cash denominated in foreign currencies (cost $14,722,589 and $27,839,061)	14,704,063	28,534,515

Total equity in trading accounts	121,182,143	158,940,239

INVESTMENTS IN U.S. TREASURY NOTES — at fair value
(amortized cost $336,217,865 and $358,764,241)	336,146,438	358,229,399

CASH AND CASH EQUIVALENTS	51,632,381	75,905,244

ACCRUED INTEREST RECEIVABLE	823,388	1,364,398

DUE FROM MILLBURN MULTI-MARKETS LTD.	196	2,750

DUE FROM MILLBURN MULTI-MARKETS FUND L.P.	—	292

TOTAL	$509,784,546	$594,442,322

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$362,196	$11,713,535
Cash denominated in foreign currencies (cost $168,198 and $0)	178,969	—
Subscriptions in advance	—	2,430,000
Capital withdrawal payable to Limited Partners	28,284,302	64,127,936
Capital withdrawal payable to General Partner	4,993,975	3,734,700
Management fee payable	630,458	708,614
Selling commissions payable	244,651	275,139
Accrued expenses	228,272	222,956
Due to brokers	—	2,519,264
Commissions and other trading fees on open futures contracts	37,349	82,629

Total liabilities	34,960,172	85,814,773

PARTNERS’ CAPITAL	474,824,374	508,627,549

TOTAL	$509,784,546	$594,442,322

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2018

FUTURES AND FORWARD CURRENCY CONTRACTS	Net Unrealized Appreciation (Depreciation) as a % of Partners’ Capital	Net Unrealized Appreciation (Depreciation)

FUTURES CONTRACTS
Long futures contracts:
Energies	(0.02)%	$(81,910)
Grains	(0.02)	(87,600)
Interest rates:
30 Year U.S. Treasury Bond (28 contracts, settlement date March 2019)	0.00	15,313
Other interest rates	1.48	6,999,457

Total interest rates	1.48	7,014,770

Metals	(0.48)	(2,299,124)
Softs	0.00	1,987
Stock indices	(0.07)	(314,716)

Total long futures contracts	0.89	4,233,407

Short futures contracts:
Energies	2.30	10,972,521
Grains	0.20	952,339
Interest rates	(0.97)	(4,612,428)
Livestock	0.00	1,620
Metals	0.43	2,019,609
Softs	0.07	325,370
Stock indices	(0.11)	(541,383)

Total short futures contracts	1.92	9,117,648

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	2.81	13,351,055

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	0.58	2,734,043
Total short forward currency contracts	(0.30)	(1,416,101)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	0.28	1,317,942

TOTAL	3.09%	$14,668,997

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2018

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners’ Capital	Fair Value

$101,240,000	U.S. Treasury notes, 0.750%, 02/15/2019	21.28%	$101,030,401
105,540,000	U.S. Treasury notes, 0.875%, 05/15/2019	22.10	104,931,908
99,940,000	U.S. Treasury notes, 0.750%, 08/15/2019	20.81	98,827,387
105,540,000	U.S. Treasury notes, 1.000%, 11/15/2019	21.92	104,062,028
	Total investments in U.S. Treasury notes
	(amortized cost $408,968,904)	86.11%	$408,851,724

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

See notes to financial statements.

(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

INVESTMENT INCOME — Interest income	$9,261,155	$3,762,433

EXPENSES:
Brokerage commissions	1,976,433	1,390,339
Management fees	8,130,927	6,579,624
Selling commissions and platform fees	2,955,747	3,378,797
Operating expenses	1,158,094	1,163,307
Custody fees and other expenses	94,847	73,575

Total expenses	14,316,048	12,585,642

NET INVESTMENT LOSS	(5,054,893)	(8,823,209)

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains on closed positions:
Futures and forward currency contracts	7,998,609	45,909,333
Foreign exchange translation	313,161	933,084
Net change in unrealized:
Futures and forward currency contracts	24,237,075	(14,723,408)
Foreign exchange translation	(724,751)	950,501
Net gains (losses) from U.S. Treasury notes:
Realized	(120,524)	—
Net change in unrealized	578,410	(595,837)

Total net realized and unrealized gains	32,281,980	32,473,673

NET INCOME	27,227,087	23,650,464

LESS PROFIT SHARE TO GENERAL PARTNER	4,975,303	3,732,701

NET INCOME AFTER PROFIT SHARE TO GENERAL PARTNER	$22,251,784	$19,917,763

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2018 AND 2017

		New Profit
	Limited	Memo	General
	Partners	Account	Partner	Total

PARTNERS’ CAPITAL — January 1, 2017	$229,993,162	$—	$806,883	$230,800,045

Contributions	348,496,195	—	—	348,496,195
Withdrawals	(90,584,455)	—	(3,734,700)	(94,319,155)
Net income	23,582,855	1,999	65,610	23,650,464
General Partner’s allocation — profit share	(3,732,701)	3,732,701	—	—
Transfer of New Profit Memo
Account to General Partner	—	(3,734,700)	3,734,700	—
PARTNERS’ CAPITAL — December 31, 2017	507,755,056	—	872,493	508,627,549

Contributions	128,863,012	—	—	128,863,012
Withdrawals	(184,899,299)	—	(4,993,975)	(189,893,274)
Net income	27,141,734	18,672	66,681	27,227,087
General Partner’s allocation — profit share	(4,975,303)	4,975,303	—	—
Transfer of New Profit Memo
Account to General Partner	—	(4,993,975)	4,993,975	—
PARTNERS’ CAPITAL — December 31, 2018	$473,885,200	$—	$939,174	$474,824,374

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2018 AND 2017

The following information presents financial highlights of a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and an annual profit share of 20% of Trading Profits (as defined in the Limited Partnership Agreement).

	2018	2017

Total return before General Partner profit share allocation	5.54%	5.96%
Less: General Partner profit share allocation	1.13	1.17

Total return after General Partner profit share allocation	4.41%	4.79%

Ratios to average net asset value:
Expenses (1) (2)	2.50%	2.48%
General Partner profit share allocation	1.13	1.17

Total expenses (1)	3.63%	3.65%

Net investment loss (1) (2)	(0.81)%	(1.67)%

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

(2) Excludes General Partner profit share allocation.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2018 AND 2017

The following information presents financial highlights of Limited Partners as a whole.

	2018	2017

Total return before General Partner profit share allocation	5.36%	5.43%
Less: General Partner profit share allocation	0.91	0.85

Total return after General Partner profit share allocation	4.45%	4.58%

Ratios to average net asset value:
Expenses (1) (2)	2.61%	2.86%
General Partner profit share allocation	0.91	0.85

Total expenses (1)	3.52%	3.71%

Net investment loss (1) (2)	(0.94)%	(2.00)%

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

(2) Excludes General Partner profit share allocation.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2018 AND 2017

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

The Partnership is for U.S. GAAP purposes an investment company in accordance with FASB Codification 946 Financial Services – Investment Companies.

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

Management Fees — The Agreement provides that the Partnership shall charge the limited partners’ capital accounts and pay the General Partner management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of limited partnership interests. The General Partner retains the right to charge less than the annual management fee rate except as specified in the Agreement. Management fees for the years ended December 31, 2018 and 2017 were as follows:

	Management Fees

	2018	2017

US Feeder	$3,220,274	$3,624,623
Cayman Feeder	4,771,129	2,883,089
Other (1)	139,524	71,912
Total	$8,130,927	$6,579,624

(1) Direct investors in the Partnership

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum or platform fees of 0.25% per annum. These selling commissions and platform fees are charged at the Partnership level but are allocated only to the applicable U.S. Feeder investors. On March 1, 2012, the Cayman Feeder began offering shares that are subject to selling commissions of 2% per annum. Selling commissions and platform fees for the years ended December 31, 2018 and 2017 were as follows:

					Total Selling Commissions
	Selling Commissions		Platform Fees		and Platform Fees
	2018	2017	2018	2017	2018	2017

U.S. Feeder	$2,939,263	$3,342,736	$—	$14,937	$2,939,263	$3,357,673
Cayman Feeder	16,484	21,124	—	—	16,484	21,124

Total	$2,955,747	$3,363,860	$—	$14,937	$2,955,747	$3,378,797

Operating Expenses — The Partnership bears expenses including, but not limited to, periodic legal, accounting and filing fees up to an amount equal to 1/4 of 1% per annum of average Partners’ Capital of the Partnership (the “Expense Cap”). Amounts subject to the Expense Cap include expenses incurred at the Partnership level and Cayman Feeder level and the Administration Fee due to the General Partner. The General Partner of the Partnership and the Investment Adviser of the Cayman Feeder bear any excess over such amounts. The Partnership, the U.S. Feeder, and the Cayman Feeder will pay any extraordinary expenses.

The U.S. Feeder bears its own expenses including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the years ended December 31, 2018 and 2017, such operating expenses did not exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital.

Operating expenses related to the Partnership are charged pro-rata to all investors. Operating expenses related to the U.S. Feeder and Cayman Feeder are charged at the Partnership level and allocated only to those respective investors.

For the year ended December 31, 2018 and 2017, operating expenses were as follows:

	Operating Expenses

	2018	2017

Partnership	$632,495	$551,775
U.S. Feeder	401,328	486,931
Cayman Feeder	124,271	124,601
Total	$1,158,094	$1,163,307

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

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2015 to 2018, the General Partner has determined that no reserves for uncertain tax positions were required.

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

During the years ended December 31, 2018 and 2017, there were no transfers of assets or liabilities between Level 1 and Level 2. The following table represents the Partnership’s investments by hierarchical level as of December 31, 2018 and 2017 in valuing the Partnership’s investments at fair value. At December 31, 2018 and 2017, the Partnership held no assets or liabilities classified in Level 3.

Financial assets and liabilities at fair value as of December 31, 2018

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$408,851,724	$—	$408,851,724

Short-Term Money Market Fund*	51,382,381	—	51,382,381
Exchange-traded futures contracts
Energies	10,890,611	—	10,890,611
Grains	864,739	—	864,739
Interest rates	2,402,342	—	2,402,342
Livestock	1,620	—	1,620
Metals	(279,515)	—	(279,515)
Softs	327,357	—	327,357
Stock indices	(856,099)	—	(856,099)

Total exchange-traded futures contracts	13,351,055	—	13,351,055

Over-the-counter forward currency contracts	—	1,317,942	1,317,942

Total futures and forward currency contracts (2)	13,351,055	1,317,942	14,668,997

Total financial assets and liabilities at fair value	$473,585,160	$1,317,942	$474,903,102

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$72,705,286
Investments in U.S. Treasury notes			336,146,438
Total investments in U.S. Treasury notes			$408,851,724

(2)
Net unrealized appreciation on open futures and forward currency contracts			$15,031,193
Net unrealized depreciation on open futures and forward currency contracts			(362,196)
Total net unrealized appreciation on open futures and forward currency contracts			$14,668,997

* The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

Financial assets at fair value as of December 31, 2017

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$486,200,555	$—	$486,200,555

Short-Term Money Market Fund*	75,655,244	—	75,655,244
Exchange-traded futures contracts
Energies	6,169,670	—	6,169,670
Grains	83,621	—	83,621
Interest rates	(5,562,191)	—	(5,562,191)
Livestock	(66,920)	—	(66,920)
Metals	(286,225)	—	(286,225)
Softs	754,846	—	754,846
Stock indices	1,052,656	—	1,052,656

Total exchange-traded futures contracts	2,145,457	—	2,145,457

Over-the-counter forward currency contracts	—	(11,713,535)	(11,713,535)

Total futures and forward currency contracts (2)	2,145,457	(11,713,535)	(9,568,078)

Total financial assets and liabilities at fair value	$564,001,256	$(11,713,535)	$552,287,721

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$127,971,156
Investments in U.S. Treasury notes			358,229,399
Total investments in U.S. Treasury notes			$486,200,555

(2)
Net unrealized appreciation on open futures and forward currency contracts			$2,145,457
Net unrealized depreciation on open futures and forward currency contracts			(11,713,535)
Total net unrealized depreciation on open futures and forward currency contracts			$(9,568,078)

* The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

3.	ADMINISTRATOR AGREEMENT

The Partnership, U.S. Feeder, and Cayman Feeder (collectively, the “Funds”) have engaged SS&C (USA) Inc. (formerly CACEIS (USA) Inc.) (the “Administrator”) to provide certain administrative services for the Funds, including, but not limited to, maintaining the books and records of the Funds and valuation of the Funds’ net asset value.

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

Profit share allocation for the years ended December 31, 2018 and 2017 were as follows:

	Profit Share

	2018	2017

US Feeder	$1,075,724	$1,338,994
Cayman Feeder	3,831,276	2,376,745
Other (1)	68,303	16,962
Total	$4,975,303	$3,732,701

(1) Direct investors in the Partnership

5.	DUE FROM/TO BROKERS

At December 31, 2018 and 2017, due from and due to brokers balances, if any, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively. The due from broker balance also includes cash held as collateral at Bank of America, N.A.

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

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these forward currency contracts is limited to the unrealized gains inherent in such contracts which are recognized in the Statements of Financial Condition plus the value of margin or collateral held in cash and U.S. Treasury Notes by the counterparty. The amount of such credit risk was $35,418,108 and $49,457,913 at December 31, 2018 and 2017, respectively.

The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will in fact succeed in doing so. The General Partner’s market risk control procedures include diversification of the Partnership’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership’s assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Partnership’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Partnership are cleared by major securities firms, pursuant to customer agreements, including Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), SG Americas Securities, LLC., and Merrill Lynch Pierce, Fenner & Smith Inc, collectively the “Futures Clearing Brokers.”. For all forward currency transactions, the Partnership utilizes two prime brokers, Deutsche Bank AG, and Bank of America, N.A. In addition, the Partnership clears trades through Morgan Stanley & Co., LLC (“MS”), utilizing MS as a swap dealer. The Partnership ceased utilizing MS as a swap dealer during October 2018.

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at December 31, 2018 and 2017, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	As of December 31,
	2018		2017
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent	Appreciation	Percent
Currency Type	(Depreciation)	of Total	(Depreciation)	of Total

Australian dollar	$781,325	5.33%	$(671,838)	7.02%
British pound	(203,259)	(1.39)	2,903,486	(30.35)
Canadian dollar	21,819	0.15	47,569	(0.50)
Euro	5,148,929	35.10	(9,368,585)	97.92
Hong Kong dollar	(172,499)	(1.18)	18,681	(0.20)
Japanese yen	392,543	2.68	1,438,203	(15.03)
Korean won	(180)	—	340,400	(3.56)
Malaysian ringgit	48,869	0.33	20,435	(0.21)
Norwegian krone	244,618	1.67	(566,513)	5.92
Polish zloty	(42,562)	(0.29)	151,032	(1.58)
Singapore dollar	(11,181)	(0.08)	25,755	(0.27)
South African rand	42,646	0.29	45,803	(0.48)
Swedish krona	107,384	0.73	(493,314)	5.16
Thai baht	(844)	(0.01)	—	—
Turkish lira	—	—	(557,950)	5.83
U.S. dollar	8,311,389	56.67	(2,901,242)	30.33

Total	$14,668,997	100.00%	$(9,568,078)	100.00%

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

The Partnership engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals, and stock indices. The following were the primary trading risk exposures of the Partnership at December 31, 2018 and 2017, by market sector:

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

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2018 and 2017. Fair value, below, is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2018
					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$—	$(81,910)	$11,259,709	$(287,188)	$10,890,611
Grains	2,660	(90,260)	963,418	(11,079)	864,739
Interest rates	7,566,927	(552,157)	198	(4,612,626)	2,402,342
Livestock	—	—	8,600	(6,980)	1,620
Metals	405,566	(2,704,690)	3,218,169	(1,198,560)	(279,515)
Softs	1,987	—	403,806	(78,436)	327,357
Stock indices	337,899	(652,615)	250,827	(792,210)	(856,099)
Total futures contracts	8,315,039	(4,081,632)	16,104,727	(6,987,079)	13,351,055

Forward currency contracts	6,399,109	(3,665,066)	6,859,413	(8,275,514)	1,317,942

Total futures and forward currency contracts	$14,714,148	$(7,746,698)	$22,964,140	$(15,262,593)	$14,668,997

Fair Value of Futures and Forward Currency Contracts at December 31, 2017
					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$7,084,104	$(17,454)	$115,340	$(1,012,320)	$6,169,670
Grains	100	(20,490)	274,100	(170,089)	83,621
Interest rates	1,344,904	(7,671,980)	829,470	(64,585)	(5,562,191)
Livestock	—	—	6,260	(73,180)	(66,920)
Metals	8,558,331	(66,580)	22,964	(8,800,940)	(286,225)
Softs	357,125	(6,705)	679,252	(274,826)	754,846
Stock indices	4,844,811	(3,197,432)	858,712	(1,453,435)	1,052,656
Total futures contracts	22,189,375	(10,980,641)	2,786,098	(11,849,375)	2,145,457

Forward currency contracts	5,225,346	(3,608,419)	2,226,484	(15,556,946)	(11,713,535)

Total futures and forward currency contracts	$27,414,721	$(14,589,060)	$5,012,582	$(27,406,321)	$(9,568,078)

The effect of trading futures and forward currency contracts is presented on the Statements of Operations for the years ended December 31, 2018 and 2017 as “Net realized gains on closed positions: Futures and forward currency contracts” and “Net change in unrealized: Futures and forward currency contracts.” These trading gains and losses are detailed below:

Trading gains (losses) of futures and forward currency contracts for the years ended December 31, 2018 and 2017

Sector	2018	2017

Futures contracts:
Energies	$51,336,111	$(4,125,803)
Grains	5,171,725	(2,701,652)
Interest rates	17,439,821	(3,601,865)
Livestock	(22,630)	(434,030)
Metals	(8,764,531)	604,208
Softs	915,202	2,476,401
Stock indices	(37,577,174)	67,182,560

Total futures contracts	28,498,524	59,399,819

Forward currency contracts	3,737,160	(28,213,894)

Total futures and forward currency contracts	$32,235,684	$31,185,925

For the years ended December 31, 2018 and 2017, the monthly average number of future contracts bought and sold and the monthly average notional value of forward currency contracts traded are detailed below:

	2018	2017

Average bought	55,477	35,579
Average sold	55,961	34,774
Average notional	$4,775,000,000	$3,685,000,000

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

The following tables summarize the valuation of the Partnership’s investments as of December 31, 2018 and 2017.

Offsetting of derivative assets and liabilities at December 31, 2018
		Gross amounts	Net amounts of
		offset in the	assets presented in
	Gross amounts of	Statement of	the Statement of
Assets	recognized assets	Financial Condition	Financial Condition

Futures contracts
Counterparty C	$3,628,567	$(2,236,487)	$1,392,080
Counterparty I	16,443,433	(7,459,780)	8,983,653
Counterparty J	4,347,766	(1,372,444)	2,975,322
Total futures contracts	24,419,766	(11,068,711)	13,351,055

Forward currency contracts
Counterparty G	5,528,657	(3,848,519)	1,680,138
Total assets	$29,948,423	$(14,917,230)	$15,031,193

		Gross amounts	Net amounts of
		offset in the	liabilities presented in
	Gross amounts of	Statement of	the Statement of
Liabilities	recognized liabilities	Financial Condition	Financial Condition

Forward currency contracts
Counterparty K	$8,092,061	$(7,729,865)	$362,196

Total liabilities	$8,092,061	$(7,729,865)	$362,196

(Continued)

		Amounts Not Offset in the Statement of Financial Condition

	Net amounts of
	Assets
	presented in the
	Statement of Financial	Financial	Collateral
Counterparty	Condition	Instruments	Received(1)(2)	Net Amount(3)

Counterparty C	$1,392,080	$—	$(1,392,080)	$—
Counterparty I	8,983,653	—	(8,983,653)	—
Counterparty J	2,975,322	—	(2,975,322)	—
Counterparty G	1,680,138	—	—	1,680,138
Total	$15,031,193	$—	$(13,351,055)	$1,680,138

		Amounts Not Offset in the Statement of Financial Condition

	Net amounts of
	Liabilities
	presented in the
	Statement of Financial	Financial	Collateral
Counterparty	Condition	Instruments	Pledged(1)(2)	Net Amount(4)

Counterparty K	$362,196	$—	$362,196	$—
Total	$362,196	$—	$362,196	—

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.
(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of liabilities presented in the Statement of Financial Condition, for each respective counterparty.
(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2018.
(4)	Net amount represents the amounts owed by the Partnership to each counterparty as of December 31, 2018.

(Concluded)

Offsetting of derivative assets and liabilities at December 31, 2017
		Gross amounts	Net amounts of
		offset in the	assets presented in
	Gross amounts of	Statement of	the Statement of
Assets	recognized assets	Financial Condition	Financial Condition

Futures contracts
Counterparty C	$8,020,778	$(7,204,167)	$816,611
Counterparty I	16,954,695	(15,625,849)	1,328,846
Total futures contracts	24,975,473	(22,830,016)	2,145,457

Total assets	$24,975,473	$(22,830,016)	$2,145,457

		Gross amounts	Net amounts of
		offset in the	liabilities presented in
	Gross amounts of	Statement of	the Statement of
Liabilities	recognized liabilities	Financial Condition	Financial Condition

Forward currency contracts
Counterparty G	$7,086,206	$(2,515,193)	$4,571,013
Counterparty H	12,079,159	(4,936,637)	7,142,522
Total forward contracts	19,165,365	(7,451,830)	11,713,535

Total liabilities	$19,165,365	$(7,451,830)	$11,713,535

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

The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership. For the years ended December 31, 2018 and 2017, respective ownership percentages of the Partnership are detailed below:

	2018	2017

U.S. Feeder	33.60%	35.47%
Cayman Feeder	55.54	55.14

Total	89.14%	90.61%

The remaining interests are held by direct investors in the Partnership.

The capital withdrawals payable at December 31, 2018 and 2017 were $33,278,277 and $67,862,636, respectively, detailed below.

	2018	2017
Direct investors (1)	$5,018,975	$3,934,700
U.S. Feeder	659,683	1,565,482
Cayman Feeder	27,599,619	62,362,454

Total	$33,278,277	$67,862,636

(1) Includes profit share to the General Partner of $4,993,975 and a limited partner redemption of $25,000, totaling $5,018,975 at December 31, 2018. Includes profit share to the General Partner of $3,734,700 and a limited partner redemption of $200,000, totaling $3,934,700 at December 31, 2017.

10.	SUBSEQUENT EVENTS

During the period from January 1, 2019 to March 19, 2019, contributions of $75,725,082 were made to the Partnership and withdrawals of $59,737,812 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 19, 2019, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required adjustment to or disclosure in the financial statements.