Form 10-K, Exhibit 13
period 2019-12-31
Millburn Multi-Markets Fund L.P.
filed 2020-04-15
CIK 1468910

Exhibit 13.01

Millburn Multi-Markets
Fund L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31,
2019 and 2018, and Report of Independent Registered
Public Accounting Firm

MILLBURN MULTI-MARKETS FUND L.P.

TABLE OF CONTENTS

Page(s)

THIS ANNUAL REPORT IS COMPRISED OF SECTION I CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS FUND L.P. FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018 AND SECTION II, CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P. FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018.

SECTION I

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2019 AND 2018 AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018:	F-2

Statements of Financial Condition	F-2

Statements of Operations	F-3

Statements of Changes in Partners’ Capital	F-4

Statements of Financial Highlights	F-5 – F-6

Notes to Financial Statements	F-7 – F-10

SECTION II — FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P.	F-11

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Fund L.P. as of December 31, 2019 and 2018, including the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2019, are complete and accurate.

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

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Fund L.P. (the “Partnership”), as of December 31, 2019 and 2018, the related statements of operations and changes in partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2019, and the related notes. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Partnership as of December 31, 2019 and 2018, and the results of its operations, the changes in its partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

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

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2019, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

March 20, 2020

We have served as the auditor of one or more Millburn Ridgefield Corporation investment companies since 2004.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2019 AND 2018

	2019	2018
ASSETS

Investment in Millburn Multi-Markets
Trading L.P. (the “Master Fund”)	$191,189,357	$159,519,606
Due from the Master Fund	736,814	659,683
Cash and cash equivalents	2,864,000	2,480,000

Total assets	$194,790,171	$162,659,289

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Capital contributions received in advance	$2,864,000	$2,480,000
Capital withdrawal payable to Limited Partners	736,814	659,683

Total liabilities	3,600,814	3,139,683

PARTNERS’ CAPITAL:
General Partner	3,122,595	2,788,913

Limited partners:
Series A (132,149.4067 and 121,399.2481 units outstanding)	166,972,241	144,621,713
Series B (7,006.4813 and 6,794.4628 units outstanding)	10,343,480	9,305,965
Series C (3,207.8856 and 1,437.1195 units outstanding)	4,831,807	2,008,278
Series D (4,132.1394 and 593.8529 units outstanding)	5,919,234	794,737

Total limited partners	188,066,762	156,730,693

Total partners’ capital	191,189,357	159,519,606

TOTAL	$194,790,171	$162,659,289

NET ASSET VALUE PER UNIT OUTSTANDING:
Series A	$1,263.51	$1,191.29
Series B	$1,476.27	$1,369.64
Series C	$1,506.23	$1,397.43
Series D	$1,432.49	$1,338.27

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018

NET INVESTMENT LOSS

Income — interest income (allocated from the Master Fund)	$3,798,503	$2,732,462

Expenses:
Management fees (see note 4)	3,415,443	3,220,274
Brokerage commissions (allocated from the Master Fund)	917,967	584,765
Selling commissions and platform fees (see note 4)	3,083,970	2,939,263
Operating expenses (see note 5)	578,293	590,508
Custody fees and other expenses (allocated from the Master Fund)	29,669	27,562

Total expenses	8,025,342	7,362,372

Net investment loss	(4,226,839)	(4,629,910)

REALIZED AND UNREALIZED GAINS (LOSSES)
ALLOCATED FROM THE MASTER FUND
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	23,000,241	1,802,699
Foreign exchange translation	(167,733)	109,599
Net change in unrealized:
Futures and forward currency contracts	(5,321,011)	6,841,321
Foreign exchange translation	133,981	(213,944)
Net gains (losses) from U.S. Treasury notes:
Realized	28,729	(35,164)
Net change in unrealized	182,394	170,692

Net realized and unrealized gains allocated from the Master Fund	17,856,601	8,675,203

NET INCOME	13,629,762	4,045,293

LESS PROFIT SHARE ALLOCATION FROM THE MASTER FUND	2,664,064	1,075,724

NET INCOME AFTER PROFIT SHARE	$10,965,698	$2,969,569

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2019 AND 2018

	General	Limited Partners
	Partner	Series A		Series B		Series C		Series D		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount
PARTNERS’ CAPITAL — January 1, 2018	$2,597,268	$163,192,225	140,430.1803	$9,255,157	7,036.0325	$5,310,547	3,956.9329	$49,228	37.5601	$180,404,425

Capital contributions	-	4,251,000	3,819.6169	903,657	698.0114	999,000	771.0349	679,526	556.2928	6,833,183
Capital withdrawals		(24,976,787)	(22,601.8260)	(1,230,726)	(983.5380)	(4,480,058)	(3,461.2940)	-	-	(30,687,571)
Transfers between Series		(277,846)	(248.7231)	54,207	43.9569	223,639	170.4457	-	-	-
Net income (loss)	191,645	3,366,112	-	424,630	-	(19,380)	-	82,286	-	4,045,293
Profit share	-	(932,991)	-	(100,960)	-	(25,470)	-	(16,303)	-	(1,075,724)

PARTNERS’ CAPITAL — December 31, 2018	2,788,913	144,621,713	121,399.2481	9,305,965	6,794.4628	2,008,278	1,437.1195	794,737	593.8529	159,519,606

Capital contributions	-	24,245,369	19,958.3203	1,017,500	732.3428	3,026,843	2,063.5082	4,810,150	3,553.2974	33,099,862
Capital withdrawals		(11,221,354)	(9,208.1617)	(751,777)	(534.8900)	(422,678)	(292.7421)	-	-	(12,395,809)
Transfers between Series		-	-	21,503	14.5657	-	-	(21,503)	(15.0109)	-
Net income	333,682	11,664,001	-	937,753	-	274,513	-	419,813	-	13,629,762
Profit share	-	(2,337,488)	-	(187,464)	-	(55,149)	-	(83,963)	-	(2,664,064)

PARTNERS’ CAPITAL — December 31, 2019	$3,122,595	$166,972,241	132,149.4067	$10,343,480	7,006.4813	$4,831,807	3,207.8856	$5,919,234	4,132.1394	$191,189,357

NET ASSET VALUE PER UNIT — December 31, 2018		$1,191.29		$1,369.64		$1,397.43		$1,338.27

NET ASSET VALUE PER UNIT — December 31, 2019		$1,263.51		$1,476.27		$1,506.23		$1,432.49

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
YEAR ENDED DECEMBER 31, 2019

The following information presents per unit operating performance data for each series for the year ended December 31, 2019.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C	Series D

NET ASSET VALUE PER UNIT — Beginning of year	$1,191.29	$1,369.64	$1,397.43	$1,338.27

GAIN (LOSS) ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(32.83)	(9.75)	(10.55)	(20.62)
Total trading and investing gains (1)	123.69	143.00	147.07	144.52

Net income before profit share allocation from the Master Fund	90.86	133.25	136.52	123.90

Less profit share allocation from the Master Fund (1) (4)	18.64	26.62	27.72	29.68

Net income after profit share allocation from the Master Fund	72.22	106.63	108.80	94.22

NET ASSET VALUE PER UNIT — End of year	$1,263.51	$1,476.27	$1,506.23	$1,432.49

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	7.59%	9.68%	9.71%	9.19%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4)	1.53	1.89	1.92	2.15

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	6.06%	7.79%	7.79%	7.04%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.91%	2.90%	2.92%	3.67%
Profit share allocation from Master Fund (4)	1.53	1.89	1.92	2.15

Total expenses	6.44%	4.79%	4.84%	5.82%

Net investment loss (2) (3)	(2.70)%	(0.69)%	(0.73)%	(1.50)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(3)	Excludes profit share allocation from the Master Fund.
(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
YEAR ENDED DECEMBER 31, 2018

The following information presents per unit operating performance data for each series for the year ended December 31, 2018.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C	Series D

NET ASSET VALUE PER UNIT — Beginning of year	$1,162.09	$1,315.39	$1,342.09	$1,310.65

GAIN (LOSS) ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(34.26)	(13.55)	(15.01)	(21.14)
Total trading and investing gains (1)	70.56	82.00	78.58	88.99

Net income before profit share allocation from the Master Fund	36.30	68.45	63.57	67.85

Less profit share allocation from the Master Fund (1) (4)	7.10	14.20	8.23	40.23

Net income after profit share allocation from the Master Fund	29.20	54.25	55.34	27.62

NET ASSET VALUE PER UNIT — End of year	$1,191.29	$1,369.64	$1,397.43	$1,338.27

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	3.15%	5.23%	4.76%	5.29%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4) (5)	0.64	1.11	0.64	3.18

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	2.51%	4.12%	4.12%	2.11%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.75%	2.74%	2.74%	3.53%
Profit share allocation from Master Fund (4) (5)	0.64	1.11	0.64	3.18

Total expenses	5.39%	3.85%	3.38%	6.71%

Net investment loss (2) (3)	(3.07)%	(1.06)%	(1.16)%	(1.67)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(3)	Excludes profit share allocation from the Master Fund.
(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.
(5)	The timing of capital contributions to the Series D during March through September 2018 resulted in gross dollar profits and a related profit share for the Series prior to the percentage rate of return turning positive for these Units. This resulted in a larger profit share ratio for the Series D compared with the other Series in 2018.

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2019 AND 2018

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

The Partnership offers multiple series of Units, which differ in terms of fees charged at the Master Fund level. Initially, the Partnership offered Series A, Series B and Series C Units. On November 1, 2017, the Partnership offered Series D (collectively, the “Series”) and may offer additional series in the future.

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

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2016 to 2019, for the U.S. Federal jurisdiction, the New York and Connecticut State jurisdictions and the New York City jurisdiction, there are no uncertain tax positions through its investment in the Master Fund. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes.

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

During the years ended December 31, 2019 and 2018, the Partnership invested substantially all of its assets in Millburn Multi-Markets Trading L.P. At December 31, 2019 and 2018, the Partnership’s investment in the Master Fund represents 30.30% and 33.60%, respectively, of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the years ended December 31, 2019 and 2018 consisted of its investment in the Master Fund, all amounts reflected in the Statements of Operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

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

Each Series of Units are allocated management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of a limited partner’s interest and a 20% profit share. Such management fees and profit share are allocated to the limited partners of the Partnership but charged at the Master Fund level. For the years ended December 31, 2019 and 2018, the Partnership incurred Partnership-level management fees of $3,415,443 and $3,220,274, respectively. These amounts are included in the Statements of Operations under “Management fees.” The management fee and profit share are described in more detail in the Master Fund’s financial statements included in Section II of this annual report.

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

The amended terms of the Series issued by the Partnership are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end Net Asset Value of such Series investment; 2) Series B Units and Series C Units, each have the same terms, are subject to management fees and profit share allocable to the General Partner and are not subject to any fees payable to Selling Agents; and 3) Series D Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 0.75% (0.75% per annum) based on the month-end Net Asset Value of such Series investment. For the years ended December 31, 2019 and 2018, there were no Platform Fees. Selling Commissions were as follows:

	Selling Commissions
	2019	2018

Series A Units	$3,054,665	$2,935,404
Series D Units	29,305	3,859
	$3,083,970	$2,939,263

Amounts were charged at the Master Fund level and allocated to applicable Partnership investors only. No amounts were allocated to Series B and Series C Units.

5.	OPERATING EXPENSES

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the years ended December 31, 2019 and 2018, the Partnership incurred Partnership-level administrative and operating expenses of $378,968 and $401,328, respectively. These amounts are included in the Statements of Operations under “Operating expenses.”

6.	DERIVATIVE INSTRUMENTS

The Partnership’s investment in the Master Fund is subject to the market and credit risk of financial instruments which include exchange-traded futures contracts and over-the-counter forward currency contracts. The Partnership bears the risk of loss only to the extent of the fair value of its investment in the Master Fund.

Millburn Ridgefield Corporation, as the General Partner of the Funds, has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will, in fact, succeed in doing so. The limited partners bear the risk of loss only to the extent of the fair value of their respective investments.

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

During the period from January 1, 2020 to March 20, 2020, contributions of $12,210,400 were made to the Partnership and withdrawals of $1,007,834 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 20, 2020, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required adjustment to or disclosure in the financial statements.

******

SECTION II

Millburn Multi-Markets

Trading L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31,
2019 and 2018, and Independent Auditors’ Report

MILLBURN MULTI-MARKETS TRADING L.P.

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Trading L.P., including the Condensed Schedules of Investments, as of December 31, 2019 and 2018, and the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2019, are complete and accurate.

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

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112-0015 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Trading L.P.:

Opinion on the Financial Statements and Financial Highlights

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Trading L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2019 and 2018, the related statements of operations, changes in partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2019, and the related notes. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Partnership as of December 31, 2019 and 2018, and the results of its operations, the changes in its partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

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

We conducted our audits in accordance with the standards of the PCAOB and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2019, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

March 20, 2020

We have served as the auditor of one or more Millburn Ridgefield Corporation investment companies since 2004.

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2019 AND 2018

	2019	2018
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $99,692,940 and $72,751,039)	$99,835,520	$72,705,286
Net unrealized appreciation on open futures and forward currency contracts	5,430,488	15,031,193
Due from brokers	20,430,870	18,741,601
Cash denominated in foreign currencies (cost $31,152,549 and $14,722,589)	31,566,671	14,704,063

Total equity in trading accounts	157,263,549	121,182,143

INVESTMENTS IN U.S. TREASURY NOTES — at fair value (amortized cost $440,349,793 and $336,217,865)	440,688,034	336,146,438

CASH AND CASH EQUIVALENTS	53,997,893	51,632,381

ACCRUED INTEREST RECEIVABLE	2,333,434	823,388

DUE FROM MILLBURN MULTI-MARKETS LTD.	100	196

TOTAL	$654,283,010	$509,784,546

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$5,818,429	$362,196
Cash overdrafts denominated in foreign currencies (cost $0 and $168,198)	-	178,969
Subscriptions in advance	1,565,000	-
Capital withdrawal payable to Limited Partners	736,814	28,284,302
Capital withdrawal payable to General Partner	9,224,590	4,993,975
Management fee payable	798,199	630,458
Selling commissions payable	283,920	244,651
Accrued expenses	254,637	228,272
Due to brokers	4,479,776	-
Commissions and other trading fees on open futures contracts	119,320	37,349

Total liabilities	23,280,685	34,960,172

PARTNERS’ CAPITAL	631,002,325	474,824,374

TOTAL	$654,283,010	$509,784,546

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2019

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
	Partners’ Capital	(Depreciation)

FUTURES AND FORWARD CURRENCY CONTRACTS

FUTURES CONTRACTS
Long futures contracts:
Energies	0.16%	$1,041,056
Grains	0.02	97,048
Interest rates:
2 Year U.S. Treasury Note (300 contracts, settlement date March 2020)	0.00	11,242
5 Year U.S. Treasury Note (612 contracts, settlement date March 2020)	0.00	1,312
Other interest rates	(0.04)	(274,802)

Total interest rates	(0.04)	(262,248)

Livestock	0.00	(560)
Metals	0.30	1,850,831
Softs	0.01	78,535
Stock indices	0.05	334,857

Total long futures contracts	0.50	3,139,519

Short futures contracts:
Energies	0.07	447,160
Grains	(0.17)	(1,053,425)
Interest rates:
10 Year U.S. Treasury Note (773 contracts, settlement date March 2020)	0.00	15,234
Other interest rates	0.35	2,235,084

Total interest rates	0.35	2,250,318

Metals	(0.07)	(432,195)
Softs	(0.01)	(90,206)
Stock indices	0.19	1,169,317

Total short futures contracts	0.36	2,290,969

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	0.86	5,430,488

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	2.22	13,991,397
Total short forward currency contracts	(3.14)	(19,809,826)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	(0.92)	(5,818,429)

TOTAL	(0.06)%	$(387,941)

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2019

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners’ Capital	Fair Value

$178,740,000	U.S. Treasury notes, 1.375%, 02/15/2020	28.32%	$178,698,108
184,140,000	U.S. Treasury notes, 1.500%, 05/15/2020	29.17	184,089,649
177,840,000	U.S. Treasury notes, 1.500%, 08/15/2020	28.17	177,735,797
	Total investments in U.S. Treasury notes
	(amortized cost $540,042,733)	85.66%	$540,523,554

See notes to financial statements.	(Concluded)

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

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2018

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners’ Capital	Fair Value

$101,240,000	U.S. Treasury notes, 0.750%, 02/15/2019	21.28%	$101,030,401
105,540,000	U.S. Treasury notes, 0.875%, 05/15/2019	22.10	104,931,908
99,940,000	U.S. Treasury notes, 0.750%, 08/15/2019	20.81	98,827,387
105,540,000	U.S. Treasury notes, 1.000%, 11/15/2019	21.92	104,062,028
	Total investments in U.S. Treasury notes
	(amortized cost $408,968,904)	86.11%	$408,851,724

See notes to financial statements.	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018

INVESTMENT INCOME — Interest income	$12,584,791	$9,261,155

EXPENSES:
Brokerage commissions	3,054,092	1,976,433
Management fees	8,522,450	8,130,927
Selling commissions	3,095,156	2,955,747
Operating expenses	1,135,541	1,158,094
Custody fees and other expenses	98,119	94,847

Total expenses	15,905,358	14,316,048

NET INVESTMENT LOSS	(3,320,567)	(5,054,893)

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains on closed positions:
Futures and forward currency contracts	72,332,240	7,998,609
Foreign exchange translation	(557,191)	313,161
Net change in unrealized:
Futures and forward currency contracts	(15,056,938)	24,237,075
Foreign exchange translation	443,419	(724,751)
Net gains (losses) from U.S. Treasury notes:
Realized	100,553	(120,524)
Net change in unrealized	598,001	578,410

Total net realized and unrealized gains	57,860,084	32,281,980

NET INCOME	54,539,517	27,227,087

LESS PROFIT SHARE TO GENERAL PARTNER	9,214,564	4,975,303

NET INCOME AFTER PROFIT SHARE TO GENERAL PARTNER	$45,324,953	$22,251,784

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2019 AND 2018

		New Profit
	Limited	Memo	General
	Partners	Account	Partner	Total

PARTNERS’ CAPITAL — January 1, 2018	$507,755,056	$-	$872,493	$508,627,549

Contributions	128,863,012	-	-	128,863,012
Withdrawals	(184,899,299)	-	(4,993,975)	(189,893,274)
Net income	27,141,734	18,672	66,681	27,227,087
General Partner’s allocation — profit share	(4,975,303)	4,975,303	-	-
Transfer of New Profit Memo Account to General Partner	-	(4,993,975)	4,993,975	-
PARTNERS’ CAPITAL — December 31, 2018	473,885,200	-	939,174	474,824,374

Contributions	199,073,445	-	-	199,073,445
Transfers	4,000	-	(4,000)	-
Withdrawals	(88,210,421)	-	(9,224,590)	(97,435,011)
Net income	54,415,274	10,026	114,217	54,539,517
General Partner’s allocation — profit share	(9,214,564)	9,214,564	-	-
Transfer of New Profit Memo Account to General Partner	-	(9,224,590)	9,224,590	-
PARTNERS’ CAPITAL — December 31, 2019	$629,952,934	$-	$1,049,391	$631,002,325

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2019 AND 2018

The following information presents financial highlights of a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and an annual profit share of 20% of Trading Profits (as defined in the Limited Partnership Agreement).

	2019	2018

Total return before General Partner profit share allocation	9.92%	5.54%
Less: General Partner profit share allocation	1.94	1.13

Total return after General Partner profit share allocation	7.98%	4.41%

Ratios to average net asset value:
Expenses (1) (2)	2.68%	2.50%
General Partner profit share allocation	1.94	1.13

Total expenses (1)	4.62%	3.63%

Net investment loss (1) (2)	(0.48)%	(0.81)%

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

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2019 AND 2018

The following information presents financial highlights of Limited Partners as a whole.

	2019	2018

Total return before General Partner profit share allocation	9.81%	5.36%
Less: General Partner profit share allocation	1.62	0.91

Total return after General Partner profit share allocation	8.19%	4.45%

Ratios to average net asset value:
Expenses (1) (2)	2.79%	2.61%
General Partner profit share allocation	1.62	0.91

Total expenses (1)	4.41%	3.52%

Net investment loss (1) (2)	(0.58)%	(0.94)%

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
YEARS ENDED DECEMBER 31, 2019 AND 2018

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

Cash and Cash Equivalents — Cash includes cash held at First Republic Bank. Cash equivalents includes cash and investments in Dreyfus Treasury Prime Cash Management, a short term U.S. government securities money market fund, that is readily convertible to cash and has an original maturity of 90 days or less. The cash balance includes interest earned during December 2019 at the Cayman Feeder and U.S. Feeder in the amount of $7,714 and $765, respectively. These amounts were transferred from the respective Feeder to the Partnership during January 2020.

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

Management Fees — The Agreement provides that the Partnership shall charge the limited partners’ capital accounts and pay the General Partner management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of limited partnership interests. The General Partner retains the right to charge less than the annual management fee rate except as specified in the Agreement. Management fees for the years ended December 31, 2019 and 2018 were as follows:

	Management Fees
	2019	2018

US Feeder	$3,415,443	$3,220,274
Cayman Feeder	4,977,566	4,771,129
Other (1)	129,441	139,524
Total	$8,522,450	$8,130,927

(1)	Direct investors in the Partnership

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum. These selling commissions are charged at the Partnership level but are allocated only to the applicable U.S. Feeder investors. On March 1, 2012, the Cayman Feeder began offering shares that are subject to selling commissions of 2% per annum. For the years ended December 31, 2019 and 2018, selling commissions were as follows:

	Selling Commissions
	2019	2018

U.S. Feeder	$3,083,970	$2,939,263
Cayman Feeder	11,186	16,484

Total	$3,095,156	$2,955,747

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

The U.S. Feeder bears its own expenses including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the years ended December 31, 2019 and 2018, such operating expenses did not exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital.

Operating expenses related to the Partnership are charged pro-rata to all investors. Operating expenses related to the U.S. Feeder and Cayman Feeder are charged at the Partnership level and allocated only to those respective investors.

For the year ended December 31, 2019 and 2018, operating expenses were as follows:

	Operating Expenses
	2019	2018

Partnership	$648,908	$632,495
U.S. Feeder	378,968	401,328
Cayman Feeder	107,665	124,271
Total	$1,135,541	$1,158,094

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

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2016 to 2019, the General Partner has determined that no reserves for uncertain tax positions were required.

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

During the years ended December 31, 2019 and 2018, there were no transfers of assets or liabilities between Level 1 and Level 2. The following table represents the Partnership’s investments by hierarchical level as of December 31, 2019 and 2018 in valuing the Partnership’s investments at fair value. At December 31, 2019 and 2018, the Partnership held no assets or liabilities classified in Level 3.

Financial assets and liabilities at fair value as of December 31, 2019

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$540,523,554	$-	$540,523,554

Short-Term Money Market Fund*	53,739,414	-	53,739,414
Exchange-traded futures contracts
Energies	1,488,216	-	1,488,216
Grains	(956,377)	-	(956,377)
Interest rates	1,988,070	-	1,988,070
Livestock	(560)	-	(560)
Metals	1,418,636	-	1,418,636
Softs	(11,671)	-	(11,671)
Stock indices	1,504,174	-	1,504,174

Total exchange-traded futures contracts	5,430,488	-	5,430,488

Over-the-counter forward currency contracts	-	(5,818,429)	(5,818,429)

Total futures and forward currency contracts (2)	5,430,488	(5,818,429)	(387,941)

Total financial assets and liabilities at fair value	$599,693,456	$(5,818,429)	$593,875,027

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$99,835,520
Investments in U.S. Treasury notes			440,688,034
Total investments in U.S. Treasury notes			$540,523,554

(2)
Net unrealized appreciation on open futures and forward currency contracts			$5,430,488
Net unrealized depreciation on open futures and forward currency contracts			(5,818,429)
Total net unrealized depreciation on open futures and forward currency contracts			$(387,941)

*	The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

Financial assets at fair value as of December 31, 2018

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$408,851,724	$-	$408,851,724

Short-Term Money Market Fund*	51,382,381	-	51,382,381
Exchange-traded futures contracts
Energies	10,890,611	-	10,890,611
Grains	864,739	-	864,739
Interest rates	2,402,342	-	2,402,342
Livestock	1,620	-	1,620
Metals	(279,515)	-	(279,515)
Softs	327,357	-	327,357
Stock indices	(856,099)	-	(856,099)

Total exchange-traded futures contracts	13,351,055	-	13,351,055

Over-the-counter forward currency contracts	-	1,317,942	1,317,942

Total futures and forward currency contracts (2)	13,351,055	1,317,942	14,668,997

Total financial assets and liabilities at fair value	$473,585,160	$1,317,942	$474,903,102

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$72,705,286
Investments in U.S. Treasury notes			336,146,438
Total investments in U.S. Treasury notes			$408,851,724

(2)
Net unrealized appreciation on open futures and forward currency contracts			$15,031,193
Net unrealized depreciation on open futures and forward currency contracts			(362,196)
Total net unrealized appreciation on open futures and forward currency contracts			$14,668,997

*	The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

3.	ADMINISTRATOR AGREEMENT

The Partnership, U.S. Feeder, and Cayman Feeder (collectively, the “Funds”) have engaged SS&C (USA) Inc. (the “Administrator”) to provide certain administrative services for the Funds, including, but not limited to, maintaining the books and records of the Funds and valuation of the Funds’ net asset value.

4.	PROFIT SHARE ALLOCATION

The General Partner’s profit share equal to between 0% and 30% of Trading Profits at the end of each year is charged to the limited partners’ capital accounts. New Trading Profits include realized and unrealized trading profits (losses), interest income, brokerage fees, trading-related expenses and administrative expenses. For limited partners’ withdrawals during the year, the profit share calculation shall be computed as though the withdrawal date was at year-end. Profit share attributable to interests redeemed during a year is tentatively credited to an account maintained for bookkeeping purposes called the New Profit Memo Account. Because limited partners may purchase their partnership interests at different times, they may recognize different amounts of Trading Profits. Each limited partner pays a profit share only on Trading Profits applicable to its partnership interest. Profit share will be determined based on the Trading Profits of each limited partners’ investment in the Partnership as a whole rather than on the Trading Profits of each capital contribution made by a limited partner.

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

Profit share allocation for the years ended December 31, 2019 and 2018 were as follows:

	Profit Share
	2019	2018

US Feeder	$2,664,064	$1,075,724
Cayman Feeder	6,447,171	3,831,276
Other (1)	103,329	68,303
Total	$9,214,564	$4,975,303

(1)	Direct investors in the Partnership

5.	DUE FROM/TO BROKERS

At December 31, 2019 and 2018, due from and due to brokers balances, if any, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively. The due from broker balance also includes cash held as collateral at Bank of America, N.A.

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

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these forward currency contracts is limited to the unrealized gains inherent in such contracts which are recognized in the Statements of Financial Condition plus the value of margin or collateral held in cash and U.S. Treasury Notes by the counterparty. The amount of such credit risk was $55,480,494 and $35,418,108 at December 31, 2019 and 2018, respectively.

The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will in fact succeed in doing so. The General Partner’s market risk control procedures include diversification of the Partnership’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership’s assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Partnership’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Partnership are cleared by major securities firms, pursuant to customer agreements, including Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), SG Americas Securities, LLC., and BofA Securities, Inc. (formerly Merrill Lynch Pierce, Fenner & Smith Inc, collectively the “Futures Clearing Brokers”. For all forward currency transactions, the Partnership utilizes two prime brokers, Deutsche Bank AG, and Bank of America, N.A. In addition, the Partnership clears trades through Morgan Stanley & Co., LLC (“MS”), utilizing MS as a swap dealer. The Partnership ceased utilizing MS as a swap dealer during October 2018.

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at December 31, 2019 and 2018, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	As of December 31,
	2019		2018
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent	Appreciation	Percent
Currency Type	(Depreciation)	of Total	(Depreciation)	of Total

Australian dollar	$113,405	(29.23)%	$781,325	5.33%
Brazilian real	20	(0.01)	-	-
British pound	(137,801)	35.52	(203,259)	(1.39)
Canadian dollar	182,285	(46.99)	21,819	0.15
Euro	1,775,867	(457.77)	5,148,929	35.10
Hong Kong dollar	162,175	(41.80)	(172,499)	(1.18)
Japanese yen	(885,850)	228.35	392,543	2.68
Korean won	765,900	(197.43)	(180)	-
Malaysian ringgit	(29,911)	7.71	48,869	0.33
Norwegian krone	(423,000)	109.04	244,618	1.67
Polish zloty	264,515	(68.18)	(42,562)	(0.29)
Singapore dollar	2,740	(0.71)	(11,181)	(0.08)
South African rand	87,305	(22.50)	42,646	0.29
Swedish krona	112,125	(28.90)	107,384	0.73
Taiwan dollar	(4,145)	1.07	-	-
Thai baht	(3,188)	0.82	(844)	(0.01)
U.S. dollar	(2,370,383)	611.01	8,311,389	56.67

Total	$(387,941)	100.00%	$14,668,997	100.00%

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

The Partnership engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals, and stock indices. The following were the primary trading risk exposures of the Partnership at December 31, 2019 and 2018, by market sector:

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

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2019 and 2018. Fair value, below, is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2019

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$1,656,534	$(615,478)	$454,900	$(7,740)	$1,488,216
Grains	108,438	(11,390)	27,625	(1,081,050)	(956,377)
Interest rates	100,513	(362,761)	2,831,719	(581,401)	1,988,070
Livestock	220	(780)	-	-	(560)
Metals	3,111,912	(1,261,081)	1,384,686	(1,816,881)	1,418,636
Softs	85,545	(7,010)	51,203	(141,409)	(11,671)
Stock indices	1,842,192	(1,507,335)	1,346,994	(177,677)	1,504,174
Total futures contracts	6,905,354	(3,765,835)	6,097,127	(3,806,158)	5,430,488

Forward currency contracts	16,640,916	(2,649,519)	2,433,081	(22,242,907)	(5,818,429)

Total futures and forward currency contracts	$23,546,270	$(6,415,354)	$8,530,208	$(26,049,065)	$(387,941)

Fair Value of Futures and Forward Currency Contracts at December 31, 2018

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$-	$(81,910)	$11,259,709	$(287,188)	$10,890,611
Grains	2,660	(90,260)	963,418	(11,079)	864,739
Interest rates	7,566,927	(552,157)	198	(4,612,626)	2,402,342
Livestock	-	-	8,600	(6,980)	1,620
Metals	405,566	(2,704,690)	3,218,169	(1,198,560)	(279,515)
Softs	1,987	-	403,806	(78,436)	327,357
Stock indices	337,899	(652,615)	250,827	(792,210)	(856,099)
Total futures contracts	8,315,039	(4,081,632)	16,104,727	(6,987,079)	13,351,055

Forward currency contracts	6,399,109	(3,665,066)	6,859,413	(8,275,514)	1,317,942

Total futures and forward currency contracts	$14,714,148	$(7,746,698)	$22,964,140	$(15,262,593)	$14,668,997

The effect of trading futures and forward currency contracts is presented on the Statements of Operations for the years ended December 31, 2019 and 2018 as “Net realized gains on closed positions: Futures and forward currency contracts” and “Net change in unrealized: Futures and forward currency contracts.” These trading gains and losses are detailed below:

Trading gains (losses) of futures and forward currency contracts for the years ended December 31, 2019 and 2018

Sector	2019	2018

Futures contracts:
Energies	$(18,872,478)	$51,336,111
Grains	5,709,589	5,171,725
Interest rates	38,105,109	17,439,821
Livestock	(130,000)	(22,630)
Metals	(689,005)	(8,764,531)
Softs	(2,319,947)	915,202
Stock indices	50,352,316	(37,577,174)

Total futures contracts	72,155,584	28,498,524

Forward currency contracts	(14,880,282)	3,737,160

Total futures and forward currency contracts	$57,275,302	$32,235,684

For the years ended December 31, 2019 and 2018, the monthly average number of future contracts bought and sold and the monthly average notional value of forward currency contracts traded are detailed below:

	2019	2018

Average bought	87,028	55,477
Average sold	88,251	55,961
Average notional	$9,596,000,000	$4,775,000,000

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

The following tables summarize the valuation of the Partnership’s investments as of December 31, 2019 and 2018.

Offsetting of derivative assets and liabilities at December 31, 2019

		Gross amounts	Net amounts of
	Gross amounts of	offset in the	assets presented in
	recognized	Statement of	the Statement of
Assets	assets	Financial Condition	Financial Condition

Futures contracts
Counterparty C	$3,717,018	$(1,875,962)	$1,841,056
Counterparty I	8,233,113	(4,958,504)	3,274,609
Counterparty J	1,052,350	(737,527)	314,823

Total assets	$13,002,481	$(7,571,993)	$5,430,488

		Gross amounts	Net amounts of
	Gross amounts of	offset in the	liabilities presented in
	recognized	Statement of	the Statement of
Liabilities	liabilities	Financial Condition	Financial Condition

Forward currency contracts
Counterparty G	$13,703,550	$(9,104,039)	$4,599,511
Counterparty K	11,188,876	(9,969,958)	1,218,918

Total liabilities	$24,892,426	$(19,073,997)	$5,818,429

(Continued)

	Amounts Not Offset in the Statement of Financial Condition
	Net amounts of
	Assets
	presented in the
Counterparty	Statement of Financial	Financial	Collateral
	Condition	Instruments	Received(1)(2)	Net Amount(3)

Counterparty C	$1,841,056	$-	$(1,841,056)	$-
Counterparty I	3,274,609	-	(3,274,609)	-
Counterparty J	314,823	-	(314,823)	-
Total	$5,430,488	$-	$(5,430,488)	$-

	Amounts Not Offset in the Statement of Financial Condition
	Net amounts of
	Liabilities
	presented in the
Counterparty	Statement of Financial	Financial	Collateral
	Condition	Instruments	Pledged(1)(2)	Net Amount(4)

Counterparty G	$4,599,511	$-	$(4,599,511)	$-
Counterparty K	1,218,918	-	(1,218,918)	-
Total	$5,818,429	$-	$(5,818,429)	-

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.
(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of liabilities presented in the Statement of Financial Condition, for each respective counterparty.
(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2019.
(4)	Net amount represents the amounts owed by the Partnership to each counterparty as of December 31, 2019.

(Concluded)

Offsetting of derivative assets and liabilities at December 31, 2018

		Gross amounts	Net amounts of
	Gross amounts of	offset in the	assets presented in
	recognized	Statement of	the Statement of
Assets	assets	Financial Condition	Financial Condition

Futures contracts
Counterparty C	$3,628,567	$(2,236,487)	$1,392,080
Counterparty I	16,443,433	(7,459,780)	8,983,653
Counterparty J	4,347,766	(1,372,444)	2,975,322
Total futures contracts	24,419,766	(11,068,711)	13,351,055

Forward currency contracts
Counterparty G	5,528,657	(3,848,519)	1,680,138
Total assets	$29,948,423	$(14,917,230)	$15,031,193

		Gross amounts	Net amounts of
	Gross amounts of	offset in the	liabilities presented in
	recognized	Statement of	the Statement of
Liabilities	liabilities	Financial Condition	Financial Condition

Forward currency contracts
Counterparty K	$8,092,061	$(7,729,865)	$362,196

Total liabilities	$8,092,061	$(7,729,865)	$362,196

	Amounts Not Offset in the Statement of Financial Condition
	Net amounts of
	Assets
	presented in the
Counterparty	Statement of Financial	Financial	Collateral
	Condition	Instruments	Received(1)(2)	Net Amount(3)

Counterparty C	$1,392,080	$-	$(1,392,080)	$-
Counterparty I	8,983,653	-	(8,983,653)	-
Counterparty J	2,975,322	-	(2,975,322)	-
Counterparty G	1,680,138	-	-	1,680,138
Total	$15,031,193	$-	$(13,351,055)	$1,680,138

	Amounts Not Offset in the Statement of Financial Condition
	Net amounts of
	Liabilities
	presented in the
Counterparty	Statement of Financial	Financial	Collateral
	Condition	Instruments	Pledged(1)(2)	Net Amount(4)

Counterparty K	$362,196	$-	$362,196	$-
Total	$362,196	$-	$362,196	-

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.
(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of liabilities presented in the Statement of Financial Condition, for each respective counterparty.
(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2018.
(4)	Net amount represents the amounts owed by the Partnership to each counterparty as of December 31, 2018.

8.	FINANCIAL HIGHLIGHTS

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

The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership. For the years ended December 31, 2019 and 2018, respective ownership percentages of the Partnership are detailed below:

	2019	2018

U.S. Feeder	30.30%	33.60%
Cayman Feeder	60.29	55.54

Total	90.59%	89.14%

The remaining interests are held by direct investors in the Partnership.

The capital withdrawals payable at December 31, 2019 and 2018 were $9,961,404 and $33,278,277, respectively, detailed below.

	2019	2018
Direct investors (1)	$9,224,590	$5,018,975
U.S. Feeder	736,814	659,683
Cayman Feeder	-	27,599,619

Total	$9,961,404	$33,278,277

(1)	Includes profit share to the General Partner of $9,224,590 at December 31, 2019. Includes profit share to the General Partner of $4,993,975 and a limited partner redemption of $25,000, totaling $5,018,975 at December 31, 2018.

10.	SUBSEQUENT EVENTS

During the period from January 1, 2020 to March 20, 2020, contributions of $221,314,400 were made to the Partnership and withdrawals of $5,138,002 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 20, 2020, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required adjustment to or disclosure in the financial statements.