Form 10-K, Exhibit 13
period 2020-12-31
Millburn Multi-Markets Fund L.P.
filed 2021-03-30
CIK 1468910

Exhibit 13.1

Millburn Multi-Markets Fund L.P. (A Delaware Limited Partnership) Financial Statements for the Years Ended December 31, 2020 and 2019, and Report of Independent Registered Public Accounting Firm

MILLBURN MULTI-MARKETS FUND L.P.

TABLE OF CONTENTS

Page(s)

THIS ANNUAL REPORT IS COMPRISED OF SECTION I CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS FUND L.P. FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019 AND SECTION II, CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P. FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019.

SECTION I

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION	F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-4

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2020 AND 2019 AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019:

Statements of Financial Condition	F-5

Statements of Operations	F-6

Statements of Changes in Partners’ Capital	F-7

Statements of Financial Highlights	F-8–F-9

Notes to Financial Statements	F-10–F-13

SECTION II — FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P.	F-14

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Fund L.P. as of December 31, 2020 and 2019, including the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2020, are complete and accurate.

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

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Fund L.P. (the “Partnership”), as of December 31, 2020 and 2019, the related statements of operations, changes in partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2020, and the related notes. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Partnership as of December 31, 2020 and 2019, and the results of its operations, the changes in its partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

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

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2020, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Deloitte & Touche LLP
March 18, 2021

We have served as the auditor of one or more Millburn Ridgefield Corporation investment companies since 2004.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2020 AND 2019

	2020	2019
ASSETS

Investment in Millburn Multi-Markets
Trading L.P. (the “Master Fund”)	$139,012,777	$191,189,357
Due from the Master Fund	2,272,143	736,814
Cash and cash equivalents	-	2,864,000

Total assets	$141,284,920	$194,790,171

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Capital contributions received in advance	$-	$2,864,000
Capital withdrawal payable to Limited Partners	2,272,143	736,814

Total liabilities	2,272,143	3,600,814

PARTNERS’ CAPITAL:
General Partner	2,803,226	3,122,595

Limited partners:
Series A (99,597.6414 and 132,149.4067 units outstanding)	108,544,835	166,972,241
Series B (5,720.6069 and 7,006.4813 units outstanding)	7,431,183	10,343,480
Series C (3,029.4662 and 3,207.8856 units outstanding)	4,015,189	4,831,807
Series D (12,963.4335 and 4,132.1394 units outstanding)	16,218,344	5,919,234

Total limited partners	136,209,551	188,066,762

Total partners’ capital	139,012,777	191,189,357

TOTAL	$141,284,920	$194,790,171

NET ASSET VALUE PER UNIT OUTSTANDING:
Series A	$1,089.83	$1,263.51
Series B	$1,299.02	$1,476.27
Series C	$1,325.38	$1,506.23
Series D	$1,251.08	$1,432.49

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

NET INVESTMENT LOSS
Interest income	$5,931	$-
Interest income, net (allocated from the Master Fund)	1,445,023	3,798,503

Total investment income	1,450,954	3,798,503

Expenses:
Management fees (allocated from the Master Fund) (see note 4)	3,148,410	3,415,443
Brokerage commissions (allocated from the Master Fund)	817,597	917,967
Selling commissions and platform fees (allocated from the Master Fund) (see note 4)	2,707,949	3,083,970
Operating expenses (allocated from the Master Fund) (see note 5)	562,898	578,293
Custody fees and other expenses (allocated from the Master Fund)	28,172	29,669

Total expenses	7,265,026	8,025,342

Net investment loss	(5,814,072)	(4,226,839)

REALIZED AND UNREALIZED GAINS (LOSSES)
ALLOCATED FROM THE MASTER FUND
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	(27,502,396)	23,000,241
Foreign exchange transactions	195,956	(167,733)
Net change in unrealized:
Futures and forward currency contracts	4,931,684	(5,321,011)
Foreign exchange translation	62,045	133,981
Net gains (losses) from U.S. Treasury notes:
Realized	223,242	28,729
Net change in unrealized	(138,615)	182,394

Net realized and unrealized gains (losses) allocated from the Master Fund	(22,228,084)	17,856,601

NET INCOME (LOSS)	(28,042,156)	13,629,762

LESS PROFIT SHARE ALLOCATION FROM THE MASTER FUND	-	2,664,064

NET INCOME (LOSS) AFTER PROFIT SHARE	$(28,042,156)	$10,965,698

NET INCOME PER UNIT OUTSTANDING:
Series A	$(173.68)	$72.22
Series B	$(177.25)	$106.63
Series C	$(180.85)	$108.80
Series D	$(181.41)	$94.22

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2020 AND 2019

	General	Limited Partners
	Partner	Series A		Series B		Series C		Series D		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount

PARTNERS’ CAPITAL — January 1, 2019	$2,788,913	$144,621,713	121,399.2481	$9,305,965	6,794.4628	$2,008,278	1,437.1195	$794,737	593.8529	$159,519,606

Capital contributions	-	24,245,369	19,958.3203	1,017,500	732.3428	3,026,843	2,063.5082	4,810,150	3,553.2974	33,099,862
Capital withdrawals		(11,221,354)	(9,208.1617)	(751,777)	(534.8900)	(422,678)	(292.7421)	-	-	(12,395,809)
Transfers between Series		-	-	21,503	14.5657	-	-	(21,503)	(15.0109)	-
Net income	333,682	11,664,001	-	937,753	-	274,513	-	419,813	-	13,629,762
Profit share	-	(2,337,488)	-	(187,464)	-	(55,149)	-	(83,963)	-	(2,664,064)

PARTNERS’ CAPITAL — December 31, 2019	3,122,595	166,972,241	132,149.4067	10,343,480	7,006.4813	4,831,807	3,207.8856	5,919,234	4,132.1394	191,189,357

Capital contributions	-	2,408,900	1,937.3600	150,000	120.8101	150,000	106.9465	11,957,000	9,137.4424	14,665,900
Capital withdrawals		(36,313,448)	(34,489.1253)	(1,751,324)	(1,406.6845)	(363,693)	(285.3659)	(371,859)	(306.1483)	(38,800,324)
Net loss	(319,369)	(24,522,858)	-	(1,310,973)	-	(602,925)	-	(1,286,031)	-	(28,042,156)
Profit share	-	-	-		-	-	-	-	-	-

PARTNERS’ CAPITAL — December 31, 2020	$2,803,226	$108,544,835	99,597.6414	$7,431,183	5,720.6069	$4,015,189	3,029.4662	$16,218,344	12,963.4335	$139,012,777

NET ASSET VALUE PER UNIT — December 31, 2019		$1,263.51		$1,476.27		$1,506.23		$1,432.49

NET ASSET VALUE PER UNIT — December 31, 2020		$1,089.83		$1,299.02		$1,325.38		$1,251.08

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
YEAR ENDED DECEMBER 31, 2020

The following information presents per unit operating performance data for each series for the year ended December 31, 2020.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C	Series D

NET ASSET VALUE PER UNIT — Beginning of year	$1,263.51	$1,476.27	$1,506.23	$1,432.49

LOSS ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(42.52)	(25.17)	(26.03)	(34.83)
Total trading and investing losses (1)	(131.16)	(152.08)	(154.82)	(146.58)

Net loss before profit share allocation from the Master Fund	(173.68)	(177.25)	(180.85)	(181.41)

Less profit share allocation from the Master Fund (1) (4)	-	-	-	-

Net loss after profit share allocation from the Master Fund	(173.68)	(177.25)	(180.85)	(181.41)

NET ASSET VALUE PER UNIT — End of year	$1,089.83	$1,299.02	$1,325.38	$1,251.08

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	(13.75)%	(12.01)%	(12.01)%	(12.66)%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND(4)	-	-	-	-

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	(13.75)%	(12.01)%	(12.01)%	(12.66)%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.89%	2.89%	2.89%	3.64%
Profit share allocation from Master Fund (4)	-	-	-	-

Total expenses	4.89%	2.89%	2.89%	3.64%

Net investment loss (2) (3)	(3.96)%	(1.99)%	(2.02)%	(2.89)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(3)	Excludes profit share allocation from the Master Fund.
(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

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

YEARS ENDED DECEMBER 31, 2020 AND 2019

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

The Partnership offers multiple series of Units, which differ in terms of fees charged at the Master Fund level. Initially, the Partnership offered Series A, Series B and Series C Units. On November 1, 2017, the Partnership offered Series D (collectively, the “Series”) and may offer additional series in the future. A Limited Partner may redeem some or all of its Units as of the end of any month on 15 days’ prior written notice.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The financial statements have been prepared in conformity with accounting principles generally accepted (“U.S. GAAP”) in the United States (“U.S.”) as detailed in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“Codification”).

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

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2017 to 2020, for the U.S. Federal jurisdiction, the New York and Connecticut State jurisdictions and the New York City jurisdiction, there are no uncertain tax positions through its investment in the Master Fund. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes.

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

During the years ended December 31, 2020 and 2019, the Partnership invested substantially all of its assets in Millburn Multi-Markets Trading L.P. At December 31, 2020 and 2019, the Partnership’s investment in the Master Fund represents 25.08% and 30.30%, respectively, of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the years ended December 31, 2020 and 2019 consisted of its investment in the Master Fund, all amounts reflected in the Statements of Operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

The Partnership may make additional contributions to or redemptions from its investment in the Master Fund on a monthly basis subject to approval of the General Partner of the Master Fund.

The General Partner of the Master Fund may have different management fee and profit share allocation agreements for the limited partners of the Partnership as disclosed in the Master Fund’s financial statements included in Section II of this annual report.

4.	MANAGEMENT FEES, SELLING COMMISSIONS, PLATFORM FEES AND PROFIT SHARE

Each Series of Units are allocated management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of a limited partner’s interest and a 20% profit share. Such management fees and profit share are allocated to the limited partners of the Partnership but charged at the Master Fund level. For the years ended December 31, 2020 and 2019, the Partnership incurred Partnership-level management fees of $3,148,410 and $3,415,443, respectively. These amounts are included in the Statements of Operations under “Management fees.” The management fee and profit share are described in more detail in the Master Fund’s financial statements included in Section II of this annual report.

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

The amended terms of the Series issued by the Partnership are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end Net Asset Value of such Series investment; 2) Series B Units and Series C Units, each have the same terms, are subject to management fees and profit share allocable to the General Partner and are not subject to any fees payable to Selling Agents; and 3) Series D Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 0.75% (0.75% per annum) based on the month-end Net Asset Value of such Series investment. For the years ended December 31, 2020 and 2019, there were no Platform Fees. Selling Commissions were as follows:

	Selling Commissions
	2020	2019

Series A Units	$2,604,190	$3,054,665
Series D Units	103,759	29,305
	$2,707,949	$3,083,970

Amounts were charged at the Master Fund level and allocated to applicable Partnership investors only. No amounts were allocated to Series B and Series C Units.

5.	OPERATING EXPENSES

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the years ended December 31, 2020 and 2019, the Partnership incurred Partnership-level administrative and operating expenses of $386,250 and $378,968, respectively. These amounts are included in the Statements of Operations under “Operating expenses.”

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

The General Partner has performed its evaluation of subsequent events through March 18, 2021, the date the financial statements were issued. Based on such evaluation, no events were discovered that required adjustment to or disclosure in the financial statements.

******

SECTION II

Millburn Multi-Markets

Trading L.P.

(A Delaware Limited Partnership)

Financial Statements for the Years Ended December 31,
2020 and 2019, and Independent Auditors’ Report

MILLBURN MULTI-MARKETS TRADING L.P.

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Trading L.P., including the Condensed Schedules of Investments, as of December 31, 2020 and 2019, and the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2020, are complete and accurate.

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

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112-0015 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Trading L.P.:

Opinion on the Financial Statements and Financial Highlights

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Trading L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2020 and 2019, the related statements of operations, changes in partners’ capital and the financial highlights for each of the two years in the period ended December 31, 2020, and the related notes. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Partnership as of December 31, 2020 and 2019, and the results of its operations, the changes in its partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

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

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2020, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Deloitte & Touche LLP

March 18, 2021

We have served as the auditor of one or more Millburn Ridgefield Corporation investment companies since 2004.

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2020 AND 2019

	2020	2019
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $91,546,413 and $99,692,940)	$91,539,195	$99,835,520
Net unrealized appreciation on open futures and forward currency contracts	20,183,485	5,430,488
Due from brokers, net	22,876,161	20,430,870
Cash denominated in foreign currencies (cost $21,945,775 and $31,152,549)	22,644,281	31,566,671

Total equity in trading accounts	157,243,122	157,263,549

INVESTMENTS IN U.S. TREASURY NOTES — at fair value (amortized cost $408,518,267 and $440,349,793)	408,476,105	440,688,034

CASH AND CASH EQUIVALENTS	42,498,650	53,997,893

ACCRUED INTEREST RECEIVABLE	3,523,202	2,333,434

DUE FROM MILLBURN MULTI-MARKETS LTD.	100	100

TOTAL	$611,741,179	$654,283,010

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$125,252	$5,818,429
Subscriptions received in advance	-	1,565,000
Capital withdrawal payable to Limited Partners	53,597,364	736,814
Capital withdrawal payable to General Partner	622,309	9,224,590
Management fee payable	648,347	798,199
Selling commissions payable	196,027	283,920
Accrued expenses	286,761	254,637
Due to brokers, net	1,909,153	4,479,776
Commissions and other trading fees on open futures contracts	108,048	119,320

Total liabilities	57,493,261	23,280,685

PARTNERS’ CAPITAL	554,247,918	631,002,325

TOTAL	$611,741,179	$654,283,010

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2020

	Net Unrealized
	Appreciation
	(Depreciation)	Net
	as a % of Partners’	Unrealized Appreciation
FUTURES AND FORWARD CURRENCY CONTRACTS	Capital	(Depreciation)

FUTURES CONTRACTS
Long futures contracts:
Energies	0.15%	$819,755
Grains	0.60	3,317,996
Interest rates:
2 Year U.S. Treasury Note (400 contracts, settlement date March 2021)	0.00	12,742
5 Year U.S. Treasury Note (2,390 contracts, settlement date March 2021)	0.04	227,326
10 Year U.S. Treasury Note (1,971 contracts, settlement date March 2021)	0.04	201,234
30 Year U.S. Treasury Bond (556 contracts, settlement date March 2021)	0.02	85,906
Other interest rates	0.28	1,560,583

Total interest rates	0.38	2,087,791

Metals	1.13	6,253,013
Softs	0.06	345,995
Stock indices	0.82	4,567,677

Total long futures contracts	3.14	17,392,227

Short futures contracts:
Energies	0.11	591,490
Grains	(0.06)	(347,625)
Interest rates	0.00	(25,918)
Livestock	0.00	(12,760)
Metals	(0.22)	(1,137,354)
Softs	(0.02)	(115,670)
Stock indices	0.14	773,085

Total short futures contracts	(0.05)	(274,752)

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	3.09	17,117,475

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	2.02	11,186,702
Total short forward currency contracts	(1.49)	(8,245,944)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	0.53	2,940,758

TOTAL	3.62%	$20,058,233

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2020

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners’ Capital	Fair Value

$189,080,000	U.S. Treasury notes, 2.250%, 02/15/2021	34.21%	$189,560,086
152,900,000	U.S. Treasury notes, 2.625%, 05/15/2021	27.84	154,306,561
153,640,000	U.S. Treasury notes, 2.750%, 08/15/2021	28.17	156,148,653
	Total investments in U.S. Treasury notes (amortized cost $500,064,680)	90.22%	$500,015,300

See notes to financial statements.	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2019

	Net Unrealized
	Appreciation
	(Depreciation)	Net
	as a % of Partners’	Unrealized Appreciation
FUTURES AND FORWARD CURRENCY CONTRACTS	Capital	(Depreciation)

FUTURES CONTRACTS
Long futures contracts:
Energies	0.16%	$1,041,056
Grains	0.02	97,048
Interest rates:
2 Year U.S. Treasury Note (300 contracts, settlement date March 2020)	0.00	11,242
5 Year U.S. Treasury Note (612 contracts, settlement date March 2020)	0.00	1,312
Other interest rates	(0.04)	(274,802)

Total interest rates	(0.04)	(262,248)

Livestock	0.00	(560)
Metals	0.30	1,850,831
Softs	0.01	78,535
Stock indices	0.05	334,857

Total long futures contracts	0.50	3,139,519

Short futures contracts:
Energies	0.07	447,160
Grains	(0.17)	(1,053,425)
Interest rates:
10 Year U.S. Treasury Note (773 contracts, settlement date March 2020)	0.00	15,234
Other interest rates	0.35	2,235,084

Total interest rates	0.35	2,250,318

Metals	(0.07)	(432,195)
Softs	(0.01)	(90,206)
Stock indices	0.19	1,169,317

Total short futures contracts	0.36	2,290,969

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	0.86	5,430,488

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	2.22	13,991,397
Total short forward currency contracts	(3.14)	(19,809,826)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	(0.92)	(5,818,429)

TOTAL	(0.06)%	$(387,941)

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2019

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners' Capital	Fair Value

$178,740,000	U.S. Treasury notes, 1.375%, 02/15/2020	28.32%	$178,698,108
184,140,000	U.S. Treasury notes, 1.500%, 05/15/2020	29.17	184,089,649
177,840,000	U.S. Treasury notes, 1.500%, 08/15/2020	28.17	177,735,797

	Total investments in U.S. Treasury notes (amortized cost $540,042,733)	85.66%	$540,523,554

See notes to financial statements.	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

INVESTMENT INCOME — Interest income, net	$6,011,434	$12,584,791

EXPENSES:
Brokerage commissions	3,422,934	3,054,092
Management fees	8,923,504	8,522,450
Selling commissions	2,731,894	3,095,156
Operating expenses	1,272,162	1,135,541
Custody fees and other expenses	120,360	98,119

Total expenses	16,470,854	15,905,358

NET INVESTMENT LOSS	(10,459,420)	(3,320,567)

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	(114,346,895)	72,332,240
Foreign exchange transactions	838,679	(557,191)
Net change in unrealized:
Futures and forward currency contracts	20,446,174	(15,056,938)
Foreign exchange translation	284,384	443,419
Net gains (losses) from U.S. Treasury notes:
Realized	943,072	100,553
Net change in unrealized	(530,201)	598,001

Total net realized and unrealized gains (losses)	(92,364,787)	57,860,084

NET INCOME (LOSS)	(102,824,207)	54,539,517

LESS PROFIT SHARE TO GENERAL PARTNER	622,309	9,214,564

NET INCOME (LOSS) AFTER PROFIT SHARE TO GENERAL PARTNER	$(103,446,516)	$45,324,953

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2020 AND 2019

		New Profit
	Limited	Memo	General
	Partners	Account	Partner	Total

PARTNERS’ CAPITAL —January 1, 2019	$473,885,200	$-	$939,174	$474,824,374

Contributions	199,073,445	-	-	199,073,445
Transfers	4,000	-	(4,000)	-
Withdrawals	(88,210,421)	-	(9,224,590)	(97,435,011)
Net income	54,415,274	10,026	114,217	54,539,517
General Partner’s allocation —profit share	(9,214,564)	9,214,564	-	-
Transfer of New Profit Memo Account to General Partner	-	(9,224,590)	9,224,590	-

PARTNERS’ CAPITAL —December 31, 2019	629,952,934	-	1,049,391	631,002,325

Contributions	290,299,100	-	-	290,299,100
Withdrawals	(263,606,991)	-	(622,309)	(264,229,300)
Net loss	(102,719,131)		(105,076)	(102,824,207)
General Partner’s allocation —profit share	(622,309)	622,309	-	-
Transfer of New Profit Memo Account to General Partner	-	(622,309)	622,309	-

PARTNERS’ CAPITAL —December 31, 2020	$553,303,603	$-	$944,315	$554,247,918

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2020 AND 2019

The following information presents financial highlights of a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and an annual profit share of 20% of Trading Profits (as defined in the Limited Partnership Agreement).

	2020	2019

Total return before General Partner profit share allocation	(11.80)%	9.92%
Less: General Partner profit share allocation	-	1.94

Total return after General Partner profit share allocation	(11.80)%	7.98%

Ratios to average net asset value:
Expenses (1) (2)	2.64%	2.68%
General Partner profit share allocation (3)	-	1.94

Total expenses (1)	2.64%	4.62%

Net investment loss (1) (2)	(1.76)%	(0.48)%

Total returns and the ratios to average net asset value are calculated for a Limited Partner. An individual Limited Partner’s total returns and ratios may vary from the above total returns and ratios based on different management fee and General Partner profit share allocation agreements and the timing of contributions and withdrawals.

(1)	Includes the proportionate share of expenses of the U.S. Feeder and Cayman Feeder (as defined in Footnote 1).

(2)	Excludes General Partner profit share allocation.

(3)	In instances of 0.00, value is less than 0.01 when rounded to two decimal places.

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
YEARS ENDED DECEMBER 31, 2020 AND 2019

The following information presents financial highlights of Limited Partners as a whole.

	2020	2019

Total return before General Partner profit share allocation	(10.95)%	9.81%
Less: General Partner profit share allocation	0.09	1.62

Total return after General Partner profit share allocation	(11.04)%	8.19%

Ratios to average net asset value:
Expenses (1) (2)	2.47%	2.79%
General Partner profit share allocation	0.09	1.62

Total expenses (1)	2.56%	4.41%

Net investment loss (1) (2)	(1.56)%	(0.58)%

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
YEARS ENDED DECEMBER 31, 2020 AND 2019

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

Management Fees — The Agreement provides that the Partnership shall charge the limited partners’ capital accounts and pay the General Partner management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of limited partnership interests. The General Partner retains the right to charge less than the annual management fee rate except as specified in the Agreement. Management fees for the years ended December 31, 2020 and 2019 were as follows:

	Management Fees
	2020	2019

US Feeder	$3,148,410	$3,415,443
Cayman Feeder	5,609,122	4,977,566
Other (1)	165,972	129,441
Total	$8,923,504	$8,522,450

(1)	Direct investors in the Partnership

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum. These selling commissions are charged at the Partnership level but are allocated only to the applicable U.S. Feeder investors. On March 1, 2012, the Cayman Feeder began offering shares that are subject to selling commissions of 2% per annum. For the years ended December 31, 2020 and 2019, selling commissions were as follows:

	Selling Commissions
	2020	2019

U.S. Feeder	$2,707,949	$3,083,970
Cayman Feeder	23,945	11,186

Total	$2,731,894	$3,095,156

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

The U.S. Feeder bears its own expenses including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the years ended December 31, 2020 and 2019, such operating expenses did not exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital.

Operating expenses related to the Partnership are charged pro-rata to all investors. Operating expenses related to the U.S. Feeder and Cayman Feeder are charged at the Partnership level and allocated only to those respective investors.

For the year ended December 31, 2020 and 2019, operating expenses were as follows:

	Operating Expenses
	2020	2019

Partnership	$732,611	$648,908
U.S. Feeder	386,250	378,968
Cayman Feeder	153,301	107,665
Total	$1,272,162	$1,135,541

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

Income Taxes (Topic 740) of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2017 to 2020, the General Partner has determined that no reserves for uncertain tax positions were required.

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

During the years ended December 31, 2020 and 2019, there were no transfers of assets or liabilities between Level 1 and Level 2. The following table represents the Partnership’s investments by hierarchical level as of December 31, 2020 and 2019 in valuing the Partnership’s investments at fair value. At December 31, 2020 and 2019, the Partnership held no assets or liabilities classified in Level 3.

Financial assets and liabilities at fair value as of December 31, 2020

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$500,015,300	$-	$500,015,300

Short-Term Money Market Fund*	42,248,650	-	42,248,650
Exchange-traded futures contracts
Energies	1,411,245	-	1,411,245
Grains	2,970,371	-	2,970,371
Interest rates	2,061,873	-	2,061,873
Livestock	(12,760)	-	(12,760)
Metals	5,115,659	-	5,115,659
Softs	230,325	-	230,325
Stock indices	5,340,762	-	5,340,762

Total exchange-traded futures contracts	17,117,475	-	17,117,475

Over-the-counter forward currency contracts	-	2,940,758	2,940,758

Total futures and forward currency contracts (2)	17,117,475	2,940,758	20,058,233

Total financial assets and liabilities at fair value	$559,381,425	$2,940,758	$562,322,183

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$91,539,195
Investments in U.S. Treasury notes			408,476,105
Total investments in U.S. Treasury notes			$500,015,300

(2)
Net unrealized appreciation on open futures and forward currency contracts			$20,183,485
Net unrealized depreciation on open futures and forward currency contracts			(125,252)
Total net unrealized appreciation on open futures and forward currency contracts			$20,058,233

* The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

Financial assets and liabilities at fair value as of December 31, 2019

	Level 1	Level 2	Total

U.S. Treasury notes (1)	$540,523,554	$-	$540,523,554

Short-Term Money Market Fund*	53,739,414	-	53,739,414
Exchange-traded futures contracts
Energies	1,488,216	-	1,488,216
Grains	(956,377)	-	(956,377)
Interest rates	1,988,070	-	1,988,070
Livestock	(560)	-	(560)
Metals	1,418,636	-	1,418,636
Softs	(11,671)	-	(11,671)
Stock indices	1,504,174	-	1,504,174

Total exchange-traded futures contracts	5,430,488	-	5,430,488

Over-the-counter forward currency contracts	-	(5,818,429)	(5,818,429)

Total futures and forward currency contracts (2)	5,430,488	(5,818,429)	(387,941)

Total financial assets and liabilities at fair value	$599,693,456	$(5,818,429)	$593,875,027

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$99,835,520
Investments in U.S. Treasury notes			440,688,034
Total investments in U.S. Treasury notes			$540,523,554

(2)
Net unrealized appreciation on open futures and forward currency contracts			$5,430,488
Net unrealized depreciation on open futures and forward currency contracts			(5,818,429)
Total net unrealized depreciation on open futures and forward currency contracts			$(387,941)

*	The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

3.	ADMINISTRATOR AGREEMENT

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

Profit share allocation for the years ended December 31, 2020 and 2019 were as follows:

	Profit Share
	2020	2019

US Feeder	$-	$2,664,064
Cayman Feeder	505,336	6,447,171
Other (1)	116,973	103,329
Total	$622,309	$9,214,564

(1)	Direct investors in the Partnership

5.	DUE FROM/TO BROKERS

At December 31, 2020 and 2019, due from and due to brokers balances, if any, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively. The due from broker balance also includes cash held as collateral at Bank of America, N.A.

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

Since the mid-1990s, the world has seen a number of outbreaks of new viral illnesses of varying severity, including avian flus, Severe Acute Respiratory Syndrome (SARS), Middle East Respiratory Syndrome (MERS), the H1N1 Flu (Swine Flu), and COVID-19 caused by the novel Coronavirus known as SARS–CoV-2. The responses to these outbreaks have varied as has their impact on human health, local economies and the global economy, and it is impossible at the outset of any such outbreak to estimate accurately what the ultimate impact of any such outbreak will be. Protective measures taken by governments and the private sector, including the General Partner, to mitigate the spread of any such illness, including travel restrictions and outright bans, mandatory business closures, quarantines, and work-from-home arrangements, may lead to, or may be expected to lead to, wide spread economic damage, resulting in severe disruptions in the markets in which the Partnership trades and, potentially, adversely affecting the Partnership’s profit potential; and the spread of any such illness within the offices of the General Partner, the Partnership’s service providers, and/or the exchanges and other components of market infrastructure could severely impair the operational capabilities of the General Partner, the Partnership’s service providers or various markets themselves resulting in harm to the Partnership’s business and its operating results.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these forward currency contracts is limited to the unrealized gains inherent in such contracts which are recognized in the Statements of Financial Condition plus the value of margin or collateral held in cash and U.S. Treasury Notes by the counterparty. The amount of such credit risk was $47,021,416 and $55,480,494 at December 31, 2020 and 2019, respectively.

The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will in fact succeed in doing so. The General Partner’s market risk control procedures include diversification of the Partnership’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership’s assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Partnership’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Partnership are cleared by major securities firms, pursuant to customer agreements, including Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), Goldman Sachs & Co., and BofA Securities, Inc. (formerly Merrill Lynch Pierce, Fenner & Smith Inc), collectively the “Futures Clearing Brokers”. The Partnership ceased clearing trades through SG Americas Securities, LLC. during November 2020. For all forward currency transactions, the Partnership utilizes two prime brokers, Deutsche Bank AG, and Bank of America, N.A.

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at December 31, 2020 and 2019, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	As of December 31,
	2020		2019
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent	Appreciation	Percent
Currency Type	(Depreciation)	of Total	(Depreciation)	of Total

Australian dollar	$114,388	0.57%	$113,405	(29.23)%
Brazilian real	15,123	0.08	20	(0.01)
British pound	575,236	2.87	(137,801)	35.52
Canadian dollar	266,411	1.33	182,285	(46.99)
Euro	353,192	1.76	1,775,867	(457.77)
Hong Kong dollar	1,924,362	9.59	162,175	(41.80)
Japanese yen	(11,111)	(0.06)	(885,850)	228.35
Korean won	-	-	765,900	(197.43)
Malaysian ringgit	(3,157)	(0.02)	(29,911)	7.71
Norwegian krone	172,312	0.86	(423,000)	109.04
Polish zloty	35,226	0.18	264,515	(68.18)
Singapore dollar	14,315	0.07	2,740	(0.71)
South African rand	(3,522)	(0.02)	87,305	(22.50)
Swedish krona	(228,598)	(1.14)	112,125	(28.90)
Taiwan dollar	23,145	0.12	(4,145)	1.07
Thai baht	(5,437)	(0.03)	(3,188)	0.82
U.S. dollar	16,816,348	83.84	(2,370,383)	611.01

Total	$20,058,233	100.00%	$(387,941)	100.00%

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

The Partnership engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals, and stock indices. The following were the primary trading risk exposures of the Partnership at December 31, 2020 and 2019, by market sector:

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

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2020 and 2019. Fair value, below, is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2020

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$951,320	$(131,565)	$854,540	$(263,050)	$1,411,245
Grains	3,318,296	(300)	-	(347,625)	2,970,371
Interest rates	2,550,872	(463,081)	-	(25,918)	2,061,873
Livestock	-	-	1,910	(14,670)	(12,760)
Metals	7,202,141	(949,128)	737,287	(1,874,641)	5,115,659
Softs	346,947	(952)	2,090	(117,760)	230,325
Stock indices	5,173,445	(605,768)	795,375	(22,290)	5,340,762
Total futures contracts	19,543,021	(2,150,794)	2,391,202	(2,665,954)	17,117,475

Forward currency contracts	14,163,798	(2,977,096)	3,203,228	(11,449,172)	2,940,758

Total futures and forward currency contracts	$33,706,819	$(5,127,890)	$5,594,430	$(14,115,126)	$20,058,233

Fair Value of Futures and Forward Currency Contracts at December 31, 2019

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$1,656,534	$(615,478)	$454,900	$(7,740)	$1,488,216
Grains	108,438	(11,390)	27,625	(1,081,050)	(956,377)
Interest rates	100,513	(362,761)	2,831,719	(581,401)	1,988,070
Livestock	220	(780)	-	-	(560)
Metals	3,111,912	(1,261,081)	1,384,686	(1,816,881)	1,418,636
Softs	85,545	(7,010)	51,203	(141,409)	(11,671)
Stock indices	1,842,192	(1,507,335)	1,346,994	(177,677)	1,504,174
Total futures contracts	6,905,354	(3,765,835)	6,097,127	(3,806,158)	5,430,488

Forward currency contracts	16,640,916	(2,649,519)	2,433,081	(22,242,907)	(5,818,429)

Total futures and forward currency contracts	$23,546,270	$(6,415,354)	$8,530,208	$(26,049,065)	$(387,941)

The effect of trading futures and forward currency contracts is presented on the Statements of Operations for the years ended December 31, 2020 and 2019 as “Net realized gains on closed positions: Futures and forward currency contracts” and “Net change in unrealized: Futures and forward currency contracts.” These trading gains and losses are detailed below:

Trading gains (losses) of futures and forward currency contracts for the years ended December 31, 2020 and 2019

Sector	2020	2019

Futures contracts:
Energies	$19,671,270	$(18,872,478)
Grains	6,792,979	5,709,589
Interest rates	(31,940,798)	38,105,109
Livestock	1,908,210	(130,000)
Metals	3,326,401	(689,005)
Softs	(2,098,002)	(2,319,947)
Stock indices	(120,979,734)	50,352,316

Total futures contracts	(123,319,674)	72,155,584

Forward currency contracts	29,418,953	(14,880,282)

Total futures and forward currency contracts	$(93,900,721)	$57,275,302

For the years ended December 31, 2020 and 2019, the monthly average number of future contracts bought and sold and the monthly average notional value of forward currency contracts traded are detailed below:

	2020	2019

Average bought	103,440	87,028
Average sold	100,852	88,251
Average notional	$7,540,000,000	$9,596,000,000

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

The following tables summarize the valuation of the Partnership’s investments as of December 31, 2020 and 2019.

Offsetting of derivative assets and liabilities at December 31, 2020

			Net amounts of
		Gross amounts offset in the	assets presented in the
	Gross amounts of	Statement of	Statement of
Assets	recognized assets	Financial Condition	Financial Condition

Futures contracts
Counterparty C	$7,424,604	$(845,191)	$6,579,413
Counterparty J	2,079,575	(195,917)	1,883,658
Counterparty L	12,430,044	(3,775,640)	8,654,404
Total futures contracts	21,934,223	(4,816,748)	17,117,475

Forward currency contracts
Counterparty G	8,394,326	(5,328,316)	3,066,010

Total assets	$30,328,549	$(10,145,064)	$20,183,485

			Net amounts of
		Gross amounts offset in the	liabilities presented in the
	Gross amounts of	Statement of	Statement of
Liabilities	recognized liabilities	Financial Condition	Financial Condition

Forward currency contracts
Counterparty K	$9,097,952	$(8,972,700)	$125,252

Total liabilities	$9,097,952	$(8,972,700)	$125,252

(Continued)

	Net amounts of
	Assets presented in the	Amounts Not Offset in the Statement
	Statement	of Financial Condition
	of Financial	Financial	Collateral
Counterparty	Condition	Instruments	Received(1)(2)	Net Amount(3)

Counterparty C	$6,579,413	$-	$(6,579,413)	$-
Counterparty J	1,883,658	-	(1,883,658)	-
Counterparty L	8,654,404	-	(8,654,404)	-
Counterparty G	3,066,010	-	-	3,066,010
Total	$20,183,485	$-	$(17,117,475)	$3,066,010

	Net amounts of
	Liabilities presented in the	Amounts Not Offset in the Statement
	Statement	of Financial Condition
	of Financial	Financial	Collateral
Counterparty	Condition	Instruments	Pledged(1)(2)	Net Amount(4)

Counterparty K	$125,252	-	$(125,252)	-
Total	$125,252	$-	$(125,252)	-

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.
(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of liabilities presented in the Statement of Financial Condition, for each respective counterparty.
(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2020.
(4)	Net amount represents the amounts owed by the Master Fund to each counterparty as of December 31, 2020.

(Concluded)

Offsetting of derivative assets and liabilities at December 31, 2019

			Net amounts of
		Gross amounts offset in the	assets presented in the
	Gross amounts of	Statement of	Statement of
Assets	recognized assets	Financial Condition	Financial Condition

Futures contracts
Counterparty C	$3,717,018	$(1,875,962)	$1,841,056
Counterparty I	8,233,113	(4,958,504)	3,274,609
Counterparty J	1,052,350	(737,527)	314,823

Total assets	$13,002,481	$(7,571,993)	$5,430,488

			Net amounts of
		Gross amounts offset in the	liabilities presented in the
	Gross amounts of	Statement of	Statement of
Liabilities	recognized liabilities	Financial Condition	Financial Condition

Forward currency contracts
Counterparty G	$13,703,550	$(9,104,039)	$4,599,511
Counterparty K	11,188,876	(9,969,958)	1,218,918

Total liabilities	$24,892,426	$(19,073,997)	$5,818,429

(Continued)

	Net amounts of
	Assets presented in the	Amounts Not Offset in the Statement
	Statement	of Financial Condition
	of Financial	Financial	Collateral
Counterparty	Condition	Instruments	Received(1)(2)	Net Amount(3)

Counterparty C	$1,841,056	$-	$(1,841,056)	$-
Counterparty I	3,274,609	-	(3,274,609)	-
Counterparty J	314,823	-	(314,823)	-
Total	$5,430,488	$-	$(5,430,488)	$-

	Net amounts of
	Liabilities presented in the	Amounts Not Offset in the Statement
	Statement	of Financial Condition
	of Financial	Financial	Collateral
Counterparty	Condition	Instruments	Pledged(1)(2)	Net Amount(4)

Counterparty G	$4,599,511	$-	$(4,599,511)	$-
Counterparty K	1,218,918	-	(1,218,918)	-
Total	$5,818,429	$-	$(5,818,429)	$-

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.
(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of liabilities presented in the Statement of Financial Condition, for each respective counterparty.
(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2019.
(4)	Net amount represents the amounts owed by the Partnership to each counterparty as of December 31, 2019.

(Concluded)

8.	FINANCIAL HIGHLIGHTS

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

The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership. For the years ended December 31, 2020 and 2019, respective ownership percentages of the Partnership are detailed below:

	2020	2019

U.S. Feeder	25.08%	30.30%
Cayman Feeder	65.81	60.29

Total	90.89%	90.59%

The remaining interests are held by direct investors in the Partnership.

The capital withdrawals payable at December 31, 2020 and 2019 were $54,219,673 and $9,961,404, respectively, detailed below.

	2020	2019
Direct investors (1)	$990,861	$9,224,590
U.S. Feeder	2,272,143	736,814
Cayman Feeder	50,956,669	-

Total	$54,219,673	$9,961,404

(1)	Includes profit share to the General Partner of $622,309 and a limited partner redemption of $368,552, totaling $990,861 at December 31, 2020. Includes profit share to the General Partner of $9,224,590 at December 31, 2019.

During February 2020, the Cayman Feeder created a new GBP share class. As the Cayman Feeder determines its net asset value in U.S. dollars and the GBP share class’s functional currency is British Pound Sterling, an investment in the GBP share class involves exchange-rate risk. It’s the Master Fund’s general practice to enter into a one-month forward currency contract at the beginning of each month for the purpose of hedging the GBP share class’ beginning of month exposure to U.S. dollars. Hedging the Cayman Feeder’s GBP share class exposure to U.S. dollars takes place at the Master Fund level. In the event of mid-month investor subscriptions or redemptions, the Master Fund may increase or decrease its hedge by entering into one or more additional forward currency contracts. The Master Fund may or may not adjust the hedge during a month for profits and losses. All gains and losses and all expenses of such currency hedging will be allocated at the Master Fund level to the Class GBP Shares.

10.	SUBSEQUENT EVENTS

The General Partner has performed its evaluation of subsequent events through March 18, 2021, the date the financial statements were issued. Based on such evaluation, no events were discovered that required adjustment to or disclosure in the financial statements.