Form 10-K, Exhibit 13
period 2021-12-31
Millburn Multi-Markets Fund L.P.
filed 2022-03-31
CIK 1468910

Exhibit 13.1

Millburn Multi-Markets Fund L.P.

(A Delaware Limited Partnership)

Financial Statements as of and for the Years Ended
December 31, 2021 and 2020, and Report of Independent
Registered Public Accounting Firm

MILLBURN MULTI-MARKETS FUND L.P.

TABLE OF CONTENTS

Page(s)
THIS ANNUAL REPORT IS COMPRISED OF SECTION I CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS FUND L.P. FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020 AND SECTION II, CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P. FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020.

SECTION I

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION	F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-4

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2021 AND 2020 AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020:

Statements of Financial Condition	F-5

Statements of Operations	F-6

Statements of Changes in Partners’ Capital	F-7

Statements of Financial Highlights	F-8–F-9

Notes to Financial Statements	F-10–F-13

SECTION II — FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P.	F-14

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Fund L.P. as of December 31, 2021 and 2020, including the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2021, are complete and accurate.

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

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Fund L.P. (the “Partnership”), as of December 31, 2021 and 2020, the related statements of operations, changes in partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2021, and the related notes. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Partnership as of December 31, 2021 and 2020, and the results of its operations, the changes in its partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

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

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2021, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

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

March 21, 2022

We have served as the auditor of one or more Millburn Ridgefield Corporation investment companies since 2004.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2021 AND 2020

	2021	2020
ASSETS
Investment in Millburn Multi-Markets
Trading L.P. (the “Master Fund”)	$128,076,157	$139,012,777
Due from the Master Fund	1,449,036	2,272,143

Total assets	$129,525,193	$141,284,920

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Capital withdrawal payable to Limited Partners	$1,049,036	$2,272,143
Capital withdrawal payable to General Partner	400,000	-

Total liabilities	1,449,036	2,272,143

PARTNERS’ CAPITAL:
General Partner	2,667,014	2,803,226

Limited partners:
Series A (91,525.4967 and 99,597.6414 units outstanding)	105,051,882	108,544,835
Series B (4,982.8851 and 5,720.6069 units outstanding)	6,954,675	7,431,183
Series C (2,436.2995 and 3,029.4662 units outstanding)	3,469,370	4,015,189
Series D (7,448.6560 and 12,963.4335 units outstanding)	9,933,216	16,218,344

Total limited partners	125,409,143	136,209,551

Total partners’ capital	128,076,157	139,012,777

TOTAL	$129,525,193	$141,284,920

NET ASSET VALUE PER UNIT OUTSTANDING:
Series A	$1,147.79	$1,089.83
Series B	$1,395.71	$1,299.02
Series C	$1,424.03	$1,325.38
Series D	$1,333.56	$1,251.08

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
NET INVESTMENT LOSS
Interest income	$7	$5,931
Interest income, net (allocated from the Master Fund)	40,912	1,445,023

Total investment income	40,919	1,450,954

Expenses:
Management fees (allocated from the Master Fund) (see note 4)	2,403,587	3,148,410
Brokerage commissions (allocated from the Master Fund)	877,605	817,597
Selling commissions and platform fees (allocated from the Master Fund) (see note 4)	2,267,616	2,707,949
Operating expenses (allocated from the Master Fund) (see note 5)	513,311	562,898
Custody fees and other expenses (allocated from the Master Fund)	22,676	28,172

Total expenses	6,084,795	7,265,026

Net investment loss	(6,043,876)	(5,814,072)

REALIZED AND UNREALIZED GAINS (LOSSES)
ALLOCATED FROM THE MASTER FUND
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	20,151,000	(27,502,396)
Foreign exchange transaction	(295,854)	195,956
Net change in unrealized:
Futures and forward currency contracts	(5,511,606)	4,931,684
Foreign exchange translation	(200,414)	62,045
Net gains (losses) from U.S. Treasury notes:
Realized	(6,115)	223,242
Net change in unrealized	(17,293)	(138,615)

Net realized and unrealized gains (losses) allocated from the Master Fund	14,119,718	(22,228,084)

NET INCOME (LOSS)	8,075,842	(28,042,156)

LESS PROFIT SHARE ALLOCATION FROM THE MASTER FUND	43,071	-

NET INCOME (LOSS) AFTER PROFIT SHARE	$8,032,771	$(28,042,156)

NET INCOME (LOSS) PER UNIT OUTSTANDING:
Series A	$57.96	$(173.68)
Series B	$96.69	$(177.25)
Series C	$98.65	$(180.85)
Series D	$82.48	$(181.41)

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

YEARS ENDED DECEMBER 31, 2021 AND 2020

		Limited Partners
	General
	Partner	Series A		Series B		Series C		Series D		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount
PARTNERS’ CAPITAL — January 1, 2020	$3,122,595	$166,972,241	132,149.4067	$10,343,480	7,006.4813	$4,831,807	3,207.8856	$5,919,234	4,132.1394	$191,189,357

Capital contributions	-	2,408,900	1,937.3600	150,000	120.8101	150,000	106.9465	11,957,000	9,137.4424	14,665,900
Capital withdrawals	-	(36,313,448)	(34,489.1253)	(1,751,324)	(1,406.6845)	(363,693)	(285.3659)	(371,859)	(306.1483)	(38,800,324)
Net loss	(319,369)	(24,522,858)	-	(1,310,973)	-	(602,925)	-	(1,286,031)	-	(28,042,156)
Profit share	-	-	-	-	-	-	-	-	-	-

PARTNERS’ CAPITAL — December 31, 2020	2,803,226	108,544,835	99,597.6414	7,431,183	5,720.6069	4,015,189	3,029.4662	16,218,344	12,963.4335	139,012,777

Capital contributions	-	2,419,000	2,088.3450	-	-	350,000	244.6970	1,559,000	1,142.3470	4,328,000
Capital withdrawals	(400,000)	(11,604,715)	(10,160.4897)	(1,006,449)	(737.7218)	(1,184,513)	(837.8637)	(9,101,714)	(6,657.1245)	(23,297,391)
Net income	263,788	5,692,762	-	529,941	-	288,694	-	1,300,657	-	8,075,842
Profit share	-	-	-	-	-	-	-	(43,071)	-	(43,071)

PARTNERS’ CAPITAL — December 31, 2021	$2,667,014	$105,051,882	91,525.4967	$6,954,675	4,982.8851	$3,469,370	2,436.2995	$9,933,216	7,448.6560	$128,076,157

NET ASSET VALUE PER UNIT — December 31, 2020		$1,089.83		$1,299.02		$1,325.38		$1,251.08

NET ASSET VALUE PER UNIT — December 31, 2021		$1,147.79		$1,395.71		$1,424.03		$1,333.56

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS

YEAR ENDED DECEMBER 31, 2021

The following information presents per unit operating performance data for each series for the year ended December 31, 2021.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C	Series D
NET ASSET VALUE PER UNIT — Beginning of year	$1,089.83	$1,299.02	$1,325.38	$1,251.08

GAIN (LOSS) ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(55.78)	(39.33)	(40.12)	(47.66)
Total trading and investing gains (1)	113.74	136.02	138.77	134.81

Net income before profit share allocation from the Master Fund	57.96	96.69	98.65	87.15

Less profit share allocation from the Master Fund (1) (4)	-	-	-	4.67

Net income after profit share allocation from the Master Fund	57.96	96.69	98.65	82.48

NET ASSET VALUE PER UNIT — End of year	$1,147.79	$1,395.71	$1,424.03	$1,333.56

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	5.32%	7.44%	7.44%	6.94%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4)	-	-	-	0.35

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	5.32%	7.44%	7.44%	6.59%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.87%	2.86%	2.86%	3.63%
Profit share allocation from Master Fund (4)	-	-	-	0.35

Total expenses	4.87%	2.86%	2.86%	3.98%

Net investment loss (2) (3)	(4.84)%	(2.83)%	(2.83)%	(3.59)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(3)	Excludes profit share allocation from the Master Fund.
(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS

YEAR ENDED DECEMBER 31, 2020

The following information presents per unit operating performance data for each series for the year ended December 31, 2020.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C	Series D
NET ASSET VALUE PER UNIT — Beginning of year	$1,263.51	$1,476.27	$1,506.23	$1,432.49

LOSS ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(42.52)	(25.17)	(26.03)	(34.83)
Total trading and investing losses (1)	(131.16)	(152.08)	(154.82)	(146.58)

Net loss before profit share allocation from the Master Fund	(173.68)	(177.25)	(180.85)	(181.41)

Less profit share allocation from the Master Fund (1) (4)	-	-	-	-

Net loss after profit share allocation from the Master Fund	(173.68)	(177.25)	(180.85)	(181.41)

NET ASSET VALUE PER UNIT — End of year	$1,089.83	$1,299.02	$1,325.38	$1,251.08

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	(13.75)%	(12.01)%	(12.01)%	(12.66)%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4)	-	-	-	-

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	(13.75)%	(12.01)%	(12.01)%	(12.66)%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.89%	2.89%	2.89%	3.64%
Profit share allocation from Master Fund (4)	-	-	-	-

Total expenses	4.89%	2.89%	2.89%	3.64%

Net investment loss (2) (3)	(3.96)%	(1.99)%	(2.02)%	(2.89)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.

(3)	Excludes profit share allocation from the Master Fund.

(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

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

The Income Taxes topic of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2018 to 2021, for the U.S. Federal jurisdiction, the New York and Connecticut State jurisdictions and the New York City jurisdiction, there are no uncertain tax positions through its investment in the Master Fund. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes.

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

During the years ended December 31, 2021 and 2020, the Partnership invested substantially all of its assets in Millburn Multi-Markets Trading L.P. At December 31, 2021 and 2020, the Partnership’s investment in the Master Fund represents 32.02% and 25.08%, respectively, of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the years ended December 31, 2021 and 2020 consisted of its investment in the Master Fund, all amounts reflected in the Statements of Operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

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

Each Series of Units are allocated management fees at a fixed rate of 0.146% per month of net asset value (1.75% per annum, fee reduced to 1.75% from 2.00%, effective April 1, 2021) of a limited partner’s interest and a 20% profit share. Such management fees and profit share are allocated to the limited partners of the Partnership but charged at the Master Fund level. For the years ended December 31, 2021 and 2020, the Partnership incurred Partnership-level management fees of $2,403,587 and $3,148,410, respectively. These amounts are included in the Statements of Operations under “Management fees.” The management fee and profit share are described in more detail in the Master Fund’s financial statements included in Section II of this annual report.

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

The amended terms of the Series issued by the Partnership are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end Net Asset Value of such Series investment; 2) Series B Units and Series C Units, each have the same terms, are subject to management fees and profit share allocable to the General Partner and are not subject to any fees payable to Selling Agents; and 3) Series D Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 0.75% (0.75% per annum) based on the month-end Net Asset Value of such Series investment. For the years ended December 31, 2021 and 2020, there were no Platform Fees. Selling Commissions were as follows:

	Selling Commissions
	2021	2020
Series A Units	$2,175,856	$2,604,190
Series D Units	91,760	103,759
	$2,267,616	$2,707,949

Amounts were charged at the Master Fund level and allocated to applicable Partnership investors only. No amounts were allocated to Series B and Series C Units.

5.	OPERATING EXPENSES

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the year ended December 31, 2021, the Partnership incurred Partnership-level administrative expenses of $341,420 and a pro-rata share of master expenses of $171,891, totaling $513,311. For the year ended December 31, 2020, the Partnership incurred Partnership-level administrative expenses of $386,250 and a pro-rata share of master expenses of $176,648, totaling $562,898. These amounts are included in the Statements of Operations under “Operating expenses.”

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

The General Partner has performed its evaluation of subsequent events through March 21, 2022, the date the financial statements were issued. Based on such evaluation, no events were discovered that required adjustment to or disclosure in the financial statements.

* * * * * *

SECTION II

Millburn Multi-Markets Trading L.P.

(A Delaware Limited Partnership)

Financial Statements as of and for the Years Ended December 31,
2021 and 2020, and Independent Auditor’s Report

MILLBURN MULTI-MARKETS TRADING L.P.

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Trading L.P., including the Condensed Schedules of Investments, as of December 31, 2021 and 2020, and the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2021, are complete and accurate.

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

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112-0015 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Trading L.P.:

Opinion on the Financial Statements and Financial Highlights

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Trading L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2021 and 2020, the related statements of operations, changes in partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2021, and the related notes. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Partnership as of December 31, 2021 and 2020, and the results of its operations, the changes in its partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

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

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2021, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

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

March 21, 2022

We have served as the auditor of one or more Millburn Ridgefield Corporation investment companies since 2004.

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2021 AND 2020

	2021	2020
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $72,157,073 and $91,546,413)	$72,137,475	$91,539,195
Net unrealized appreciation on open futures and forward currency contracts	1,066,071	20,183,485
Due from brokers, net	16,286,684	22,876,161
Cash denominated in foreign currencies (cost $3,826,015 and $21,945,775)	3,791,592	22,644,281

Total equity in trading accounts	93,281,822	157,243,122

INVESTMENTS IN U.S. TREASURY NOTES — at fair value (amortized cost $321,308,973 and $408,518,267)	321,235,987	408,476,105

CASH AND CASH EQUIVALENTS	30,759,711	42,498,650

ACCRUED INTEREST RECEIVABLE	2,403,652	3,523,202

OTHER ASSETS	100	100

TOTAL	$447,681,272	$611,741,179

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$2,016,273	$125,252
Cash overdrafts denominated in foreign currencies (cost $446,190 and $0)	442,044	-
Subscriptions received in advance	200,000	-
Capital withdrawal payable to Limited Partners	43,226,180	53,597,364
Capital withdrawal payable to General Partner	894,583	622,309
Management fee payable	427,786	648,347
Selling commissions payable	183,023	196,027
Accrued expenses	194,076	286,761
Due to brokers, net	-	1,909,153
Commissions and other trading fees on open futures contracts	84,775	108,048

Total liabilities	47,668,740	57,493,261

PARTNERS’ CAPITAL	400,012,532	554,247,918

TOTAL	$447,681,272	$611,741,179

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2021

FUTURES AND FORWARD CURRENCY CONTRACTS	Net Unrealized Appreciation (Depreciation) as a % of Partners’ Capital	Net Unrealized Appreciation (Depreciation)
FUTURES CONTRACTS
Long futures contracts:
Currencies	0.00%	$11,463
Energies	0.40	1,587,533
Grains	0.01	31,155
Interest rates	(0.84)	(3,364,575)
Livestock	(0.01)	(18,210)
Metals	1.09	4,360,711
Softs	(0.01)	(53,106)
Stock indices	0.19	746,305

Total long futures contracts	0.83	3,301,276

Short futures contracts:
Currencies	0.00	2,385
Energies	0.05	213,078
Grains	0.02	74,547
Interest rates	0.05	182,789
Livestock	0.00	17,170
Metals	(0.98)	(3,921,479)
Softs	0.00	12,566
Stock indices	0.04	152,730

Total short futures contracts	(0.82)	(3,266,214)

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	0.01	35,062

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	1.68	6,719,651
Total short forward currency contracts	(1.93)	(7,704,915)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	(0.25)	(985,264)

TOTAL	(0.24)%	$(950,202)

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2021

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners’ Capital	Fair Value
$127,400,000	U.S. Treasury notes, 2.500%, 02/15/2022	31.94%	$127,768,266
134,580,000	U.S. Treasury notes, 2.375%, 03/15/2022	33.80	135,205,587
129,640,000	U.S. Treasury notes, 1.750%, 05/15/2022	32.60	130,399,609
	Total investments in U.S. Treasury notes (amortized cost $393,466,046)	98.34%	$393,373,462

See notes to financial statements.	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2020

FUTURES AND FORWARD CURRENCY CONTRACTS	Net Unrealized Appreciation (Depreciation) as a % of Partners’ Capital	Net Unrealized Appreciation (Depreciation)
FUTURES CONTRACTS
Long futures contracts:
Energies	0.15%	$819,755
Grains	0.60	3,317,996
Interest rates:
2 Year U.S. Treasury Note (400 contracts, settlement date March 2021)	0.00	12,742
5 Year U.S. Treasury Note (2,390 contracts, settlement date March 2021)	0.04	227,326
10 Year U.S. Treasury Note (1,971 contracts, settlement date March 2021)	0.04	201,234
30 Year U.S. Treasury Bond (556 contracts, settlement date March 2021)	0.02	85,906
Other interest rates	0.28	1,560,583

Total interest rates	0.38	2,087,791

Metals	1.13	6,253,013
Softs	0.06	345,995
Stock indices	0.82	4,567,677

Total long futures contracts	3.14	17,392,227

Short futures contracts:
Energies	0.11	591,490
Grains	(0.06)	(347,625)
Interest rates	0.00	(25,918)
Livestock	0.00	(12,760)
Metals	(0.22)	(1,137,354)
Softs	(0.02)	(115,670)
Stock indices	0.14	773,085

Total short futures contracts	(0.05)	(274,752)

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	3.09	17,117,475

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	2.02	11,186,702
Total short forward currency contracts	(1.49)	(8,245,944)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	0.53	2,940,758

TOTAL	3.62%	$20,058,233

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2020

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners’ Capital	Fair Value
$189,080,000	U.S. Treasury notes, 2.250%, 02/15/2021	34.21%	$189,560,086
152,900,000	U.S. Treasury notes, 2.625%, 05/15/2021	27.84	154,306,561
153,640,000	U.S. Treasury notes, 2.750%, 08/15/2021	28.17	156,148,653
	Total investments in U.S. Treasury notes (amortized cost $500,064,680)	90.22%	$500,015,300

See notes to financial statements.	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
INVESTMENT INCOME — Interest income, net	$143,405	$6,011,434

EXPENSES:
Brokerage commissions	3,113,100	3,422,934
Management fees	5,740,061	8,923,504
Selling commissions	2,278,136	2,731,894
Operating expenses	1,120,798	1,272,162
Custody fees and other expenses	82,414	120,360

Total expenses	12,334,509	16,470,854

NET INVESTMENT LOSS	(12,191,104)	(10,459,420)

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	73,052,255	(114,346,895)
Foreign exchange transaction	(1,051,277)	838,679
Net change in unrealized:
Futures and forward currency contracts	(21,008,435)	20,446,174
Foreign exchange translation	(728,783)	284,384
Net gains (losses) from U.S. Treasury notes:
Realized	(22,443)	943,072
Net change in unrealized	(43,204)	(530,201)

Total net realized and unrealized gains (losses)	50,198,113	(92,364,787)

NET INCOME (LOSS)	38,007,009	(102,824,207)

LESS PROFIT SHARE TO GENERAL PARTNER	899,875	622,309

NET INCOME (LOSS) AFTER PROFIT SHARE TO GENERAL PARTNER	$37,107,134	$(103,446,516)

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

YEARS ENDED DECEMBER 31, 2021 AND 2020

	Limited Partners	New Profit Memo Account	General Partner	Total
PARTNERS’ CAPITAL — January 1, 2020	$629,952,934	$-	$1,049,391	$631,002,325

Contributions	290,299,100	-	-	290,299,100
Withdrawals	(263,606,991)	-	(622,309)	(264,229,300)
Net loss	(102,719,131)	-	(105,076)	(102,824,207)
General Partner’s allocation — profit share	(622,309)	622,309	-	-
Transfer of New Profit Memo
Account to General Partner	-	(622,309)	622,309	-
PARTNERS’ CAPITAL — December 31, 2020	553,303,603	-	944,315	554,247,918

Contributions	27,303,000	-	-	27,303,000
Withdrawals	(218,650,812)	-	(894,583)	(219,545,395)
Net income (loss)	37,920,814	(5,292)	91,487	38,007,009
General Partner’s allocation — profit share	(899,875)	899,875	-	-
Transfer of New Profit Memo
Account to General Partner	-	(894,583)	894,583	-
PARTNERS’ CAPITAL — December 31, 2021	$398,976,730	$-	$1,035,802	$400,012,532

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

The following information presents financial highlights of a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (fee reduced to 1.75% per annum, effective April 1, 2021) and an annual profit share of 20% of Trading Profits (as defined in the Limited Partnership Agreement).

	2021	2020
Total return before General Partner profit share allocation	7.72%	(11.80)%
Less: General Partner profit share allocation	-	-

Total return after General Partner profit share allocation	7.72%	(11.80)%

Ratios to average net asset value:
Expenses (1) (2)	2.62%	2.64%
General Partner profit share allocation (3)	-	-

Total expenses (1)	2.62%	2.64%

Net investment loss (1) (2)	(2.59)%	(1.76)%

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

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

The following information presents financial highlights of Limited Partners as a whole.

	2021	2020
Total return before General Partner profit share allocation	7.55%	(10.95)%
Less: General Partner profit share allocation	0.19	0.09

Total return after General Partner profit share allocation	7.36%	(11.04)%

Ratios to average net asset value:
Expenses (1) (2)	2.57%	2.47%
General Partner profit share allocation	0.19	0.09

Total expenses (1)	2.76%	2.56%

Net investment loss (1) (2)	(2.54)%	(1.56)%

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
YEARS ENDED DECEMBER 31, 2021 AND 2020

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

Management Fees — The Agreement provides that the Partnership shall charge the limited partners’ capital accounts and pay the General Partner management fees at a fixed rate of 0.167% per month of net asset value (2.00% per annum) of limited partnership interests. The management fee was reduced to a fixed rate of 0.146% per month (1.75% per annum), effective April 1, 2021. The General Partner retains the right to charge less than the annual management fee rate except as specified in the Agreement. Management fees for the years ended December 31, 2021 and 2020 were as follows:

	Management Fees
	2021	2020
US Feeder	$2,403,587	$3,148,410
Cayman Feeder	3,171,460	5,609,122
Other (1)	165,014	165,972
Total	$5,740,061	$8,923,504

(1)	Direct investors in the Partnership

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum. These selling commissions are charged at the Partnership level but are allocated only to the applicable U.S. Feeder investors. On March 1, 2012, the Cayman Feeder began offering shares that are subject to selling commissions of 2% per annum. For the years ended December 31, 2021 and 2020, selling commissions were as follows:

	Selling Commissions
	2021	2020
U.S. Feeder	$2,267,616	$2,707,949
Cayman Feeder	10,520	23,945
Total	$2,278,136	$2,731,894

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

The U.S. Feeder bears its own expenses including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the years ended December 31, 2021 and 2020, such operating expenses did not exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital.

Operating expenses related to the Partnership are charged pro-rata to all investors. Operating expenses related to the U.S. Feeder and Cayman Feeder are charged at the Partnership level and allocated only to those respective investors.

For the year ended December 31, 2021 and 2020, operating expenses were as follows:

	Operating Expenses
	2021	2020
Partnership	$617,774	$732,611
U.S. Feeder	341,420	386,250
Cayman Feeder	161,604	153,301
Total	$1,120,798	$1,272,162

Income Taxes — The Partnership is treated as a limited partnership for federal and state income tax reporting purposes. Accordingly, the Partnership prepares calendar year U.S. federal and applicable state tax returns and reports to the partners their allocable share of the Partnership’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as the partners are responsible for the payment of taxes.

Income Taxes (Topic 740) of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2018 to 2021, the General Partner has determined that no reserves for uncertain tax positions were required.

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

OTC derivatives or forward currency contracts are valued based on pricing models that consider the current market prices plus the time value of money (“forward points”) and contractual prices of the underlying financial instruments. The forward points from the quotation service providers are generally in periods of one month, two months, three months, six months, nine months and twelve months forward while the contractual forward delivery dates for the foreign forward currency contracts traded by the Partnership may be in between these periods. The General Partner’s policy is to calculate the forward points for each contract being valued by determining the number of days from the date the forward currency contract is being valued to its maturity date and then using straight-line interpolation to calculate the valuation of forward points for the applicable forward currency contract. Model inputs can generally be verified and model selection does not involve significant management judgment. Such instruments are typically classified within Level 2 of the fair value hierarchy.

During the years ended December 31, 2021 and 2020, there were no transfers of assets or liabilities between Level 1 and Level 2. The following table represents the Partnership’s investments by hierarchical level as of December 31, 2021 and 2020 in valuing the Partnership’s investments at fair value. At December 31, 2021 and 2020, the Partnership held no assets or liabilities classified in Level 3.

Financial assets and liabilities at fair value as of December 31, 2021

	Level 1	Level 2	Total
U.S. Treasury notes (1)	$393,373,462	$-	$393,373,462

Short-Term Money Market Fund*	30,509,711	-	30,509,711
Exchange-traded futures contracts
Currencies	13,848	-	13,848
Energies	1,800,611	-	1,800,611
Grains	105,702	-	105,702
Interest rates	(3,181,786)	-	(3,181,786)
Livestock	(1,040)	-	(1,040)
Metals	439,232	-	439,232
Softs	(40,540)	-	(40,540)
Stock indices	899,035	-	899,035

Total exchange-traded futures contracts	35,062	-	35,062

Over-the-counter forward currency contracts	-	(985,264)	(985,264)

Total futures and forward currency contracts (2)	35,062	(985,264)	(950,202)

Total financial assets and liabilities at fair value	$423,918,235	$(985,264)	$422,932,971

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$72,137,475
Investments in U.S. Treasury notes			321,235,987
Total investments in U.S. Treasury notes			$393,373,462

(2)
Net unrealized appreciation on open futures and forward currency contracts			$1,066,071
Net unrealized depreciation on open futures and forward currency contracts			(2,016,273)
Total net unrealized depreciation on open futures and forward currency contracts			$(950,202)

*	The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

Financial assets and liabilities at fair value as of December 31, 2020

	Level 1	Level 2	Total
U.S. Treasury notes (1)	$500,015,300	$-	$500,015,300

Short-Term Money Market Fund*	42,248,650	-	42,248,650
Exchange-traded futures contracts
Energies	1,411,245	-	1,411,245
Grains	2,970,371	-	2,970,371
Interest rates	2,061,873	-	2,061,873
Livestock	(12,760)	-	(12,760)
Metals	5,115,659	-	5,115,659
Softs	230,325	-	230,325
Stock indices	5,340,762	-	5,340,762

Total exchange-traded futures contracts	17,117,475	-	17,117,475

Over-the-counter forward currency contracts	-	2,940,758	2,940,758

Total futures and forward currency contracts (2)	17,117,475	2,940,758	20,058,233

Total financial assets and liabilities at fair value	$559,381,425	$2,940,758	$562,322,183

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral			$91,539,195
Investments in U.S. Treasury notes			408,476,105
Total investments in U.S. Treasury notes			$500,015,300

(2)
Net unrealized appreciation on open futures and forward currency contracts			$20,183,485
Net unrealized depreciation on open futures and forward currency contracts			(125,252)
Total net unrealized appreciation on open futures and forward currency contracts			$20,058,233

*	The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

3.	ADMINISTRATOR AGREEMENT

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

Profit share allocation for the years ended December 31, 2021 and 2020 were as follows:

	Profit Share
	2021	2020
US Feeder	$43,071	$-
Cayman Feeder	724,803	505,336
Other (1)	132,001	116,973
Total	$899,875	$622,309

(1)	Direct investors in the Partnership

5.	DUE FROM/TO BROKERS

At December 31, 2021 and 2020, due from and due to brokers balances, if any, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively. The due from broker balance also includes cash held as collateral at Bank of America, N.A.

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

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these forward currency contracts is limited to the unrealized gains inherent in such contracts which are recognized in the Statements of Financial Condition plus the value of margin or collateral held in cash and U.S. Treasury Notes by the counterparty. The amount of such credit risk was $31,976,629 and $47,021,416 at December 31, 2021 and 2020, respectively.

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

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at December 31, 2021 and 2020, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	As of December 31,
	2021		2020
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent of	Appreciation	Percent of
Currency Type	(Depreciation)	Total	(Depreciation)	Total
Australian dollar	$(300,849)	31.66%	$114,388	0.57%
Brazilian real	7,622	(0.80)	15,123	0.08
British pound	(1,307,664)	137.61	575,236	2.87
Canadian dollar	550,650	(57.95)	266,411	1.33
Euro	(415,465)	43.72	353,192	1.76
Hong Kong dollar	(27,229)	2.87	1,924,362	9.59
Japanese yen	(482,839)	50.81	(11,111)	(0.06)
Korean won	44,465	(4.68)	-	-
Malaysian ringgit	25,794	(2.71)	(3,157)	(0.02)
Norwegian krone	102,488	(10.79)	172,312	0.86
Polish zloty	140,693	(14.81)	35,226	0.18
Singapore dollar	26,670	(2.81)	14,315	0.07
South African rand	(176,140)	18.54	(3,522)	(0.02)
Swedish krona	541,628	(57.00)	(228,598)	(1.14)
Taiwan dollar	-	-	23,145	0.12
Thai baht	(2,765)	0.29	(5,437)	(0.03)
U.S. dollar	322,739	(33.95)	16,816,348	83.84

Total	$(950,202)	100.00%	$20,058,233	100.00%

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

The Partnership engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals, and stock indices. The following were the primary trading risk exposures of the Partnership at December 31, 2021 and 2020, by market sector:

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

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2021 and 2020. Fair value, below, is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2021

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Currencies	$11,463	$-	$13,106	$(10,721)	$13,848
Energies	2,020,956	(433,423)	343,300	(130,222)	1,800,611
Grains	288,920	(257,765)	241,782	(167,235)	105,702
Interest rates	616,220	(3,980,795)	203,333	(20,544)	(3,181,786)
Livestock	-	(18,210)	17,370	(200)	(1,040)
Metals	4,543,642	(182,931)	98,540	(4,020,019)	439,232
Softs	20,189	(73,295)	65,654	(53,088)	(40,540)
Stock indices	1,633,415	(887,110)	633,174	(480,444)	899,035

Total futures contracts	9,134,805	(5,833,529)	1,616,259	(4,882,473)	35,062

Forward currency contracts	9,261,243	(2,541,592)	2,604,920	(10,309,835)	(985,264)

Total futures and forward currency contracts	$18,396,048	$(8,375,121)	$4,221,179	$(15,192,308)	$(950,202)

Fair Value of Futures and Forward Currency Contracts at December 31, 2020

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$951,320	$(131,565)	$854,540	$(263,050)	$1,411,245
Grains	3,318,296	(300)	-	(347,625)	2,970,371
Interest rates	2,550,872	(463,081)	-	(25,918)	2,061,873
Livestock	-	-	1,910	(14,670)	(12,760)
Metals	7,202,141	(949,128)	737,287	(1,874,641)	5,115,659
Softs	346,947	(952)	2,090	(117,760)	230,325
Stock indices	5,173,445	(605,768)	795,375	(22,290)	5,340,762

Total futures contracts	19,543,021	(2,150,794)	2,391,202	(2,665,954)	17,117,475

Forward currency contracts	14,163,798	(2,977,096)	3,203,228	(11,449,172)	2,940,758

Total futures and forward currency contracts	$33,706,819	$(5,127,890)	$5,594,430	$(14,115,126)	$20,058,233

The effect of trading futures and forward currency contracts is presented on the Statements of Operations for the years ended December 31, 2021 and 2020 as “Net realized gains on closed positions: Futures and forward currency contracts” and “Net change in unrealized: Futures and forward currency contracts.” These trading gains and losses are detailed below:

Trading gains (losses) of futures and forward currency contracts for the years ended December 31, 2021 and 2020

Sector	2021	2020
Futures contracts:
Currencies	$234,235	$-
Energies	27,207,139	19,671,270
Grains	(1,072,446)	6,792,979
Interest rates	5,743,535	(31,940,798)
Livestock	(383,730)	1,908,210
Metals	1,136,660	3,326,401
Softs	(3,141,045)	(2,098,002)
Stock indices	45,821,278	(120,979,734)

Total futures contracts	75,545,626	(123,319,674)

Forward currency contracts	(23,501,806)	29,418,953

Total futures and forward currency contracts	$52,043,820	$(93,900,721)

For the years ended December 31, 2021 and 2020, the monthly average number of future contracts bought and sold and the monthly average notional value of forward currency contracts traded are detailed below:

	2021	2020
Average bought	83,397	103,440
Average sold	85,320	100,852
Average notional	$9,858,000,000	$7,540,000,000

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

The following tables summarize the valuation of the Partnership’s investments as of December 31, 2021 and 2020.

Offsetting of derivative assets and liabilities at December 31, 2021

Assets	Gross amounts of recognized assets	Gross amounts offset in the Statement of Financial Condition	Net amounts of assets presented in the Statement of Financial Condition
Futures contracts
Counterparty J	$1,771,788	$(925,604)	$846,184
Counterparty L	7,082,484	(6,862,597)	219,887
Total futures contracts	8,854,272	(7,788,201)	1,066,071

Total assets	$8,854,272	$(7,788,201)	$1,066,071

Liabilities	Gross amounts of recognized liabilities	Gross amounts offset in the Statement of Financial Condition	Net amounts of liabilities presented in the Statement of Financial Condition
Futures contracts
Counterparty C	$2,927,801	$(1,896,792)	$1,031,009

Forward currency contracts
Counterparty G	$5,584,433	$(4,738,867)	$845,566
Counterparty K	7,266,994	(7,127,296)	139,698
Total forward contracts	12,851,427	(11,866,163)	985,264

Total liabilities	$15,779,228	$(13,762,955)	$2,016,273

(Continued)

	Amounts Not Offset in the Statement of Financial Condition
Counterparty	Net amounts of Assets presented in the Statement of Financial Condition	Financial Instruments	Collateral Received(1)(2)	Net Amount(3)
Counterparty J	$846,184	$-	$(846,184)	$-
Counterparty L	219,887	-	(219,887)	-

Total	$1,066,071	$-	$(1,066,071)	$-

	Amounts Not Offset in the Statement of Financial Condition
Counterparty	Net amounts of Liabilities presented in the Statement of Financial Condition	Financial Instruments	Collateral Pledged(1)(2)	Net Amount(4)
Counterparty C	$1,031,009	$-	$1,031,009	$-
Counterparty G	845,566	-	845,566	-
Counterparty K	139,698	-	139,698	-

Total	$2,016,273	$-	$2,016,273	$-

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.
(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of liabilities presented in the Statement of Financial Condition, for each respective counterparty.
(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2021.
(4)	Net amount represents the amounts owed by the Master Fund to each counterparty as of December 31, 2021.

(Concluded)

Offsetting of derivative assets and liabilities at December 31, 2020

Assets	Gross amounts of recognized assets	Gross amounts offset in the Statement of Financial Condition	Net amounts of assets presented in the Statement of Financial Condition
Futures contracts
Counterparty C	$7,424,604	$(845,191)	$6,579,413
Counterparty J	2,079,575	(195,917)	1,883,658
Counterparty L	12,430,044	(3,775,640)	8,654,404
Total futures contracts	21,934,223	(4,816,748)	17,117,475

Forward currency contracts
Counterparty G	8,394,326	(5,328,316)	3,066,010

Total assets	$30,328,549	$(10,145,064)	$20,183,485

Liabilities	Gross amounts of recognized liabilities	Gross amounts offset in the Statement of Financial Condition	Net amounts of liabilities presented in the Statement of Financial Condition
Forward currency contracts
Counterparty K	$9,097,952	$(8,972,700)	$125,252

Total liabilities	$9,097,952	$(8,972,700)	$125,252

(Continued)

	Amounts Not Offset in the Statement of Financial Condition
Counterparty	Net amounts of Assets presented in the Statement of Financial Condition	Financial Instruments	Collateral Received(1)(2)	Net Amount(3)
Counterparty C	$6,579,413	$-	$(6,579,413)	$-
Counterparty J	1,883,658	-	(1,883,658)	-
Counterparty L	8,654,404	-	(8,654,404)	-
Counterparty G	3,066,010	-	-	3,066,010

Total	$20,183,485	$-	$(17,117,475)	$3,066,010

	Amounts Not Offset in the Statement of Financial Condition
Counterparty	Net amounts of Liabilities presented in the Statement of Financial Condition	Financial Instruments	Collateral Pledged(1)(2)	Net Amount(4)
Counterparty K	$125,252	-	$(125,252)	-

Total	$125,252	$-	$(125,252)	-

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.
(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of liabilities presented in the Statement of Financial Condition, for each respective counterparty.
(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2020.
(4)	Net amount represents the amounts owed by the Master Fund to each counterparty as of December 31, 2020.

(Concluded)

8.	FINANCIAL HIGHLIGHTS

The ratios are calculated based on 1) a limited partner that is charged a monthly management fee of 1/12 of 1.75% (1.75% per annum, fee reduced to 1.75% from 2.00%, effective April 1, 2021) and 20% of Trading Profits and 2) limited partners’ capital taken as a whole. The computation of such ratios based on the amount of expenses and profit share allocation assessed to an individual partner’s capital account may vary from these ratios based on the timing of capital transactions and differences in individual partner’s management fee, selling commission, platform fee and profit share allocation arrangements.

Returns are calculated based on 1) a limited partner that is charged a monthly management fee of 1/12 of 1.75% (1.75% per annum, fee reduced to 1.75% from 2.00%, effective April 1, 2021) and 20% of Trading Profits and 2) limited partners’ capital taken as a whole. An individual partner’s returns may vary from these returns based on the timing of capital transactions and differences in individual partners’ management fee, selling commission, platform fee and profit share allocation arrangements.

9.	INVESTORS IN MILLBURN MULTI-MARKETS TRADING L.P.

The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership. For the years ended December 31, 2021 and 2020, respective ownership percentages of the Partnership are detailed below:

	2021	2020
U.S. Feeder	32.02%	25.08%
Cayman Feeder	54.63	65.81
Total	86.65%	90.89%

The remaining interests are held by direct investors in the Partnership.

The capital withdrawals payable at December 31, 2021 and 2020 were $44,120,763 and $54,219,673, respectively, detailed below.

	2021	2020
Direct investors (1)	$894,583	$990,861
U.S. Feeder	1,449,036	2,272,143
Cayman Feeder	41,777,144	50,956,669
Total	$44,120,763	$54,219,673

(1)	Includes profit share to the General Partner of $894,583 at December 31, 2021. Includes profit share to the General Partner of $622,309 and a limited partner redemption of $368,552, totaling $990,861 at December 31, 2020.

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

The General Partner has performed its evaluation of subsequent events through March 21, 2022, the date the financial statements were issued. Based on such evaluation, no events were discovered that required adjustment to or disclosure in the financial statements.