Form 10-K, Exhibit 13
period 2022-12-31
Millburn Multi-Markets Fund L.P.
filed 2023-03-31
CIK 1468910

Exhibit 13.1

Millburn Multi-Markets Fund L.P.

(A Delaware Limited Partnership)

Financial Statements as of and for the Years Ended

December 31, 2022 and 2021, and Report of Independent

Registered Public Accounting Firm

MILLBURN MULTI-MARKETS FUND L.P.

TABLE OF CONTENTS

Page(s)
THIS ANNUAL REPORT IS COMPRISED OF SECTION I CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS FUND L.P. AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021 AND SECTION II, CONTAINING THE FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P. FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021.

SECTION I

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION	F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-4

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2022 AND 2021 AND FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021:

Statements of Financial Condition	F-5

Statements of Operations	F-6

Statements of Changes in Partners’ Capital	F-7

Statements of Financial Highlights	F-8 – F-9

Notes to Financial Statements	F-10 – F-13

SECTION II — FINANCIAL STATEMENTS OF MILLBURN MULTI-MARKETS TRADING L.P.	F-14

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Fund L.P. as of December 31, 2022 and 2021, including the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2022, are complete and accurate.

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

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Fund L.P. (the “Partnership”), as of December 31, 2022 and 2021, the related statements of operations, changes in partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2022, and the related notes. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Partnership as of December 31, 2022 and 2021, and the results of its operations, the changes in its partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

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

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2022, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

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
March 20, 2023

We have served as the auditor of one or more Millburn Ridgefield Corporation investment companies since 2004.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2022 AND 2021

	2022	2021
ASSETS

Investment in Millburn Multi-Markets
Trading L.P. (the “Master Fund”)	$143,276,896	$128,076,157
Due from the Master Fund	484,354	1,449,036
Cash and cash equivalents	400,119	-

Total assets	$144,161,369	$129,525,193

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Capital contributions received in advance	$400,000	$-
Capital withdrawal payable to Limited Partners	484,354	1,049,036
Capital withdrawal payable to General Partner	-	400,000
Other liabilities	119	-

Total liabilities	884,473	1,449,036

PARTNERS’ CAPITAL:
General Partner	3,216,369	2,667,014

Limited partners:
Series A (90,460.9714 and 91,525.4967 units outstanding)	119,302,999	105,051,882
Series B (4,884.6100 and 4,982.8851 units outstanding)	7,896,417	6,954,675
Series C (2,701.6303 and 2,436.2995 units outstanding)	4,456,048	3,469,370
Series D (5,512.0257 and 7,448.6560 units outstanding)	8,405,063	9,933,216

Total limited partners	140,060,527	125,409,143

Total partners’ capital	143,276,896	128,076,157

TOTAL	$144,161,369	$129,525,193

NET ASSET VALUE PER UNIT OUTSTANDING:
Series A	$1,318.83	$1,147.79
Series B	$1,616.59	$1,395.71
Series C	$1,649.39	$1,424.03
Series D	$1,524.86	$1,333.56

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021

NET INVESTMENT LOSS
Interest income	$550	$7
Interest income, net (allocated from the Master Fund)	1,970,494	40,912

Total investment income	1,971,044	40,919

Expenses:
Management fees (allocated from the Master Fund) (see note 4)	2,385,044	2,403,587
Brokerage commissions (allocated from the Master Fund)	591,054	877,605
Selling commissions and platform fees (allocated from the Master Fund) (see note 4)	2,365,854	2,267,616
Operating expenses (allocated from the Master Fund) (see note 5)	513,281	513,311
Custody fees and other expenses (allocated from the Master Fund)	24,150	22,676

Total expenses	5,879,383	6,084,795

Net investment loss	(3,908,339)	(6,043,876)

REALIZED AND UNREALIZED GAINS (LOSSES)
ALLOCATED FROM THE MASTER FUND
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	18,820,497	20,151,000
Foreign exchange transaction	(7,077)	(295,854)
Net change in unrealized:
Futures and forward currency contracts	6,522,911	(5,511,606)
Foreign exchange translation	(48,211)	(200,414)
Net losses from U.S. Treasury notes:
Realized	(161,518)	(6,115)
Net change in unrealized	(647,623)	(17,293)

Net realized and unrealized gains allocated from the Master Fund	24,478,979	14,119,718

NET INCOME	20,570,640	8,075,842

LESS PROFIT SHARE ALLOCATION FROM THE MASTER FUND	1,865,305	43,071

NET INCOME AFTER PROFIT SHARE	$18,705,335	$8,032,771

NET INCOME PER UNIT OUTSTANDING:
Series A	$171.04	$57.96
Series B	$220.88	$96.69
Series C	$225.36	$98.65
Series D	$191.30	$82.48

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

YEARS ENDED DECEMBER 31, 2022 AND 2021

	General	Limited Partners
	Partner	Series A		Series B		Series C		Series D		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount
PARTNERS’ CAPITAL — January 1, 2021	$2,803,226	$108,544,835	99,597.6414	$7,431,183	5,720.6069	$4,015,189	3,029.4662	$16,218,344	12,963.4335	$139,012,777

Capital contributions	-	2,419,000	2,088.3450	-	-	350,000	244.6970	1,559,000	1,142.3470	4,328,000
Capital withdrawals	(400,000)	(11,604,715)	(10,160.4897)	(1,006,449)	(737.7218)	(1,184,513)	(837.8637)	(9,101,714)	(6,657.1245)	(23,297,391)
Net income	263,788	5,692,762	-	529,941	-	288,694	-	1,300,657	-	8,075,842
Profit share	-	-	-	-	-	-	-	(43,071)	-	(43,071)

PARTNERS’ CAPITAL — December 31, 2021	2,667,014	105,051,882	91,525.4967	6,954,675	4,982.8851	3,469,370	2,436.2995	9,933,216	7,448.6560	128,076,157

Capital contributions	-	4,600,000	3,626.7250	40,000	29.4878	1,335,000	865.3567	375,000	253.6190	6,350,000
Capital withdrawals		(5,840,576)	(4,691.2503)	(193,838)	(127.7629)	(862,576)	(600.0259)	(2,957,606)	(2,190.2493)	(9,854,596)
Net income	549,355	16,829,785	-	1,279,333	-	608,020	-	1,304,147	-	20,570,640
Profit share	-	(1,338,092)	-	(183,753)	-	(93,766)	-	(249,694)	-	(1,865,305)

PARTNERS’ CAPITAL — December 31, 2022	$3,216,369	$119,302,999	90,460.9714	$7,896,417	4,884.6100	$4,456,048	2,701.6303	$8,405,063	5,512.0257	$143,276,896

NET ASSET VALUE PER UNIT — December 31, 2021		$1,147.79		$1,395.71		$1,424.03		$1,333.56

NET ASSET VALUE PER UNIT — December 31, 2022		$1,318.83		$1,616.59		$1,649.39		$1,524.86

See notes to financial statements within this report and the report of Millburn Multi-Markets Trading L.P. attached in Section II.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS

YEAR ENDED DECEMBER 31, 2022

The following information presents per unit operating performance data for each series for the year ended December 31, 2022.

Per Unit Performance
(For a Unit Outstanding Throughout the Year)	Series A	Series B	Series C	Series D
NET ASSET VALUE PER UNIT — Beginning of year	$1,147.79	$1,395.71	$1,424.03	$1,333.56

GAIN (LOSS) ALLOCATED FROM THE MASTER FUND:
Net investment loss (1)	(39.65)	(17.83)	(16.48)	(28.72)
Total trading and investing gains (1)	225.32	276.02	279.42	262.01

Net income before profit share allocation from the Master Fund	185.67	258.19	262.94	233.29

Less profit share allocation from the Master Fund (1) (4)	14.63	37.31	37.58	41.99

Net income after profit share allocation from the Master Fund	171.04	220.88	225.36	191.30

NET ASSET VALUE PER UNIT — End of year	$1,318.83	$1,616.59	$1,649.39	$1,524.86

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM THE MASTER FUND	16.06%	18.27%	18.23%	17.26%

LESS: PROFIT SHARE ALLOCATION FROM THE MASTER FUND (4)	1.16	2.44	2.40	2.91

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM THE MASTER FUND	14.90%	15.83%	15.83%	14.35%

RATIOS TO AVERAGE NET ASSET VALUE:
Expenses (2)	4.58%	2.60%	2.60%	3.37%
Profit share allocation from Master Fund (4)	1.16	2.44	2.40	2.91

Total expenses	5.74%	5.04%	5.00%	6.28%

Net investment loss (2) (3)	(3.16)%	(1.16)%	(1.05)%	(1.99)%

(1)	The net investment loss per unit and profit share allocation from the Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from the Master Fund by the average number of units outstanding during the year. Total trading and investing losses is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.
(3)	Excludes profit share allocation from the Master Fund.
(4)	Profit share for Series B and C is calculated based on Series B and C aggregate trading profits and may be impacted by rebalancing due to monthly capital activity.

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

LOSS ALLOCATED FROM THE MASTER FUND:
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

YEARS ENDED DECEMBER 31, 2022 AND 2021

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

Cash and Cash Equivalents — Cash includes cash held at First Republic Bank. Cash equivalents includes investments in Dreyfus Treasury Securities Cash Management, a short term U.S. government securities money market fund, that is readily convertible to cash and has an original maturity of 90 days or less.

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

During the years ended December 31, 2022 and 2021, the Partnership invested substantially all of its assets in Millburn Multi-Markets Trading L.P. At December 31, 2022 and 2021, the Partnership’s investment in the Master Fund represents 31.44% and 32.02%, respectively, of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the years ended December 31, 2022 and 2021 consisted of its investment in the Master Fund, all amounts reflected in the Statements of Operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

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

Each Series of Units are allocated management fees at a fixed rate of 0.146% per month of net asset value (1.75% per annum, fee reduced to 1.75% from 2.00%, effective April 1, 2021) of a limited partner’s interest and a 20% profit share. Such management fees and profit share are allocated to the limited partners of the Partnership but charged at the Master Fund level. For the years ended December 31, 2022 and 2021, the Partnership incurred Partnership-level management fees of $2,385,044 and $2,403,587, respectively. These amounts are included in the Statements of Operations under “Management fees.” The management fee and profit share are described in more detail in the Master Fund’s financial statements included in Section II of this annual report.

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

The amended terms of the Series issued by the Partnership are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end Net Asset Value of such Series investment; 2) Series B Units and Series C Units, each have the same terms, are subject to management fees and profit share allocable to the General Partner and are not subject to any fees payable to Selling Agents; and 3) Series D Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to selling commissions payable to Selling Agents equal to 1/12 of 0.75% (0.75% per annum) based on the month-end Net Asset Value of such Series investment. For the years ended December 31, 2022 and 2021, there were no Platform Fees. Selling Commissions were as follows:

	Selling Commissions
	2022	2021
Series A Units	$2,301,259	$2,175,856
Series D Units	64,595	91,760
	$2,365,854	$2,267,616

Amounts were charged at the Master Fund level and allocated to applicable Partnership investors only. No amounts were allocated to Series B and Series C Units.

5.	OPERATING EXPENSES

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the year ended December 31, 2022, the Partnership incurred Partnership-level administrative expenses of $330,536 and a pro-rata share of master expenses of $182,745, totaling $513,281. For the year ended December 31, 2021, the Partnership incurred Partnership-level administrative expenses of $341,420 and a pro-rata share of master expenses of $171,891, totaling $513,311. These amounts are included in the Statements of Operations under “Operating expenses.”

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

The Partnership and the Master Fund have engaged SS&C (USA) Inc. to provide certain administrative services for the Funds including, but not limited to, maintaining the books and records of the Funds and calculation of the Funds’ Net Asset Value.

9.	FINANCIAL HIGHLIGHTS

The computation of such ratios based on the amount of expenses and profit share allocation assessed to an individual partner’s capital account may vary from these ratios based on the timing of capital transactions. An individual partner’s returns may vary from these returns based on the timing of capital transactions.

10.	SUBSEQUENT EVENTS

The General Partner has performed its evaluation of subsequent events through March 20, 2023, the date the financial statements were issued. Based on such evaluation, no events were discovered that required adjustment to or disclosure in the financial statements.

* * * * * *

SECTION II

Millburn Multi-Markets Trading L.P.

(A Delaware Limited Partnership)

Financial Statements as of and for the Years Ended December 31,
2022 and 2021, and Independent Auditor’s Report

MILLBURN MULTI-MARKETS TRADING L.P.

AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

In compliance with the Commodity Futures Trading Commission’s regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the Statements of Financial Condition of Millburn Multi-Markets Trading L.P., including the Condensed Schedules of Investments, as of December 31, 2022 and 2021, and the related Statements of Operations, Changes in Partners’ Capital and Financial Highlights for each of the two years in the period ended December 31, 2022, are complete and accurate.

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

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112-0015 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Millburn Multi-Markets Trading L.P.:

Opinion on the Financial Statements and Financial Highlights

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Trading L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2022 and 2021, the related statements of operations, changes in partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2022, and the related notes. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Partnership as of December 31, 2022 and 2021, and the results of its operations, the changes in its partners’ capital, and the financial highlights for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

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

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2022, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

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
March 20, 2023

We have served as the auditor of one or more Millburn Ridgefield Corporation investment companies since 2004.

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2022 AND 2021

	2022	2021
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $89,349,095 and $72,157,073)	$88,701,332	$72,137,475
Net unrealized appreciation on open futures and forward currency contracts	22,685,702	1,066,071
Due from brokers, net	20,495,996	16,286,684
Cash denominated in foreign currencies (cost $4,434 and $3,826,015)	4,701	3,791,592

Total equity in trading accounts	131,887,731	93,281,822

INVESTMENTS IN U.S. TREASURY NOTES — at fair value (amortized cost $309,961,675 and $321,308,973)	308,402,203	321,235,987

CASH AND CASH EQUIVALENTS	33,987,736	30,759,711

ACCRUED INTEREST RECEIVABLE	2,250,451	2,403,652

OTHER ASSETS	219	100

TOTAL	$476,528,340	$447,681,272

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$-	$2,016,273
Cash overdrafts denominated in foreign currencies (cost $5,261,847 and $446,190)	5,438,253	442,044
Subscriptions received in advance	575,000	200,000
Capital withdrawal payable to Limited Partners	1,287,624	43,226,180
Capital withdrawal payable to General Partner	12,464,726	894,583
Management fee payable	451,041	427,786
Selling commissions payable	206,886	183,023
Accrued expenses	346,648	194,076
Commissions and other trading fees on open futures contracts	37,972	84,775

Total liabilities	20,808,150	47,668,740

PARTNERS’ CAPITAL	455,720,190	400,012,532

TOTAL	$476,528,340	$447,681,272

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2022

FUTURES AND FORWARD CURRENCY CONTRACTS	Net Unrealized Appreciation (Depreciation) as a % of Partners’ Capital	Net Unrealized Appreciation (Depreciation)
FUTURES CONTRACTS
Long futures contracts:
Currencies	0.01%	$51,834
Energies	0.91	4,130,190
Grains	0.09	400,196
Interest rates	(0.04)	(183,318)
Livestock	(0.00)	(25,990)
Metals	0.17	788,340
Softs	(0.02)	(89,566)
Stock indices	(0.06)	(262,708)

Total long futures contracts	1.06	4,808,978

Short futures contracts:
Currencies	0.00	(19,221)
Energies	0.66	2,993,111
Grains	(0.02)	(100,750)
Interest rates:
2 Year U.S. Treasury Note (779 contracts, settlement date March 2023)	0.06	275,407
30 Year U.S. Treasury Bond (260 contracts, settlement date March 2023)	0.01	46,531
Other interest rates	2.86	13,022,545

Total interest rates	2.93	13,344,483

Metals	(0.15)	(650,216)
Softs	(0.01)	(35,000)
Stock indices	0.03	139,034

Total short futures contracts	3.44	15,671,441

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	4.50	20,480,419

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	1.06	4,825,541
Total short forward currency contracts	(0.58)	(2,620,258)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	0.48	2,205,283

TOTAL	4.98%	$22,685,702

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2022

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners’ Capital	Fair Value
$77,590,000	U.S. Treasury notes, 2.000%, 02/15/2023	16.98%	$77,385,416
121,340,000	U.S. Treasury notes, 1.750%, 05/15/2023	26.35	120,074,462
87,490,000	U.S. Treasury notes, 2.500%, 08/15/2023	18.94	86,293,848
115,300,000	U.S. Treasury notes, 2.750%, 11/15/2023	24.87	113,349,809
	Total investments in U.S. Treasury notes (amortized cost $399,310,770)	87.14%	$397,103,535

See notes to financial statements.	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2021

FUTURES AND FORWARD CURRENCY CONTRACTS	Net Unrealized Appreciation (Depreciation) as a % of Partners’ Capital	Net Unrealized Appreciation (Depreciation)
FUTURES CONTRACTS
Long futures contracts:
Currencies	0.00%	$11,463
Energies	0.40	1,587,533
Grains	0.01	31,155
Interest rates	(0.84)	(3,364,575)
Livestock	(0.01)	(18,210)
Metals	1.09	4,360,711
Softs	(0.01)	(53,106)
Stock indices	0.19	746,305

Total long futures contracts	0.83	3,301,276

Short futures contracts:
Currencies	0.00	2,385
Energies	0.05	213,078
Grains	0.02	74,547
Interest rates	0.05	182,789
Livestock	0.00	17,170
Metals	(0.98)	(3,921,479)
Softs	0.00	12,566
Stock indices	0.04	152,730

Total short futures contracts	(0.82)	(3,266,214)

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	0.01	35,062

FORWARD CURRENCY CONTRACTS
Total long forward currency contracts	1.68	6,719,651
Total short forward currency contracts	(1.93)	(7,704,915)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	(0.25)	(985,264)

TOTAL	(0.24)%	$(950,202)

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS

AS OF DECEMBER 31, 2021

U.S. TREASURY NOTES

Face Amount	Description	Fair Value as a % of Partners’ Capital	Fair Value
$127,400,000	U.S. Treasury notes, 2.500%, 02/15/2022	31.94%	$127,768,266
134,580,000	U.S. Treasury notes, 2.375%, 03/15/2022	33.80	135,205,587
129,640,000	U.S. Treasury notes, 1.750%, 05/15/2022	32.60	130,399,609
	Total investments in U.S. Treasury notes (amortized cost $393,466,046)	98.34%	$393,373,462

See notes to financial statements.	(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
INVESTMENT INCOME — Interest income, net	$6,386,783	$143,405

EXPENSES:
Brokerage commissions	1,892,321	3,113,100
Management fees	4,995,736	5,740,061
Selling commissions	2,365,876	2,278,136
Operating expenses	1,091,861	1,120,798
Custody fees and other expenses	78,035	82,414

Total expenses	10,423,829	12,334,509

NET INVESTMENT LOSS	(4,037,046)	(12,191,104)

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	58,401,712	73,052,255
Foreign exchange transaction	(22,039)	(1,051,277)
Net change in unrealized:
Futures and forward currency contracts	23,635,904	(21,008,435)
Foreign exchange translation	(145,863)	(728,783)
Net losses from U.S. Treasury notes:
Realized	(525,149)	(22,443)
Net change in unrealized	(2,114,651)	(43,204)

Total net realized and unrealized gains	79,229,914	50,198,113

NET INCOME	75,192,868	38,007,009

LESS PROFIT SHARE TO GENERAL PARTNER	12,498,758	899,875

NET INCOME AFTER PROFIT SHARE TO GENERAL PARTNER	$62,694,110	$37,107,134

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

YEARS ENDED DECEMBER 31, 2022 AND 2021

	Limited Partners	New Profit Memo Account	General Partner	Total
PARTNERS’ CAPITAL — January 1, 2021	$553,303,603	$-	$944,315	$554,247,918

Contributions	27,303,000	-	-	27,303,000
Withdrawals	(218,650,812)	-	(894,583)	(219,545,395)
Net income (loss)	37,920,814	(5,292)	91,487	38,007,009
General Partner’s allocation — profit share	(899,875)	899,875	-	-
Transfer of New Profit Memo Account to General Partner	-	(894,583)	894,583	-

PARTNERS’ CAPITAL — December 31, 2021	398,976,730	-	1,035,802	400,012,532

Contributions	52,542,600	-	-	52,542,600
Withdrawals	(59,563,084)	-	(12,464,726)	(72,027,810)
Net income (loss)	75,010,570	(34,032)	216,330	75,192,868
General Partner’s allocation — profit share	(12,498,758)	12,498,758	-	-
Transfer of New Profit Memo Account to General Partner	-	(12,464,726)	12,464,726	-

PARTNERS’ CAPITAL — December 31, 2022	$454,468,058	$-	$1,252,132	$455,720,190

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

The following information presents financial highlights of a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (fee reduced to 1.75% per annum, effective April 1, 2021) and an annual profit share of 20% of Trading Profits (as defined in the Limited Partnership Agreement).

	2022	2021
Total return before General Partner profit share allocation	18.53%	7.72%
Less: General Partner profit share allocation	2.45	-

Total return after General Partner profit share allocation	16.08%	7.72%

Ratios to average net asset value:
Expenses (1) (2)	2.35%	2.62%
General Partner profit share allocation	2.45	-

Total expenses (1)	4.80%	2.62%

Net investment loss (1) (2)	(0.94)%	(2.59)%

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

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

The following information presents financial highlights of Limited Partners as a whole.

	2022	2021
Total return before General Partner profit share allocation	17.69%	7.55%
Less: General Partner profit share allocation	2.85	0.19

Total return after General Partner profit share allocation	14.84%	7.36%

Ratios to average net asset value:
Expenses (1) (2)	2.37%	2.57%
General Partner profit share allocation	2.85	0.19

Total expenses (1)	5.22%	2.76%

Net investment loss (1) (2)	(0.95)%	(2.54)%

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
YEARS ENDED DECEMBER 31, 2022 AND 2021

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

Cash and Cash Equivalents — Cash includes cash held at First Republic Bank. Cash equivalents includes investments in Dreyfus Treasury Securities Cash Management, a short term U.S. government securities money market fund, that is readily convertible to cash and has an original maturity of 90 days or less.

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

Management Fees — The Agreement provides that the Partnership shall charge the limited partners’ capital accounts and pay the General Partner management fees at a fixed rate of 0.167% per month of net asset value (2.00% per annum) of limited partnership interests. The management fee was reduced to a fixed rate of 0.146% per month (1.75% per annum), effective April 1, 2021. The General Partner retains the right to charge less than the annual management fee rate except as specified in the Agreement. Management fees for the years ended December 31, 2022 and 2021 were as follows:

	Management Fees
	2022	2021
US Feeder	$2,385,044	$2,403,587
Cayman Feeder	2,415,817	3,171,460
Other (1)	194,875	165,014
Total	$4,995,736	$5,740,061

(1)	Direct investors in the Partnership

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum. On March 1, 2012, the Cayman Feeder began offering shares that are subject to selling commissions of 2% per annum. These selling commissions are charged at the Partnership level but are allocated only to the applicable U.S. and Cayman Feeder investors. For the years ended December 31, 2022 and 2021, selling commissions were as follows:

	Selling Commissions
	2022	2021
U.S. Feeder	$2,365,854	$2,267,616
Cayman Feeder	22	10,520
Total	$2,365,876	$2,278,136

Operating Expenses — The Partnership bears expenses including, but not limited to, periodic legal, accounting and filing fees up to an amount equal to 1/4 of 1% per annum of average Partners’ Capital of the Partnership (the “Expense Cap”). Amounts subject to the Expense Cap include expenses incurred at the Partnership level and Cayman Feeder level. The General Partner of the Partnership and the Investment Adviser of the Cayman Feeder bear any excess over such amounts. The Partnership, the U.S. Feeder, and the Cayman Feeder will pay any extraordinary expenses.

The U.S. Feeder bears its own expenses including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the years ended December 31, 2022 and 2021, such operating expenses did not exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital.

Operating expenses related to the Partnership are charged pro-rata to all investors. Operating expenses related to the U.S. Feeder and Cayman Feeder are charged at the Partnership level and allocated only to those respective investors.

For the years ended December 31, 2022 and 2021, operating expenses were as follows:

	Operating Expenses
	2022	2021
Partnership	$584,173	$617,774
U.S. Feeder	330,536	341,420
Cayman Feeder	177,152	161,604
Total	$1,091,861	$1,120,798

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

Income Taxes (Topic 740) of the Codification clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of any uncertain tax positions. Based on a review of the Partnership’s open tax years, 2019 to 2022, the General Partner has determined that no reserves for uncertain tax positions were required.

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

Fair Value of Financial Instruments — The fair value of the Partnership’s assets and liabilities which qualify as financial instruments under the Fair Value Measurement (Topic 820) of the Codification approximates the carrying amounts presented in the Statements of Financial Condition. The topic defines fair value, establishes a framework for measurement of fair value and expands disclosures about fair value measurements. The three levels of the fair value hierarchy are described below:

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

The following table represents the Partnership’s investments by hierarchical level as of December 31, 2022 and 2021 in valuing the Partnership’s investments at fair value. At December 31, 2022 and 2021, the Partnership held no assets or liabilities classified in Level 3.

Financial assets and liabilities at fair value as of December 31, 2022

	Level 1	Level 2	Total
U.S. Treasury notes (1)	$397,103,535	$-	$397,103,535

Short-Term Money Market Fund*	33,737,736	-	33,737,736
Exchange-traded futures contracts
Currencies	32,613	-	32,613
Energies	7,123,301	-	7,123,301
Grains	299,446	-	299,446
Interest rates	13,161,165	-	13,161,165
Livestock	(25,990)	-	(25,990)
Metals	138,124	-	138,124
Softs	(124,566)	-	(124,566)
Stock indices	(123,674)	-	(123,674)

Total exchange-traded futures contracts	20,480,419	-	20,480,419

Over-the-counter forward currency contracts	-	2,205,283	2,205,283

Total futures and forward currency contracts (2)	20,480,419	2,205,283	22,685,702

Total financial assets and liabilities at fair value	$451,321,690	$2,205,283	$453,526,973

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral	$88,701,332
Investments in U.S. Treasury notes	308,402,203
Total investments in U.S. Treasury notes	$397,103,535

(2)
Net unrealized appreciation on open futures and forward currency contracts	$22,685,702
Net unrealized depreciation on open futures and forward currency contracts	-
Total net unrealized appreciation on open futures and forward currency contracts	$22,685,702

*	The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

Financial assets and liabilities at fair value as of December 31, 2021

	Level 1	Level 2	Total
U.S. Treasury notes (1)	$393,373,462	$-	$393,373,462

Short-Term Money Market Fund*	30,509,711	-	30,509,711
Exchange-traded futures contracts
Currencies	13,848	-	13,848
Energies	1,800,611	-	1,800,611
Grains	105,702	-	105,702
Interest rates	(3,181,786)	-	(3,181,786)
Livestock	(1,040)	-	(1,040)
Metals	439,232	-	439,232
Softs	(40,540)	-	(40,540)
Stock indices	899,035	-	899,035

Total exchange-traded futures contracts	35,062	-	35,062

Over-the-counter forward currency contracts	-	(985,264)	(985,264)

Total futures and forward currency contracts (2)	35,062	(985,264)	(950,202)

Total financial assets and liabilities at fair value	$423,918,235	$(985,264)	$422,932,971

Per line item in Statements of Financial Condition
(1)
Investments in U.S. Treasury notes held in equity trading accounts as collateral	$72,137,475
Investments in U.S. Treasury notes	321,235,987
Total investments in U.S. Treasury notes	$393,373,462

(2)
Net unrealized appreciation on open futures and forward currency contracts	$1,066,071
Net unrealized depreciation on open futures and forward currency contracts	(2,016,273)
Total net unrealized depreciation on open futures and forward currency contracts	$(950,202)

*	The short-term money market fund is included in Cash and Cash Equivalents on the Statements of Financial Condition.

3.	ADMINISTRATOR AGREEMENT

The Partnership, U.S. Feeder, and Cayman Feeder (collectively, the “Funds”) have engaged SS&C (USA) Inc. (the “Administrator”) to provide certain administrative services for the Funds, including, but not limited to, maintaining the books and records of the Funds and valuation of the Funds’ net asset value.

4.	PROFIT SHARE ALLOCATION

The General Partner’s profit share is equal to between 0% and 30% of Trading Profits at the end of each year is charged to the limited partners’ capital accounts. New Trading Profits include realized and unrealized trading profits (losses), interest income, brokerage fees, trading-related expenses and administrative expenses. For limited partners’ withdrawals during the year, the profit share calculation shall be computed as though the withdrawal date was at year-end. Profit share attributable to interests redeemed during a year is tentatively credited to an account maintained for bookkeeping purposes called the New Profit Memo Account. Because limited partners may purchase their partnership interests at different times, they may recognize different amounts of Trading Profits. Each limited partner pays a profit share only on Trading Profits applicable to its partnership interest. Profit share will be determined based on the Trading Profits of each limited partners’ investment in the Partnership as a whole rather than on the Trading Profits of each capital contribution made by a limited partner.

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

Profit share allocation for the years ended December 31, 2022 and 2021 were as follows:

	Profit Share
	2022	2021

U.S. Feeder	$1,865,305	$43,071
Cayman Feeder	9,853,870	724,803
Other (1)	779,583	132,001
Total	$12,498,758	$899,875

(1)	Direct investors in the Partnership

5.	DUE FROM/TO BROKERS

At December 31, 2022 and 2021, due from and due to brokers balances, if any, in the Statements of Financial Condition include net cash receivable from each broker and net cash payable to each broker, respectively. The due from broker balance also includes cash held as collateral at Bank of America, N.A.

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

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as counterparty to futures transactions since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these forward currency contracts is limited to the unrealized gains inherent in such contracts which are recognized in the Statements of Financial Condition plus the value of margin or collateral held in cash and U.S. Treasury Notes by the counterparty. The amount of such credit risk was $37,114,394 and $31,976,629 at December 31, 2022 and 2021, respectively.

The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will in fact succeed in doing so. The General Partner’s market risk control procedures include diversification of the Partnership’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership’s assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Partnership’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Partnership are cleared by major securities firms, pursuant to customer agreements, including Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), Goldman Sachs & Co., and BofA Securities, Inc., collectively the “Futures Clearing Brokers”. For all forward currency transactions, the Partnership utilizes two prime brokers, Deutsche Bank AG, and Bank of America, N.A.

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at December 31, 2022 and 2021, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	As of December 31,
	2022		2021
Currency Type	Total Net Unrealized Appreciation (Depreciation)	Percent of Total	Total Net Unrealized Appreciation (Depreciation)	Percent of Total
Australian dollar	$534,449	2.36%	$(300,849)	31.66%
Brazilian real	(10,546)	(0.05)	7,622	(0.80)
British pound	356,161	1.57	(1,307,664)	137.61
Canadian dollar	537,280	2.37	550,650	(57.95)
Euro	10,606,521	46.75	(415,465)	43.72
Hong Kong dollar	(25,054)	(0.11)	(27,229)	2.87
Japanese yen	955,351	4.21	(482,839)	50.81
Korean won	66,306	0.29	44,465	(4.68)
Malaysian ringgit	(709)	(0.00)	25,794	(2.71)
Norwegian krone	138,796	0.61	102,488	(10.79)
Polish zloty	107,021	0.47	140,693	(14.81)
Singapore dollar	14,625	0.06	26,670	(2.81)
South African rand	(5,501)	(0.02)	(176,140)	18.54
Swedish krona	101,832	0.45	541,628	(57.00)
Thai baht	69,304	0.31	(2,765)	0.29
U.S. dollar	9,239,866	40.73	322,739	(33.95)
Total	$22,685,702	100.00%	$(950,202)	100.00%

The Derivatives and Hedging (Topic 815) of the Codification requires qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements.

The Partnership’s market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Partnership’s open positions and the liquidity of the markets in which it trades.

The Partnership engages in the speculative trading of futures and forward contracts on agricultural commodities, currencies, energies, interest rates, metals, and stock indices. The following were the primary trading risk exposures of the Partnership at December 31, 2022 and 2021, by market sector:

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

The Derivatives and Hedging (Topic 815) of the Codification requires entities to recognize in the Statements of Financial Condition all derivative contracts as assets or liabilities. Fair value of futures and forward currency contracts are first netted by the broker as discussed in Note 2. Futures and forward currency contracts in a net asset or liability position are recorded in the Statements of Financial Condition as “Net unrealized appreciation on open futures and forward currency contracts” or “Net unrealized depreciation on open futures and forward currency contracts,” respectively. The Partnership’s policy regarding fair value measurement is discussed in Note 2.

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

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2022 and 2021. Fair value, below, is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the Statements of Financial Condition.

Fair Value of Futures and Forward Currency Contracts at December 31, 2022

					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on Open
Sector	Gains	Losses	Gains	Losses	Positions
Futures contracts:
Currencies	$97,003	$(45,169)	$55	$(19,276)	$32,613
Energies	4,273,340	(143,150)	2,997,981	(4,870)	7,123,301
Grains	563,235	(163,039)	-	(100,750)	299,446
Interest rates	-	(183,318)	13,678,900	(334,417)	13,161,165
Livestock	830	(26,820)	-	-	(25,990)
Metals	1,351,092	(562,752)	542,450	(1,192,666)	138,124
Softs	336	(89,902)	49,611	(84,611)	(124,566)
Stock indices	105,622	(368,330)	483,041	(344,007)	(123,674)

Total futures contracts	6,391,458	(1,582,480)	17,752,038	(2,080,597)	20,480,419

Forward currency contracts	7,099,705	(2,274,164)	1,339,549	(3,959,807)	2,205,283

Total futures and forward currency contracts	$13,491,163	$(3,856,644)	$19,091,587	$(6,040,404)	$22,685,702

Fair Value of Futures and Forward Currency Contracts at December 31, 2021

	Fair Value - Long Positions		Fair Value - Short Positions		Net Unrealized Gain (Loss) on Open
Sector	Gains	Losses	Gains	Losses	Positions
Futures contracts:
Currencies	$11,463	$-	$13,106	$(10,721)	$13,848
Energies	2,020,956	(433,423)	343,300	(130,222)	1,800,611
Grains	288,920	(257,765)	241,782	(167,235)	105,702
Interest rates	616,220	(3,980,795)	203,333	(20,544)	(3,181,786)
Livestock	-	(18,210)	17,370	(200)	(1,040)
Metals	4,543,642	(182,931)	98,540	(4,020,019)	439,232
Softs	20,189	(73,295)	65,654	(53,088)	(40,540)
Stock indices	1,633,415	(887,110)	633,174	(480,444)	899,035

Total futures contracts	9,134,805	(5,833,529)	1,616,259	(4,882,473)	35,062

Forward currency contracts	9,261,243	(2,541,592)	2,604,920	(10,309,835)	(985,264)

Total futures and forward currency contracts	$18,396,048	$(8,375,121)	$4,221,179	$(15,192,308)	$(950,202)

The effect of trading futures and forward currency contracts is presented on the Statements of Operations for the years ended December 31, 2022 and 2021 as “Net realized gains on closed positions: Futures and forward currency contracts” and “Net change in unrealized: Futures and forward currency contracts.” These trading gains and losses are detailed below:

Trading gains (losses) of futures and forward currency contracts for the years ended December 31, 2022 and 2021

Sector	2022	2021
Futures contracts:
Currencies	$2,668,075	$234,235
Energies	33,572,541	27,207,139
Grains	(4,343,620)	(1,072,446)
Interest rates	22,456,018	5,743,535
Livestock	90,780	(383,730)
Metals	(2,825,535)	1,136,660
Softs	107,783	(3,141,045)
Stock indices	16,632,265	45,821,278

Total futures contracts	68,358,307	75,545,626

Forward currency contracts	13,679,309	(23,501,806)

Total futures and forward currency contracts	$82,037,616	$52,043,820

For the years ended December 31, 2022 and 2021, the monthly average number of future contracts bought and sold and the monthly average notional value of forward currency contracts traded are detailed below:

	2022	2021
Average bought	62,165	83,397
Average sold	63,168	85,320
Average notional	$3,706,000,000	$9,858,000,000

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

The following tables summarize the valuation of the Partnership’s investments as of December 31, 2022 and 2021.

Offsetting of derivative assets and liabilities at December 31, 2022

Assets	Gross amounts of recognized assets	Gross amounts offset in the Statements of Financial Condition	Net amounts of assets presented in the Statements of Financial Condition
Futures contracts
Counterparty C	$2,201,296	$(739,360)	$1,461,936
Counterparty J	918,116	(400,150)	517,966
Counterparty L	21,024,084	(2,523,567)	18,500,517
Total futures contracts	24,143,496	(3,663,077)	20,480,419

Forward currency contracts
Counterparty G	2,976,865	(2,194,130)	782,735
Counterparty K	5,462,389	(4,039,841)	1,422,548
Total forward contracts	8,439,254	(6,233,971)	2,205,283

Total assets	$32,582,750	$(9,897,048)	$22,685,702

	Amounts Not Offset in the Statements of Financial Condition
	Net amounts of Assets presented in the Statements of
Counterparty	Financial Condition	Financial Instruments	Collateral Received(1)(2)	Net Amount(3)
Counterparty C	$1,461,936	$-	$(1,461,936)	$-
Counterparty J	517,966	-	(517,966)	-
Counterparty L	18,500,517	-	(18,500,517)	-
Counterparty G	782,735	-	-	782,735
Counterparty K	1,422,548	-	-	1,422,548

Total	$22,685,702	$-	$(20,480,419)	$2,205,283

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange.
(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of liabilities presented in the Statements of Financial Condition, for each respective counterparty.
(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2022.

Offsetting of derivative assets and liabilities at December 31, 2021

Assets	Gross amounts of recognized assets	Gross amounts offset in the Statements of Financial Condition	Net amounts of assets presented in the Statements of Financial Condition
Futures contracts
Counterparty J	$1,771,788	$(925,604)	$846,184
Counterparty L	7,082,484	(6,862,597)	219,887
Total futures contracts	8,854,272	(7,788,201)	1,066,071

Total assets	$8,854,272	$(7,788,201)	$1,066,071

Liabilities	Gross amounts of recognized liabilities	Gross amounts offset in the Statements of Financial Condition	Net amounts of liabilities presented in the Statements of Financial Condition
Futures contracts
Counterparty C	$2,927,801	$(1,896,792)	$1,031,009

Forward currency contracts
Counterparty G	$5,584,433	$(4,738,867)	$845,566
Counterparty K	7,266,994	(7,127,296)	139,698
Total forward contracts	12,851,427	(11,866,163)	985,264

Total liabilities	$15,779,228	$(13,762,955)	$2,016,273

(Continued)

	Amounts Not Offset in the Statements of Financial Condition
	Net amounts of Assets presented in the Statements of
Counterparty	Financial Condition	Financial Instruments	Collateral Received(1)(2)	Net Amount(3)
Counterparty J	$846,184	$-	$(846,184)	$-
Counterparty L	219,887	-	(219,887)	-
Total	$1,066,071	$-	$(1,066,071)	$-

	Amounts Not Offset in the Statements of Financial Condition
	Net amounts of Liabilities presented in the Statements of
Counterparty	Financial Condition	Financial Instruments	Collateral Pledged(1)(2)	Net Amount(4)
Counterparty C	$1,031,009	$-	$1,031,009	$-
Counterparty G	845,566	-	845,566	-
Counterparty K	139,698	-	139,698	-
Total	$2,016,273	$-	$2,016,273	$-

(1)	Collateral received includes trades made on exchanges. These trades are subject to central counterparty clearing where settlement is guaranteed by the exchange. Collateral pledged includes both cash and U.S. Treasury notes held at each respective counterparty.
(2)	Collateral disclosed is limited to an amount not to exceed 100% of the net amount of liabilities presented in the Statements of Financial Condition, for each respective counterparty.
(3)	Net amount represents the amount that is subject to loss in the event of a counterparty failure as of December 31, 2021.
(4)	Net amount represents the amounts owed by the Master Fund to each counterparty as of December 31, 2021.

(Concluded)

8.	FINANCIAL HIGHLIGHTS

The ratios are calculated based on 1) a limited partner that is charged a monthly management fee of 1/12 of 1.75% (1.75% per annum, fee reduced to 1.75% from 2.00%, effective April 1, 2021) and 20% of Trading Profits and 2) limited partners’ capital taken as a whole. The computation of such ratios based on the amount of expenses and profit share allocation assessed to an individual partner’s capital account may vary from these ratios based on the timing of capital transactions and differences in individual partner’s management fee, selling commission, and profit share allocation arrangements.

Returns are calculated based on 1) a limited partner that is charged a monthly management fee of 1/12 of 1.75% (1.75% per annum, fee reduced to 1.75% from 2.00%, effective April 1, 2021) and 20% of Trading Profits and 2) limited partners’ capital taken as a whole. An individual partner’s returns may vary from these returns based on the timing of capital transactions and differences in individual partners’ management fee, selling commission, and profit share allocation arrangements.

9.	INVESTORS IN MILLBURN MULTI-MARKETS TRADING L.P.

The U.S. Feeder and Cayman Feeder invest substantially all of their assets in the Partnership. For the years ended December 31, 2022 and 2021, respective ownership percentages of the Partnership are detailed below:

	2022	2021
U.S. Feeder	31.44%	32.02%
Cayman Feeder	53.11	54.63
Total	84.55%	86.65%

The remaining interests are held by direct investors in the Partnership.

The capital withdrawals payable at December 31, 2022 and 2021 were $13,752,350 and $44,120,763, respectively, detailed below.

	2022	2021
Direct investors (1)	$13,267,996	$894,583
U.S. Feeder	484,354	1,449,036
Cayman Feeder	-	41,777,144
Total	$13,752,350	$44,120,763

(1)	Includes profit share to the General Partner of $12,464,726 and a limited partner redemption of $803,270, totaling $13,267,996 at December 31, 2022. Includes profit share to the General Partner of $894,583 at December 31, 2021.

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

During the period from January 1, 2023 to March 20, 2023, contributions of $106,933,030 were made to the Partnership and withdrawals of $103,243,832 were made from the Partnership. The General Partner has performed its evaluation of subsequent events through March 20, 2023, the date the financial statements were issued. Based on such evaluation, no further events were discovered that required adjustment to or disclosure in the financial statements.